    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997

                                                      REGISTRATION NO. 333-32027
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                              MMI COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          6331                  36-3263253
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

       540 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015-5290 (847) 940-7550

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            WAYNE A. SINCLAIR, ESQ.
                              MMI COMPANIES, INC.
       540 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015-5290 (847) 940-7550

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                    COPY TO:

                             JERALD P. ESRICK, ESQ.
                        Wildman, Harrold, Allen & Dixon
                             225 West Wacker Drive
                                   Suite 3000
                            Chicago, Illinois 60606
                                 (312) 201-2508

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

O F F E R T O E X C H A N G E / P R O S P E C T U S


                               OFFER TO EXCHANGE

                         0.836 SHARES OF COMMON STOCK,
                         PAR VALUE $0.10 PER SHARE, OF
                              MMI COMPANIES, INC.

                 FOR EACH OUTSTANDING AMERICAN DEPOSITARY SHARE
                          OF UNIONAMERICA HOLDINGS PLC

              REPRESENTING ALL OF THE OUTSTANDING ORDINARY SHARES
                          OF UNIONAMERICA HOLDINGS PLC


    This Offer to Exchange/Prospectus (this "Prospectus") is being furnished to the holders of ordinary shares, nominal value $0.0448 per share (the "Unionamerica Common Stock") and to the holders of American Depositary Shares, each representing a share of Unionamerica Common Stock (the "Unionamerica ADSs") (the Unionamerica ADSs and the Unionamerica Common Stock are together referred to herein as either the "Unionamerica Securities" or the "Unionamerica ADSs"), of Unionamerica Holdings plc, a corporation registered in England and Wales under the Companies Act 1985 of Great Britain, as amended (the "Companies Act") with registered number 2822469 ("Unionamerica"), in connection with the offer, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Offer"), by MMI Companies, Inc., a Delaware corporation ("MMI"), to exchange 0.836 shares of MMI common stock, par value $0.10 per share (the "MMI Common Stock"), for each outstanding Unionamerica ADS (the "'Exchange Ratio"). Upon consummation of the Offer, and the subsequent compulsory acquisition of any remaining outstanding Unionamerica ADSs (the "Compulsory Acquisition"), Unionamerica will become a wholly-owned Subsidiary of MMI (the "Proposed Acquisition"). Each share of MMI Common Stock issued in connection with the Offer will be accompanied by a right (a "Right") which will entitle the registered holder thereof to purchase from MMI a unit consisting of one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock of MMI, par value $20.00 per share (the "Series B Preferred Stock"), at a purchase price of $75.00 per Unit (the "Purchase Price"), subject to adjustment, pursuant to a rights agreement between MMI and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agreement"). The Offer is being made pursuant to an Acquisition Agreement dated as of June 25, 1997 by and between MMI and Unionamerica (the "Acquisition Agreement"). See "Prospectus Summary-- Summary of the Offer and Proposed Acquisition", "The Offer--Terms of the Offer and Proposed Acquisition" and Appendix A--"Acquisition Agreement". See Appendix G--"Key Definitions" for definitions of certain key terms, including some terms not otherwise defined herein.



    THE OFFER WILL EXPIRE AT 12 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 5, 1997 UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT (THE "EXPIRATION DATE"). UNIONAMERICA ADSS WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (OTHER THAN THOSE UNIONAMERICA ADSS WHICH ARE TENDERED BY CERTAIN UNIONAMERICA SECURITYHOLDERS (THE "SELLING STOCKHOLDERS") WHO HAVE EXECUTED IRREVOCABLE UNDERTAKINGS TO ACCEPT THE OFFER (THE "UNDERTAKINGS") REPRESENTING 50.21% OF THE OUTSTANDING UNIONAMERICA ADSS AS OF OCTOBER 31,
1997). SEE APPENDIX E--"CERTAIN ADDITIONAL INFORMATION REQUIRED UNDER THE CITY CODE".


    At the Expiration Date, including any extension thereof, and satisfaction or, where permitted, waiver of the Conditions of the Offer, all Unionamerica ADSs validly tendered and not validly withdrawn will be exchanged.
                               ------------------

    UNIONAMERICA SECURITYHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE FACTORS SET FORTH IN "RISK FACTORS", COMMENCING ON PAGE 17 OF THIS PROSPECTUS.
                                 -------------

    MMI's obligation to exchange shares of MMI Common Stock for Unionamerica ADSs pursuant to the Offer is subject to a number of Conditions (as defined below), including (i) the acceptance of the Offer by holders of at least 90% of the outstanding Unionamerica ADSs; provided, however, that this 90% level may be reduced by MMI, but only with the prior written consent of Unionamerica, to a level less than 90% but greater than 50%, (ii) approval of the issuance of MMI Common Stock by MMI's stockholders, and (iii) regulatory approval in the United Kingdom (the "U.K.") and in the United States ("U.S."). See "Prospectus Summary--Summary of the Offer and Proposed Acquisition", "The Offer--Terms of the Offer and Proposed Acquisition" and Appendix A--"Acquisition Agreement".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES
      AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    THIS PROSPECTUS AND THE OFFER MADE HEREBY DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES OR CONSENTS. ANY SUCH SOLICITATIONS WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY OR CONSENT SOLICITATION MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    ANY PERSON WHO, ALONE OR ACTING TOGETHER WITH ANY OTHER PERSON(S) PURSUANT TO ANY AGREEMENT (FORMAL OR INFORMAL), OWNS OR CONTROLS, OR BECOMES THE OWNER OR CONTROLLER OF, DIRECTLY OR INDIRECTLY, 1% OR MORE OF THE UNIONAMERICA ADSS OR MMI COMMON STOCK IS REQUIRED, UNDER THE PROVISIONS OF RULE 8 OF THE CITY CODE ON TAKEOVERS AND MERGERS OF THE U.K. (THE "CITY CODE") TO NOTIFY THE COMPANY ANNOUNCEMENTS OFFICE OF THE LONDON STOCK EXCHANGE (THE "LSE") WHICH WILL NOTIFY THE PANEL ON TAKEOVERS AND MERGERS OF THE U.K. (THE "PANEL") AND THE U.K. PRESS, OF EVERY DEALING IN ANY UNIONAMERICA ADSS OR MMI COMMON STOCK UNTIL SUCH TIME AS THE OFFER IS DECLARED UNCONDITIONAL OR LAPSES, IN ACCORDANCE WITH RULE 8. DEALINGS BY "ASSOCIATES" (WITHIN THE MEANING OF THE CITY CODE) OF MMI OR UNIONAMERICA IN MMI COMMON STOCK OR UNIONAMERICA ADSS DURING THE INITIAL OFFER PERIOD MUST ALSO BE DISCLOSED. PLEASE CONSULT YOUR LEGAL COUNSEL IF YOU BELIEVE RULE 8 MAY BE APPLICABLE TO YOU.

The Dealer Manager for the Offer is Smith Barney Inc.


The date of this Prospectus is November 5, 1997

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information.....................................................     1
Incorporation of Certain Documents by Reference...........................     1
Forward-Looking Statements................................................     3
Prospectus Summary........................................................     4
  Summary of the Offer and Proposed Acquisition...........................     4
  Description of MMI......................................................     7
  Description of Unionamerica.............................................     8
  Selected Consolidated Financial Information of MMI......................     9
  Selected Consolidated Financial Information of Unionamerica.............    10
  Selected Pro Forma Condensed Combined Financial Information.............    12
  Comparative Historical and Pro Forma Per Share Data.....................    13
  Market Price of MMI Common Stock and Unionamerica ADSs..................    13
  MMI Common Stock and Unionamerica ADSs Held by Directors, Executive
    Officers, and Their Affiliates........................................    14
  Regulatory Approval Requirements........................................    15
  Dissenters' Rights......................................................    15
  Tax Consequences of the Offer...........................................    16
Risk Factors..............................................................    17
The Offer.................................................................    21
  Background of the Proposed Acquisition..................................    21
  Terms of the Offer and Proposed Acquisition.............................    23
  Procedures for Tendering Unionamerica ADSs..............................    31
  Extensions; Amendments; and Termination.................................    35
  MMI's Reasons for the Proposed Acquisition and Recommendation of the MMI
    Board.................................................................    39
  Opinion of Financial Advisor to MMI.....................................    40
  Unionamerica's Reasons for the Proposed Acquisition and Recommendation
    of the Unionamerica Board.............................................    44
  Opinion of Financial Advisor to Unionamerica............................    46
  Proposed Refinancing of Bank Debt.......................................    52
  Description of MMI Capital Stock........................................    53
  Description of Unionamerica Capital Stock...............................    55
  Changes in the Rights of Unionamerica Securityholders...................    57
  Accounting Treatment....................................................    69
  Tax Consequences of the Offer...........................................    69
  Material Contracts between MMI and Unionamerica.........................    72
Unaudited Pro Forma Condensed Combined Financial Information..............    73
  Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30,
    1997..................................................................    74
  Unaudited Pro Forma Condensed Combined Statement of Income for the six
    months ended June 30, 1997............................................    75
  Unaudited Pro Forma Condensed Combined Statement of Income for the six
    months ended June 30, 1996............................................    76

                                                                            PAGE
                                                                            ----
  Unaudited Pro Forma Condensed Combined Statement of Income for the year
    ended December 31, 1996...............................................    77
  Unaudited Pro Forma Condensed Combined Statement of Income for the year
    ended December 31, 1995...............................................    78
  Unaudited Pro Forma Condensed Combined Statement of Income for the year
    ended December 31, 1994...............................................    79
  Notes to Unaudited Pro Forma Condensed Combined Financial Information...    80
Legal Matters.............................................................    81
Experts...................................................................    81
Appendices
  A Acquisition Agreement
  B Opinion of Smith Barney Inc., Financial Advisor to MMI
  C Opinion of Donaldson Lufkin & Jenrette Securities Corporation,
      Financial Advisor to Unionamerica
  D Certain Market, Dividend and Exchange Rate Information
  E Certain Additional Information Required Under the City Code
  F Certain Provisions of the Companies Act
  G Key Definitions

                             AVAILABLE INFORMATION

    MMI has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (such Act and the rules and regulations promulgated thereunder being referred to herein as the "Securities Act"), with respect to the shares of MMI Common Stock offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statements thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which portions reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an appendix to this Prospectus or as an exhibit to the Registration Statement, each such statement herein being qualified in all respects by such reference.

    MMI and Unionamerica are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (such Act and the rules and regulations promulgated thereunder being referred to herein as the "Exchange Act"), and in accordance therewith, file annual and quarterly reports, proxy statements (in the case of MMI) and other information with the Commission. Such reports, proxy statements, other information and the Registration Statement, including all exhibits thereto, may be inspected without charge and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Any interested party may obtain copies of all or any portion of the Registration Statement and its exhibits at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, reports, proxy statements, other information and this Registration Statement may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

    Not earlier than the date of commencement of the Offer, MMI will file with the Commission a statement on Schedule 14D-1 pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the Offer. Pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, Unionamerica will file a statement on Schedule 14D-9 furnishing certain information with respect to its position concerning the Offer. Such Schedules (together with all exhibits thereto) and any amendments thereto shall be available for inspection and copying as set forth above (except that such Schedules and amendments thereto will not be available at the regional offices of the Commission).

    The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as MMI, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by MMI (File No. 1-11920) with the Commission and are incorporated herein by reference: (i) MMI's Annual Report on Form 10-K for the year ended December 31, 1996, as amended to date; (ii) MMI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as amended to date; (iii) MMI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended to date; (iv) MMI's Proxy Statement for the annual meeting of stockholders held on April 17, 1997; (v) the description of Common Stock contained in MMI's Registration Statement on Form 8-A filed April 28, 1993, pursuant to Section 12 of the Exchange Act and all amendments thereto filed for the purpose of updating such description; (vi) the description of the MMI Shareholder Rights Plan contained in MMI's Registration Statement on Form 8-A filed June 27, 1997; and (vii) MMI's Current Reports on Form 8-K dated June 25, 1997 and filed June 27, 1997, and dated June 17, 1997 and filed

June 18, 1997. All documents filed by MMI with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the Offer, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS OF MMI BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE FROM MMI, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE DIRECTED TO MMI COMPANIES, INC., 540 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015, ATTENTION: INVESTOR RELATIONS, TELEPHONE (847) 374-2254. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

    The following documents have been filed by Unionamerica (File No. 1-14112) with the Commission and are incorporated herein by reference: (i) Unionamerica's Annual Report on Form 10-K for the year ended December 31, 1996, as amended to date; (ii) Unionamerica's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) Unionamerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (iv) the description of Unionamerica Common Stock contained in Unionamerica's Registration Statement on Form 8-A filed November 30, 1995, pursuant to Section 12 of the Exchange Act and all amendments thereto filed for the purpose of updating such description; and (v) Unionamerica's Current Report on Form 8-K dated June 2, 1997 and filed June 11, 1997. All documents filed by Unionamerica with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the Offer, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS OF UNIONAMERICA BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE FROM UNIONAMERICA, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE DIRECTED TO UNIONAMERICA HOLDINGS PLC, LONDON UNDERWRITING CENTRE, 3 MINSTER COURT, MINCING LANE, LONDON EC3R 7DD, ENGLAND ATTENTION: TREVOR R. SMITH, TELEPHONE +44-171-617-5959. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MMI OR THE DEALER MANAGER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, UNIONAMERICA SECURITYHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE

THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, MMI MAY, IN ITS SOLE DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO UNIONAMERICA SECURITYHOLDERS IN SUCH JURISDICTIONS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MMI OR UNIONAMERICA SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.

    IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF MMI BY SMITH BARNEY, AS DEALER MANAGER, OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus includes forward-looking statements. All statements regarding MMI's or Unionamerica's expected future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although MMI and Unionamerica believe their respective expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, those set forth under "Risk Factors", general economic and business and market conditions, changes in U.S. and non-U.S. laws and regulations with respect to the insurance and reinsurance industries, difficulties in achieving expected cost savings from the Proposed Acquisition or costs or difficulties relating to the integration of MMI's and Unionamerica's businesses, increased competitive and/or customer pressure in the insurance and reinsurance industries and the ability of MMI and Unionamerica to achieve the goals described in "MMI's Reasons for the Proposed Acquisition and Recommendation of the MMI Board".

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE. ALL FINANCIAL DATA FOR MMI AND UNIONAMERICA ARE PRESENTED ON THE BASIS OF U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") UNLESS OTHERWISE STATED. UNLESS THE CONTEXT OTHERWISE INDICATES, ALL REFERENCES TO "MMI" REFER TO MMI COMPANIES, INC. AND ITS SUBSIDIARIES, AND ALL REFERENCES TO "UNIONAMERICA" REFER TO UNIONAMERICA HOLDINGS PLC AND ITS SUBSIDIARIES. SEE APPENDIX G TO THIS PROSPECTUS--"KEY DEFINITIONS", FOR DEFINITIONS OF CERTAIN KEY TERMS, INCLUDING SOME TERMS NOT OTHERWISE DEFINED HEREIN.

SUMMARY OF THE OFFER AND PROPOSED ACQUISITION

    INTRODUCTION. On June 25, 1997, MMI and Unionamerica entered into an Acquisition Agreement pursuant to which, subject to the terms and conditions stated therein and in this Prospectus and the accompanying Letter of Transmittal, MMI agreed to offer 0.836 shares of MMI Common Stock for each outstanding Unionamerica ADS. This Prospectus contains the formal offer by MMI.

    THE OFFER. MMI hereby offers to acquire, on the terms and subject to the conditions set out in this Prospectus and the accompanying Letter of Transmittal (including if the Offer is revised, varied, extended or renewed, the terms and conditions of any such revision, variation, extension or renewal), each outstanding share of Unionamerica Common Stock (including shares represented by Unionamerica ADSs) in exchange for 0.836 shares of MMI Common Stock. Each share of MMI Common Stock issued in connection with the Offer will be accompanied by a Right which will entitle the registered holder thereof to purchase from MMI a Unit of Series B Preferred Stock at a purchase price of $75.00 per Unit (the "Purchase Price"), subject to adjustment, pursuant to the Rights Agreement. The Offer which is being made to all Unionamerica Securityholders (including U.S. Persons) will remain open until the Expiration Date, including any extension thereof. The Offer and this Prospectus are subject to the requirements of both the Panel and the Commission.


    MARKET PRICE OF MMI COMMON STOCK AND UNIONAMERICA ADSS. On October 31, 1997 (being the latest practicable date prior to the filing of this Prospectus with the Commission) the closing price of MMI Common Stock on the NYSE was $24.94 per share and the closing price of Unionamerica ADSs on the NYSE was $19.88 per ADS.



    UNDERTAKINGS. MMI has received undertakings (the "Undertakings") to accept the Offer, subject to certain conditions, from the Selling Stockholders in respect of not less than an aggregate of 4,272,983 Unionamerica ADSs (representing 50.21% of Unionamerica's outstanding ADSs as of October 31, 1997). For further information regarding these Undertakings, see Appendix E--"Certain Additional Information Required Under the City Code".


    NO FRACTIONAL SHARES. Cash will be paid to Unionamerica Securityholders in lieu of any entitlements to fractional shares of MMI Common Stock to be issued upon the surrender for exchange of Unionamerica ADSs. All fractional shares to be issued in the Offer will be aggregated and sold by the Exchange Agent for the benefit of the Unionamerica Securityholders receiving such fractional shares. See "The Offer-- Terms of the Offer and Proposed Acquisition".

    DEFERRED STOCK. At the consummation of the Offer, Unionamerica will, in accordance with Article 5 of the Articles of Association of Unionamerica (the "Unionamerica Articles"), cause all of the issued and outstanding shares of deferred stock of Unionamerica, par value L1 per share (the "Deferred Stock"), to be transferred to MMI (with the exception of one share of Deferred Stock which will be transferred to a Person designated by MMI to hold such share as nominee for MMI) in exchange for one share of MMI Common Stock for each 25,000 shares of Deferred Stock outstanding. As of the date of this Prospectus, Unionamerica has 50,000 shares of Deferred Stock outstanding.

    ACQUISITION OF REMAINING UNIONAMERICA ADSS. Following the Offer becoming or being declared unconditional in all respects, if MMI has received acceptances constituting not less than 90% of the outstanding Unionamerica ADSs, MMI shall be entitled, and intends, to apply the provisions of Sections 428 to 430F of the Companies Act to effect the Compulsory Acquisition and acquire compulsorily any outstanding Unionamerica ADSs. See "The Offer--Terms of the Offer and Proposed Acquisition", "Prospectus Summary--Dissenters' Rights--Unionamerica", and Appendix E--"Certain Additional Information Required Under the City Code".

    PROPOSED ACQUISITION. Following the closing of the Proposed Acquisition, Unionamerica will become a wholly-owned Subsidiary of MMI. It is MMI's present intention to continue the existing management and business plans of Unionamerica after the Proposed Acquisition, and to continue to operate Unionamerica as a distinct business entity at its present location in London.

    MMI COMMON STOCK. The shares of MMI Common Stock to be issued pursuant to the Offer will rank PARI PASSU in all respects with the issued and outstanding MMI Common Stock, including the right to receive all future dividends (payable in U.S. dollars), if any, and other distributions, having a record date after the Expiration Date, including any extension thereof. Application will be made to list the MMI Common Stock to be issued in connection with the Offer on the NYSE.

    TAX TREATMENT. MMI and Unionamerica intend that the exchange of shares of MMI Common Stock for Unionamerica ADSs pursuant to the Offer will be treated as a tax-free reorganization as described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "IRC"). See "The Offer-- Tax Consequences of the Offer".

    POOLING-OF-INTERESTS ACCOUNTING TREATMENT. It is contemplated that the Proposed Acquisition will be accounted for as a pooling-of-interests for accounting purposes under GAAP. Under this accounting treatment, the accounts of MMI and the accounts of Unionamerica will be combined for all past and future periods presented after the Offer becomes or is declared unconditional in all respects.

    AFFILIATES' RESTRICTIONS ON SALE OF SHARES OF MMI COMMON STOCK. The shares of MMI Common Stock to be issued pursuant to the Offer have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, thereby allowing such securities to be traded without restriction by any former holder of Unionamerica ADSs if such former holder (i) is not deemed to be an "affiliate" (as defined for the purposes of Rule 144 under the Securities Act) of Unionamerica within 30 days prior to the date the Offer is declared unconditional in all respects, and (ii) does not become an affiliate or officer of MMI pursuant to the Offer.

    In order to ensure that one of the requirements of pooling-of-interests accounting is met, certain directors and executive officers of Unionamerica have executed and delivered, and prior to the date of this Prospectus, certain other directors and executive officers shall have executed and delivered, an Affiliate Letter to MMI, pursuant to which they agreed not to sell any shares of MMI Common Stock or Unionamerica Securities during the time period that would cause the violation of the requirements for pooling-of-interests accounting, which period ends when the financial results of the combined operations of MMI and Unionamerica covering a period of at least 30 days are publicly released by MMI.

    ELECTION OF REPRESENTATIVES TO THE MMI BOARD. MMI has agreed that, at or prior to the consummation of the Proposed Acquisition, MMI shall increase the size of its Board by two members to 14 members. Upon consummation of the Proposed Acquisition, MMI shall use its best efforts to nominate both Ian G. Sinclair and Robert A. Spass to the MMI Board. At MMI's 1998 Annual Meeting of Stockholders, MMI shall use its best efforts to nominate the aforesaid individuals to the MMI Board and cause them to be elected to one full three-year term. Ian G. Sinclair was Managing Director-Underwriting of Unionamerica Insurance Company Limited, a wholly-owned subsidiary of Unionamerica ("UICL"), from 1984 until December 31, 1996, when he was appointed Chief Executive Officer of UICL. He has been a Director of

UICL since 1977 and of Unionamerica since September 10, 1993. From 1973 to 1977, he was an underwriter with UICL focusing on casualty business. Robert A. Spass has been a Director of Unionamerica since September 10, 1993. From February 1994 to the present, he has served as a founder and Managing Partner of Insurance Partners Advisors, L.P. ("IPA"). From March 1990 to the present, he has been President and Chief Executive Officer of International Insurance Advisors, Inc. ("IIA"). From December 1988 to March 1990, he was a Director of Salomon Brothers Inc. He is also a Director of Superior National Insurance Group, Inc., Highlands Insurance Group Inc., Tarquin plc and Charman Group Ltd.

    UNIONAMERICA OPTIONS. The Offer extends to any Unionamerica ADSs representing any shares of Unionamerica Common Stock which are unconditionally issued or allotted upon the exercise of options granted under the Unionamerica Share Option Schemes or otherwise while the Offer remains open for acceptance. In addition, a proposal is being made to Option holders under the Unionamerica Share Option Schemes in respect of unexercised options which will, in the event the Offer becomes or is declared unconditional, enable Option holders to cancel their options in return for the grant of a comparable option to purchase MMI Common Stock. See "The Offer--Terms of the Offer and Proposed Acquisition".

    CONDITIONS OF THE OFFER.  The Offer is conditioned upon, among other things,
(i) MMI having received valid tenders pursuant to the Offer (which have not been validly withdrawn) in respect of not less than 90% on a fully diluted basis in nominal value of the Unionamerica ADSs (the "Minimum Acceptance Condition"), as described in "The Offer--Terms of the Offer and Proposed Acquisition"; except that, with the prior written consent of Unionamerica, the Minimum Acceptance Condition may be reduced by MMI (insofar as this does not have the effect of reducing the threshold specified above to an amount which is 50% or less) (any voting rights attributable to any Unionamerica ADSs representing any shares of Unionamerica Common Stock which are unconditionally allotted or issued fully paid (including pursuant to the exercise of options granted under the Unionamerica Share Option Schemes or otherwise) after the date of this Prospectus and while the Offer remains open for acceptance are included for the purpose of determining the Minimum Acceptance Condition); (ii) the approval of the issuance of shares of MMI Common Stock pursuant to the Offer and the Acquisition Agreement and the transactions contemplated therein by a majority of the outstanding shares of MMI Common Stock voting on such matter (MMI, through its Board of Directors (the "MMI Board"), will duly call, give notice of, convene and hold a meeting of its stockholders (the "MMI Special Meeting") for the purpose of approving the issuance of MMI Common Stock contemplated by the Proposed Acquisition (the "MMI Stockholders' Approval") as soon as reasonably practicable after the date of this Prospectus); (iii) the MMI Common Stock to be issued pursuant to the Offer and such of the shares of MMI Common Stock required to be reserved for issuance pursuant to the Acquisition Agreement, if any, being approved for listing on the NYSE and the listing having become effective, subject to official notice of issuance; and (iv) the Unionamerica Securityholders approving and adopting a resolution at an extraordinary general meeting of Unionamerica (or at any adjournment thereof) to amend the Unionamerica Articles to disapply certain voting restrictions contained in Articles 75 and 76 which would otherwise apply to MMI following the closing of the Proposed Acquisition. See "The Offer--Terms of the Offer and Proposed Acquisition--Conditions of the Offer".


    OFFER PERIOD. The Offer will commence at 12:01 a.m., New York City time on November 6, 1997 and will expire at 12 midnight, New York City time, on December 5, 1997, unless extended. Following the Expiration Date, including any extension thereof and satisfaction or, where permitted, waiver of the Conditions, all Unionamerica ADSs validly tendered and not validly withdrawn will be exchanged.


    WITHDRAWAL RIGHTS. Unionamerica Securityholders (other than the Selling Stockholders) will have the right to withdraw any tendered Unionamerica ADSs at all times during the pendency of the Offer, until the Expiration Date, including any extension thereof. Subject to the terms of the Acquisition Agreement, MMI expressly reserves the right (but will not be obligated) at any time or from time to time to extend the Offer in the manner described in "The Offer--Terms of the Offer and Proposed Acquisition".

    CERTAIN CONSEQUENCES OF THE OFFER. The purchase of Unionamerica ADSs pursuant to the Offer will reduce the number of Unionamerica Securityholders and the number of Unionamerica ADSs that might otherwise trade publicly and, depending on the number of Unionamerica ADSs so purchased, could adversely affect the liquidity and market value of the remaining Unionamerica ADSs held by the public. In addition, Unionamerica ADSs will cease to be quoted on the NYSE if MMI is entitled to and does effect the Compulsory Acquisition. Even if the Compulsory Acquisition is not effected, there would be a delisting from the NYSE if certain minimum requirements with respect to the number of publicly held shares and/or the number of public shareholders or other criteria are not met. The Unionamerica ADSs may also be deregistered under the Exchange Act if minimum requirements with respect to the number of shareholders of record are not met, with a consequent termination of certain public reporting obligations in the U.S.

    RECOMMENDATION OF THE OFFER. The Board of Directors of Unionamerica (the "Unionamerica Board") has determined that the terms of the Offer are fair and reasonable to holders of Unionamerica ADSs. The Unionamerica Board has unanimously recommended the Offer to the Unionamerica Securityholders. For a discussion of the factors taken into consideration by the Unionamerica Board, see "Unionamerica's Reasons for the Proposed Acquisition and Recommendation of the Unionamerica Board".

    TAX CONSEQUENCES TO UNIONAMERICA SECURITYHOLDERS. Certain tax consequences to Unionamerica Securityholders in the U.S. and the U.K. of (i) the exchanges pursuant to the Offer, and (ii) the receipt, ownership and disposal of MMI Common Stock are described below under "The Offer--Tax Consequences of the Offer". Unionamerica Securityholders should consult their own tax advisors concerning the tax consequences and any tax reporting requirements applicable in light of their particular circumstances.

    PROPOSED REFINANCING OF BANK DEBT. MMI presently is considering, subject to market conditions, to refinance the combined bank debt of MMI and Unionamerica after closing the Proposed Acquisition (approximately $103 million) through a private placement to institutional investors of approximately $100 million of preferred trust securities during November or December 1997, which will not be registered under the Securities Act and may not be offered and sold in the U.S. absent registration or an applicable exemption from registration requirements. There is no assurance that MMI will decide to proceed with such refinancing. The offering will be made through the issuance of MMI non-callable, junior subordinated debentures maturing in 2027, an MMI guarantee, and the related issuance of capital securities by a Delaware business trust to be formed by MMI (the debentures, guarantee, and capital securities collectively referred to herein as the "Refinancing Securities"). MMI intends to file a registration statement for an exchange offer for the Refinancing Securities. See "--Description of MMI Capital Stock" and "Appendix D" for a description of restrictions on dividends and distributions on, and purchases of, MMI Common Stock in the event MMI elects to defer the payment of interest on the subordinated debentures. MMI has no present intention to elect to defer interest payments on the subordinated debentures.

DESCRIPTION OF MMI

    MMI offers a comprehensive set of specialized insurance products and consulting services that are designed to assist healthcare providers manage the business, clinical, insurable and financial risks associated with the delivery of healthcare. MMI had total revenues of $243.2 million in 1996, including net premiums earned of $164.4 million and consulting and fee income of $34.5 million, and net income of $21.0 million.

    MMI's business is organized into three operating groups:

       The INSURANCE GROUP generates medical malpractice and life and health insurance premiums by underwriting primarily professional and general liability insurance and reinsurance for healthcare providers, including hospitals, healthcare systems and physician groups.

       The STRATEGIC MANAGEMENT CONSULTING GROUP generates fee income by providing healthcare clients with consulting services, including strategy development, healthcare system integration and development, managed care strategy design and implementation, hospital/physician alignment strategies and business process reengineering.

       The HEALTHCARE SERVICES GROUP generates fee income by providing clinical risk modification services, employee relations and human resource consulting services, education programs, information services, managed care and third party administrative services, physician credentials verification and patient billing and coding services.

    MMI is a Delaware corporation with its principal office located at 540 Lake Cook Road, Deerfield, Illinois, 60015. MMI's telephone number is (847) 940-7550.

    For additional information regarding MMI, see documents filed with the Commission under "Incorporation of Certain Documents by Reference".

DESCRIPTION OF UNIONAMERICA

    Founded in 1971, Unionamerica is a specialty casualty and property reinsurer and insurer operating in the London-based reinsurance and insurance market. Unionamerica's core business is professional indemnity reinsurance (including malpractice reinsurance for groups of healthcare providers, lawyers and other professionals), as well as casualty reinsurance and insurance for a variety of U.S. single industry and/or single state risks. In addition, Unionamerica selectively underwrites other risks where it has underwriting expertise and when management believes market conditions relating to pricing and terms are attractive. In 1996, these coverages primarily included individual property risk, automobile physical damage and property catastrophe coverages. Of the $153.2 million of gross premiums written by Unionamerica in 1996 (stated before a prior year adjustment of $7.3 million, mainly as a result of adjustments in estimates for Unionamerica's 1995 surplus lines premium income), 80.1% were in specialty casualty lines, 63.7% were in reinsurance and 83.2% were attributable to U.S. insureds and reinsureds. In 1996, Unionamerica had revenues of $145.5 million, which included net premiums earned of $117.0 million. Unionamerica's net income in 1996 totalled $19.1 million.

    Unionamerica is a holding company registered in England and Wales under the Companies Act with registered number 2822469. Its registered office and principal place of business is located at 3 Minster Court, Mincing Lane, London EC3R 7DD, England. Unionamerica's telephone number is +44-171-617-5959.

    For additional information regarding Unionamerica, see documents filed with the Commission under "Incorporation of Certain Documents by Reference".

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF MMI

    The following table sets forth selected consolidated financial information of MMI for each of the years in the five-year period ended December 31, 1996 and for each of the six month periods ended June 30, 1996 and 1997. The balance sheet data as of December 31, 1992, 1993, 1994, 1995 and 1996 and the premium and income data for the years ending December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the audited consolidated financial statements of MMI. The selected data as of and for each of the six month periods ended June 30, 1996 and 1997 has been derived from the unaudited consolidated financial statements of MMI. In the opinion of MMI's management, the unaudited consolidated financial information includes all adjustments necessary for a fair presentation of the financial position and results of operations for such periods. The selected consolidated financial information should be read in conjunction with MMI's consolidated financial statements and notes thereto incorporated by reference in this Prospectus.

                                                                                               SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                       JUNE 30,
                                      -----------------------------------------------------  --------------------
                                       1992(1)     1993      1994(2)     1995       1996       1996       1997
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PREMIUMS AND INCOME DATA:
Gross premiums written..............  $ 136,774  $ 161,421  $ 184,791  $ 210,752  $ 214,326  $ 131,408  $ 130,497
Net premiums written................    102,350    120,237    139,800    161,188    167,392    100,225     99,960
Net premiums earned.................    100,894    116,295    132,389    155,191    164,409     81,824     78,311
Consulting and fee income...........      5,924      6,962     18,602     22,336     34,535     15,628     25,308
Net investment income...............     28,603     29,836     29,067     39,850     44,274     21,653     23,288
Total revenues......................    142,074    154,864    177,205    218,744    243,178    120,107    128,537
Income from continuing
  operations(3).....................      6,683     14,181     15,051     22,695     26,115     13,759     13,520
  Per share(4)......................       1.01       1.90       1.72       2.34       2.42       1.34       1.13
Cash dividends per common share.....       0.11       0.12       0.16       0.20       0.24       0.12       0.14
Weighted average number of common
  and common equivalent shares(4)...      6,613      7,483      8,763      9,683     10,770     10,276     12,007
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and investments................  $ 414,775  $ 472,754  $ 498,177  $ 744,061  $ 789,530  $ 715,345  $ 766,099
Total assets........................    558,998    643,773    693,804    982,678  1,058,018  1,004,199  1,088,051
Loss and loss adjustment expense
  reserves..........................    384,621    419,679    448,672    638,815    631,573    626,340    631,928
Long-term debt......................     23,000     16,000     28,000     49,000     58,000     58,000     58,000
Net unrealized gains (losses) on
  investments.......................     --         --         (7,237)    18,490     12,791      4,024     11,801
Stockholders' equity................     76,966    116,503    123,059    186,463    251,966    187,946    263,199
Book value per share................      11.96      13.56      14.28      19.27      21.67      19.05      22.59
GAAP RATIOS(5):
Loss ratio..........................       86.6%      87.3%      85.1%      83.8%      82.6%      82.8%      82.2%
Expense ratio.......................       36.5       22.6       20.3       22.1       23.0       22.6       26.2
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Combined ratio......................      123.1%     109.9%     105.4%     105.9%     105.6%     105.4%     108.4%
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------------------

(1) For 1992, income from continuing operations, operating income and GAAP ratios have been significantly affected by certain events relating to a special assessment by the state of Florida ($2,224), option termination expense ($557), a provision for reinsurance ($5,647) and interest income on a tax refund ($715).

(2) MMI adopted a new standard on accounting for investments in 1994.

(3) Income from continuing operations excludes amounts relating to segments that were discontinued in 1992. Losses from discontinued operations were $7,024 in 1992 and $5,100 in 1996. (See Note 14 to the Consolidated Financial Statements).

(4) Per share data and weighted average shares are presented on a fully diluted basis.

(5) GAAP ratios have been derived from the financial statements of American Continental Insurance Company ("ACIC"), American Continental Life Insurance Company ("ACLIC"), and Health Providers Insurance Company ("HPIC"), from the date of its acquisition in 1995, as prepared on a GAAP basis for inclusion in MMI's consolidated financial statements. The loss ratio is the ratio of loss and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of insurance segment insurance and administrative expenses to net premiums earned. The combined ratio is the sum of the loss ratio and the expense ratio. Events described in Note 1 resulted in an increase in the GAAP combined ratio of 5.8 percentage points in 1992.

(6) MMI entered into business combinations as described in Note 2 to the Consolidated Financial Statements and acquired McManis Associates, Inc. in December 1993.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF UNIONAMERICA

    The following table sets forth selected consolidated financial information of Unionamerica for each of the years in the five-year period ended December 31, 1996 and for each of the six month periods ended June 30, 1996 and 1997. The balance sheet data as of December 31, 1993, 1994, 1995 and 1996 and the premium and income data for the years ending December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the audited consolidated financial statements of Unionamerica. The selected information as of and for each of the six month periods ended June 30, 1996 and 1997 and the balance sheet data as of December 31, 1992 has been extracted from the unaudited consolidated financial statements of Unionamerica. In the opinion of Unionamerica's management, the unaudited consolidated financial information includes all adjustments necessary for a fair presentation of the financial position and results of operations for such periods. The selected consolidated financial information should be read in conjunction with Unionamerica's consolidated financial statements and notes thereto incorporated by reference in this Prospectus. Unionamerica's functional currency has been determined to be the U.S. dollar.

                               PREDECESSOR COMPANY                             SUCCESSOR COMPANY
                           ---------------------------   --------------------------------------------------------------
                                          PERIOD FROM     PERIOD FROM    COMBINED PRO
                                           JANUARY 1,    SEPTEMBER 10,    FORMA YEAR
                            YEAR ENDED      1993 TO         1993 TO         ENDED           YEAR ENDED DECEMBER 31,
                           DECEMBER 31,   SEPTEMBER 9,   DECEMBER 31,    DECEMBER 31,   -------------------------------
                               1992         1993(1)         1993(1)        1993(1)        1994       1995       1996
                           ------------   ------------   -------------   ------------   ---------  ---------  ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PREMIUM AND INCOME DATA:
Gross premiums written...    $130,407       $135,197       $ 10,756        $145,953     $ 140,401  $ 157,366  $ 145,897
Net premiums written.....     114,907        118,254         10,742         128,996       124,584    137,207    122,725
Net premiums earned......     111,805         89,684         36,009         125,693       135,587    117,712    116,982
Net investment income....      25,893         17,154          6,217          23,371        22,083     23,086     29,407
Net realized gains
  (losses) on
  investments(2).........       4,536          4,672            701           5,373       (32,408)       325       (850)
Total revenues...........     143,055        113,845         43,060         156,905       125,262    141,123    145,539
Income (loss) before
  extraordinary
  loss(3)................      14,050         13,964          5,229          19,193        (6,791)    12,953     19,105
Extraordinary loss, net
  of taxes(4)............      --             --             --              --            --         (4,737)    --
Net income (loss)
  available to ordinary
  shareholders...........                                     4,792                        (8,253)     6,699     19,105
Income (loss) per
  ordinary share:
  Income (loss) before
    extraordinary loss...                                      1.00                         (1.85)      2.28       2.18
  Extraordinary loss.....                                    --                            --          (0.94)    --
  Net income (loss)
    available to ordinary
    shareholders.........                                      1.00                         (1.85)      1.34       2.18
Dividend per ordinary
  share(5)                                                   --                            --         0.0125     0.0500
Weighted average number
  of shares and share
  equivalents............                                     4,792          --             4,464      5,018      8,754
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and
  investments(6)(7)......    $361,417                      $380,394                     $ 350,872  $ 422,764  $ 425,293
Total assets(7)..........     498,772                       793,977                       712,607    765,118    750,790
Loss and loss adjustment
  expense reserves(7)....     330,480                       603,743                       559,263    561,055    524,153
Long-term debt...........      --                            76,000                        69,000     40,000     35,000
Redeemable preference
  shares.................      --                            15,437                        16,899     --         --
Net unrealized gains
  (losses) on
  investments............      --                            (3,442)                       (2,233)     4,219        665
Stockholders' equity.....      93,357                        20,932                        13,893     85,803    103,200
Book value per share.....      --                            --                              3.11      10.35      12.23
GAAP RATIOS:
Loss ratio...............        76.8%          76.9%          61.4%           72.5%         64.7%      64.8%      62.4%
Expense ratio............        32.8           26.7           31.2            28.0          31.4       33.8       36.9
                           ------------   ------------   -------------   ------------   ---------  ---------  ---------
Combined ratio...........       109.6%         103.6%          92.6%          100.5%         96.1%      98.6%      99.3%
                           ------------   ------------   -------------   ------------   ---------  ---------  ---------
                           ------------   ------------   -------------   ------------   ---------  ---------  ---------

                             SIX MONTHS ENDED
                                 JUNE 30,
                           --------------------
                             1996       1997
                           ---------  ---------
PREMIUM AND INCOME DATA:
Gross premiums written...  $ 107,858  $ 115,892
Net premiums written.....     91,614     96,519
Net premiums earned......     67,230     64,448
Net investment income....     13,863     13,692
Net realized gains
  (losses) on
  investments(2).........        186       (660)
Total revenues...........     81,279     77,480
Income (loss) before
  extraordinary
  loss(3)................      9,562      8,187
Extraordinary loss, net
  of taxes(4)............     --           (267)
Net income (loss)
  available to ordinary
  shareholders...........      9,562      7,920
Income (loss) per
  ordinary share:
  Income (loss) before
    extraordinary loss...       1.10       0.93
  Extraordinary loss.....     --          (0.03)
  Net income (loss)
    available to ordinary
    shareholders.........       1.10       0.90
Dividend per ordinary
  share(5)                     0.025      0.025
Weighted average number
  of shares and share
  equivalents............      8,725      8,838
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and
  investments(6)(7)......  $ 419,114  $ 417,850
Total assets(7)..........    795,412    782,981
Loss and loss adjustment
  expense reserves(7)....    558,103    512,296
Long-term debt...........     37,500     35,000
Redeemable preference
  shares.................     --         --
Net unrealized gains
  (losses) on
  investments............     (3,988)       348
Stockholders' equity.....     89,215    110,882
Book value per share.....      10.57      13.14
GAAP RATIOS:
Loss ratio...............       64.1%      61.1%
Expense ratio............       34.0       37.9
                           ---------  ---------
Combined ratio...........       98.1%      99.0%
                           ---------  ---------
                           ---------  ---------

                         (Footnotes on following page)

(1) Unionamerica acquired Unionamerica Insurance Company Limited from Continental Corporation on September 10, 1993 (the "UA Acquisition"). In this financial presentation, the statement of operations data for 1993 has been split into the pre-UA Acquisition period from January 1, 1993 to September 9, 1993 and the post-UA Acquisition period from September 10, 1993 to December 31, 1993. For convenience, these results have been combined on a pro forma basis under the caption "Combined Pro Forma Year Ended December 31, 1993".

(2) In order to eliminate the ongoing effects on Unionamerica's results of operations of the amortization of UA Acquisition-related purchase premium on debt securities, Unionamerica sold substantially all of its debt securities in 1994. As a result of such sales, Unionamerica realized the remaining amount of such purchase premium $(28.2 million) as a realized loss during the year.

(3) Net income (loss) for the post-UA Acquisition period does not reflect issued or accrued dividends on Senior Preference Shares in issue from 1993 to 1995.

(4) The extraordinary loss in 1995 is in respect of the write-off of deferred financing costs in the amount of $3.3 million pre-tax ($2.2 million after-tax) upon the refinancing of Unionamerica's prior long term debt together with a premium on early redemption of its subordinated loan notes in the amount of $2.5 million pre-tax ($2.5 million after tax). The extraordinary loss in 1997 is in respect of the write-off of deferred financing costs, net of tax, of $0.3 million upon the refinancing of long-term debt.

(5) Unionamerica declared its first dividend, a quarterly dividend, of $0.0125 per share of Unionamerica Common Stock on January 31, 1996 and has declared quarterly dividends of $0.0125 per share of Unionamerica Common Stock each quarter since that date.

(6) During 1995 Unionamerica received $63.1 million related to a commutation with Accord Re.

(7) At December 31, 1993, and all subsequent reporting dates, both assets and outstanding losses and loss adjustment expenses and unearned premiums were grossed-up separately to account for reinsurance recoverables in accordance with Statement of Financial Accounting Standards No. 113. Prior periods have not been similarly presented.

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The selected pro forma condensed combined financial information for each of the years in the three year period ended December 31, 1996 and as of June 30, 1997 and for each of the six month periods ended June 30, 1996 and 1997 is derived from the unaudited pro forma condensed combined financial information included elsewhere in this Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Information". The pro forma condensed combined financial information does not purport to represent what the combined financial position or results of operations actually would have been if the Proposed Acquisition had been completed at the beginning of the periods presented. The information presented below should be read in conjunction with the historical financial statements of MMI and Unionamerica incorporated by reference and the unaudited pro forma condensed combined financial statements included elsewhere in this Prospectus.

                                                                                            SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                    JUNE 30,
                                             ----------------------------------------  --------------------------
                                                 1994          1995          1996          1996          1997
                                             ------------  ------------  ------------  ------------  ------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PREMIUMS AND INCOME DATA:
Gross premiums written.....................  $    323,070  $    365,747  $    357,718  $    237,416  $    244,919
Net premiums written.......................       264,384       298,395       290,117       191,839       196,479
Net premiums earned........................       267,976       272,903       281,391       149,054       142,759
Consulting and fee income..................        18,602        22,336        34,535        15,628        25,308
Net investment income......................        51,150        62,936        73,681        35,516        36,980
Total revenues.............................       302,467       359,867       388,717       201,386       206,017
Income from continuing operations before
  extraordinary loss.......................         8,260        35,648        45,220        23,321        21,707
  Per share................................          0.54          2.46          2.50          1.33          1.12
Dividends per common share outstanding at
  end of period............................          0.16          0.20          0.24          0.12          0.14
Weighted average number of common and
  common equivalent shares.................        12,495        13,878        18,088        17,570        19,396

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and investments.......................                                                          $  1,183,949
Total assets...............................                                                             1,864,630
Loss and loss adjustment expense
  reserves.................................                                                             1,138,655
Long-term debt.............................                                                                93,000
Net unrealized gains on investments........                                                                12,149
Stockholders' equity.......................                                                               374,081
Book value per share.......................                                                                 19.99

GAAP RATIOS:
Loss ratio.................................          74.8%         75.6%         74.2%         74.4%         72.7%
Expense ratio..............................          25.9          27.2          28.8          27.4          31.5
                                             ------------  ------------  ------------  ------------  ------------
Combined ratio.............................         100.7%        102.8%        103.0%        101.8%        104.2%
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

SEE NOTES TO SELECTED CONSOLIDATED FINANCIAL INFORMATION ON PAGES 9 THROUGH 11.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

    The following table sets forth MMI's and Unionamerica's historical per share data and pro forma combined per share data for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 giving effect to the Proposed Acquisition, to be accounted for as a pooling-of-interests, and is derived from the historical financial statements of MMI and Unionamerica and the unaudited pro forma condensed combined financial information. The pro forma combined financial information does not purport to represent what the combined financial position or results of operations actually would have been if the Proposed Acquisition had been completed at the beginning of the periods presented. The information presented below should be read in conjunction with the historical financial statements of MMI and Unionamerica incorporated by reference and the unaudited pro forma condensed combined financial statements included elsewhere in this Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Information".

                                                                                                      SIX MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                   -------------------------------  --------------------
                                                                     1994       1995       1996       1996       1997
                                                                   ---------  ---------  ---------  ---------  ---------
MMI
  Book value (at end of period)..................................                        $   21.67             $   22.59
  Cash dividends.................................................  $    0.16  $    0.20       0.24  $    0.12       0.14
  Income from continuing operations..............................       1.72       2.34       2.42       1.34       1.13

UNIONAMERICA
  Book value (at end of period)..................................                            12.23                 13.14
  Cash dividends.................................................     --         0.0125      0.050      0.025      0.025
  Income (loss) before extraordinary loss........................      (1.85)      2.28       2.18       1.10       0.93
  Income (loss) from continuing operations(1)....................      (1.85)      1.34       2.18       1.10       0.90

UNIONAMERICA PRO FORMA(2)
  Book value (at end of period)..................................                            15.89                 16.71
  Cash dividends(3)..............................................       0.13       0.17       0.20       0.10       0.12
  Income (loss) before extraordinary loss........................       0.45       2.06       2.09       1.11       0.94
  Income (loss) from continuing operations(1)....................       0.45       1.77       2.09       1.11       0.93

MMI PRO FORMA COMBINED
  Book value (at end of period)..................................                            19.01                 19.99
  Cash dividends(3)..............................................       0.16       0.20       0.24       0.12       0.14
  Income before extraordinary loss...............................       0.54       2.46       2.50       1.33       1.12
  Income from continuing operations(1)...........................       0.54       2.12       2.50       1.33       1.11

------------------------

 (1) Unionamerica recorded an extraordinary loss, net of taxes, of $4.7 million in 1995 related to a write-off of deferred financing costs and a premium on early redemption of subordinated loan notes, and $0.3 million in 1997 related to a write-off of deferred financing costs upon the refinancing of long-term debt.

 (2) Gives effect to the Exchange Ratio of 0.836 shares of MMI Common Stock per Unionamerica ADS.

 (3) Gives effect to the dividend rate on MMI Common Stock.

MARKET PRICE OF MMI COMMON STOCK AND UNIONAMERICA ADSS


    On June 25, 1997 MMI announced the signing of the Acquisition Agreement and its intent to make the Offer. The following table sets forth the closing price of MMI Common Stock and Unionamerica ADSs on the NYSE on June 24, 1997 (being the last trading day prior to the announcement that Unionamerica and MMI had entered into the Acquisition Agreement), and for October 31, 1997 (being the latest practicable date prior to the filing of this Prospectus with the Commission), and the equivalent market price for the amount of MMI Common Stock being offered per Unionamerica ADS, based on the Exchange Ratio of 0.836 shares of MMI Common Stock per Unionamerica ADS.


                                        CLOSING      EQUIVALENT
                                         PRICE      MARKET PRICE
                                      -----------  ---------------
June 24, 1997:
MMI Common Stock....................   $   26.50         --
Unionamerica ADSs...................       19.50      $   22.15

October 31, 1997:
MMI Common Stock....................   $   24.94             --
Unionamerica ADSs...................   $   19.88      $   20.85


    The amounts set forth in the above table for June 24, 1997 represent an increase in value of Unionamerica ADSs (assuming the exchange was completed on such date) of $2.65 or 13.59% (without accounting for any liability for taxes or for sales expenses associated with a transfer of Unionamerica ADSs, and assuming the issuance of fractional shares).

MMI COMMON STOCK AND UNIONAMERICA ADSS HELD BY DIRECTORS, EXECUTIVE OFFICERS AND
  THEIR AFFILIATES

    MMI. As of June 30, 1997, 16 directors and executive officers of MMI as a group reported beneficial ownership, directly and indirectly, of 366,000 shares of MMI Common Stock and 571,000 options, exercisable within 60 days, to purchase shares of MMI Common Stock. The number of shares of MMI Common Stock and options beneficially held by directors and executive officers, totalling 937,000, represents 7.6% of the total of the number of shares of MMI Common Stock outstanding as of June 30, 1997 plus the options held by the directors and executive officers of MMI.

    As reported in a Schedule 13G filed with the Commission and dated May 5, 1997, Wellington Management Company, LLP ("Wellington") reported beneficial ownership of 1,185,940 shares of MMI Common Stock, representing 10.10% of the issued share capital of MMI. With respect to those shares, Wellington had the sole power to vote 615,440 shares and the sole power to direct the disposition of 1,185,940 shares.

    UNIONAMERICA. The existing shareholders of Unionamerica as of December 4, 1995, including 15 directors and officers of Unionamerica, are parties to an amended Shareholders' Agreement (the "Shareholders' Agreement") which contains certain restrictions on the transfer of Unionamerica Common Stock by certain of the parties thereto, as well as certain voting agreement provisions. As a result of the Shareholders' Agreement, the parties thereto may be deemed to constitute a group within the meaning of Rule 13d-5 under the Exchange Act. As such, the group has reported that it may be deemed to own beneficially an aggregate of 4,867,778 Unionamerica ADSs, representing 55% of the Unionamerica ADSs outstanding as of December 31, 1996. One of the parties to the Shareholders' Agreement, UA Partners, L.P., reported beneficial ownership of 1,147,355 Unionamerica ADSs, representing 12.99% of the issued and outstanding Unionamerica ADSs as of December 31, 1996. With the application of the Unionamerica Articles' voting provisions, the Unionamerica ADSs owned by UA Partners, L.P. represents 4.20% of the voting Unionamerica Securities.

    MMI has not entered into any employment agreements with any members of the management of Unionamerica that would require MMI to make payments to those people as a result of the Proposed Acquisition.

    As of October 31, 1997 the number of Unionamerica ADSs and options beneficially held by directors and officers, totalling 1,075,126, represents 11.7% of the total number of Unionamerica ADSs outstanding as of October 31, 1997 plus the options held by the directors and officers of Unionamerica.


    As reported in a Schedule 13G filed with the Commission and dated March 10, 1997, FMR Corp. reported beneficial ownership of 1,077,600 Unionamerica ADSs which represented 12.77% of the issued and outstanding Unionamerica ADSs as of December 31, 1996. With the application of the Unionamerica Articles' voting provisions, the Unionamerica ADSs beneficially owned by FMR Corp. represent 15.04% of the voting Unionamerica Securities. The power to vote the 1,077,600 Unionamerica ADSs is held by the Board of Trustees of various FMR Corp. investment companies.

REGULATORY APPROVAL REQUIREMENTS


    In accordance with certain U.K. and U.S. antitrust laws, various regulatory approvals are required to be obtained under the Offer: (i) on September 12, 1997, the U.K. Department of Trade and Industry advised MMI that it had no objection to MMI becoming a controller (as defined in the Insurance Companies Act 1982) of a Subsidiary of Unionamerica, Unionamerica Insurance Company Limited; (ii) on September 19, 1997, Lloyd's advised MMI that it had no objection to the proposed new controllers of Unionamerica becoming controllers of Jago Capital Limited and on October 29, 1997, Lloyd's advised MMI that it had no objection to MMI becoming a controller of Jago Managing Agency Limited, a Lloyd's managing agency in which Unionamerica has an effective equity interest of approximately 39%; and (iii) on September 15, 1997 the Federal Trade Commission granted the request of MMI for early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"). In addition, the Offer will lapse if it is referred to the Monopolies and Mergers Commission of the U.K. (the "MMC") before 12 midnight, New York time, on the Expiration Date, including any extension thereof, or the date on which the Offer becomes or is declared unconditional in all respects, whichever is the later.


    For a complete discussion of the regulatory approvals necessary to consummate the Offer and the Proposed Acquisition, see "The Offer--Terms of the Offer and Proposed Acquisition--Conditions of the Offer" and Appendix E--"Certain Additional Information Required Under the City Code--Certain Legal and Regulatory Matters". MMI is unable to predict the amount of time necessary to obtain the governmental and regulatory approvals and consents required to consummate the Offer and the Proposed Acquisition contemplated herein. It is anticipated, however, that in the event the time necessary to obtain such governmental and regulatory approvals and consents extends beyond the Expiration Date, MMI will extend the Expiration Date pursuant to the terms of the Acquisition Agreement.

DISSENTERS' RIGHTS

    UNIONAMERICA. Under English law, shareholders do not generally have dissenters' rights, as the concept is understood under the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), and the Unionamerica Articles do not contain any dissenters' rights. Certain limited rights analogous to dissenters' rights exist where an offeror who, pursuant to a takeover offer for a company, has acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, seeks to acquire the outstanding minority shareholdings pursuant to the compulsory acquisition provisions under the Companies Act. See "The Offer--Changes in the Rights of Unionamerica Securityholders--Required Vote for Authorization of Certain Corporate Actions and Certain Provisions Relating to Business Combinations" and Appendix F--"Certain Provisions of the Companies Act".

    MMI. Under the DGCL, holders of MMI Common Stock are not entitled to dissenters' rights in connection with the Offer and the Proposed Acquisition.

TAX CONSEQUENCES OF THE OFFER

    Exchanges of Unionamerica ADSs for MMI Common Stock pursuant to the Offer and the Proposed Acquisition will be treated for U.S. federal income tax purposes as exchanges pursuant to a transaction described in Section 368(a)(1)(B) of the IRC, and no gain or loss will be recognized by (i) MMI or Unionamerica as a result of the Offer or the Proposed Acquisition or (ii) a holder of Unionamerica ADSs upon the exchange pursuant to the Offer or the Proposed Acquisition of such Unionamerica ADSs solely for MMI Common Stock, except with respect to the receipt of cash in lieu of fractional shares of MMI Common Stock. It is a Condition of the closing of the Offer that Paul, Weiss, Rifkind, Wharton & Garrison, special U.S. tax counsel to Unionamerica, provide an opinion to the foregoing effect.

    All Unionamerica Securityholders should carefully read the summary of the material income tax consequences of the Offer and the Proposed Acquisition under "The Offer--Tax Consequences of the Offer" and are urged to consult with their own tax advisors as to the U.S., U.K., state and local tax consequences in their particular circumstances.

                                  RISK FACTORS

    Unionamerica Securityholders should carefully consider the following matters, together with the other information contained in this Prospectus, in evaluating the Offer.

    FIXED EXCHANGE RATIO; CHANGE IN RELATIVE STOCK PRICES MAY CHANGE VALUE OF CONSIDERATION RECEIVED. The Exchange Ratio is expressed in the Acquisition Agreement as a fixed ratio of 0.836 shares of MMI Common Stock for each Unionamerica ADS. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of either MMI Common Stock or Unionamerica ADSs. Therefore, the value of the consideration received by Unionamerica Securityholders may change. The price of MMI Common Stock at the closing of the Proposed Acquisition is likely to vary from its price at the date of this Prospectus and at the date of the MMI Special Meeting. Such variations may be the result of changes in the business, operations or prospects of MMI or Unionamerica, market assessments of the likelihood that the Proposed Acquisition will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Unionamerica Securityholders are urged to obtain current market quotations for MMI Common Stock and Unionamerica ADSs.

    FAILURE TO QUALIFY FOR POOLING-OF-INTERESTS ACCOUNTING TREATMENT MAY IMPACT REPORTED OPERATING RESULTS. The Offer and the Proposed Acquisition are intended to qualify for pooling-of-interests treatment under GAAP. Under pooling-of-interests treatment, the accounts of MMI will be combined with those of Unionamerica at their historical carrying amount and MMI's financial statements for all prior periods will be restated to reflect the accounts of MMI as if the two companies had been combined for all periods.

    Should the Proposed Acquisition become or be declared unconditional in all respects and not qualify for pooling-of-interests treatment, the purchase method of accounting would be applied. Under that method, the estimated fair value of the MMI Common Stock issued to effect the Proposed Acquisition would be recorded as the cost of acquiring Unionamerica's business. That cost would be allocated to the individual assets acquired and liabilities assumed according to their respective fair values with the excess of the estimated fair value of MMI Common Stock over the fair value of net assets acquired recorded as goodwill, to be amortized over a period up to 40 years. The estimated fair value of the MMI Common Stock to be issued pursuant to the Proposed Acquisition is substantially in excess of the amount at which the net assets are carried in Unionamerica's accounts. Accordingly, purchase accounting treatment may have a material adverse impact on the reported operating results of the combined companies as compared to that under pooling-of-interests treatment. See "The Offer--Terms of the Offer and Proposed Acquisition", and "Accounting Treatment".

    FUTURE SALES OF SOME MMI COMMON STOCK ISSUED PURSUANT TO THE OFFER AND COMPULSORY ACQUISITION WILL BE RESTRICTED. Assuming the Offer and the Compulsory Acquisition are successfully completed, up to 7,685,336 shares of MMI Common Stock will be issued, of which up to 5,995,999 shares will be immediately freely tradeable under the Securities Act. The remaining 1,689,337 shares, which will be issued to affiliates of Unionamerica, will be freely tradeable after MMI has published financial results covering at least 30 days of combined operations. Sales of a substantial number of such shares of MMI Common Stock could adversely affect the market price of the MMI Common Stock. See "The Offer-- Terms of the Offer and Proposed Acquisition".

    CHANGES IN THE RIGHTS OF UNIONAMERICA SECURITYHOLDERS WILL
OCCUR. Unionamerica is incorporated under English law. Those Unionamerica Securityholders who exchange their Unionamerica ADSs for MMI Common Stock and whose rights as Unionamerica Securityholders are currently governed by English law, including the Companies Act, and by the Unionamerica Articles, will, upon the exchange of Unionamerica ADSs, become stockholders of MMI and their rights as stockholders will be governed by the laws of the U.S., and by the DGCL, the Restated Certificate of Incorporation of MMI (the "MMI Certificate"), and the Amended and Restated Bylaws of MMI (the "MMI Bylaws"). MMI and Unionamerica are both currently subject to the U.S. securities laws and the rules and regulations of the NYSE.

Certain differences between the rights of Unionamerica Securityholders and the stockholders of MMI arise from differences between English law and the laws of the U.S. and the DGCL, as well as from differences between the corporate governing instruments of the two companies, and the rules and regulations of the regulatory bodies governing the two companies. These differences may have a material effect on the rights of Unionamerica Securityholders to nominate, vote for and remove directors, approve certain corporate action, receive dividends, and inspect corporate records, among other things. See "The Offer--Description of MMI Capital Stock", "The Offer--Description of Unionamerica Capital Stock" and "The Offer--Changes in the Rights of Unionamerica Securityholders".

    REALIZATION OF EXPECTED OPERATING SYNERGIES MAY NOT MATERIALIZE. The Proposed Acquisition involves the combination of two companies that have previously operated independently of each other. Although MMI expects to achieve savings in operating costs, delays or unexpected expenses related to operating the companies under common ownership could result in reductions in net income. In addition, it is possible that MMI or Unionamerica may experience the loss of personnel or customers as a result of the Proposed Acquisition.

    INDUSTRY FACTORS AND COMPETITION MAY INFLUENCE FUTURE RESULTS. Many factors influence the financial results of the medical malpractice insurance and reinsurance businesses, several of which are beyond the control of MMI. The supply of insurance, or the industry's underwriting capacity, is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and perceived premium rate adequacy. MMI and Unionamerica compete with numerous insurance companies and consulting businesses, many of which have greater financial resources than do MMI and Unionamerica. These factors, together with competitive pricing, could result in fluctuations in underwriting results and net income.

    UNDERWRITING LOSSES AND RESERVES ARE BASED ON ESTIMATES. The reserves for losses and loss adjustment expenses established by MMI and by Unionamerica are estimates of amounts needed to pay reported and unreported claims and related loss adjustment expenses. The estimates are based on assumptions related to the ultimate cost of settling such claims. If the reserves are inadequate, MMI will be required to increase its reserves and thus reduce its net income in the period in which the deficiency is identified. Unanticipated underwriting losses or materially underestimated reserves could have a material adverse effect on MMI.

    ABILITY OF REINSURERS TO PAY CLAIMS. In order to reduce risk and to increase its underwriting capacity, MMI and Unionamerica obtain reinsurance from unaffiliated reinsurers, although they generally retain a portion of each risk reinsured. MMI and Unionamerica are subject to credit risk with respect to their reinsurers because reinsurance does not relieve the ceding company of liability to its insureds for the risks ceded to reinsurers. Although MMI believes that its and Unionamerica's reinsurance is maintained with financially stable reinsurers and that any reinsurance security maintained is adequate to protect their interests, a reinsurer's insolvency or inability to make payments under the terms of a reinsurance treaty could have a material adverse effect on MMI.

    HOLDING COMPANY STRUCTURE AND RESTRICTIONS ON INSURANCE SUBSIDIARIES. As a holding company, MMI depends on dividends and other permitted payments from its Subsidiaries to meet its cash needs, including servicing its debt and paying stockholder dividends. The Missouri and Illinois insurance laws and regulations impose restrictions on the amount of dividends that may be paid to stockholders by insurance companies domiciled in the respective states without prior approval of the Director of Insurance in such states. ACIC may not, without the prior approval of the Missouri Director of Insurance, pay a dividend that, together with any other dividends paid within the twelve-month period ending on the date when the dividend will be paid, exceeds the lesser of ACIC's net investment income for the prior calendar year or ten percent of its statutory surplus as of December 31 of the prior calendar year. HPIC may not, without the prior approval of the Illinois Director of Insurance, pay a dividend that, together with any other dividends paid within the twelve-month period ending on the date when the dividend will be paid, exceeds the greater of ten percent of its statutory surplus as of December 31 of the prior calendar year or net income for the prior calendar year.

    In connection with Unionamerica's authorization in the U.K., the Secretary of State for Trade and Industry acting through the Insurance Directorate of the U.K. Department of Trade and Industry ("DTI") has set forth Unionamerica's Notice of Requirements, the provisions of which include, among other things, that Unionamerica may not pay any dividends unless it has given the DTI 14 days advance notice and the DTI has not objected. The DTI has the power to prohibit or require Unionamerica to reduce the amount of a dividend, restrict the amount of its writings and to prohibit transactions by Unionamerica with affiliates.

    MMI's bank credit agreement restricts dividends and share repurchases in an amount not to exceed for each fiscal year 20% of MMI's consolidated net earnings after taxes of the previous fiscal year, but MMI may in one fiscal year during the term of the bank credit agreement pay an amount of dividends up to the amount paid in the prior fiscal year without regard to the amount of its consolidated net earnings after taxes in such prior fiscal year. Unionamerica's bank credit agreement contains covenants, including among others, limitations on dividend payments, minimum statutory capital and surplus requirements and fixed charge ratios.

    REGULATION. Unionamerica and its Subsidiaries, and MMI's insurance Subsidiaries, are subject to supervision and regulation of their businesses and financial condition by the jurisdictions in which they transact business. The primary purpose of such supervision and regulation is the protection of the interests of policyholders as opposed to the interests of the holders of MMI Common Stock and Unionamerica ADSs. Such supervision and regulation generally derives from statutes which delegate broad regulatory, supervisory and administrative authority to insurance departments and other governmental entities.

    In addition to state-imposed insurance laws and regulations, MMI is subject to statutory accounting practices and the reporting format of the National Association of Insurance Commissioners (the "NAIC"). The NAIC and many states have adopted risk-based capital formulas to establish minimum capital and surplus requirements for insurance companies and a model act for regulation of such companies. The risk based capital formula measures a company's asset risk, insurance risk, interest rate risk and business risk. As of December 31, 1996, the surplus of each of MMI's insurance Subsidiaries exceeded the minimum requirements under the NAIC formula.

    The impact on MMI of any changes in these laws, or of changes in or the adoption of any other laws or regulations, cannot be predicted.

    Unionamerica is a U.K. authorized insurance company subject to regulation and supervision in the U.K. under U.K. domestic and European Community law. The Insurance Companies Act 1982, as amended, imposes on U.K. insurance companies solvency and liquidity standards and auditing and reporting requirements, and further grants to the DTI powers to supervise, investigate and intervene in the affairs of insurance companies. Unionamerica is subject to a Notice of Requirements issued by the DTI (as is frequently the DTI's practice in connection with an acquisition of a U.K. insurance company) which, among other things, restricts Unionamerica from entering into certain transactions with affiliates and sets a ceiling on the annual amount of gross premiums that may be written by Unionamerica. In addition, before it may pay any dividend, Unionamerica is required to give 14 days' advance notice to the DTI, which has the ability to reduce or prohibit such payment. Unionamerica is permitted to seek the approval of the DTI for an increase in the gross premiums ceiling in respect of one or more years and may do so depending on future business conditions. Neither Unionamerica nor any of its Subsidiaries is incorporated or licensed as an insurance company in any jurisdiction of the U.S. Each state of the U.S. regulates to an extent the purchase of insurance and reinsurance by its citizens from alien insurers and reinsurers, such as Unionamerica. Recently, insurance regulation in the U.S., particularly as it relates to alien insurers and reinsurers, has been subject to increased scrutiny by the NAIC and legislative and regulatory bodies.

    Medical malpractice and hospital professional indemnity coverages written for U.S. reinsureds and insureds constituted 28% of Unionamerica's gross premiums written in 1996. Changes in U.S. laws relating to medical malpractice liability have been proposed from time to time in recent years. The impact on MMI and Unionamerica of such changes in these laws, if adopted, or of changes in or the adoption of any other laws or regulations, cannot be predicted.

    TAXATION. The combined entity's operations will be subject to taxation in jurisdictions outside the U.S. Specifically, as a result of the Proposed Acquisition, certain of MMI's operations will be subject to both U.S. taxation and U.K. taxation, and may be subject to taxation in other jurisdictions. The U.S. taxation system provides credit for federal taxes paid to other jurisdictions, subject to certain limitations. If such limitations on available credits apply, and excess foreign tax credits exist, the effective tax rate relating to the foreign operations of MMI in any one taxable period could exceed the U.S. federal statutory rate. MMI's management intends to implement planning such that foreign tax credits are fully utilized.

    In addition, the tax laws of the U.S. and the U.K. could change which may result in additional taxes.

    FAILURE TO QUALIFY FOR U.S. TAX FREE REORGANIZATION TREATMENT. The Internal Revenue Service (the "IRS") may challenge the tax free nature of the reorganization. If such a challenge by the IRS were to prevail, holders of Unionamerica ADSs who receive MMI Common Stock in the Proposed Acquisition will recognize a gain or loss for United States federal income tax purposes.

                                   THE OFFER

BACKGROUND OF THE PROPOSED ACQUISITION


    Following the receipt of several informal inquiries from third parties regarding Unionamerica's interest in exploring a business combination, the Unionamerica Board, at a meeting on January 29, 1997, discussed the company's strategy on mergers and acquisitions and agreed that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") would act as Unionamerica's exclusive financial advisor and act as intermediary in any negotiations with interested parties.



    Following the engagement of DLJ, Unionamerica, through and along with DLJ, considered the informal inquiries it had received. Unionamerica had preliminary discussions with certain of the parties that had made such inquiries and with certain other parties, including MMI, which were selected because, in the opinion of DLJ and the management of Unionamerica, such companies would fit strategically with Unionamerica. In all cases other than that of MMI and two other parties, the discussions were terminated by Unionamerica or the other party to the discussions before any substantial amount of confidential information was exchanged. Preliminary proposals from the other two parties were informally discussed; however, discussions with such parties terminated at a preliminary stage. As described below, discussions with MMI continued thereafter and ultimately resulted in a definitive proposal and the negotiation of the Acquisition Agreement.


    Prior to entering into the Acquisition Agreement, the Unionamerica Board determined that Unionamerica would benefit from being associated with a larger organization with greater access to, and reduced expense for obtaining, capital. The Unionamerica Board also determined that Unionamerica Securityholders would benefit from holding stock in a public company with greater market capitalization than Unionamerica because such securities would likely have greater liquidity. The Proposed Acquisition addresses these concerns of the Unionamerica Board. See "--Unionamerica's Reasons for the Proposed Acquisition and Recommendation of the Unionamerica Board".

    In early 1997, Mr. B. Frederick Becker, Chairman, Chief Executive Officer and Director of MMI, was made aware of the possibility that Unionamerica might be receptive to a business combination and decided to investigate and develop a possible proposal for an acquisition. MMI and Unionamerica have had an ongoing business relationship in that Unionamerica has been one of MMI's reinsurers for several years. See "The Offer--Material Contracts Between MMI and Unionamerica."

    On February 26, 1997, at a meeting of the Executive and Finance Committee of the MMI Board (the "Committee"), Mr. Becker, a member of the Committee, discussed with the Committee analyses relating to a potential acquisition of Unionamerica, including a description of Unionamerica's business and a summary financial analysis.

    At a meeting on March 11, 1997, Philip M. Marcell, then Chairman and Chief Executive Officer of Unionamerica, apprised the Unionamerica Board of an expression of interest by MMI in a potential business combination with Unionamerica.

    On March 14, 1997, MMI and Unionamerica entered into a Confidentiality Agreement. At that time, MMI began its due diligence investigation of Unionamerica.


    On April 8, 1997, Mr. Becker and Mr. Paul M. Orzech, Executive Vice President and Chief Financial Officer of MMI, along with representatives of Smith Barney, met with Mr. Ian Sinclair, CEO of Unionamerica Insurance Company Limited, Unionamerica's principal operating subsidiary, and Mr. Peter J. Cooper, Chief Financial Officer of Unionamerica, along with representatives of DLJ, to discuss the business of Unionamerica, including the history of Unionamerica, underwriting and reinsurance, reserve adequacy, historical financial results, investments and business plans.


    On April 15, 1997, Mr. Becker and Mr. Orzech, along with representatives of Smith Barney, met with Mr. Robert Spass, a director of Unionamerica. Topics discussed included MMI's business reasons for considering a transaction (see--"MMI's Reasons for the Proposed Acquisition and Recommendation of the MMI Board"), the composition of Unionamerica's shareholder base and the financial objectives of MMI and Unionamerica (including MMI's requirement for a transaction which would be non-dilutive to earnings and one which maintained MMI's debt and insurance claims paying ratings). Issues relating to the timing of due diligence and negotiations were also discussed.

    On April 16, 1997, Mr. Orzech discussed the potential acquisition of Unionamerica at a meeting of the Committee. Mr. Orzech updated the Committee on management's activities to date with respect to the transaction, reviewed Unionamerica's business and organization, and presented various financial data. The Committee discussed a transaction which would offer as merger consideration both cash and capital stock of MMI. After this discussion, the Committee granted MMI management the authority to proceed, within certain parameters, to pursue the acquisition of Unionamerica. Parameters discussed included a pooling-of-interests transaction with an exchange ratio of 0.8 or a purchase transaction with comparable total value, and including up to 25% cash.

    Later that same day, Mr. Orzech discussed the potential acquisition of Unionamerica at a meeting of the MMI Board. Again, Mr. Orzech reviewed management's activities to date, Unionamerica's business and organization, and presented various financial data. Mr. Becker then discussed the rationale behind the acquisition and reported that management would bring final terms and a recommendation back to the MMI Board. The MMI Board passed a resolution giving management authority to proceed with the negotiation of definitive agreements for the acquisition of Unionamerica, provided that the final terms and form of any definitive agreement would be subject to the approval of the MMI Board.

    On May 12, 1997 through and including May 15, 1997, representatives of MMI conducted due diligence on site at Unionamerica's offices in London. Its advisors continued their due diligence investigation in the weeks that followed. On May 19, 1997, representatives of Unionamerica conducted a due diligence investigation of MMI at MMI's offices in Deerfield.

    On May 27, 1997, Mr. Becker and Mr. Orzech and Smith Barney met with Mr. Spass and Mr. Steven B. Gruber, another Unionamerica director, along with representatives from DLJ in New York, to discuss the terms of a potential transaction. Discussion topics included, for both MMI and Unionamerica, potential future premium writings and underwriting results, reserve levels, and prospective investment returns. Also discussed were the form of consideration to be offered in a transaction and the impact of a transaction on future MMI earnings. The parties concluded with an understanding that the transaction would be structured as a non-taxable stock-for-stock acquisition which qualified for pooling-of-interest accounting treatment. MMI proposed an exchange ratio of 0.8, and Unionamerica indicated that an exchange ratio of 0.8 was not sufficient. While the meeting concluded without an agreement upon a specific exchange ratio, both parties agreed that a transaction that provided improved future earnings for MMI was desirable.

    In late May 1997, Mr. Becker and Mr. Spass, after consulting with Smith Barney and DLJ, agreed in a teleconference upon the Exchange Ratio. The parties then began to negotiate additional terms of the Acquisition Agreement. Such meetings occurred frequently by teleconference over the following four weeks, and included MMI management, Mr. Spass and Mr. Gruber, and MMI's and Unionamerica's respective financial, tax and legal advisors. Additional terms negotiated included Unionamerica director representation on the MMI Board, conditions to closing, undertakings of Unionamerica affiliates to tender their Unionamerica ADSs, covenants, representations and indemnification of the parties, termination provisions, and other standard terms of a definitive acquisition agreement.


    At a meeting on June 13, 1997, DLJ summarized for the Unionamerica Board the discussions of previous months with other interested parties involving a variety of different transaction structures, including structures in which the form of consideration was all cash or a portion cash and a portion stock, as well as all stock. At the meeting, DLJ circulated discussion materials in relation to the Proposed Acquisition. The Board also received oral presentations on relevant points from Unionamerica's U.K. and

U.S. legal advisors. A full discussion of all material aspects of the proposed transaction took place and DLJ's consideration of the fairness of the transaction was reviewed. The legal advisors present reviewed the U.K. and U.S. statutory and fiduciary duties of the Unionamerica Board including the relevant provisions of the Securities Act, the Exchange Act, the Companies Act, the U.K. Financial Services Act 1986, and the City Code. An Acquisition Committee of the Board comprising Mr. Sinclair, Mr. Cooper and Mr. Spass (the "Acquisition Committee") was appointed to negotiate further the terms of the proposed exchange offer and any acquisition agreement and report back to the Unionamerica Board for its final approval of any acquisition agreement.


    At a meeting of the MMI Board on June 14, 1997, Mr. Orzech reported on the current status of the Unionamerica acquisition. The MMI Board thoroughly discussed the structure of the transaction, including the pooling-of-interests versus purchase accounting treatment. Mr. Orzech displayed charts showing the potential financial impact of this transaction on both MMI and Unionamerica for the years 1996, 1997 and 1998. At that meeting, representatives of Smith Barney made a presentation to the MMI Board summarizing certain financial analyses performed by Smith Barney in connection with the MMI Board's consideration of the Proposed Acquisition. For a summary of the material financial analyses performed by Smith Barney and presented to the MMI Board, see "--Opinion of Financial Advisor to MMI". The MMI Board then discussed various aspects of the Proposed Acquisition, including structure and timing. Mr. Becker discussed considerations for the investment community, including the possible financial effect of the Proposed Acquisition on MMI.


    Mr. Becker reviewed the various material factors relating to the transaction. The MMI Board then unanimously resolved that MMI acquire Unionamerica pursuant to acquisition documents and/or an exchange offer providing for the issuance by MMI, in a share-for-share exchange, of 0.836 shares of MMI Common Stock for each Unionamerica ADS, subject to the negotiation of a definitive acquisition agreement and the approval thereof by the MMI Board. The MMI Board further resolved to obtain a fairness opinion from Smith Barney prior to executing a definitive acquisition agreement.


    At a meeting on June 24, 1997, the Unionamerica Board considered the fairness opinion of DLJ and received oral reports of the negotiations with MMI from the Acquisition Committee and the various advisors to the Board. The Unionamerica Board unanimously approved the Offer set out in the Acquisition Agreement and considered the terms of the Offer as being fair and in the best interests of the shareholders and employees of Unionamerica as a whole, and authorized the Acquisition Committee to approve any final minor amendments prior to execution of the Acquisition Agreement on behalf of Unionamerica.

    On June 24, 1997, Smith Barney issued an opinion to the MMI Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point to view, to MMI.

    On June 24, 1997, the MMI Board held a telephonic meeting at which it approved the Acquisition Agreement and the transactions contemplated thereby, and also authorized the execution and delivery of the Acquisition Agreement.

    On June 25, 1997, MMI and Unionamerica each executed and delivered the Acquisition Agreement and issued press releases announcing the Proposed Acquisition.

TERMS OF THE OFFER AND PROPOSED ACQUISITION

    INTRODUCTION. On June 25, 1997, MMI and Unionamerica entered into an Acquisition Agreement pursuant to which, subject to the terms and conditions stated therein and in this Prospectus and the accompanying Letter of Transmittal, MMI agreed to offer 0.836 shares of MMI Common Stock for each outstanding Unionamerica ADS. This Prospectus contains the formal offer by MMI.

    THE OFFER. MMI hereby offers to acquire, on the terms and subject to the conditions set out in this Prospectus and the accompanying Letter of Transmittal (including if the Offer is revised, varied, extended or renewed, the terms and conditions of any such revision, variation, extension or renewal), each outstanding share of Unionamerica Common Stock (including shares represented by Unionamerica ADSs) in exchange for 0.836 shares of MMI Common Stock. Each share of MMI Common Stock issued in connection with the Offer will be accompanied by a Right which will entitle the registered holder thereof to purchase from MMI a Unit of Series B Preferred Stock at the Purchase Price, subject to adjustment, pursuant to the Rights Agreement. The Offer which is being made to all Unionamerica Securityholders (including U.S. Persons) will remain open until the Expiration Date, including any extension thereof. The Offer and this Prospectus are subject to the requirements of both the Panel and the Commission.


    UNDERTAKINGS. MMI has received Undertakings to accept the Offer, subject to certain conditions, from the Selling Stockholders in respect of not less than an aggregate of 4,272,983 Unionamerica ADSs (representing 50.21% of Unionamerica's outstanding ADSs as of October 31, 1997). For further information regarding these Undertakings, see Appendix E--"Certain Additional Information Required Under the City Code".


    NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of MMI Common Stock shall be issued upon the surrender for exchange of Unionamerica ADSs, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MMI. As promptly as practicable following the Expiration Date, including any extension thereof, the Exchange Agent shall determine the excess of (x) the number of full shares of MMI Common Stock delivered to the Exchange Agent by MMI pursuant to the Offer over (y) the aggregate number of full shares of MMI Common Stock to be distributed to holders of Unionamerica ADSs pursuant to the Offer (such excess being herein called the "Excess Shares"). As soon as practicable after the Expiration Date, including any extension thereof, the Exchange Agent, as agent for the former holders of Unionamerica ADSs, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided below.

    The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former holders of Unionamerica ADSs, the Exchange Agent will hold such proceeds in trust for the former Unionamerica Securityholders (the "Excess Shares Trust"). All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares, shall be paid out of the Excess Shares Trust. The Exchange Agent shall determine the portion of the Excess Shares Trust to which each former holder of Unionamerica ADSs shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such former holder of Unionamerica ADSs is entitled and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Unionamerica ADSs are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Unionamerica ADSs in respect of any fractional share interests of MMI Common Stock, the Exchange Agent shall make available such amounts to such former holders of Unionamerica ADSs.

    DEFERRED STOCK. At the consummation of the Offer, Unionamerica will, in accordance with Article 5 of the Unionamerica Articles, cause all of the issued and outstanding shares of its Deferred Stock to be transferred to MMI (with the exception of one share of Deferred Stock which will be transferred to a Person designated by MMI to hold such share as nominee for MMI) in exchange for one share of MMI Common Stock for each 25,000 shares of Deferred Stock outstanding. As of the date of this Prospectus, Unionamerica has 50,000 shares of Deferred Stock outstanding.


    ACQUISITION OF REMAINING UNIONAMERICA ADSS. If, on or before March 6, 1998, as a result of the Offer or otherwise, MMI acquires or contracts to acquire Unionamerica ADSs representing at least 90% of the

Unionamerica ADSs to which the Offer relates then (i) MMI will be entitled, and intends, to effect a Compulsory Acquisition to compel the purchase of the remainder of the outstanding Unionamerica ADSs on the same terms as those offered in the Offer in accordance with Section 428 to 430F of the Companies Act; and/or (ii) a holder of Unionamerica ADSs may require MMI to purchase his or her Unionamerica ADSs on the same terms as those offered in the Offer in accordance with Sections 430A and 430B of the Companies Act. See Appendix F--"Certain Provisions of the Companies Act". See "Prospectus Summary--Dissenters' Rights--Unionamerica".

    If for any reason the Compulsory Acquisition is not made, MMI will evaluate its other alternatives to obtain the remaining Unionamerica ADSs not purchased pursuant to the Offer. Such alternatives could include acquiring additional Unionamerica ADSs in the open market, in a privately negotiated transaction, in another tender or exchange offer or by means of the DGCL, a scheme of arrangement under the Companies Act, or otherwise. Any such additional acquisitions could be for a consideration greater or less than, or equal to, the consideration for Unionamerica ADSs in the Offer, and could be for cash or other consideration. Prior to making any such acquisitions, MMI would consider the effect such acquisitions, and the methods employed, would have on the Proposed Acquisition, including the impact on the tax consequences to MMI and the Unionamerica Securityholders, and the pooling-of-interests treatment. However, under the City Code, except with the consent of the Panel, if the Offer becomes or is declared wholly unconditional, neither MMI nor any Person acting or deemed to be acting in concert with MMI for the purposes of the Offer may acquire any Unionamerica ADSs on better terms than those of the Offer within six months of the termination of the Offer.

    PROPOSED ACQUISITION. Following the closing of the Proposed Acquisition, Unionamerica will become a wholly-owned Subsidiary of MMI. It is MMI's present intention to continue the existing management and business plans of Unionamerica after the Proposed Acquisition, and to continue to operate Unionamerica as a distinct business entity at its present location in London.

    APPROVAL OF HOLDERS OF MMI COMMON STOCK. The Offer is conditioned upon the approval of the issuance of shares of MMI Common Stock pursuant to the Offer by a majority of the outstanding shares of MMI Common Stock voting on such matter. MMI, through the MMI Board, will duly call, give notice of, convene and hold the MMI Special Meeting for the purpose of obtaining the MMI Stockholders' Approval as soon as reasonably practicable after the date of this Prospectus.

    MMI COMMON STOCK. The shares of MMI Common Stock to be issued pursuant to the Offer will rank pari passu in all respects with the issued and outstanding MMI Common Stock, including the right to receive all future dividends (payable in U.S. dollars), if any, and other distributions having a record date after the Expiration Date, including any extension thereof. Application will be made to list the MMI Common Stock to be issued in connection with the Offer on the NYSE.

    TAX TREATMENT. MMI and Unionamerica intend that the exchange of shares of MMI Common Stock for Unionamerica ADSs pursuant to the Offer will be treated as a tax-free reorganization as described in Section 368(a)(1)(B) of the IRC. See "The Offer--Tax Consequences of the Offer".

    POOLING-OF-INTERESTS ACCOUNTING TREATMENT. It is contemplated that the Proposed Acquisition will be accounted for as a pooling-of-interests for accounting purposes under GAAP. Under this accounting treatment, the accounts of MMI and the accounts of Unionamerica will be combined for all past and future periods presented after the Offer becomes or is declared unconditional in all respects.

    AFFILIATES' RESTRICTIONS ON SALE OF SHARES OF MMI COMMON STOCK. The shares of MMI Common Stock to be issued pursuant to the Offer have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, thereby allowing such securities to be traded without restriction by any former holder of Unionamerica ADSs if such former holder (i) is not deemed to be an "affiliate" (as defined for the purposes of Rule 144 under the Securities Act) of Unionamerica within 30 calendar days prior to the date the Offer is declared unconditional in all respects, and (ii) does not become an affiliate or officer of MMI pursuant to the Offer.

    In order to ensure that one of the requirements of pooling-of-interests accounting is met, certain directors and executive officers of Unionamerica have executed and delivered, and prior to the date of this Prospectus, certain other directors and executive officers shall have executed and delivered, an Affiliate Letter to MMI, pursuant to which they agreed not to sell any shares of MMI Common Stock or Unionamerica Securities during the time period that would cause the violation of the requirements for pooling-of-interests accounting, which period ends when the financial results of the combined operations of MMI and Unionamerica covering a period of at least 30 calendar days are publicly released by MMI.

    ELECTION OF REPRESENTATIVES TO THE MMI BOARD. MMI has agreed that, at or prior to the consummation of the Proposed Acquisition, MMI shall increase the size of its Board by two members to 14 members. Upon consummation of the Proposed Acquisition, MMI shall use its best efforts to nominate both Ian G. Sinclair and Robert A. Spass to the MMI Board. At MMI's 1998 Annual Meeting of Stockholders, MMI shall use its best efforts to nominate the aforesaid individuals to the MMI Board and cause them to be elected to one full three-year term. Ian G. Sinclair was Managing Director - Underwriting of UICL, from 1984 until December 31, 1996, when he was appointed Chief Executive Officer of UICL. He has been a Director of UICL since 1977 and of Unionamerica since September 10, 1993. From 1973 to 1977, he was an underwriter with UICL focusing on casualty business. Robert A. Spass has been a Director of Unionamerica since September 10, 1993. From February 1994 to the present, he has served as a founder and Managing Partner of IPA. From March 1990 to the present, he has been President and Chief Executive Officer of IIA. From December 1988 to March 1990, he was a Director of Salomon Brothers Inc. He is also a Director of Superior National Insurance Group, Inc., Highlands Insurance Group Inc., Tarquin plc and Charman Group Ltd.

    UNIONAMERICA OPTIONS. The Offer extends to any Unionamerica ADSs representing any shares of Unionamerica Common Stock which are unconditionally issued or allotted upon the exercise of options granted under the Unionamerica Share Option Schemes or otherwise while the Offer remains open for acceptance. In addition, a proposal is being made to Option holders under the Unionamerica Share Option Schemes in respect of unexercised options pursuant to which such Option holders may elect (i) to exercise their existing Unionamerica options immediately following the Offer becoming or being declared unconditional in all respects, and then tender the Unionamerica ADSs received upon such exercise in the Offer, or (ii) to rollover their existing options. Option holders who elect to rollover their options will receive comparable options from MMI on the terms of the existing relevant Unionamerica Share Option Scheme, such options to be issued pursuant to MMI's Amended 1993 Employee Stock Plan. Entitlements to fractional shares of MMI Common Stock will be treated as set forth above. The proposal to Option holders is conditioned upon the Offer becoming or being declared unconditional in all respects.

    CONDITIONS OF THE OFFER. In addition to the conditions discussed above, the Offer is subject to the following additional conditions (collectively, the "Conditions"):

    (a) the issuance of shares in connection with the Offer having been approved by the MMI stockholders under the DGCL;

    (b) the Minimum Acceptance Condition having been met, that is, at least 90% on a fully diluted basis in nominal value of voting shares of Unionamerica Common Stock and all of the non-voting shares of Unionamerica Common Stock to which the Offer relates (such expression to be construed in accordance with Sections 428 through 430F of the Companies Act) having been validly tendered and not properly withdrawn prior to the expiration of the Offer;

    (c) any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the Acquisition Agreement under the HSR Act having expired or been terminated;

    (d) all authorizations, orders, grants, recognitions, confirmations, permits, consents, clearances, permissions, approvals, waivers and actions of, filings with and notices to, any Governmental or Regulatory Authority or any other public or private third parties required of MMI, Unionamerica or any of their Subsidiaries to consummate the transactions contemplated by the Acquisition Agreement, other than those the failure of which to be obtained or taken could not be reasonably expected to have a material adverse effect on MMI and its Subsidiaries or Unionamerica and its Subsidiaries, in each case taken as a whole, or on the ability of MMI and Unionamerica to consummate the transactions contemplated by the Acquisition Agreement having been obtained or taken; provided that no such permit, consent, approval, waiver or action shall be subject to any condition which could reasonably be expected prior to or following the date on which the Offer becomes or is declared unconditional in all respects to have a material adverse affect on MMI and its Subsidiaries taken as a whole, or on Unionamerica and its Subsidiaries taken as a whole, or otherwise result in a material diminution of the benefits to MMI of the transactions contemplated by the Acquisition Agreement;

    (e) the Office of Fair Trading indicating, in terms reasonably satisfactory to MMI, that it is not the intention of the Secretary of State for Trade and Industry of the U.K. to refer the Proposed Acquisition or any matter relating thereto to the MMC;

    (f) the Secretary of State for Trade and Industry of the U.K. confirming, in terms reasonably satisfactory to MMI, that in accordance with Section 61 of the U.K. Insurance Companies Act 1982 there is no objection to MMI and any relevant stockholders or officers of MMI becoming controllers of Unionamerica or, in the absence of such confirmation in relation to any such Person, the period during which such Secretary of State may serve a notice of objection pursuant to Section 61 of the U.K. Insurance Companies Act 1982 in relation to such Person having elapsed without the Secretary of State having served any such notice of objection;

    (g) the Council of Lloyd's approving MMI and any relevant stockholders of MMI as controllers of Jago Capital Limited (a Lloyd's corporate member) and Jago Managing Agency Limited (a Lloyd's managing agency) in terms reasonably satisfactory to MMI;

    (h) the U.K. Inland Revenue issuing notification pursuant to Section 138 of the Taxation of Chargeable Gains Act 1992 of the U.K. that it is satisfied that the transactions contemplated by the Acquisition Agreement will be effected for bona fide commercial reasons and will not form part of any such scheme or arrangements as are mentioned in Section 137 of the Taxation and Chargeable Gains Act 1992 of the U.K.;

    (i) the Registration Statement becoming and continuing to be effective prior to and following the date on which the Offer becomes or is declared unconditional in all respects and no stop order suspending effectiveness of the Registration Statement being issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof being initiated and be continuing or, to the knowledge of MMI or Unionamerica, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the MMI Common Stock to be issued to Unionamerica Securityholders in connection with the Offer having been received;

    (j) the MMI Common Stock to be issued pursuant to the Offer and such other shares of MMI Common Stock required to be reserved for issuance pursuant to the Acquisition Agreement, if any, having been approved for listing on the NYSE, subject to official notice of issuance;

    (k) the opinion of DLJ, dated June 25, 1997 (included as Appendix C) to the effect that, as of June 25, 1997, the Exchange Ratio is fair from a financial point of view to the Unionamerica Securityholders not having been withdrawn (see "Opinion of Financial Advisor to Unionamerica");

    (l) the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special U.S. tax counsel to Unionamerica, with respect to the qualification of the Proposed Acquisition under Section 368(a)(1)(B) of the IRC not having been withdrawn;

    (m) there not having been any law or order promulgated, entered, enforced, enacted, issued or deemed applicable to the transactions contemplated by the Acquisition Agreement by any court of competent jurisdiction or other competent Governmental or Regulatory Authority which, directly or indirectly:

        (i) prohibits or imposes any material limitations on the ownership or operation by MMI (or that of any of its Subsidiaries or affiliates) of any portion of its business or assets (or those of Unionamerica or any of its Subsidiaries) which is material to the business of Unionamerica and its Subsidiaries taken as a whole, or material to the business of MMI and its Subsidiaries taken as a whole, or compels MMI (or its Subsidiaries or affiliates) to dispose of or hold separate any portion of the business or assets of Unionamerica or any of its Subsidiaries which is material to the business of Unionamerica and its Subsidiaries taken as a whole or material to the business of MMI and its Subsidiaries taken as a whole, or otherwise results in a material diminution of the benefits to MMI of the transactions contemplated by the Acquisition Agreement;

        (ii) prohibits, restrains or makes illegal any of the transactions contemplated by the Acquisition Agreement;

       (iii) imposes material limitations on the ability of MMI (or any of its Subsidiaries or affiliates) effectively to acquire or to hold or exercise full rights of ownership of Unionamerica Securities including, without limitation, the right to vote such Unionamerica Securities on all matters properly presented to Unionamerica Securityholders;

        (iv) imposes limitations on the ability of MMI (or any of its Subsidiaries or affiliates) effectively to control in any material respect any material portion of the business or assets of Unionamerica and its Subsidiaries taken as a whole, or any material portion of the business or assets of MMI and its Subsidiaries taken as a whole; or

        (v) has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by the Acquisition Agreement;

    (n) there not having been instituted or be pending any action or proceeding (whether civil or criminal) before any Person or Governmental or Regulatory Authority (or any such action threatened by any Person or Governmental or Regulatory Authority) which (i) in the case of any such action or proceeding brought by any Governmental or Regulatory Authority, seeks any order, decree or injunction having any effect set forth in paragraph (m) above or (ii) in the case of any such action or proceeding brought by any other Person, could reasonably be expected to result in any order, decree or injunction having any effect set forth in paragraph
       (m) above;

    (o) there not having occurred and be continuing:

        (i) any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market;

        (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S. or the U.K. (whether or not mandatory);

       (iii) any limitation (whether or not mandatory) by any Governmental or Regulatory Authority on the extension of credit by banks or other financial institutions;

        (iv) a commencement of war or armed hostilities or other national or international crisis directly or indirectly involving the U.S. having a significant adverse effect on the functionality of the financial markets in the U.S.; or

        (v) in the case of any of the foregoing existing on the date of the Acquisition Agreement, in the good faith judgment of MMI, a material acceleration or worsening thereof;

    (p) the representations and warranties made by Unionamerica in the Acquisition Agreement that are subject to, or qualified by, "material adverse effect", "material adverse change" or other materiality qualification being true and correct, and the representations and warranties made by Unionamerica in the Acquisition Agreement that are not so qualified being true and correct except in any respect which could not reasonably be expected to have a material adverse effect on Unionamerica and its Subsidiaries taken as a whole, in each case as of the date on which the Offer becomes or is declared unconditional in all respects;

    (q) Unionamerica performing and complying in all material respects (without any reference to a materiality qualification contained therein) with all obligations and covenants required to be performed or complied with by it under the Acquisition Agreement on or before the date on which the Offer becomes or is declared unconditional in all respects;

    (r) the opinion of Smith Barney dated June 24, 1997 to the effect that the Exchange Ratio is fair to MMI from a financial point of view not having been withdrawn;

    (s) each of the irrevocable Undertakings executed and delivered to MMI by the Selling Stockholders along with all relevant letters of direction and legal opinions relating thereto being in full force and effect and not having been withdrawn;

    (t) neither Unionamerica nor its affiliates having taken any action which has prevented or would prevent MMI from treating the acquisition of Unionamerica as a pooling-of-interests in accordance with GAAP;

    (u) the Acquisition Agreement not having been terminated in accordance with its terms and remaining in full force and effect;

    (v) the Unionamerica Securityholders having approved and adopted a resolution at an extraordinary general meeting of Unionamerica (or at any adjournment thereof) to amend the Unionamerica Articles to disapply certain voting restrictions (the "IRC Voting Restrictions") contained in Articles 75 and 76 which would otherwise apply to MMI following the closing of the Proposed Acquisition and to remove the rights of the Designated Shareholders (as defined in the Unionamerica Articles) to appoint directors to the Unionamerica Board;

    (w) each of the Designated Affiliates (as defined in Appendix G--"Key Definitions") having executed and delivered to MMI an Affiliate Letter, there having been no breaches of any of the terms of such agreements by any Designated Affiliate prior to the date on which the Offer becomes or is declared unconditional in all respects, and the Affiliate Letters remaining in full force and effect;

    (x) the representations and warranties made by MMI in the Acquisition Agreement that are subject to, or qualified by, "material adverse effect," "material adverse change" or other materiality qualification being true and correct, and the representations and warranties made by MMI in the Acquisition Agreement that are not so qualified being true and correct except in any respect which could not reasonably be expected to have a material adverse effect on MMI and its Subsidiaries taken as a whole, in each case as of the date on which the Offer becomes or is declared unconditional in all respects; and

    (y) MMI performing and complying in all material respects (without any reference to a materiality qualification contained therein) with all obligations and covenants required to be performed or complied with by it under the Acquisition Agreement on or before the date on which the Offer becomes or is declared unconditional in all respects.


    The Conditions to the Offer set forth in (c), (f), (g), (h) and (v) above have been satisfied.



    MMI reserves the right, subject to the provisions of the Acquisition Agreement, to waive, in whole or in part, all or any of Conditions (a) to (w) (other than those which have been previously satisfied) provided that MMI may only waive those of Conditions (a) to (l) which remain unsatisfied with the prior written consent of Unionamerica. Unionamerica reserves the right, subject to the provisions of the Acquisition Agreement, to waive, in whole or in part, all or any of Conditions (x) and (y). Reducing the Minimum Acceptance Condition requires the prior written consent of Unionamerica and the Minimum Acceptance Condition may not be reduced such as to have the effect of reducing the 90% threshold specified in Condition (b) above to an amount which is 50% or less.



    The Offer will lapse if it is referred to the MMC before 12 midnight, New York City time, on the Expiration Date, including any extension thereof, or the date on which the Offer becomes or is declared unconditional in all respects, whichever is the later and if the Offer so lapses the Offer will cease to be capable of further acceptance and accepting Unionamerica Securityholders and MMI will cease to be bound by Letters of Transmittal submitted before the time when the Offer lapses.



    OFFER PERIOD. MMI hereby offers to purchase, upon the terms and subject to the Conditions (including, if the Offer is revised, varied, extended or renewed, the terms and conditions of any such revision, variation, extension or renewal), all Unionamerica ADSs validly tendered pursuant to the Offer and not validly withdrawn on or prior to the Expiration Date, including any extension thereof, in accordance with the procedures set forth in this Prospectus and the Letter of Transmittal. The term "Expiration Date" shall mean 12 midnight, New York City time, on December 5, 1997, unless and until MMI shall have extended the Expiration Date in accordance with the terms of the Acquisition Agreement, in which event the term "Expiration Date" shall mean the latest time and date at which the period during which the Offer is open for acceptance, as so extended by MMI, shall be terminated or expire. The Expiration Date shall be a minimum of 20 business days from the date of commencement of the Offer. If all the Conditions have not been satisfied or, where permitted, waived, by 12 midnight, New York City time, on the date being 60 calendar days from the date of commencement of the Offer, in the absence of a competitive situation and/or unless the Panel otherwise agrees, the Offer will lapse.


    The purchase of Unionamerica ADSs pursuant to the Offer is subject to the satisfaction or, where permitted, waiver of all the Conditions including, among other things, the Minimum Acceptance Condition. The procedures for the waiver of these Conditions are governed by the Acquisition Agreement. If, on the Expiration Date, any Condition shall not have been satisfied or, where permitted, waived, MMI shall, no later than 8.30 a.m. (London time), 3.30 a.m. (New York City time) on the following business day elect, subject to the terms of the Acquisition Agreement, to (i) extend the Expiration Date and, subject to applicable withdrawal rights, retain all tendered Unionamerica ADSs until the Expiration Date, as so extended, or (ii) terminate the Offer and not purchase any Unionamerica ADSs and promptly return all tendered Unionamerica ADSs to tendering Unionamerica Securityholders.

    If the Offer becomes or is declared unconditional in all respects so that Unionamerica ADSs are purchased by MMI at the Expiration Date, including any extension thereof, the Offer will be terminated. See "The Offer--Acquisition of Remaining Unionamerica ADSs."

    This Prospectus and the Letter of Transmittal are being mailed by MMI to holders of record of Unionamerica ADSs, and are being furnished by MMI to brokers, dealers, commercial banks, trust companies and similar Persons, whose names, or the name of whose nominees, appear as holders of record for subsequent transmittal to beneficial owners of Unionamerica ADSs. Any accidental omission to dispatch this Prospectus, a Letter of Transmittal or any notice required to be dispatched under the terms of the Offer to, or any failure to receive the same by, any Person to whom the Offer is, or should be, made, will not invalidate the Offer.

PROCEDURES FOR TENDERING UNIONAMERICA ADSS

    There is a Letter of Transmittal for use in connection with the Offer. This section should be read together with the instructions to the Letter of Transmittal. The provisions of this section shall be deemed to be incorporated in, and form a part of, the Letter of Transmittal. The instructions printed on the Letter of Transmittal shall be deemed to form part of the terms of the Offer.

    VALID TENDER OF UNIONAMERICA ADSS. For a holder of Unionamerica ADSs to tender Unionamerica ADSs validly pursuant to the Offer, either (i) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set out on the back cover page of this Prospectus, and Unionamerica ADRs evidencing such Unionamerica ADSs must be either received by the Exchange Agent at such address or delivered pursuant to the procedures for book-entry transfer set out below (and a confirmation of receipt of such transfer received by the Exchange Agent) or (ii) such holder must comply with the "Guaranteed Delivery Procedures" (as defined below). All Letters of Transmittal, Unionamerica ADRs evidencing Unionamerica ADSs and other required documents delivered to the Exchange Agent by Unionamerica Securityholders will be deemed (without any further action by the Exchange Agent) to constitute acceptance of the Offer by such Unionamerica Securityholder with respect to such Unionamerica ADSs subject to the terms and conditions set out in the Letter of Transmittal. The acceptance of the Offer by a tendering Unionamerica Securityholder pursuant to the procedures described above, subject to the withdrawal rights described below, will be deemed to constitute a binding agreement between such tendering Unionamerica Securityholder and MMI upon the terms and subject to the Conditions of the Offer. IF A UNIONAMERICA ADS HAS BEEN TENDERED BY A UNIONAMERICA SECURITYHOLDER, THE UNIONAMERICA COMMON STOCK REPRESENTED BY SUCH UNIONAMERICA ADS MAY NOT BE TENDERED INDEPENDENTLY. A LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS CONTAINED IN AN ENVELOPE POSTMARKED IN JAPAN OR AUSTRALIA OR OTHERWISE APPEARING TO MMI OR ITS AGENTS TO HAVE BEEN SENT FROM JAPAN OR AUSTRALIA WILL NOT CONSTITUTE A VALID ACCEPTANCE OF ANY OFFER.

    BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account at the Book-Entry Transfer Facilities with respect to Unionamerica ADSs held in book-entry form for purposes of the Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of Unionamerica ADSs by causing a Book-Entry Transfer Facility to transfer such Unionamerica ADSs into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility's procedure for such transfer. Although delivery of Unionamerica ADSs may be effected through book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, either (i) the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees or (ii) an Agent's Message (as defined below), and, in either case, any other required documents, must in any case be transmitted to, and received by, the Exchange Agent at its address set out on the back cover of this Prospectus before Unionamerica ADSs will be either counted as a valid acceptance, for the purposes of the Minimum Acceptance Condition, or exchanged, or such holder must comply with the Guaranteed Delivery

Procedures (as described below). The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation that states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Unionamerica ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that MMI may enforce such agreement against the participant. Delivery of documents to a Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.


    NO ACKNOWLEDGEMENT OF RECEIPT OF ANY LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS WILL BE GIVEN BY, OR ON BEHALF OF, MMI. THE METHOD OF DELIVERY OF UNIONAMERICA ADRS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNIONAMERICA SECURITYHOLDER. UNIONAMERICA ADSS WILL BE DEEMED DELIVERED ONLY WHEN THE UNIONAMERICA ADRS REPRESENTING SUCH UNIONAMERICA ADSS ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ADDITION, YOU SHOULD ALLOW AT LEAST FIVE BUSINESS DAYS FOR DELIVERY BY MAIL. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY AND IN ANY EVENT TO ENSURE DELIVERY BY NO LATER THAN THE EXPIRATION DATE.


    SIGNATURE GUARANTEES. No signature guarantee is required on the Letter of Transmittal if: (i) the Letter of Transmittal is signed by the registered holder of the Unionamerica ADSs tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Exchange Instructions" in the Letter of Transmittal or (ii) such Unionamerica ADSs are tendered for the account of an Eligible Institution. In all other cases, all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. See the instructions to the Letter of Transmittal.

    If the Unionamerica ADSs are registered in the name of a person other than the person who signs the Letter of Transmittal, or if shares of MMI Common Stock are to be issued to a person other than the registered owner of the Unionamerica ADSs surrendered, then the tendered Unionamerica ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the Unionamerica ADRs, with the signatures on the Unionamerica ADRs or stock powers guaranteed as aforesaid. See the instructions to the Letter of Transmittal.

    PARTIAL TENDERS. If fewer than all of the Unionamerica ADSs evidenced by any Unionamerica ADRs delivered to the Exchange Agent are to be tendered, the holder thereof should so indicate in the Letter of Transmittal by filling in the number of Unionamerica ADSs which are to be tendered in the box entitled "Number of Unionamerica ADSs Tendered". In such case, a new Unionamerica ADR for the remainder of the Unionamerica ADSs represented by the old Unionamerica ADR will be sent to the person(s) signing such Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Unionamerica ADSs are purchased. All Unionamerica ADSs delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. See the instructions to the Letter of Transmittal. In the case of partial tenders, Unionamerica ADSs not tendered will not be reissued to a person other than the registered holder.

    GUARANTEED DELIVERY PROCEDURES. If a Unionamerica Securityholder desires to tender Unionamerica ADSs pursuant to the Offer and the Unionamerica ADRs evidencing such Unionamerica ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, such holder's tender of Unionamerica ADSs may be effected if all the following conditions are met (the "Guaranteed Delivery Procedures"):

        (i) such tender is made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by MMI is received by the Exchange Agent, as provided below, prior to the Expiration Date; and

       (iii) the Unionamerica ADRs evidencing all tendered Unionamerica ADSs (or, in the case of Unionamerica ADSs held in book-entry form, timely confirmation of the book-entry transfer of such Unionamerica ADSs into the Exchange Agent's account at a Book-Entry Transfer Facility as described above), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand or mailed to the Exchange Agent and must include a signature guarantee by an Eligible Institution in the form set out in such Notice of Guaranteed Delivery.

    Notwithstanding any other provision hereof, delivery of shares of MMI Common Stock for Unionamerica ADSs exchanged pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of the Unionamerica ADRs evidencing such Unionamerica ADSs (or, in the case of Unionamerica ADSs held in book-entry form, timely confirmation of a book-entry transfer of such Unionamerica ADSs into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedures set out above), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

    RECEIPT OF A NOTICE OF GUARANTEED DELIVERY WILL NOT BE TREATED AS A VALID ACCEPTANCE FOR THE PURPOSE OF SATISFYING THE MINIMUM ACCEPTANCE CONDITION. TO BE COUNTED TOWARDS SATISFACTION OF SUCH REQUIREMENT, THE UNIONAMERICA ADRS EVIDENCING UNIONAMERICA ADSS REFERRED TO IN THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT (OR, IN THE CASE OF UNIONAMERICA ADSS HELD IN BOOK-ENTRY FORM, TIMELY CONFIRMATION OF A BOOK-ENTRY TRANSFER OF SUCH UNIONAMERICA ADSS INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY PURSUANT TO THE PROCEDURES SET OUT ABOVE), TOGETHER WITH A DULY EXECUTED LETTER OF TRANSMITTAL WITH ANY REQUIRED SIGNATURE GUARANTEES (OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE) AND ANY OTHER REQUIRED DOCUMENTS.


    APPOINTMENT AS PROXY. By executing the Letter of Transmittal as set out above, the tendering Unionamerica Securityholder will agree that effective from and after the date the Offer becomes or is declared unconditional in all respects and subject to applicable withdrawal rights, (i) MMI shall be entitled to direct the exercise of any votes attaching to any Unionamerica ADSs, in respect of which the Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Unionamerica ADSs and (ii) the execution of the Letter of Transmittal and its delivery to the Exchange Agent will constitute (a) an authority to Unionamerica and the Exchange Agent or their respective agents from the tendering Unionamerica Securityholder to send any notice, circular, warrant, document or other communication, which may be sent to him or her as a Unionamerica Securityholder, to MMI at its registered office, (b) an authority to MMI or its agent to sign any consent to short notice of a general meeting or separate class meeting on behalf of the tendering Unionamerica Securityholder and/or to execute a form of proxy in respect of such Unionamerica ADSs appointing any person nominated by MMI to attend general meetings or separate class meetings of Unionamerica (or any adjournments thereof) and to exercise the votes attaching to such Unionamerica ADSs on the holder's behalf and (c) the agreement of the tendering Unionamerica Securityholder not to exercise any of such rights without the consent of MMI and the irrevocable undertaking of the tendering Unionamerica Securityholder not to appoint a proxy for or to attend general meetings or separate class meetings.


    VALIDITY OF ACCEPTANCES. Subject to the City Code, MMI reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant Unionamerica ADR and/or other document(s) of title or which is received by it at a place or places other than as set out in the Prospectus or the Letter of Transmittal. In that event, the consideration under the Offer will only be dispatched when the acceptance is entirely in order and the relevant Unionamerica ADR or other document(s) of title or indemnities satisfactory to MMI has/have been received.

    If the Offer lapses, all documents tendered will be returned within 14 calendar days thereafter.

    If you are in any doubt about the procedure for acceptance, please telephone the Exchange Agent at the telephone number set out on the back cover page of this Prospectus.

    Any omission or failure to dispatch this Prospectus or the Letter of Transmittal or any notice required to be dispatched under the terms of the Offer to, or any failure to receive the same by, any Person to whom the Offer is or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such Person. Additional copies of this Prospectus and the Letter of Transmittal may be obtained from the Exchange Agent at the address and telephone number set out on the back cover page of this Prospectus. No acknowledgement of receipt of any Letter of Transmittal, ADR and/or other documents of title will be given.

    All powers of attorney, appointments of agents and authorities on the terms conferred by or referred to in this Prospectus or in the Letter of Transmittal are given by way of security for the performance of the obligations of the Unionamerica Securityholder concerned and are irrevocable in accordance with
Section 4 of the U.K. Powers of Attorney Act 1971, except in the circumstance where a donor validly withdraws his or her acceptance.

    The terms, provisions, instructions and authorities contained in or deemed to be contained in the Letter of Transmittal constitute part of the terms of the Offer.

    Except with the consent of the Panel, settlement of the consideration due under the Offer will be made in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which MMI may otherwise be, or claim to be, entitled as against a Unionamerica Securityholder.

    WITHDRAWAL RIGHTS. Unionamerica Securityholders (other than the Selling Stockholders) will have the right to withdraw any tendered Unionamerica ADSs until the Expiration Date, including any extension thereof. Subject to the terms of the Acquisition Agreement, MMI expressly reserves the right (but will not be obligated) at any time or from time to time to extend the Expiration Date in the manner described above.

    To be effective, a written notice of withdrawal must be timely received by the Exchange Agent at the address set out on the back cover page of this Prospectus and must specify the name of the Person who has tendered the Unionamerica ADSs to be withdrawn, the number of Unionamerica ADSs to be withdrawn and (if Unionamerica ADRs have been tendered) the name of the registered holder of the Unionamerica ADSs, if different from the name of the person who tendered the Unionamerica ADSs.

    In respect of Unionamerica ADSs, if Unionamerica ADRs have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such Unionamerica ADRs, the serial numbers shown on such Unionamerica ADRs must be submitted and, unless the Unionamerica ADSs evidenced by such Unionamerica ADRs have been tendered by an Eligible Institution or by means of a Letter of Transmittal, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Unionamerica ADSs have been delivered pursuant to the procedures for book-entry transfer set out in "Procedures for Tendering Unionamerica ADSs", any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Unionamerica ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures.

    Withdrawals of tendered Unionamerica Securities may not be rescinded (without MMI's consent), and any Unionamerica Securities properly withdrawn will thereafter be deemed not validly tendered for the purposes of the Offer. Withdrawn Unionamerica Securities may be subsequently retendered, however, by following one of the procedures described above in "--Procedures for Tendering Unionamerica ADSs", at any time prior to the Expiration Date, including any extension thereof.

    All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by MMI, whose determination (except as required by the Panel) will be final and binding. None of MMI, Unionamerica, the Exchange Agent, the Dealer Manager or any other Person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSIONS; AMENDMENTS; AND TERMINATION


    Subject to the provisions of the Acquisition Agreement, MMI expressly reserves the right (but will not be obligated) at any time or from time to time to extend the Expiration Date and, in such event, will make a public announcement of such extension in the manner described under "--Announcements" below and give oral or written notice of such extension to the Exchange Agent. If all the Conditions have not been satisfied or, where permitted, waived by MMI by the Expiration Date, MMI currently intends to extend the Expiration Date until such time as the Conditions have been satisfied or, where permitted, waived. There can be no assurance, however, that MMI will, in such circumstances, extend the Expiration Date and if no such extension is made, the Offer will lapse on the Expiration Date and no Unionamerica Securities will be exchanged pursuant to the Offer. If all the Conditions have not been satisfied or, where permitted, waived prior to 12 midnight, New York City time, on the date being 60 calendar days from the date of commencement of the Offer, or such later date as the Panel may determine, in the absence of a competitive situation and/or unless the Panel otherwise agrees, the Offer will lapse. If the Offer was to lapse, pursuant to the City Code neither MMI nor any Person acting or deemed to be acting in concert with MMI for the purpose of the Offer nor any of their respective affiliates could make an offer (whether in or outside the U.K.) for Unionamerica Securities for a period of one year following the date of such lapse, except with the prior permission of the Panel.


    The acceptance by or on behalf of a previous acceptor of the Offer in its original or any previously revised form(s) shall, subject as provided in this paragraph and subject to the withdrawal rights of such acceptor as described under "--Withdrawal Rights", be deemed an acceptance of the Offer as revised and shall constitute an authority to MMI or its agents as his or her attorney to accept any such revised Offer on behalf of such previous acceptor and, if such revised Offer includes alternative forms of consideration, to make elections for, and/or accept, alternative forms of consideration on his or her behalf as such attorney may in his or her absolute discretion think fit, and to execute on behalf of and in the name of such previous acceptor all such further documents (if any) as may be required to give effect to such acceptances and/or elections. In making any such elections and/or acceptances, such attorney shall take into account the nature of any original acceptance made by the previous acceptor and such other facts or matters as he or she may reasonably consider relevant. The deemed acceptances and/or elections referred to in this paragraph shall not apply and the authority and powers of attorney referred to shall not be exercised by MMI or any of its agents if, as a result thereof, the previous acceptor would (on such basis as MMI may consider appropriate) thereby receive less in aggregate in consideration than he or she would have received in aggregate in consideration as a result of any previous acceptance of the Offer (or any previous revision thereof), unless such previous acceptor has previously agreed in writing to receive less in aggregate consideration. The powers of attorney and authority referred to in this paragraph and any acceptance of the revised Offer shall be irrevocable until the previous acceptor properly withdraws his or her acceptance as described under "--Withdrawal Rights". MMI reserves the right to treat as valid any executed Letter of Transmittal relating to the Offer (in its original or any previously revised form(s)) which is received after the announcement or issue of the Offer in any revised form as a valid acceptance of the Offer, as revised, and such acceptance shall constitute authority in terms of this paragraph on behalf of the relevant Unionamerica Securityholder. The deemed acceptances and elections referred to in this paragraph shall not apply and the power of attorney and authorities conferred by this paragraph shall be ineffective to the extent that a previous acceptor lodges, within ten business days of the posting of the document pursuant to which the revision of the Offer referred to in this paragraph is made available to Unionamerica Securityholders, a Letter of Transmittal in which he or she validly elects to receive the consideration receivable by him or her under the revised Offer in some other manner.

    MMI confirms that if it makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, MMI will extend the Offer to the extent required under the Exchange Act, which shall be a minimum of five business days from the date that the material change is first published, sent or given to Unionamerica Securityholders. If, prior to the Expiration Date, including any extension thereof, MMI shall increase or decrease the percentage of Unionamerica ADSs being sought or the consideration offered to Unionamerica Securityholders, such increase or decrease shall be applicable to all Unionamerica Securityholders whose ADSs are accepted for exchange pursuant to the Offer, and if at the time notice of any such increase or decrease is first published, sent or given to Unionamerica Securityholders, the Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Offer will be extended until the expiration of such ten business day period.

    If all the Conditions are not satisfied or, where permitted, waived at the Expiration Date, including any extension thereof, the Offer will, unless the Panel otherwise agrees, lapse and all Unionamerica Securities previously tendered and not validly withdrawn will be returned. MMI expressly reserves the right (a) not to extend the Expiration Date if all the Conditions are not satisfied or, where permitted, waived on the Expiration Date and to terminate the Offer (in which event all Unionamerica Securities for which acceptances have been received will be returned), and (b) at any time on or after the Expiration Date, if all Conditions are not satisfied or, where permitted, waived, to terminate the Offer and not accept any Unionamerica Securities not tendered on or before that date and, in such event, will give oral or written notice of such termination to the Exchange Agent and make a public announcement in the manner provided below under "--Announcements".

    If a competitive situation arises after a "no increase" and/or a "no extension" statement has been made in relation to the Offer, MMI may if it specifically reserves the right to do so at the time such statement is made, or otherwise with the consent of the Panel, withdraw such statement and be free to revise or increase the Offer if it announces such withdrawal within four business days after the announcement of the competing offer and notifies Unionamerica Securityholders to that effect in writing at the earliest opportunity thereafter. MMI may choose not to be bound by the terms of a "no increase" and/or "no extension" statement if, having reserved the right to do so at the time such statement is made, it posts an increased or improved offer which is recommended for acceptance by the Unionamerica Board or in any other circumstances permitted by the Panel.

    CERTAIN CONSEQUENCES OF THE OFFER. The purchase of Unionamerica ADSs pursuant to the Offer will reduce the number of Unionamerica Securityholders and the number of Unionamerica ADSs that might otherwise trade publicly and, depending on the number of Unionamerica ADSs so purchased, could adversely affect the liquidity and market value of the remaining Unionamerica ADSs held by the public. In addition, Unionamerica ADSs will cease to be quoted on the NYSE if MMI is entitled to and does effect the Compulsory Acquisition. Even if the Compulsory Acquisition is not effected, there would be a delisting from the NYSE if certain minimum requirements with respect to the number of publicly held shares and/or the number of public shareholders or other criteria are not met. The Unionamerica ADSs may also be deregistered under the Exchange Act if minimum requirements with respect to the number of shareholders of record are not met, with a consequent termination of certain public reporting obligations in the U.S.

    DELIVERY OF CONSIDERATION. Subject to the Offer becoming or being declared unconditional in all respects, share certificates in respect of MMI Common Stock in settlement of the consideration due under the Offer will be dispatched by first class post to accepting Unionamerica Securityholders or their appointed agents at their own risk: (i) in the case of acceptances received, complete and in order in all respects by the date on which the Offer becomes or is declared unconditional in all respects, within 14 calendar days of such date; or (ii) in the case of acceptances received, complete and in order in all respects after such date but while the Offer remains open for acceptance, within 14 calendar days of such receipt.

    Except with the consent of the Panel, settlement of the consideration due under the Offer will be made in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which MMI may otherwise be, or claim to be, entitled as against a Unionamerica Securityholder.

    UNIONAMERICA SECURITYHOLDERS RESIDENT OUTSIDE THE U.S. OR THE U.K. The Offer is being made to all Unionamerica Securityholders; provided, however, the receipt of this Prospectus does not constitute the making of the Offer to (and tenders of Unionamerica Securities will not be accepted from or on behalf of) Unionamerica Securityholders in any jurisdiction in the U.S. in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. MMI is not currently aware of any jurisdiction in the U.S. that prohibits the making of the Offer. MMI may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to Unionamerica Securityholders in such jurisdictions.

    The making of the Offer in, or to Persons resident in or citizens or nationals of, jurisdictions outside the U.S. or the U.K. may be affected by the laws of such jurisdictions. Unionamerica Securityholders not resident in the U.S. or the U.K. should inform themselves about and observe any applicable legal requirements. It is the responsibility of any Person outside the U.S. or U.K. wishing to accept the Offer to satisfy himself or herself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental or other consents which may be required, the compliance with other necessary formalities and the payment of any taxes or other requisite payments due in such jurisdiction.

    The Offer extends to any Unionamerica Securityholders not resident in the U.K. to whom this Prospectus, the Letter of Transmittal and any related documents may not be dispatched and such Unionamerica Securityholders may collect copies of those documents from the Exchange Agent or the Dealer Manager at the addresses set out on the back cover page of this Prospectus.

    ANNOUNCEMENTS. Any termination, revision, variation, extension or renewal of the Offer or extension of the Expiration Date will be followed as promptly as practicable by public announcements thereof no later than 8:30 a.m. (London time) in the U.K. and 8:30 a.m. (New York City time) in the U.S., on the business day following the day of such termination, revision, variation, extension or renewal (or such later time and/or date as the Panel may agree). Announcements will also be made no later than 8:30 a.m. (London time) in the U.K. and 8:30 a.m. (New York City time) in the U.S. on the business day following the Expiration Date. Without limiting the manner in which MMI may choose to make any public announcement and subject to MMI's obligations under applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act relating to MMI's obligation to disseminate promptly public announcements concerning material changes to the Offer), MMI will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service and the NYSE. Such announcement will also state (as nearly as practicable) the total number of Unionamerica Securities (i) for which acceptances of the Offer have been received and not validly withdrawn, (ii) acquired or agreed to be acquired by or on behalf of MMI or any person deemed to be acting in concert (determined in accordance with the City
Code) with it during the offer period as such expression is defined in the City Code, (iii) held by or on behalf of MMI or any Persons deemed to be acting in concert with it prior to June 25, 1997 and (iv) for which acceptances of the Offer have been received from any Person deemed to be acting in concert with MMI. The announcement will also specify the percentage of the Unionamerica Securities represented by each of these figures. The announcement of an extension will state the time and date to which the Expiration Date has been extended. In computing the number of Unionamerica Securities represented by acceptances and/or tenders, there may be included or excluded for announcement purposes, subject to the City Code, acceptances and tenders not in all respects in order or subject to verification.

    References to the making of an announcement by MMI include the release of an announcement by public relations consultants or MMI to the press and delivery by telephone or facsimile transmission of such announcement to the Dow Jones News Service and the NYSE.

    PUBLICATION; NOTIFICATION; GENERAL INFORMATION. The Offer will be made by means of this Prospectus and the Letter of Transmittal and may be accepted from and after that time.

    MMI and the Exchange Agent reserve the right to send notices regarding any matter, including the making of the Offer, to a Unionamerica Securityholder:

    1.  with a registered address outside the U.K. or the U.S.; or

    2. whom MMI knows to be a custodian, trustee or nominee holding Unionamerica ADSs for Persons who are citizens, residents or nationals of jurisdictions outside the U.K or the U.S.,

by announcement or by paid advertisement in a newspaper published and circulated in the U.K. or the U.S. The notice will be deemed to have been sufficiently given, despite any failure by a Unionamerica Securityholder to receive or see that notice. A reference in this Prospectus to a notice or the provision of information in writing by or on behalf of MMI is to be construed accordingly.

    The Unionamerica Securities which are the subject of the Offer will be acquired free from all liens, charges, restrictions (including restrictions imposed by law), third party rights and encumbrances and will be acquired with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends and other distributions declared, made or paid hereafter, other than any regular quarterly dividend of $0.0125 per share of Unionamerica Common Stock to be paid on or prior to the date on which the Offer becomes or is declared unconditional in all respects, or the Expiration Date, including any extension thereof, whichever is later.

    If the Offer lapses or is withdrawn, the Letters of Transmittal, ADRs and all document(s) of title will be returned by posting the same promptly thereafter to the Person or agent whose name and address is set out in the appropriate box on the Letter of Transmittal or, if none is set out, to the first-named holder at his registered address.

    All documents and remittances sent by, to or from Unionamerica Securityholders or their appointed agents will be sent at their own risk.

    Neither MMI nor its agents nor any other Person acting on behalf of it or them shall have any liability to any Person for any loss or alleged loss arising from the price, timing or manner of any exchange made pursuant to the authority set out above or otherwise in connection therewith.

    THE OFFER AND ALL CONTRACTS ARISING FROM ACCEPTANCES OF, OR PURSUANT TO, IT AND THE LETTERS OF TRANSMITTAL (OTHER THAN IN RELATION TO THE COMPULSORY ACQUISITION WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, ENGLISH LAW) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

    Execution and delivery by or on behalf of a Unionamerica Securityholder of a Letter of Transmittal constitutes such Person's: (i) irrevocable submission, in relation to all matters arising out of the Offer and the Letter of Transmittal, to the jurisdiction of the courts of England and (ii) agreement that nothing shall limit the right of MMI to bring any action, suit or proceeding arising out of or in connection with the Offer in any manner permitted by law and in any competent court of jurisdiction. The conduct of the Offer is, however, also subject to the U.S. federal securities laws and the securities laws of the states of the U.S. in which the Offer is being made. All references in this Prospectus to any statute or statutory provision shall include any statute or statutory provision which amends, consolidates or replaces the same. This Prospectus is issued by MMI.

MMI'S REASONS FOR THE PROPOSED ACQUISITION AND RECOMMENDATION OF THE MMI BOARD

    MMI believes that its target market, the healthcare industry, is undergoing structural change and organizational consolidation. MMI further believes that the medical malpractice industry is also undergoing consolidation, in part in response to the dynamics of its target market. MMI believes that current market conditions favor larger, strongly capitalized companies with multiple licenses, broad distribution systems and a full complement of insurance and risk management products and services. Consequently a key element of MMI's business strategy has been to seek growth through acquisition in order to achieve these objectives.

    MMI believes that the acquisition of Unionamerica offers MMI an opportunity to improve its competitive position. A substantial portion of Unionamerica's business involves operating as a reinsurer of medical malpractice insurance companies throughout the U.S. This distribution system affords MMI an opportunity to substantially increase its medical malpractice assumed reinsurance premium writings by virtue of the Proposed Acquisition and to form and expand upon strategic business relationships with direct writers of medical malpractice insurance. Although MMI intends to continue to operate Unionamerica as a distinct business entity under its present management and business plans, the combined capitalization of the combined entities would be among the largest of specialty medical malpractice writers.

    The medical malpractice business environment is currently in a prolonged soft market, where competitive pricing pressures have reduced the opportunity for MMI to obtain rate increases and thereby revenue growth. Unionamerica's business plan includes prospects for premium growth in areas outside of the medical malpractice line of business, including both U.S. property and casualty lines and London market and European property and casualty lines, and MMI believes that Unionamerica's management has the background and experience to manage such growth profitably.

    Material factors considered by the MMI Board in its evaluation of the acquisition of Unionamerica included the following: (i) Unionamerica's core line of business, professional indemnity reinsurance, is complementary to MMI's principal line of business, medical malpractice insurance; approximately 27% of Unionamerica's gross premiums written are derived from reinsurance of U.S. medical malpractice insurance companies; (ii) Unionamerica has a strong historical record of underwriting profit and return on equity and strong prospects for revenue and earnings growth; (iii) Unionamerica has strong growth prospects in international medical malpractice and non-professional liability markets that provide opportunity for earnings growth and geographical and line of business diversification of underwriting exposure; (iv) Unionamerica has a management group with substantial depth and reinsurance and London market experience; (v) Unionamerica's ADSs have historically traded at a discount to comparable companies in part due to liquidity issues; (vi) MMI expects to obtain operating synergies and expense reductions of up to $1 million annually (by eliminating certain functional redundancies) by virtue of Unionamerica ceasing to be a separate public entity and becoming a wholly-owned Subsidiary of MMI;
(vii) the impact of an increase in shares outstanding may serve to improve trading liquidity of MMI Common Stock, thereby improving shareholder value; and
(viii) the opinion rendered to the MMI Board by Smith Barney with regard to the fairness of the Exchange Ratio, from a financial point of view, to MMI.

    The MMI Board considered each of the factors listed above to be beneficial to the MMI stockholders. Based on this analysis, the MMI Board determined that the Proposed Acquisition is fair to, and in the best interests of, the MMI stockholders. The foregoing discussion of the information and factors considered by the MMI Board is not intended to be exhaustive, and were considered collectively by the MMI Board in connection with its review of the Acquisition Agreement. The decision of the MMI Board to approve the Acquisition Agreement and the transactions contemplated thereby was based on its consideration of many factors, including those noted above, taken as a whole. The MMI Board did not analyze specific factors in isolation. In view of the variety of factors considered in connection with its evaluation of the Proposed Acquisition, the MMI Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the MMI Board may have given different weights to different factors. For a discussion of the interests of MMI's directors and executive officers in MMI, see "Prospectus Summary--MMI Common Stock and Unionamerica ADSs Held by Directors, Executive Officers and Their Affiliates".

    The MMI Board also considered specific risk factors in connection with the Proposed Acquisition. Such risk factors included the following: (i) the value of the consideration given for each Unionamerica ADS may vary due to the fixed exchange ratio; (ii) operating synergies may not, or may be slow to, materialize; (iii) MMI or Unionamerica may experience loss of personnel or customers; (iv) industry factors, including competition and insurance capacity could negatively impact future results; (v) reserves for losses and loss adjustment expenses are based on estimates and may prove inaccurate; and (vi) operating results may be negatively impacted if the Proposed Acquisition were to fail to qualify for pooling-of-interests accounting treatment. While the MMI Board recommends that the issuance of shares of MMI Common Stock in connection with the Proposed Acquisition be approved, the Board also is aware that the risk factors described above exist. If certain of the events described in such risk factors were to occur, the presently perceived benefits of the transaction to the MMI stockholders and Unionamerica Securityholders might be diminished, or such occurences may impact negatively upon the combined operations of MMI and Unionamerica.

    THE MMI BOARD BELIEVES THAT THE TERMS OF THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF MMI AND ITS STOCKHOLDERS. ACCORDINGLY, AT ITS JUNE 24, 1997 MEETING, THE MMI BOARD APPROVED THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY RECOMMENDS THAT HOLDERS OF MMI COMMON STOCK VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF MMI COMMON STOCK IN CONNECTION WITH THE PROPOSED ACQUISITION.

OPINION OF FINANCIAL ADVISOR TO MMI

    SMITH BARNEY. Smith Barney was retained by MMI to act as its financial advisor in connection with the Proposed Acquisition. In connection with such engagement, MMI requested that Smith Barney evaluate the fairness, from a financial point of view, to MMI of the consideration proposed to be paid by MMI pursuant to the terms of the Acquisition Agreement. On June 24, 1997, at a meeting of the MMI Board held to evaluate the Proposed Acquisition, Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated June 24, 1997) to the MMI Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to MMI.

    In arriving at its opinion, Smith Barney reviewed a draft of the Acquisition Agreement and held discussions with certain senior officers, directors and other representatives and advisors of MMI and certain senior officers and other representatives and advisors of Unionamerica concerning the businesses, operations and prospects of MMI and Unionamerica. Smith Barney examined certain publicly available business and financial information relating to MMI and Unionamerica as well as certain financial forecasts and other information and data for MMI and Unionamerica which were provided to, or otherwise discussed with, Smith Barney by the respective managements of MMI and Unionamerica, including information relating to certain strategic implications and operational benefits anticipated to result from the Proposed Acquisition. Smith Barney reviewed the financial terms of the Proposed Acquisition as set forth in the Acquisition Agreement in relation to, among other things (i) current and historical market prices and trading volumes of MMI Common Stock and Unionamerica ADSs; (ii) the historical and projected earnings and other operating data of MMI and Unionamerica; and (iii) the capitalization and financial condition of MMI and Unionamerica. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Proposed Acquisition and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of MMI and Unionamerica. Smith Barney also evaluated the potential pro forma financial impact of the Proposed Acquisition on MMI. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed to Smith Barney as of the date of its opinion.

    In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. Smith Barney also assumed, with the consent of the MMI Board, that the final terms of the Acquisition Agreement reviewed by Smith Barney in draft form would not vary materially from the draft reviewed by Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Smith Barney, the managements of MMI and Unionamerica advised Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of MMI and Unionamerica as to the future financial performance of MMI and Unionamerica and the strategic implications and operational benefits anticipated to result from the Proposed Acquisition. Smith Barney assumed, with the consent of the MMI Board, that the Proposed Acquisition will be treated as a pooling-of-interests in accordance with GAAP and as a tax-free reorganization for U.S. federal income tax purposes. Smith Barney's opinion, as set forth therein, relates to the relative values of MMI and Unionamerica. Smith Barney did not express any opinion as to what the value of the MMI Common Stock actually will be when issued pursuant to the Offer or the price at which the MMI Common Stock will trade subsequent to the consummation of the Proposed Acquisition. Smith Barney did not make and, with the exception of certain reserve reports relating to Unionamerica, was not provided with an independent evaluation or appraisal of the assets, liabilities (contingent or otherwise) or reserves of MMI or Unionamerica nor did Smith Barney make any physical inspection of the properties or assets of MMI or Unionamerica. Smith Barney was not requested to consider, and Smith Barney's opinion does not address, the relative merits of the Proposed Acquisition as compared to any alternative business strategies that might exist for MMI or the effect of any other transaction in which MMI might engage. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Proposed Acquisition, which was determined through negotiation between MMI and Unionamerica. No other limitations were imposed by MMI on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

    In preparing its opinion to the MMI Board, Smith Barney performed a variety of financial and comparative analyses, including those described below performed by Smith Barney in connection with its opinion dated June 24, 1997. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a financial opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to MMI, Unionamerica, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MMI and Unionamerica. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and financial analyses were only one of many factors considered by the MMI Board in its evaluation of the Proposed Acquisition and should not be viewed as determinative of the views of the MMI Board or management with respect to the Exchange Ratio or the Proposed Acquisition.

    The following is a summary of the material financial analyses performed by Smith Barney in connection with its written opinion dated June 24, 1997:

    SELECTED COMPANY ANALYSIS. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of MMI, Unionamerica and seven selected publicly traded companies in the insurance and reinsurance industry, consisting of: SCPIE Holdings, Inc., MAIC Holdings Inc., FPIC Insurance Group, Inc., NAC Re Corp., Terra Nova (Bermuda) Holdings Ltd., Trenwick Group Inc. and Chartwell Re Corporation (collectively, the "Selected Companies"). Smith Barney compared, among other things, market values of the Selected Companies as multiples of, among other things, estimated calendar 1997 and calendar 1998 net operating income computed in accordance with GAAP, and GAAP book value as of March 31, 1997. Smith Barney also compared the relationship between the price to book value multiples and projected return on average equity ("ROE") of the Selected Companies with that of Unionamerica. Net income projections for the Selected Companies were based on estimates of selected investment banking firms and net income projections for MMI and Unionamerica were based on internal estimates of the managements of MMI and Unionamerica. All multiples were based on closing stock prices as of June 11, 1997. Applying a range of selected multiples for the Selected Companies of estimated calendar 1997 and 1998 GAAP net operating income and estimated GAAP book value as of March 31, 1997, of 9.1x to 11.7x, 8.3x to 10.5x and 1.31x to 1.69x, respectively, to corresponding financial data of Unionamerica resulted in equity reference ranges for Unionamerica of approximately $18.66 to $23.76 per share (on a fully diluted basis). Based on the relationship of the price to book value multiples and projected ROE of the Selected Companies, the implied equity value for Unionamerica was approximately $22.05 per share on a fully diluted basis. Based on a closing stock price of MMI Common Stock on June 24, 1997, the Exchange Ratio equated to an implied equity value for Unionamerica of approximately $22.15 per share.

    SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction multiples paid in nine selected transactions in the insurance and reinsurance industry consisting of (target/acquiror): SAFR/PartnerRe Ltd., Zurich Reinsurance Centre Holdings, Inc./Zurich Insurance Company, Piedmont Management Company, Inc./ Chartwell Re Corporation, Discover Re Managers, Inc./USF&G Corporation, Re Capital Corporation/ Zurich Reinsurance Centre Holdings, Inc., Underwriters Reinsurance Corp./Alleghany Corporation, American Re Corporation/Kohlberg Kravis Roberts & Co., Chartwell Re Corporation/Wand Partners Inc. and National Re Corp./National Re Holdings Corp. (collectively, the "Selected Transactions"). Smith Barney compared the purchase prices in such transactions as multiples of, among other things, last twelve month GAAP net income ("LTM GAAP net income"), one-year forward GAAP net income and March 31, 1997 book value. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying a range of selected multiples for the

Selected Transactions of LTM GAAP net income, one-year forward GAAP net income and March 31, 1997 book value of 9.5x to 12.5x, 10.6x to 13.9x and 1.27x to 1.70x, respectively, to corresponding financial data for Unionamerica resulted in an average equity reference range for Unionamerica of approximately $17.12 to $22.55 per share on a fully diluted basis, as compared to the equity value implied by the Exchange Ratio of approximately $22.15 per share based on a closing price of MMI Common Stock on June 24, 1997.

    No company, transaction or business used as a comparison in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" is identical to MMI, Unionamerica or the Proposed Acquisition. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

    DISCOUNTED CASH FLOW ANALYSIS. Smith Barney performed a discounted cash flow analysis of the projected dividendable net income of Unionamerica for fiscal years 1997 through 2001, based on internal estimates of the management of MMI and Unionamerica. The range of the estimated terminal value for Unionamerica at the end of the five-year period was calculated by applying terminal multiples ranging from 9.0x to 13.0x to Unionamerica's projected 2002 net income, representing Unionamerica's estimated value at June 30, 2000. The net income terminal value of Unionamerica was discounted to June 30, 1997 using rates ranging from 9% to 14%. This analysis resulted in an equity reference range for Unionamerica of approximately $16.03 to $22.01 per share, as compared to the equity value implied by the Exchange Ratio of approximately $22.15 per share based on a closing price of MMI Common Stock on June 24, 1997.

    PRO FORMA MERGER ANALYSIS. Smith Barney analyzed certain pro forma effects resulting from the Proposed Acquisition, including, among other things, the impact of the Proposed Acquisition on the projected earnings per share ("EPS") of MMI for the fiscal years ending 1997 and 1998, based on internal estimates of the management of MMI and internal estimates of the management of Unionamerica. The results of the pro forma merger analysis suggested that the Offer could be accretive to MMI's EPS in each of the fiscal years analyzed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the historical and projected financial results of MMI and Unionamerica; (ii) the history of trading prices and volume for Unionamerica ADSs and the relationship between movements of such securities with that of the MMI Common Stock; (iii) premiums paid in selected stock-for-stock transactions in the insurance and reinsurance industry; and (iv) the pro forma ownership of the combined company. In addition, Smith Barney analyzed the respective contributions of MMI and Unionamerica to the net premiums written and net operating income of the combined company for fiscal year 1996.

    Pursuant to the terms of Smith Barney's engagement, MMI has agreed to pay Smith Barney for its services in connection with the Proposed Acquisition an aggregate financial advisory fee of $1.672 million, a substantial portion of which is payable only if the Proposed Acquisition is consummated. MMI has also agreed to reimburse Smith Barney for reasonable travel and other reasonable out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related Persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

    Smith Barney has advised MMI that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of MMI and Unionamerica for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided certain investment banking services to MMI unrelated to the

Proposed Acquisition, including serving as a managing underwriter in the initial public offering of MMI Common Stock in June 1993 and the subsequent public offering of MMI Common Stock in September 1996, for which services Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with MMI and Unionamerica.

    Smith Barney is a nationally recognized investment banking firm and was selected by MMI based on Smith Barney's experience, expertise and familiarity with MMI and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED JUNE 24, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. SMITH BARNEY HAS CONSENTED TO THE USE OF ITS OPINION IN THIS PROSPECTUS. HOLDERS OF MMI COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED TO THE MMI BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO MMI, DOES NOT ADDRESS ANY OTHER ASPECT OF THE OFFER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MMI SPECIAL MEETING OR AS TO WHETHER ANY UNIONAMERICA SECURITYHOLDER SHOULD ACCEPT THE OFFER. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

UNIONAMERICA'S REASONS FOR THE PROPOSED ACQUISITION AND RECOMMENDATION OF THE
  UNIONAMERICA BOARD

    The Unionamerica Board has unanimously approved the Acquisition Agreement and the transactions contemplated thereby. In reaching its conclusion to approve the Acquisition Agreement, the Unionamerica Board considered many factors, including, but not limited to, the following material factors:

        (i) the terms and conditions of the Offer and the Acquisition Agreement, including the amount and form of consideration to be received by Unionamerica Securityholders in the Offer, the tax representations, warranties and covenants in the Acquisition Agreement, the conditions to the Offer that the MMI Common Stock to be exchanged for Unionamerica ADSs in the Offer be registered under the Securities Act and listed on the NYSE and the premium which Unionamerica Securityholders would receive based upon the Exchange Ratio and the market prices for MMI Common Stock and Unionamerica ADSs prior to June 25, 1997;

        (ii) the Unionamerica Board's familiarity with, among other things, the business, operations, financial condition, competitive position and prospects of Unionamerica, the nature of the reinsurance industry in which Unionamerica participates, and current industry, economic and market conditions, both on a historical and on a prospective basis;

       (iii) the Unionamerica Board's review of the historical and prospective market prices of the Unionamerica ADSs compared to the Exchange Ratio. The market prices of Unionamerica ADSs and MMI Common Stock as of June 23, 1997, the last trading day preceding the Unionamerica Board's meeting to consider the Acquisition Agreement, were $19.00 and $26.00, respectively. Based on the Exchange Ratio, the Offer valued each Unionamerica ADS at $21.73, representing a premium of approximately 14.4%;

        (iv) the Unionamerica Board's review of presentations by, and discussions of the terms and conditions of the Offer with, the senior executives of Unionamerica, representatives of its legal counsel and representatives of DLJ;

        (v) the Unionamerica Board's receipt of the opinion of DLJ, dated June 25, 1997 to the effect that, as of such date and based on, and subject to, the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio to be offered to the Unionamerica Securityholders was fair from a financial point of view to such Securityholders (see "Opinion of Financial Advisor to Unionamerica"). In connection with its evaluation of the Proposed Acquisition, the Unionamerica Board considered the numerous transaction and public company financial analyses performed by DLJ and DLJ's conclusion that no company or transaction is directly comparable to Unionamerica, MMI or the Proposed Acquisition. The Unionamerica Board considered DLJ's advice that many qualitative factors are involved in valuing a company or analyzing a transaction in the property and casualty insurance industry, including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold and the company's market position relative to its competitors;

        (vi) the financial condition of MMI, which would create a market capitalization of MMI following the Proposed Acquisition in excess of $500 million, and MMI's standing in the healthcare risk management industry;

       (vii) the potential efficiencies resulting from the elimination of expenses relating to Unionamerica's status as a public company, which are estimated to be up to approximately $1 million annually, and synergies to be realized by combining the operations of MMI and Unionamerica as a result of Unionamerica becoming a wholly-owned Subsidiary of MMI;

      (viii) the regulatory approvals required to consummate the Proposed Acquisition and the favorable prospects for receiving all such approvals;

        (ix) the ability of the Unionamerica Securityholders to maintain an ownership stake in the combined entity and potentially realize the benefits from the Proposed Acquisition;

        (x) the potential that medical malpractice insurers for which Unionamerica provides reinsurance (representing approximately 23% of total revenues for the year ended December 31, 1996) will, as a result of Unionamerica's affiliation with MMI's insurance Subsidiaries, view Unionamerica as a competitor and seek alternative sources for reinsurance;

        (xi) the structure of the Proposed Acquisition, which would permit Unionamerica Securityholders to exchange their Unionamerica ADSs for MMI Common Stock on a tax-free basis; and

       (xii) the terms and conditions of the Acquisition Agreement, including, among other things, the fact that Unionamerica's obligations under the Acquisition Agreement will be fully discharged in the event a higher competing offer is made or a firm intention to make a higher competing offer is announced and MMI does not prior to midnight on the tenth business day after the day on which the relevant higher competing offer is made or, if earlier, publicly announced, announce a revised offer on terms which provide, in the reasonable opinion of DLJ, a substantially equivalent or greater consideration than the higher competing offer, and a $5 million fee is paid to MMI.

    The Unionamerica Board considered each of the factors listed above, except for factor (x), to be beneficial to Unionamerica Securityholders and, consequently, favorable to its decision to approve the Acquisition Agreement. Based on this analysis, the Unionamerica Board determined that the Proposed Acquisition is fair to, and in the best interests of, the Unionamerica Securityholders. The foregoing discussion of the information and factors considered by the Unionamerica Board is not intended to be exhaustive, and were considered collectively by the Unionamerica Board in connection with its review of the Acquisition Agreement. The decision of the Unionamerica Board to approve the Acquisition Agreement and the transactions contemplated thereby was based on its consideration of many factors, including those noted above, taken as a whole. The Unionamerica Board did not analyze specific factors in isolation. In view of the variety of factors considered in connection with its evaluation of the Proposed Acquisition, the Unionamerica Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Unionamerica Board may have given different weights to different factors. For a discussion of the interests of Unionamerica's directors and executive officers in Unionamerica, see "Prospectus Summary-- MMI Common Stock and Unionamerica ADSs held by Directors, Executive Officers and Their Affiliates".

    THE UNIONAMERICA BOARD UNANIMOUSLY RECOMMENDS THAT UNIONAMERICA SECURITYHOLDERS TENDER THEIR UNIONAMERICA ADSs IN THE OFFER.

OPINION OF FINANCIAL ADVISOR TO UNIONAMERICA

    In its role as financial advisor to Unionamerica, DLJ was asked by Unionamerica to render its opinion to the Unionamerica Board as to the fairness, from a financial point of view, to the holders of Unionamerica ADSs of the Exchange Ratio to be offered to the holders of Unionamerica ADSs pursuant to the terms of the Acquisition Agreement. On June 25, 1997, DLJ delivered its written opinion (the "DLJ Opinion") to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of Unionamerica ADSs.

    A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS APPENDIX C. UNIONAMERICA SECURITYHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

    The DLJ Opinion was prepared for the Unionamerica Board and is directed only to the fairness, from a financial point of view, to the holders of Unionamerica ADSs, and does not constitute a recommendation to any U.S. Securityholder as to whether to tender their Unionamerica ADSs.

    The DLJ Opinion does not constitute an opinion as to the price at which MMI Common Stock will actually trade at any time. The Exchange Ratio was determined in arms' length negotiations between Unionamerica and MMI, in which negotiations DLJ advised Unionamerica. No restrictions or limitations were imposed by the Unionamerica Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

    In arriving at its opinion, DLJ reviewed the Acquisition Agreement, including the exhibits and schedules thereto. DLJ also reviewed financial and other information that was publicly available or furnished to it by Unionamerica and MMI, including information provided during discussions with their respective managements. Included in the information provided during discussions with their respective managements were certain financial projections of Unionamerica and MMI for the years ending December 31, 1997 and December 31, 1998 prepared by the managements of Unionamerica and MMI, respectively. In addition, DLJ compared certain financial and securities data of Unionamerica and MMI with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Unionamerica ADSs and MMI Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

    In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Unionamerica or MMI or any of their respective representatives, or that was otherwise reviewed by it. With respect to the financial projections of Unionamerica supplied to it, DLJ assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Unionamerica as to the future operating and financial performance of Unionamerica. With respect to the financial projections of MMI supplied to it, DLJ assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of MMI as to the future operating and financial performance of MMI. DLJ did not assume any responsibility for making an independent evaluation of any of the information reviewed by it. DLJ relied as to all legal matters on advice of counsel to Unionamerica.

    The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on June 25, 1997, and on the information made available to it as of, June 25, 1997. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

    The following is a summary of the presentation made by DLJ to the Unionamerica Board at its June 13, 1997 meeting, which presentation was confirmed at the Unionamerica Board meeting held on June 24, 1997.

    At the close of business on June 11, 1997, MMI's stock price was $25.25 per share, resulting in a value per Unionamerica ADS of approximately $21.11, based on the Exchange Ratio of 0.836 shares of MMI Common Stock for each Unionamerica ADS.

    TRANSACTION ANALYSIS. DLJ reviewed publicly available information for selected transactions involving: (i) the acquisition of property and casualty insurance companies since January 1, 1989 (the "Selected Property and Casualty Transactions") and, (ii) the acquisition of property and casualty insurance companies from January 1, 1996 through June 11, 1997 (the "Selected Recent Property and Casualty Transactions") (together, the "Selected Transactions"). In reviewing the Selected Transactions, several factors were considered, including:
(i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of the merger and acquisition activity; and (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of property and casualty insurance company transactions which have occurred. Such transactions were used in this analysis because the companies involved were deemed by DLJ to operate in similar businesses or have similar financial characteristics to Unionamerica and MMI.

    DLJ reviewed the consideration paid in the Selected Transactions in terms of the price paid for the common stock in the Selected Transactions as a multiple of GAAP operating earnings for the latest twelve months ("LTM") ended prior to the announcement of such transactions and as a multiple of shareholders' equity as of the end of the latest fiscal quarter ("LFQ") ended prior to the announcement of such transactions. In analyzing acquisitions of property and casualty insurance companies, the purchase price paid may be described in terms of multiples of the price paid for common stock to GAAP operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of the price offered to be paid for Unionamerica ADSs by MMI to the GAAP operating earnings and shareholders' equity of Unionamerica with multiples paid by acquirors in other transactions indicates whether the valuation being placed on Unionamerica is within the range of values paid for other property and casualty insurance companies.

    The low, average and high multiples of price paid for common stock to LTM GAAP operating earnings were 5.0x, 18.5x and 57.3x, respectively, for the Selected Property and Casualty Transactions. Based on an offer price of $21.11 per share, the implied multiple of price paid for common stock to Unionamerica's GAAP operating earnings for the LTM ended March 31, 1997 was 9.7x. This multiple is between the low and average multiples of the Selected Property and Casualty Transactions. The low, average and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the transaction were 0.36x, 1.61x and 3.92x, respectively, for the Selected Property and Casualty Transactions. Based on an offer price of $21.11 per share, the implied multiple of price paid for common stock to Unionamerica's shareholders' equity as of March 31, 1997 was 1.75x. This multiple is higher than the average multiple of the Selected Property and Casualty Transactions.

    The low, average and high multiples of price paid for common stock to LTM GAAP operating earnings were 7.5x, 16.0x and 29.7x, respectively, for the Selected Recent Property and Casualty Transactions. Based on an offer price of $21.11 per share, the implied multiple of price paid for common stock to Unionamerica's GAAP operating earnings for the LTM ended March 31, 1997 was 9.7x. This multiple is between the low and average multiples of the Selected Recent Property and Casualty Transactions. The low, average and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the transaction were 1.00x, 2.14x and 3.92x, respectively, for the Selected Recent Property and Casualty Transactions. Based on an offer price of $21.11 per share, the implied multiple of price paid for common stock to Unionamerica's shareholders' equity as of March 31, 1997 was 1.75x. This multiple is between the low and average multiple of the Selected Recent Property and Casualty Transactions.

    DLJ determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of the Selected Transactions involving property and casualty insurance companies where the acquired company's stock was publicly traded (the "Selected Public Property and Casualty Transactions"). The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date were 35.6%, 40.2% and 52.1%, respectively, for the Selected Public Property and Casualty Transactions. An offer price of $21.11 per share represents premiums to the trading prices of Unionamerica ADSs, one day, one week and one month prior to June 11, 1997, of 11.8%, 26.0% and 26.0%, respectively. These premiums are lower than the corresponding average premiums of the Selected Public Property and Casualty Transactions.

    DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of comparably sized transactions over the latest twelve months ended June 11, 1997 where the acquired company's stock was publicly traded (the "Selected Public Transactions"). The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date were 15.4%, 20.9% and 26.4%, respectively, for the Selected Public Transactions. An offer price of $21.11 per share represents premiums to the trading prices of Unionamerica ADSs, one day, one week and one month prior to June 11, 1997 of 11.8%, 26.0% and 26.0%, respectively. These premiums are below, above and below the corresponding average premiums of the Selected Public Transactions.

    PUBLIC COMPANY ANALYSIS. To provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of Unionamerica to the corresponding data and ratios of selected reinsurance companies whose securities are publicly traded. Such companies included Chartwell, Everest Re, NAC Re, and Trenwick (the "Selected U.S. Broker Market Reinsurance Companies") as well as Sphere Drake and Terra Nova (Bermuda) Holdings (the "Selected London Market Reinsurance Companies") (together, the "Selected Reinsurance Companies").

    Such analysis included, among other things, the ratios of stock price to GAAP operating earnings per share ("EPS") for the LTM ended March 31, 1997, estimated GAAP operating EPS for 1997 and 1998 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Reinsurance Companies), and shareholders' equity per share as of March 31, 1997. Closing prices as of June 11, 1997 were used in this analysis. The ratios described in this paragraph have been designed to reflect the value attributable in the public equity markets to various valuation measures of reinsurance companies. Measures utilized in the public marketplace to value the stock of publicly traded companies in the reinsurance industry are based on, among other things, a company's historical and projected GAAP operating earnings as well as shareholders' equity. The multiples of stock price to GAAP operating EPS reflect the value attributed to a company by public equity market investors based on the company's historical and projected earnings. The multiples of stock price to shareholders' equity per share reflect the values attributed to a company by public equity market investors based on the company's net worth. Variances in multiples for different companies may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes debt or preferred stock financing. Comparing the multiples of price offered to be paid by MMI to the GAAP operating EPS and shareholders' equity of Unionamerica with the multiples at which the Selected Reinsurance Companies trade indicates whether the valuation being placed on Unionamerica is within the range of values at which the Selected Reinsurance Companies trade.

    The low, average and high, multiples of public stock price to GAAP operating EPS for the LTM ended March 31, 1997 were 10.9x, 13.1x and 14.9x, respectively, for the Selected U.S. Broker Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's GAAP operating EPS for the LTM ended March 31, 1997 was 9.6x. This multiple is lower than the low multiple of the Selected U.S. Broker Market Reinsurance Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 9.9x, 11.7x and 12.9x, respectively, for the Selected U.S. Broker Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's estimated 1997 GAAP operating EPS was 10.1x. This multiple is between the low and average multiple of the Selected U.S. Broker Market Reinsurance Companies. The low, average and high multiples of public stock price to estimated 1998 GAAP operating EPS were 9.1x, 10.5x and 11.4x, respectively, for the Selected U.S. Broker Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's estimated GAAP operating EPS for 1998 was 9.0x. This multiple is lower than the low multiple of public stock price to estimated 1998 GAAP operating EPS of the Selected U.S. Broker Market Reinsurance Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of March 31, 1997 were 1.14x, 1.41x and 1.68x, respectively, for the Selected U.S. Broker Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's shareholders' equity per share as of March 31, 1997 was 1.75x. This multiple is higher than the high multiple of the Selected U.S. Broker Market Reinsurance Companies.

    The low, average and high multiples of public stock price to GAAP operating EPS for the LTM ended March 31, 1997 were 5.8x, 7.9x and 9.9x, respectively, for the Selected London Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's GAAP operating EPS for the LTM ended March 31, 1997 was 9.6x. This multiple is higher than the average multiple of the Selected London Market Reinsurance Companies. The low, average and high multiple of public stock price to estimated 1997 GAAP operating EPS were 8.9x, 9.0x and 9.1x, respectively, for the Selected London Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's estimated 1997 GAAP operating EPS was 10.1x. This multiple is higher than the high multiple of the Selected London Market Reinsurance Companies. The low, average and high multiples of public stock price to estimated 1998 GAAP operating EPS were 7.7x, 8.0x and 8.3x, respectively, for the Selected London Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's estimated GAAP operating EPS for 1998 was 9.0x. This multiple is higher than the high multiple of public stock price to estimated 1998 GAAP operating EPS of the Selected London Market Reinsurance Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of March 31, 1997 were 0.67x, 1.08x and 1.49x, respectively, for the Selected London Market Reinsurance Companies. Based on an offer price of $21.11 per share, the implied multiple of offer price to Unionamerica's shareholders' equity per share as of March 31, 1997 was 1.75x. This multiple is higher than the high multiple of the Selected London Market Reinsurance Companies.

    Since the consideration received pursuant to the Offer will be in the form of MMI Common Stock, to provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of MMI to the corresponding data and ratios of W.R. Berkley, Frontier, Gainsco, HCC, Markel, Navigators, NYMagic, Penn-America and RLI Corp. (the "Selected Specialty Insurance Companies") and FPIC, MAIC Holdings, PICOM, St. Paul Companies and SCPIE (the "Selected Medical Malpractice Companies") (together, the "Selected Companies").

    Such analysis included, among other things, the ratios of stock price to GAAP operating EPS for the LTM ended March 31, 1997, estimated GAAP operating EPS for 1997 and 1998 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Companies), and to shareholders' equity per share as of March 31, 1997. Closing prices as of June 11, 1997 were used in this analysis. Comparing the multiples at which the Selected Companies trade indicates whether MMI's Common Stock price is within the range of values at which the Selected Companies trade.

    The low, average and high multiples of public stock price to GAAP operating EPS for LTM ended March 31, 1997, were 9.8x, 15.3x and 22.3x, respectively, for the Selected Specialty Insurance Companies, and 9.0x, 11.8x and 16.1x, respectively, for the Selected Medical Malpractice Companies. The multiple of price to MMI's GAAP operating EPS for LTM ended March 31, 1997 was 10.9x. This multiple is between the low and average multiple of both the Selected Specialty Insurance Companies and the Selected Medical Malpractice Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 9.6x , 13.6x and 19.1x, respectively, for the Selected Specialty Insurance Companies, and 9.1x, 11.5x and 13.6x, respectively, for the Selected Medical Malpractice Companies. The multiple of price to MMI's estimated 1997 GAAP operating EPS was 10.7x. This multiple is between the low and the average multiple of both the Selected Specialty Insurance Companies and the Selected Medical Malpractice Companies. The low, average and high multiples of public stock price to estimated 1998 GAAP operating EPS were 8.1x, 11.6x and 15.6x, respectively, for the Selected Specialty Insurance Companies, and 8.7x, 10.4x and 12.5x, respectively, for the Selected Medical Malpractice Companies. The multiple of price to MMI's estimated 1998 GAAP operating EPS was 9.4x. This multiple is between the low and the average multiple of both the Selected Specialty Insurance Companies and the Selected Medical Malpractice Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of March 31, 1997 were 1.12x, 2.11x and 3.84x, respectively, for the Selected Specialty Insurance Companies, and 0.89x, 1.46x and 1.84x, respectively, for the Selected Medical Malpractice Companies. The multiple of price to MMI's shareholders' equity per share as of March 31, 1997 was 1.20x. This multiple is between the low and the average multiple of both the Selected Specialty Insurance Companies and the Selected Medical Malpractice Companies.

    No company or transaction used in the Transaction Analysis or the Public Company analysis described above was directly comparable to Unionamerica, MMI or the Proposed Acquisition. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the transaction values and trading prices. For example, many qualitative factors are involved in valuing a company or analyzing a transaction in the property and casualty insurance industry, including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold and the company's market position relative to its competitors. Other factors that could affect the transaction values or trading prices include differences in distribution, products, geographic or demographic customer concentration, size, accounting practices, asset portfolio quality, interest rate sensitivity and other factors. These factors may affect the transaction values of trading prices in each case by affecting in varying degrees investors' expectations of such factors as the company's risk and future operating profitability.

    STOCK TRADING HISTORY. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both Unionamerica ADSs and MMI Common Stock for various periods ended prior to June 11, 1997. DLJ also reviewed the daily closing prices of Unionamerica ADSs and MMI Common Stock and compared the Unionamerica and MMI closing stock prices with the S&P 500 Index and indices of selected publicly traded companies. In addition, DLJ reviewed the trading history of Unionamerica ADSs and MMI Common Stock relative to indices of selected publicly traded companies in order to assess the relative stock price performance of Unionamerica, MMI and such indices.

    PRO FORMA MERGER ANALYSIS. DLJ analyzed certain pro forma financial effects resulting from the Proposed Acquisition. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the managements of Unionamerica and MMI. DLJ analyzed the pro forma effect of the Proposed Acquisition on the EPS, shareholders' equity per share and leverage ratios of the combined companies. MMI's management has indicated that it believes that the Proposed Acquisition will offer some modest consolidation opportunities which will result in revenue enhancements and expense savings relative to the stand-alone projected revenues and expenses of Unionamerica and MMI. DLJ incorporated estimates of such revenue enhancements and expense savings, determined in conjunction with the managements of Unionamerica and MMI, in its analysis, although DLJ did not express any opinion as to the likelihood of such revenue enhancements or expense savings realized. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis and on an offer price of $21.11 per share, holders of MMI's Common Stock would realize EPS accretion of 2.8%, and 6.5%, respectively, in 1997 and 1998. Based on this analysis and on an offer price of $21.11 per share, the MMI ratio of debt to total capitalization as of March 31, 1997 would be 19.9%, assuming the Proposed Acquisition is completed. There can be no assurance as to whether the assumptions regarding financial projections set forth in this paragraph will occur, and such assumptions are used only for purposes of illustration.

    CONTRIBUTION ANALYSIS. DLJ analyzed Unionamerica's and MMI's relative contributions to the combined company with respect to GAAP operating revenues, GAAP operating earnings, shareholders' equity and total assets and compared this with the relative ownership of Unionamerica Securityholders in the combined company after the Proposed Acquisition. Such analysis was considered on a percentage contribution basis and was made, where appropriate, (i) for 1996 and for the LTM ended March 31, 1997 based on MMI's and Unionamerica's historical financial results and (ii) with respect to estimated GAAP operating earnings for 1997 and 1998, as projected by Unionamerica's and MMI's management.

    Unionamerica's relative contribution to the combined company with respect to revenues and net operating income for 1996 were 37.7% and 43.0%, respectively, of the total. Unionamerica's relative contribution to the combined company with respect to estimated GAAP operating earnings for 1997 and 1998 were 38.0% and 37.1%, respectively, of the total. Unionamerica's relative contribution to the combined company with respect to total assets was 41.5% of the total. Unionamerica's relative contribution to shareholder's equity as of December 31, 1996 was 30.0% of the total.

    Based on the Exchange Ratio of 0.836, Unionamerica Securityholders would own approximately 38.0% of the combined company after the Proposed Acquisition. The results of these contribution analyses are not necessarily indicative of the contributions that the respective business may actually make in the future.

    The summary set forth above does not purport to be a complete description of the analysis performed by DLJ but describes, in summary form, the principal elements of the presentation made by DLJ to the Unionamerica Board on June 13, 1997 in connection with its preparation of the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Proposed Acquisition and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness, from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and the selected portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying the DLJ Opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    The Unionamerica Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Proposed Acquisition and is familiar with Unionamerica, its business and the property and casualty insurance industry. Pursuant to the terms of an engagement letter dated June 13, 1997 between Unionamerica and DLJ, Unionamerica paid DLJ $250,000 upon rendering of the DLJ Opinion. Pursuant to the terms of the engagement letter, Unionamerica will pay DLJ, on the Closing Date, cash compensation equal to seven-eighths of one percent (0.875%) of the Transaction Value, less the $250,000 paid to date. Transaction Value is defined as the aggregate amount of consideration received by Unionamerica and/or the Unionamerica Securityholders (treating any shares issuable upon exercise of options, warrants or other rights of conversion that are outstanding as of June 25, 1997, as outstanding, and subtracting from this amount the exercise price of these options, warrants or other rights of conversion), plus the amount of any debt assumed, acquired, remaining outstanding, retired or defeased or preferred stock redeemed or remaining outstanding in connection with the Proposed Acquisition, including, in the case of a sale or other disposition by Unionamerica of assets, the net value of any assets not sold by Unionamerica. Based on an assumed Transaction Value, Unionamerica will pay DLJ, on the Closing Date, cash compensation of approximately $1.9 million, less the $250,000 paid to date. Unionamerica also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of pocket expenses of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Unionamerica believe are customary in transactions of this nature, were negotiated at arms' length between Unionamerica and DLJ and the Unionamerica Board are aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Proposed Acquisition.

    In the ordinary course of business, DLJ may actively trade the securities of both Unionamerica and MMI for its own account and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for Unionamerica in the past, including lead-managing Unionamerica's initial public offering in December, 1995, and has received usual and customary compensation for such services. DLJ has performed investment banking and other services in transactions involving MMI in the past including representing HPIC in its sale to MMI, and has received usual and customary compensation for such services.

PROPOSED REFINANCING OF BANK DEBT

    MMI presently is considering, subject to market conditions, to refinance the combined bank debt of MMI and Unionamerica after closing the Proposed Acquisition (approximately $103 million) through a private placement to institutional investors of approximately $100 million of preferred trust securities during November or December 1997. The offering will be made through the issuance of the Refinancing Securities. MMI will agree to file a registration statement for an exchange offer for the Refinancing Securities, which will not be registered under the Securities Act and may not be offered and sold in the U.S. absent registration or an applicable exemption from registration requirements. There is no assurance that MMI will decide to proceed with such refinancing. See "--Description of MMI Capital Stock" and "Appendix D" for a description of restrictions on dividends and distributions on, and purchases of, MMI Common Stock in the event MMI elects to defer payment of interest on the subordinated debentures. MMI has no present intention to elect to defer interest payments on the subordinated debentures.

DESCRIPTION OF MMI CAPITAL STOCK

    The authorized capital stock of MMI as of the completion of the Offer will consist of 30,000,000 shares of Common Stock, $0.10 par value per share, and 5,000,000 shares of Preferred Stock, $20.00 par value per share, the rights, preferences and powers of which may be designated by the MMI Board.

    COMMON STOCK. Each share of MMI Common Stock entitles its holder to one vote on each matter brought before a meeting of the stockholders.

    The MMI Certificate does not grant MMI's stockholders preemptive rights to subscribe for any additional issues of MMI Common Stock. The shares of MMI Common Stock have no redemption or conversion rights. All outstanding shares of MMI Common Stock are legally issued, fully paid and non-assessable.

    Subject to the limitations on dividends and other restrictions described in Appendix D--"Certain Market, Dividend and Exchange Rate Information", registered holders of shares of MMI Common Stock are entitled to receive such dividends as may be declared from time to time by the MMI Board out of the funds legally available therefor.

    PREFERRED STOCK. The MMI Board is authorized by the MMI Certificate, without first obtaining the approval of the holders of MMI Common Stock, to issue from time to time shares of Preferred Stock which may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the MMI Board. The MMI Board without obtaining stockholder approval could issue shares of Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of shares of MMI Common Stock and discourage a hostile takeover of MMI.

    SHAREHOLDER RIGHTS PLAN. On June 14, 1997, the MMI Board adopted a shareholder rights plan pursuant to the Rights Agreement between MMI and ChaseMellon Shareholder Services L.L.C., as Rights Agent, and declared a dividend distribution of one Right for each outstanding share of MMI Common Stock, payable to MMI's stockholders of record at the close of business on June 30, 1997. One Right attaches to each share of MMI Common Stock and each Right will entitle the registered holder to purchase from MMI a Unit of Series B Preferred Stock, at a purchase price of $75.00 per Unit (the "Purchase Price"), subject to adjustment. All shares of MMI Common Stock issued in the Offer to the holders of Unionamerica ADSs will entitle such holders to the Rights set forth in the Rights Agreement.

    The Rights will separate from the MMI Common Stock upon the earlier of (i) ten days following a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of MMI Common Stock (the "Stock Acquisition Date"), or (ii) ten business days (or such later date as the MMI Board may determine) following the commencement of a tender offer or exchange offer that would result in a Person or group becoming an Acquiring Person (a Person or group of affiliated or associated Persons who has acquired beneficial ownership of 15% or more of the outstanding MMI Common Stock). The earlier of (i) and (ii) is known as the "Distribution Date". The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 30, 2007, unless earlier redeemed or extended by MMI. The MMI Board has excluded from the number of shares used to determine whether or not a Person becomes an Acquiring Person the shares of MMI Common Stock received directly from MMI by any Person by exchange in the Offer for Unionamerica ADSs which such Person beneficially owned as of June 25, 1997 solely on account of such receipt; provided, however, that neither (i) any such Person who acquires any additional beneficial ownership of MMI Common Stock, nor
(ii) any transferee from such Person, is excluded.

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
    In the event that any Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise MMI Common Stock (or, in certain circumstances, cash, property or other securities of MMI) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of such a flip-in event, all Rights that are beneficially owned by any Acquiring Person will be null and void.

    In the event that following the Stock Acquisition Date, (i) MMI engages in a merger or business combination transaction in which MMI is not the surviving corporation; (ii) MMI engages in a merger or business combination transaction in which MMI is the surviving corporation and the MMI Common Stock is changed or exchanged; or (iii) 50% or more of the MMI assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Purchase Price.

    Generally, at any time until ten days following the Stock Acquisition Date, MMI may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Until a Right is exercised, the holder thereof will have no rights as a stockholder of MMI, including, without limitation, the right to vote or receive dividends.

    DELAWARE LAW AND CERTAIN CORPORATE PROVISIONS. Pursuant to the MMI Certificate, the MMI Board is divided into three classes serving staggered three-year terms. Directors can be removed from office only with cause and only by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock entitled to vote in an election of directors. Vacancies on the MMI Board may be filled only by the remaining directors, and not by the stockholders.

    The MMI Certificate also provides that any action required or permitted to be taken by the stockholders of MMI may be effected only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. The MMI Certificate and the MMI Bylaws provide that special meetings of stockholders may be called only by the MMI Board. Stockholders are not permitted to call a special meeting or to require that the MMI Board call a special meeting of stockholders except as applicable law may require.

    The MMI Certificate authorizes, and the MMI Bylaws establish, an advance notice procedure, other than by or at the direction of the MMI Board, for the nomination of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or to raise business at such meeting must be received by MMI not less than 30 days prior to the date of the meeting; and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

    MMI is subject to Section 203 of the DGCL ("Section 203"). Section 203 restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock, for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the MMI Board and the holders of at least 66.67% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by, the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any Person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by Persons who are both directors and officers or by certain employee stock plans).

    The foregoing provisions regarding the "Shareholder Rights Plan" and "Delaware Law and Certain Corporate Provisions" could have the effect of discouraging attempts to acquire MMI or remove incumbent directors even if some or a majority of MMI's stockholders deem such an attempt to be in MMI's and their best interest and even if the potential acquiror is willing to pay a premium over the prevailing market price of MMI Common Stock.

    LIMITATIONS ON DIRECTORS' LIABILITY. The MMI Certificate provides that no director of MMI shall be liable to MMI or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to MMI or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of MMI and its stockholders (through stockholders' derivative suits on behalf of MMI) to recover monetary damages against a director for breach of certain fiduciary duties as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under federal securities laws.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the MMI Common Stock is ChaseMellon Shareholder Services L.L.C., New York, New York.

DESCRIPTION OF UNIONAMERICA CAPITAL STOCK

    The amount of the authorized capital stock of Unionamerica consists of 20,000,000 shares of Unionamerica Common Stock and 50,000 shares of Deferred Stock. The Unionamerica Common Stock is represented by the Unionamerica ADSs evidenced by ADRs issued by Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), pursuant to a Deposit Agreement (the "Deposit Agreement") dated as of December 1, 1995 among Unionamerica, the Depositary and the owners from time to time of ADRs issued thereunder.


    COMMON STOCK. As of October 31, 1997, Unionamerica had 8,510,157 shares of Unionamerica Common Stock issued and outstanding, each such share of Unionamerica Common Stock being represented by a Unionamerica ADS. The holders of Unionamerica Common Stock are entitled to receive such dividends as may be recommended by the Unionamerica Board and approved by Unionamerica in a general meeting. No larger dividend may be declared than is recommended by the Unionamerica Board, but the Unionamerica Securityholders may by ordinary resolution declare a smaller dividend. In addition, the Unionamerica Board may declare interim dividends from time to time. Under English law, dividends may only be paid from the distributable profits of a company determined on an unconsolidated basis under U.K. GAAP and calculated on a cumulative basis, netting undistributed realized profits from all periods against realized losses (including provisions) from all periods.


    Subject to the restrictions referred to below, at a meeting of shareholders every holder of Unionamerica Common Stock present in person or, in the case of a corporation, by a duly authorized representative or proxy shall have one vote on a show of hands, and on a poll, every holder of Unionamerica Common Stock present in person or by a duly authorized representative or proxy shall have one vote for every share held. Notwithstanding the foregoing, the Unionamerica Articles contain certain provisions that limit the voting rights that may be exercised by certain Unionamerica Securityholders. The first set of such provisions, the IRC Voting Provisions, are intended to prevent Unionamerica Securityholders (and holders of Unionamerica ADSs) from certain adverse consequences under the "controlled foreign corporation" rules under the IRC, although no assurance can be given that such provisions will in fact effectively prevent such consequences. Under the IRC Voting Provisions, if, and so long as, any U.S. Shareholder (as defined below) directly, indirectly or constructively owns, within the meaning of Section 958 of the IRC, shares of Unionamerica Common Stock having ten percent or more or the total number of votes exercisable in respect of the Unionamerica Common Stock, the voting rights attributable to such shares will be limited, in the aggregate, to such whole number of votes which is nearest to, but less than, ten percent of the total number of votes. The IRC Voting Provisions further provide that (i) Acadia Partners, L.P. will not be permitted to vote any shares of Unionamerica Common Stock and (ii) the Estate of Bernice P. Bishop and UA Partners, L.P. will not be permitted to exercise any votes in excess of percentages of the total number of votes determined in accordance with separate formulas set forth in the Unionamerica Articles, which formulas will in no event permit the Estate of Bernice P. Bishop or UA Partners, L.P. to vote more than the whole number of votes which is nearest to, but less than, ten percent of the total number of votes and may, depending on the circumstances, limit further their voting rights. "U.S. Shareholder" means any U.S. Person that directly or indirectly owns, within the meaning of Section 958(a) of the IRC, any shares of Unionamerica Common Stock, and "U.S. Person" has the same meaning as set out in
Section 7701(a)(30) of the IRC and includes (i) a citizen or resident of the U.S., (ii) a domestic partnership, (iii) a domestic corporation, and (iv) any estate or trust (other than a foreign estate or foreign trust).

    Under the second set of limitations in the Unionamerica Articles (the "Section 212 Provisions"), a holder of Unionamerica Common Stock shall not be entitled to vote shares at any general meeting of shareholders:

        (a) if (i) the shares of Unionamerica Common Stock in question represent at least three percent of the issued shares and the holder or any other Person appearing to be interested in that holder's shares has been given a notice under Section 212 of the Companies Act (as described below) and has failed to give Unionamerica any information required by the notice within 14 days of the date of service; or (ii) in any other case, the holder or any other Person appearing to be interested in the holder's shares has failed to supply the required information within 28 days from the date of any such notice; or

        (b) unless all amounts presently payable by him in respect of such shares have been paid.


    The Unionamerica Articles provide that the IRC Voting Provisions and the
Section 212 Provisions are to be applied simultaneously in determining the number of votes exercisable by any holder and the total number of votes exercisable in respect of the shares, such that after application of such provisions, no holder will have a larger portion of the total number of votes than is permitted by such provisions. Since these provisions have the effect of reducing the total number of votes that may be exercised with respect to any matter, the application of such provisions will result in a proportional increase in the relative voting power of each Unionamerica Securityholder whose voting power is not reduced by the provisions. Such provisions apply to holders of Unionamerica ADSs as well as to holders of Unionamerica Common Stock, and do not apply to the Depositary or to International Insurance Advisors, Inc., as agent for certain Unionamerica Securityholders. Such provisions could make it difficult or impossible for any Person or group of Persons acting in concert to acquire control of Unionamerica without agreement by the Unionamerica Board and Unionamerica Securityholders. At a meeting of the Unionamerica Securityholders held on October 30, 1997, the Unionamerica Securityholders considered and approved a resolution to amend the Unionamerica Articles to disapply the IRC Voting Provisions in the event that any person (whether or not a U.S. Person) acquires or contracts to acquire by virtue of acceptances of a takeover offer not less than eight-tenths in nominal value of the issued and outstanding shares of Unionamerica Common Stock.


    AMERICAN DEPOSITARY RECEIPTS. ADRs evidencing Unionamerica ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each Unionamerica ADS represents one share of Unionamerica Common Stock or the right to receive such share of Unionamerica Common Stock deposited with the London office of the Depositary. An ADR may represent any number of Unionamerica ADSs. Only persons in whose names ADRs are registered will be treated by Unionamerica and the Depositary as owners and holders of ADRs.

    Unionamerica will pay certain charges of the Depositary under the Deposit Agreement, but such charges do not include stock transfer or other taxes and other governmental charges (which are payable by ADR holders) or cable, telex, facsimile transmission and delivery charges incurred at the request of ADR holders delivering ADRs (which are payable by such holders). Any tax or other governmental charge payable by or on behalf of any custodian or the Depositary with respect to any ADR shall be payable by the holder of such ADR to the Depositary. The Depositary may refuse to effect registration of transfer of such ADR until such payment is made, and may withhold or deduct from any distributions on deposited shares of Unionamerica Common Stock or may sell for the account of the holder thereof any part or all of the deposited shares of Unionamerica Common Stock underlying such ADR, and may apply such withholding or deduction or the proceeds of any such sale in payment of any such tax or other governmental charge, the holder of such ADR remaining liable for any deficiency.

    As a condition precedent to the registration of transfer of any ADR, the Depositary or any custodian may require: (a) the payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto; (ii) any stock transfer or registration fees for the registration of transfers of shares of Unionamerica Common Stock upon any applicable register; and (iii) any charges of the Depositary upon delivery of ADRs against deposits of shares of Unionamerica Common Stock; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature, and as to citizenship, residence, exchange control provision, legal or beneficial ownership or other information as it may deem necessary or proper or as Unionamerica may require by written request to the Depositary; and (c) compliance with such reasonable regulations, if any, as the Depositary and Unionamerica may establish consistent with the provisions of the Deposit Agreement. The transfer of ADRs, in particular circumstances or generally, may be suspended when the transfer books of the Depositary or Unionamerica are closed or whenever any such action is deemed necessary or advisable by the Depositary or Unionamerica.


    DEFERRED STOCK. As of October 31, 1997, Unionamerica had 50,000 shares of Deferred Stock allotted and issued, credited as fully paid. The holders of the Deferred Stock have no rights to receive notice of, or to attend, speak or vote at any general meeting of Unionamerica, nor are they entitled to receive any dividend or other distribution. Upon the winding up of Unionamerica, the holders of Deferred Stock shall only be entitled to the amounts paid upon the Deferred Stock after repayment of the capital paid up on the Unionamerica Common Stock plus the payment of $10 million per each share of such Unionamerica Common Stock. Unionamerica has the authority to appoint any Person to execute on behalf of the holders of Deferred Stock a transfer or agreement to transfer the Deferred Stock without the consent of the holders of the Deferred Stock and without any payment to the holders for the Deferred Stock.


    The Deferred Stock has no conversion rights, redemption rights or preemption rights and otherwise does not provide any material rights to holders other than as described above. The Deferred Stock was issued to assure Unionamerica's compliance with certain technical provisions of the Companies Act which require that at least L50,000 of the capital of Unionamerica be denominated in U.K. currency. The remainder of Unionamerica's share capital is denominated in U.S. dollars.

CHANGES IN THE RIGHTS OF UNIONAMERICA SECURITYHOLDERS

    The following discussion is a comparison of certain rights of Unionamerica Securityholders and MMI stockholders. Such comparison does not purport to be a complete description of the differences between the statutory and other rights of Unionamerica Securityholders and MMI stockholders. Such differences can be determined in full by reference to the laws and applicable regulatory requirements in England and the U.S., the Companies Act, the DGCL and the common law thereunder, the Unionamerica Articles and Memorandum of Association and the MMI Certificate and MMI Bylaws.

    IN GENERAL. Unionamerica is incorporated under English law. Those Unionamerica Securityholders who exchange their holdings of Unionamerica ADSs for MMI Common Stock and whose rights as shareholders are currently governed by English law, including the Companies Act, and the Unionamerica Articles, will, upon the exchange of Unionamerica ADSs, become MMI stockholders and their rights as stockholders will be governed by the laws of the U.S. and by the DGCL and the common law thereunder, the MMI Certificate and MMI Bylaws. Both Unionamerica and MMI are subject to the regulations of the NYSE.

    Certain differences between the rights of Unionamerica Securityholders and MMI stockholders are set out below. These differences arise from differences between English law and the laws of the U.S. and the DGCL as well as from differences between the corporate governing instruments of the two companies.

VOTING RIGHTS AND QUORUM REQUIREMENTS

    UNIONAMERICA. Under English law, the voting rights of shareholders are regulated by a company's articles of association. A separate resolution must be proposed for the appointment of each director (other than the directors appointed by the Unionamerica Board) and, accordingly, Unionamerica Securityholders are not entitled to cumulative voting rights in the election of directors. Cumulative rights, if they existed, would entitle a Unionamerica Securityholder to cast as many votes for directors as he has shares of stock multiplied by the number of directors to be elected. Each shareholder may then allocate such shareholder's votes for one or more of the candidates. The Unionamerica Articles specify that two Unionamerica Securityholders (regardless of the number of shares held by them) present in person or by proxy and entitled to vote upon the business to be transacted at the meeting shall be a quorum. Any Unionamerica Securityholder on the register may vote in person or, assuming the proxy is received by Unionamerica at least 48 hours prior to the time set for the meeting, by proxy. There is no record date for meetings under English law.

    Subject to disenfranchisement in the event of non-compliance with a statutory notice requiring disclosure as to beneficial ownership, each registered Unionamerica Securityholder present in person (or, if a corporation, present by a duly authorized representative or proxy) is entitled to one vote at any Unionamerica meeting for each resolution (ordinary or special) considered on a show of hands. Voting occurs by show of hands unless a poll is demanded. If a poll is taken, every Unionamerica Securityholder, or his proxy, is entitled to cast one vote for each unit of Unionamerica Common Stock held or represented by a Unionamerica ADS. At shareholder meetings a poll may be demanded by: (i) the chairman of the meeting; (ii) at least two shareholders present in person or by proxy and entitled to vote at the meeting; (iii) a shareholder or shareholders present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; or
(iv) a shareholder or shareholders present in person or by proxy holding shares of Unionamerica Securities conferring the right to vote at the meeting on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right. If a poll is demanded, one may be taken at the meeting (and must be on a poll demanded on the election of a chairman or on a question of adjournment) or not more than 30 days following the meeting as the chairman shall direct. The Unionamerica Articles provide that in certain circumstances, rights, including voting rights, of shares in Unionamerica may be suspended. See "Description of Unionamerica Capital Stock". Furthermore, the Unionamerica Articles state that the voting rights of certain named Unionamerica Securityholders are restricted.

    MMI. Under the DGCL, each holder of MMI Common Stock at the record date set for a meeting of stockholders is entitled to one vote per share owned, subject to certain limitations discussed below. See "Required Vote for Authorization of Certain Corporate Actions and Certain Provisions Relating to Business Combinations".

    Under the DGCL, a corporation with stock outstanding or subscribed ordinarily may amend its charter provided that the amendment is recommended by the board of directors and approved by the affirmative vote of a majority of all the votes entitled to be cast. Holders of a class of stock may vote as a class if the amendment would increase or decrease the number of authorized shares of such class or the par value of shares of such class, or would alter the preferences, powers, or special rights of any class so as to affect them adversely.

    The MMI Certificate does not provide for any supermajority requirements or any special voting rights for MMI Common Stock. However, the MMI Board is authorized by the MMI Certificate, without first

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obtaining the approval of the holders of MMI Common Stock, to issue from time to time shares of Preferred Stock which may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the MMI Board. The MMI Directors, without obtaining stockholder approval, could issue shares of Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of shares of MMI Common Stock.

    Unionamerica Securityholders who are currently entitled to vote as a class on certain changes under English law or the Unionamerica Articles will no longer be entitled to do so after the consummation of the Offer (including in the case of merger and other business combinations, as discussed below). For a discussion of the MMI Certificate, see "Description of MMI Capital Stock--Delaware Law and Certain Corporate Provisions".

MEETINGS OF UNIONAMERICA SECURITYHOLDERS

    UNIONAMERICA. Under English law, the annual general meeting ("AGM") of a public limited company must be held each year and at least once every fifteen months. An extraordinary general meeting ("EGM") of a company may be convened by the board of directors or, notwithstanding any provision to the contrary in a company's articles of association, by a request from shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An EGM at which an ordinary resolution is proposed requires 14 days' notice (other than an ordinary resolution to remove a director which requires 28 days' notice). An ordinary resolution requires a majority of those present (in person or by proxy) and voting to vote in favor. An EGM at which a special resolution is proposed requires 21 days' notice and such resolution requires a three quarter majority of those present (in person or by proxy) and voting to vote in favor. An AGM requires 21 days' notice regardless of the types of resolution to be proposed. Such notice periods exclude the day when the notice is given or deemed to be given and the day for which it is given.

    MMI. Under the DGCL, MMI is required to hold an annual meeting of stockholders. The MMI Bylaws provide that the annual meeting shall be held within 180 days after December 31 of each year at such time and place as may be determined by the MMI Board. The MMI Certificate and MMI Bylaws provide that special meetings of stockholders may be called only by the MMI Board. Stockholders are not permitted to call a special meeting or to require that the MMI Board call a special meeting of stockholders except as applicable law may require. Under the MMI Bylaws, MMI stockholders must receive written notice of any special meeting not less that ten, or in the case of a merger or consolidation, not less than 20, but not more than 60 days prior to such meeting. MMI stockholders are entitled to written notice of any annual meeting not less than 10 days prior to such annual meeting. The record date for the meetings of the stockholders shall not be less than 10 days (or 20 days if a merger or consolidation is to be acted upon at such meeting) nor more than 60 days before the date of such meetings.

CERTAIN ACTIONS AT SHAREHOLDER MEETINGS

    UNIONAMERICA. Under English law and the Unionamerica Articles, certain business may be conducted at an AGM or an EGM only if the requisite notice of such business has been given prior to such meeting. As discussed above, to be properly brought before a general meeting, notice of such business must be given to shareholders a certain number of days prior to the meeting. Under the Companies Act, shareholders holding not less than one-twentieth of the total voting rights of all shareholders having the right to vote at the relevant meeting (or not less than 100 shareholders holding shares on which there has been paid up an average per shareholder of not less than L100) may require Unionamerica to circulate notice of any resolution which those shareholders may properly propose and wish to propose at that meeting. In addition, pursuant to the Unionamerica Articles, the Unionamerica Securityholders can, by ordinary resolution in general meeting, appoint any person who is willing to act to be a director.

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Furthermore, certain "Designated Shareholders" (as defined in the Unionamerica
Articles) can appoint up to two directors to the Unionamerica Board provided they maintain a certain percentage shareholding.

    MMI. Pursuant to the MMI Certificate, any action required or permitted to be taken by the MMI stockholders must be effected at an annual or duly called special meeting of the stockholders, and may not be effected by any consent in writing by such stockholders. Except as otherwise required by the DGCL, special meetings of stockholders may be called at any time and only pursuant to a resolution of a majority of the MMI Board. At any special meeting of the MMI stockholders, only such business may be conducted as shall have been brought before the meeting by or at the direction of the MMI Board.

    Pursuant to the MMI Bylaws, at any annual meeting of the MMI stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the MMI Board or (ii) by any MMI stockholder who is entitled to vote with respect thereto and who complies with the following notice requirements. For business to be properly brought before an annual meeting by a MMI stockholder, the stockholder's notice must be delivered or mailed to and received at the principal executive offices of MMI not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to MMI stockholders, to be timely, an MMI stockholder's notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. An MMI stockholders' notice to the secretary of MMI shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on MMI's books, of the stockholder proposing such business; (c) the class and number of shares of MMI capital stock that are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business. Notwithstanding anything in the MMI Bylaws to the contrary, no business shall be brought before or conducted at any annual meeting except in accordance with the provisions set forth above. The officer of MMI or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and, if he or she should determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN CORPORATE ACTIONS AND CERTAIN
  PROVISIONS RELATING TO BUSINESS COMBINATIONS

    UNIONAMERICA. Under the Companies Act, the Unionamerica Articles generally may be amended and other fundamental corporate changes, such as the passing of a resolution for winding up, non pro rata issuances of shares for cash, reductions of capital (subject to sanction by the court), and certain repurchases of shares, may be authorized by a special resolution passed at a general meeting of shareholders. Subject to the provisions of the Companies Act, if, at such time, the capital of Unionamerica is divided into different classes of shares and the amendment or other resolution would cause any of the special rights attached to any class of shares to be varied or abrogated, the amendment must also be sanctioned in writing by the holders of at least two-thirds in nominal value of the issue shares of the class concerned or by resolution approved by the holders of not less than two-thirds in nominal value of the issued shares of the class concerned or by resolution at a separate general meeting of the holders of the shares of that class.

    Mergers or consolidations of English companies are normally conducted pursuant to takeover offers, schemes of arrangement or, in certain circumstances, a scheme of reconstruction under Section 110 of the Insolvency Act 1986. The Companies Act provides that where a takeover offer is made for the shares of a company and, within four months of the date of the offer, the offeror has by virtue of acceptances of the offer, acquired or contracted to acquire at least 90% in value of the shares to which the offer relates, the offeror may, within two months of reaching the 90% level, by notice, acquire the shares held by shareholders who have not accepted the offer on the same terms as the offer. Such a shareholder may

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
apply to the court within six weeks of the date on which notice was given objecting to the transfer or its proposed terms. The court may order that the shareholder shall not be required to transfer his shares, or may specify such terms for the transfer as it finds appropriate. In addition, where the offeror holds or has contracted to acquire at least 90% in value of the shares of the company and does not give such a notice to shareholders who have not accepted the offer, such a shareholder is entitled to require the offeror to purchase his shares on the same terms as the offer, even if the offer is otherwise closed for acceptance.

    Schemes of arrangement are arrangements or compromises between a company and any class or classes of its shareholders (or any class or classes of its creditors) and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. Schemes of arrangement require the approval at an extraordinary general meeting of the company of a majority in number, representing 75% in value, of holders of the relevant class of shares (or creditors) present and voting, either in person or by proxy, and the sanction of the High Court of Justice in England and Wales. Once so approved and sanctioned, all shareholders (or, as the case may be, creditors) of the relevant class are bound by the terms of the scheme. A scheme of reconstruction under
Section 110 of the Insolvency Act 1986 may be made when a company is being wound up voluntarily. Under the terms of such a scheme with the sanction of a special resolution of shareholders in a general meeting, the whole or part of the company's business or property is transferred to a second company in consideration for the issue or transfer to them of shares in the second company. Any dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase his interest at a price agreed or determined by arbitration.

    In the U.K., takeovers of public limited companies, such as Unionamerica, are regulated by the City Code. The City Code is administered by the Panel, a body comprising representatives of certain City of London financial and professional institutions which oversees the conduct of such takeovers. The City Code includes certain restrictions on action being taken by a target company to frustrate a takeover offer, including the issue of new shares without the prior approval of its shareholders.

    MMI. For a discussion of the required vote for authorization of certain corporate actions and certain provisions relating to business combinations, see "Description of MMI Capital Stock."

    MMI is subject to the requirements of the Exchange Act, including those provisions which regulate tender offers. The Exchange Act imposes requirements on the form of an offer to purchase a registered corporation's shares and also requires bidders to make comprehensive and detailed disclosures when their offers commence. The requirements relating to a tender offer prescribe a 20 business day minimum offering period, shareholder withdrawal rights coextensive with the offering period, withdrawal rights after 60 days from the date of the initial offer if the offeror has failed to pay, PRO RATA acceptance for oversubscribed offers, nondiscrimination among offerees, and the extension of any price increase during the tender offer to all shareholders who have already tendered. Also, during the tender offer, purchases otherwise than pursuant to a tender offer and any short tenders by offerees are prohibited. The Exchange Act, unlike the City Code, does not contain provisions which (i) require an offer to be for a minimum amount of stock, (ii) require mandatory cash offers, or (iii) restrict the implementation of certain defensive actions by the directors of a target company without first obtaining shareholder approval; however, the DGCL and applicable common law may impose certain restrictions on such actions.

    The foregoing provisions regarding the Shareholder Rights Plan, Section 203 of the DGCL, and the Exchange Act could have the effect of discouraging attempts to acquire MMI or remove incumbent directors even if some or a majority of MMI's stockholders deem such an attempt to be in MMI's and their best interest and even if the potential acquiror is willing to pay a premium over the prevailing market price of MMI Common Stock.

DISSENTERS' RIGHTS

    UNIONAMERICA. Under English law, shareholders do not generally have dissenters' rights, as the concept is understood under the DGCL, and the Unionamerica Articles do not contain any dissenters' rights. Certain limited rights analogous to dissenters' rights exist where an offeror who, pursuant to a

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takeover offer for a company, has acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, seeks to acquire outstanding minority shareholdings pursuant to the compulsory acquisition provisions under the Companies Act. Similarly, under a scheme of reconstruction under Section 110 of the U.K. Insolvency Act 1986, a dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase his interest at a price agreed or determined by arbitration. See "Required Vote for Authorization of Certain Actions and Certain Provisions Relating to Business Combinations". In addition, under English law, any shareholder who complains that the affairs of the company are being conducted or that the powers of the directors of the company are being exercised in a manner unfairly prejudicial to him or some part of the shareholders (including himself), or in disregard of his proper interests as a shareholder, may apply to the High Court of Justice in England for relief. If the High Court finds the complaint to be justified, it may in the exercise of its discretion order the purchase of the shares of any shareholders by other shareholders or by the company itself, on such terms including as to price as the High Court may determine. See "Required Vote for Authorization of Certain Actions and Certain Provisions Relating to Business Combinations".

    MMI. Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to receive cash equal to the fair market value of the shares held by such stockholder (as determined by a court of competent jurisdiction or by agreement of the stockholder and the corporation), in lieu of the consideration such stockholder would otherwise receive in the transaction. The DGCL does not require dissenters' rights with respect to (a) a sale of assets, (b) a merger by a corporation, if the shares of the corporation are either listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by more than 2,000 shareholders of record or if stockholders receive shares of the surviving corporation or of a listed or widely-held corporation, or (c) a merger in which the corporation is the surviving corporation if no vote of its stockholders is required to approve the merger.

DIVIDENDS

    UNIONAMERICA. English law permits payment of dividends by a company only out of distributable profits (which are its accumulated, realized profits (not previously utilized by distribution or capitalization) less accumulated, realized losses) and not out of share capital or share premium. The payment of dividends on ordinary shares is subject to the prior right to dividends of any preference shares. The excess of the consideration for the issue of shares over the par value of such shares must (except in certain limited circumstances) be credited to a share premium account and may not be paid out as dividends but may, however, be used to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings and for other limited purposes. In addition, Unionamerica, as a public limited company, may make a distribution at any time only if, at that time and immediately after such distribution, the amount of its net assets is not less than the aggregate of its called-up (i.e. issued and paid up) share capital and undistributable reserves. Under English law, a dividend must be declared by reference to relevant accounts showing the availability of distributable reserves for such dividend. As a public limited company, the relevant accounts for Unionamerica are its last audited accounts or, where such accounts do not show sufficient distributable reserves, interim accounts (which need not be audited) prepared and filed with the Registrar of Companies of England and Wales.

    Under the Unionamerica Articles, the directors may pay to Unionamerica Securityholders such interim dividends (i.e. dividends resolved to be paid by directors without the approval of shareholders in a general meeting), as appear to the directors to be justified by the distributable profits of Unionamerica. Any dividend unclaimed after the period of 12 years from the date of its declaration may, at the discretion of the directors, be forfeited and shall revert to Unionamerica. Each dividend on Unionamerica ADSs will be paid to those holders of Unionamerica ADSs on the register of members on the record date for such dividend who have not waived their entitlement thereto. Such record date will normally be about six weeks before the date of payment.

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
    MMI. The DGCL permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which dividends are declared and the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL generally provides that a corporation may redeem or repurchase its own shares only if such redemption or repurchase would not "impair the capital" of the corporation. The ability of a Delaware corporation to pay dividends on, or redeem or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical value.

    The MMI Certificate does not contain restrictions or preferences on the declaration or payment of dividends. The policy of the MMI Board is to pay regular quarterly cash dividends. The declaration and payment of dividends is subject to the discretion of the MMI Board and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that the MMI Board deems relevant.

    As an insurance holding company, MMI depends in large part on dividends and other payments from its Subsidiaries for the payment of cash dividends to MMI stockholders. In the case of MMI's insurance Subsidiaries, such payments are restricted by insurance laws, and insurance regulators have authority in certain circumstances to prohibit payments of dividends and other amounts by MMI's insurance Subsidiaries that would otherwise be permitted without regulatory approval. MMI's bank credit agreement also restricts the payment of dividends.

    As described under "Prospectus Summary--Proposed Refinancing of Bank Debt," MMI presently intends, subject to market conditions, to issue in November 1997, in a private placement to institutional investors, approximately $100 million of preferred trust securities. The offering will be made through the issuance of the Refinancing Securities. So long as no event of default under the subordinated debentures has occurred and is continuing, MMI will have the right to defer payment of interest on the subordinated debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods for each extension period. At the end of any such extension period, MMI must pay all accrued and unpaid interest together with additional interest thereon. During any such extension period, among other things, MMI may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, MMI Common Stock. MMI has no present intention to elect to defer payment of interest on the subordinated debentures.

    Unionamerica Securityholders who receive MMI Common Stock in the Offer in exchange for their Unionamerica ADSs will be entitled to any dividend declared on shares of MMI Common Stock with a record date after the Expiration Date, including any extension thereof.

    The NYSE generally requires a listed company to notify the NYSE of the record date for the payment of any dividend no later than ten days prior to such record date.

PRE-EMPTIVE RIGHTS

    UNIONAMERICA. Under English law when a company issues equity shares (or grants certain other rights to acquire equity shares) ("equity securities") in consideration for payment of cash, then unless certain provisions of the Companies Act are disapplied by a special resolution of shareholders, existing shareholders are entitled to participate in the offer for such equity securities pro rata to their existing

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shareholdings. The usual practice of a listed company is, pursuant to the
Companies Act, to seek general disapplication by special resolution of statutory pre-emption rights on an annual basis (i) in respect of its entire unissued ordinary share capital, where the equity securities are to be issued by way of rights to existing shareholders and (ii) to disapply the statutory pre-emption rights on the issue for cash of equity securities representing not more than five percent of the company's then issued ordinary share capital. The Unionamerica Articles disapply the statutory pre-emption provisions to the fullest extent permitted under the Companies Act, so that pursuant to the Unionamerica Articles all unissued shares of Unionamerica Common Stock are at the disposal of the Unionamerica Board, which may offer, allot, grant options for or otherwise dispose of them to such Persons, at such time, for such consideration and upon such terms and conditions as the Unionamerica Board may determine. However, under English law, shares may not be issued at a discount (i.e., may not be issued in consideration for a payment of an amount less than the nominal or par value of the shares so issued).

    MMI. Under the DGCL, stockholders do not have preemptive rights unless a corporation affirmatively elects preemptive rights in its certificate of incorporation. The MMI Certificate does not provide holders of shares of MMI Common Stock with preemptive rights.

    The NYSE requires shareholder approval when shares of common stock or securities convertible into or exercisable for common stock are to be issued in any transaction or series of related transactions, other than a public offering for cash, (i) if the common stock to be issued will have voting power equal to or greater than 20% or more of the voting power outstanding before such issuance, or (ii) the number of shares of common stock to be issued will be in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    UNIONAMERICA. English law does not permit a company to indemnify a director, secretary or other officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. However, a company is permitted to purchase insurance for directors and officers against such liability which by virtue of law or otherwise would attach to such directors and officers in respect of any negligence, default, breach of duty or breach of trust of which they or any of them may be guilty in relation to Unionamerica. Unionamerica has purchased and maintains in force such insurance.

    MMI. The DGCL provides that the indemnification provided for in the DGCL shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and provides that expenses may be advanced to officers and directors in a specific case upon receipt of an undertaking to repay such amount if it is ultimately determined that the indemnified party is not entitled to be indemnified. In addition, the DGCL permits the determination as to whether an officer or director has met the applicable standard of conduct to be made in certain circumstances by independent legal counsel.

    The DGCL provides that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the law holds directors to fiduciary duties of care and loyalty to the corporation and its stockholders. The Delaware Supreme Court has held that the duty of care requires the exercise of an informed business judgment. An informed business judgment means that directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of

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the duty of care in some circumstances requires a finding by a court that the directors were grossly negligent. For additional information, see "Description of MMI Capital Stock--Limitations on Directors' Liability."

    Directors also have a duty of loyalty to the corporation and its stockholders. The duty of loyalty requires that, in making a business decision, directors act in good faith and in the honest belief that the action taken was in the best interests of the corporation.

    The MMI Bylaws provide for indemnification for any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of MMI) by reason of the fact that such person is or was a director, officer, employee or agent of MMI, or who is or was serving at the request of MMI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of MMI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    In addition, the MMI Bylaws provide for indemnification for any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit by or in the right of MMI to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of MMI, or who is or was serving at the request of MMI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of MMI, except that no indemnification is made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or a misconduct in the performance of his duty to MMI, unless, and only to the extent that, the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    To the extent a director, officer, employee or agent, or former director, officer, employee or agent of MMI has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in the MMI Bylaws, or in the defense of any claim, issue or matter therein, he will be indemnified by MMI against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    The indemnification provided by the MMI Bylaws is not deemed exclusive of any other rights to which those seeking indemnification may be entitled under the MMI Certificate, the MMI Bylaws, any agreement, vote of MMI stockholders or disinterested directors, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office.

UNIONAMERICA SECURITYHOLDERS' SUITS

    UNIONAMERICA. In addition to having the right to institute proceedings on behalf of a company, in certain limited circumstances, English law allows an individual shareholder to bring an action in his own name as the representative of shareholders where his (and their) rights as shareholders are threatened. In addition a shareholder can petition the court for relief where the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of the shareholders generally or of some group of the shareholders, of which the petitioning shareholder must be a member, or where any actual or proposed act or omission of the company is or would be so prejudicial. A court when granting relief in an action complaining of unfair prejudice has wide discretion, including authorizing civil proceedings to be brought in the name of the company by a shareholder against the Persons responsible for the prejudicial actions. Except in these limited respects, English law does not permit class action lawsuits by shareholders on behalf of a company or on behalf of other shareholders.

    MMI. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter was received by him or her by operation of law. An individual stockholder also may commence a class action suit on behalf of himself or other similar situated stockholders where the requirements for maintaining a class action under Delaware and U.S. federal law have been met.

BOARD OF DIRECTORS
  CLASSIFICATION AND APPOINTMENT OF DIRECTORS

    UNIONAMERICA. The Unionamerica Articles provide that unless otherwise determined by special resolution, there shall be not less than two directors but there shall be no maximum number. They further provide that at each AGM one-third (or the number nearest to one-third) of the directors who are subject to retirement by rotation shall retire from office. The directors appointed by the Designated Shareholders are not subject to retirement by rotation. The directors to retire by rotation in every year are those who have been longest in office since their last election, but, as between persons who became directors on the same day, those to retire (unless they otherwise agree among themselves) are to be determined by lot. A retiring director is eligible for re-election. All directors not initially appointed at an AGM hold office only until the end of the next AGM and are then eligible for re-election (but are not taken into account in determining the directors who are to retire at such meeting). See "Certain Actions at Shareholder Meetings" above. Any director may be removed from office at any time by an ordinary resolution passed by the Unionamerica Securityholders of which special notice has been given in accordance with the Companies Act, except that this is without prejudice to the rights of the Designated Shareholders to appoint a director. See "Certain Actions at Shareholder Meetings".

    MMI. Pursuant to the MMI Certificate, the MMI Board is divided into three classes serving staggered three-year terms. Directors can be removed from office only with cause and only by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock entitled to vote in an election of directors. Vacancies on the MMI Board may be filled only by the remaining directors, and not by the stockholders.

    The MMI Bylaws provide that the number, terms of office and qualification of the directors of MMI is as specified in Article Sixth of the MMI Certificate. Article Sixth of the MMI Certificate provides that the number of directors which constitutes the MMI Board shall be as provided from time to time by resolution of the MMI Board, which number is currently set at 12. In connection with the Offer, MMI shall increase the size of its Board by two members to 14 members. Under the DGCL, the certificate of incorporation or a bylaw adopted by the vote of the stockholders may provide for the division of directors into two or three classes and specify the term of office of each class. The MMI Certificate currently provides for a board of directors of three classes of nearly equal size, each with three year terms. Accordingly, at each annual meeting of MMI stockholders, approximately one-third of the MMI Board will stand for election. The MMI Certificate provides that each director elected shall hold office for the number of years elected, and upon the anniversary date of his or her election, his or her term shall expire unless terminated earlier by his death, resignation or removal. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next annual election of directors and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors of MMI need not be stockholders of MMI.

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
CONFLICTS OF INTEREST

    UNIONAMERICA. The Unionamerica Articles provide that a director who is a party to, or otherwise interested in, any transaction or arrangement with Unionamerica shall declare the nature and extent of his material interest to the Unionamerica Board, and having so disclosed his interest may be a party to that transaction or arrangement. The director may act for himself in a professional capacity for Unionamerica, other than as auditor, and is entitled to remuneration for those services. The director is not accountable to Unionamerica for any benefit he derives through that transaction or arrangement.

    MMI. The MMI Bylaws provide that no director, officer or employee of MMI shall have any position with, or a substantial interest in, any other business enterprise whether operated for a profit or not, the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her duties or responsibilities to MMI, or which might tend to affect his or her independence of judgment with respect to transactions between MMI and such other business enterprise, without full and complete disclosure thereof to the MMI Board. Each director, officer or employee who has such a conflicting interest with respect to any transaction which he or she knows is under consideration by the MMI Board or any of its committees is required to make timely disclosure thereof so that it may be part of the directors' consideration of the transaction. The MMI Board, who may act through an appropriate committee, shall adopt such regulations and procedures as shall from time to time appear to them sufficient to secure compliance with this policy.

BORROWING POWERS

    UNIONAMERICA. Subject to the provisions of the Companies Act, the Unionamerica Articles provide that its directors may exercise all the powers of Unionamerica to borrow money and to mortgage and charge its property, undertaking and assets, including its uncalled or unpaid capital, and to issue debentures and other securities and to give guarantees.

    MMI. The MMI Bylaws provide that no loans shall be contracted on behalf of MMI and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the MMI Board, except that indebtedness in the ordinary course of MMI's business not in excess of $1,000,000 or of one year duration in a single or series of related transactions, may be incurred upon written approval of the President and Treasurer. The authority granted may be general or confined to specific instances.

COMPENSATION

    UNIONAMERICA. The Unionamerica Articles provide that the fees of the directors for holding office as such shall not exceed L30,000 per annum in aggregate or such greater sum as shall from time to time be determined by the shareholders by ordinary resolution. The directors may also grant additional remuneration to a director who performs special services to Unionamerica at its request, and may determine the remuneration of any director holding executive office. Directors are also entitled to be repaid all traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings and discharge of their duties.

    MMI. The MMI Bylaws provide that the directors may be paid their expenses, if any, of attendance at each meeting of the MMI Board and any committee thereof of which they are members. Furthermore, the MMI Bylaws provide that the MMI Board, irrespective of any personal interest of any of its members, has authority to fix compensation of all directors for service to MMI as directors, officers, or otherwise.

SHAREHOLDERS' RIGHTS OF INSPECTION

    UNIONAMERICA. Except when such registers are closed in accordance with the provisions of the Companies Act, the register and index of names of shareholders of an English company, together with certain other registers required to be maintained by such a company, may be inspected by its shareholders

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
during business hours without charge (and by other Persons upon payment of a charge) and copies of such registers may be obtained on payment of an appropriate charge. A shareholder in an English company may, without charge, also inspect the minutes of meetings of the shareholders during business hours and obtain copies upon payment of a charge. The published directors' report and audited annual accounts of an English company are required to be laid before the shareholders in a general meeting and a shareholder is entitled to a copy of such reports and accounts. Further copies are filed with the Registrar of Companies in England and Wales from whom copies are publicly available upon payment of the appropriate fee. The shareholders have no further statutory rights to inspect the accounting records of a company or the minutes of meetings of directors.

    MMI. The DGCL gives any stockholder of record the right to inspect the stockholders' list for a purpose reasonably related to such Person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting. In addition, the MMI Bylaws provide that any MMI stockholder shall, upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose MMI's stock ledger, a list of the MMI stockholders, and its other books and records, and to make copies or extracts therefrom.

DISCLOSURE OF INTERESTS

    UNIONAMERICA. Section 198 of the Companies Act provides that a Person (including a company and other legal entities) who acquired an interest of three percent or more of any class of shares comprised in a public limited company's "relevant share capital" (which, for these purposes, means that company's issued share capital carrying rights to vote in all circumstances at general meetings of the company) is obliged to notify that company of his interest within two business days following the day on which the obligation to notify arises. After the three percent level is exceeded, similar notifications must be made in respect of whole percentage figure increases or decreases, rounding down to the next whole number.

    For the purposes of the notification obligation, the interest of a Person in shares means any kind of interest in any shares including interests in any shares (i) in which his spouse, or his child or stepchild under the age of 18 is interested, (ii) if a body corporate is interested in them and either (a) that body corporate or its directors are accustomed to act in accordance with that Person's directions or instructions or (b) that Person controls one-third or more of the voting power of that body corporate, or (iii) if another party is interested in shares and the Person and that other party are parties to a "concert party" agreement under Section 204 of the Companies Act (being an agreement which provides for one or more parties to it to acquire interests in shares of a particular company, which imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement and any interest in the company's shares is in fact acquired by any of the parties pursuant to the agreement). Such a concert party agreement need not be in writing.

    In addition, Section 212 of the Companies Act provides that a public company may by notice in writing require a Person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact or (as the case may be) to indicate whether or not that is the case, and where he holds or has during the relevant time held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware. The disclosure must be made within such reasonable period as may be specified in the relevant notice (which may, depending on the circumstances, be as short as one or two days). The Unionamerica Articles provide that where the information has not been provided within the specified time period, in respect of those shares (the "default shares"), the board can in its absolute discretion direct that the member shall not be entitled to vote at a general meeting either personally or by proxy or exercise any other membership right in respect of the default shares. In addition, the board can make further directions, including retention of any dividend payments and prevention of transfer, where the default shares represent at least three percent of their class of shares. Furthermore, where notice is served by a company under these provisions on a Person who is or was interested in shares of the company and that Person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the High Court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, and the exercise of voting rights in respect of such shares. In addition, a Person who fails to fulfill the obligations described above is subject to criminal penalties.

    MMI. As discussed above, MMI is subject to the Exchange Act, which requires any Person who acquires directly or indirectly the beneficial ownership of five percent or more of a public company's outstanding equity security to file with the Commission, within ten days of acquiring such interest, a notice stating the acquiror's identity and background, source and amount of funds used in making the purchase, the purpose of the acquisition, the nature of his interest in the securities, and any contract, arrangements, understandings or relationships with respect to the securities of the issuer.

ACCOUNTING TREATMENT

    At the closing of the Proposed Acquisition, each of MMI and Unionamerica will receive letters, dated as of such closing, from Ernst & Young LLP and KPMG Audit Plc regarding those firms' concurrence with MMI managements' and Unionamerica managements' conclusions, respectively, as to the appropriateness of pooling-of-interests accounting for the Proposed Acquisition under Accounting Principles Board Opinion No. 16, if the Proposed Acquisition is closed and consummated in accordance with the terms and conditions of the Acquisition Agreement. Accordingly, the assets and liabilities of Unionamerica will be combined with MMI's at their historical recorded bases. Results of operations of MMI will include the results of Unionamerica for the entire fiscal year in which the Acquisition occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed as appropriate, to reflect the combined balance sheets and statements of results of operations for MMI.

    MMI believes the Proposed Acquisition would not qualify as a pooling-of-interests under GAAP if, among other things, MMI Common Stock is exchanged for less than 90% of the outstanding Unionamerica ADSs. A condition to the closing of the Proposed Acquisition is the requirement that shares representing 90% of the voting shares of Unionamerica be validly tendered. MMI does not intend to waive this condition if the 90% tender requirement is not achieved.

    Certain other transactions could have the effect of violating other requirements for the use of pooling-of-interests accounting, including sales of MMI Common Stock or Unionamerica ADSs by directors, executive officers or affiliates of either MMI or Unionamerica. MMI is not aware of any such transactions. In connection with the Acquisition Agreement, certain directors and executive officers of Unionamerica have executed Affiliate Letters, pursuant to which they agreed not to sell any shares of MMI Common Stock or Unionamerica Securities during the time period that would cause the violation of the requirements for pooling-of-interests accounting. See "The Offer--Terms of the Offer and the Proposed Acquisition".

TAX CONSEQUENCES OF THE OFFER

    GENERAL. The following discussion of taxation is included for general information and only relates to the position of a Person (other than a dealer) who is the absolute beneficial owner of Unionamerica ADSs. The summaries of U.S. and U.K. tax laws set out below are based on laws and, in the case of the U.K., Inland Revenue practice, including the treaty for the prevention of double taxation between the U.S. and the U.K. (the "Treaty") and, in the case of both the U.S. and the U.K., judicial and administrative precedent as of the date of this Prospectus. The summaries are subject to any changes in laws, Inland Revenue practice (in the case of the U.K.) and precedent occurring after that date and do not discuss any tax laws other than those of the U.S. and the U.K. Unionamerica Securityholders (including those resident, ordinarily resident or domiciled in jurisdictions other than the U.S. or the U.K.) are urged to consult their own tax or other professional advisors as to the specific tax consequences to them of the Offer.

    U.K. TAXATION. The following paragraphs summarize certain U.K. tax consequences associated with the exchange of securities pursuant to the Offer and are intended as a general guide only to the position of Unionamerica Securityholders who are resident or ordinarily resident in the U.K. for tax purposes (a "U.K. Resident") or who are U.S. Residents holding Unionamerica ADSs as investments. This summary, which is based upon an opinion provided by Lovell White Durrant, U.K. counsel to Unionamerica, is a general guide as to current legislation and Inland Revenue practice, and does not purport to be comprehensive nor to describe all potentially relevant tax consequences. Unionamerica Securityholders should therefore consult their own tax advisors regarding the tax consequences and any tax reporting requirements applicable to their own tax situation.

    Taxation of U.K. Residents

           Taxation of Capital Gains. The exchange of Unionamerica ADSs by a U.K. Resident in return for MMI Common Stock will not be treated as a disposal or partial disposal of Unionamerica ADSs for the purposes of U.K. taxation of chargeable gains provided that the Unionamerica Securityholder, either alone or together with Persons connected with him, owns not more than five percent of the issued share capital of Unionamerica. The MMI Common Stock will instead be treated as the same asset as the Unionamerica ADSs acquired at the same time as, and for the same price as, the Unionamerica ADSs were acquired. A Unionamerica Securityholder who, either alone or together with Persons connected with him, holds more than five percent of the issued share capital of Unionamerica is advised that clearance has been obtained from the U.K. Inland Revenue under Section 138 of the Taxation of Chargeable Gains Act 1992 of the U.K. in relation to the Offer to the effect that the Board of Inland Revenue is satisfied that the exchange of securities pursuant to the Offer will be implemented for bona fide commercial reasons and not for tax avoidance purposes and provided such clearance is obtained, the exchange of Unionamerica ADSs for MMI Common Stock will similarly not be treated as a disposal or partial disposal of Unionamerica ADSs for the purposes of the taxation of chargeable gains. To the extent a U.K. Resident receives cash, in lieu of a fractional share of MMI Common Stock, as consideration, it will be treated as making a disposal which may, depending upon its individual circumstances, give rise to a liability to U.K. taxation of chargeable gains. A subsequent disposal of MMI Common Stock by a U.K. Resident may, depending upon individual circumstances, give rise to a liability to U.K. taxation of chargeable gains.

           Stamp Duty and Stamp Duty Reserve Tax. No U.K. stamp duty or stamp duty reserve tax will be payable by a U.K. Resident on the transfer of its Unionamerica ADSs to MMI. Any liability to U.K. stamp duty or stamp duty reserve tax on the transfer of such Unionamerica ADSs to MMI will be borne by MMI. No U.K. stamp duty or stamp duty reserve tax will be payable on the issue of MMI Common Stock to a U.K. Resident.

           Dividends. Dividends, if any, paid on MMI Common Stock to a U.K. Resident will normally be subject to U.K. tax, subject to any applicable credit for U.S. tax borne in respect of the dividend.

    Taxation of U.S. Residents

           This summary, which is based upon an opinion by Lovell White Durrant, U.K. counsel to Unionamerica, is a general guide as to current U.K. legislation and practice, and does not purport to be comprehensive nor to describe all potentially relevant tax considerations. U.S. Residents should therefore consult their own tax advisors regarding the tax consequences and any tax reporting requirements applicable to their own tax situation.

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
           U.K. Taxation of Capital Gains. The exchange of Unionamerica ADSs by a U.S. Resident in return for MMI Common Stock will not normally be subject to U.K. taxation of chargeable gains unless at the time of the disposal such U.S. Resident carries on a trade, profession or vocation in the U.K. through a branch or agency and the Unionamerica ADSs are or have been used, held or acquired for the purposes of such trade (or profession or vocation), branch or agency, in which event such U.S. Resident should refer to the relevant comments contained above in "Taxation of U.K. Residents"--"Taxation of Capital Gains".

           Stamp Duty and Stamp Duty Reserve Tax. No U.K. stamp duty or stamp duty reserve tax will be payable by a U.S. Resident on the transfer of its Unionamerica ADSs to MMI. Any liability to U.K. stamp duty or stamp duty reserve tax on the transfer of such Unionamerica ADSs to MMI will be borne by MMI. No U.K. stamp duty or stamp duty reserve tax will be payable on the issue of MMI Common Stock to a U.S. Resident.

           Dividends. Dividends, if any, paid on MMI Common Stock to a U.S. Resident will not be subject to U.K. tax in the hands of the U.S. Resident unless the U.S. Resident carries on business in the U.K. through a branch or agency to which the MMI Common Stock is attributable or, subject to certain exceptions, the U.S. Resident is also resident in the U.K for tax purposes.

    U.S. TAXATION. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special U.S. tax counsel to Unionamerica, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the following are the material U.S. federal income tax consequences applicable to Unionamerica Securityholders who are U.S. Residents who beneficially own Unionamerica ADSs as capital assets (a "U.S. Holder"). The term "U.S. Resident" means a Person that is any of the following: (i) a citizen of the U.S.; (ii) a resident alien for U.S. federal income tax purposes; (iii) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof; or (iv) an estate or trust the income of which is subject to U.S. federal income taxation regardless of source and that is not resident in the U.K. for tax purposes. The discussion of U.S. tax consequences is based on laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and differing interpretations. This discussion is for general information only, and does not address all aspects of U.S. federal taxation that may be applicable to a Unionamerica Securityholder subject to special treatment under the IRC, including banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, and holders who are not U.S. Persons (as defined in Section 7701(a)(30) of the IRC). In addition, such discussion does not address the state, local, or foreign tax consequences of the Proposed Acquisition. Each Unionamerica Securityholder and Option holder considering the Offer is urged to consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the Proposed Acquisition.

    The Proposed Acquisition will be treated as a "reorganization" within the meaning of section 368(a)(1)(B) of the IRC, which entails the following material U.S. federal income tax consequences to a U.S. Holder.

    A U.S. Holder will not recognize any gain or loss on the exchange of its Unionamerica ADSs for MMI Common Stock except in respect of cash received in exchange for a fractional share of MMI Common Stock (as discussed below). The aggregate adjusted tax basis of the shares of MMI Common Stock received in the exchange will be equal to the aggregate adjusted tax basis of the Unionamerica ADSs surrendered therefor, and the holding period of such MMI Common Stock will include the holding period during which such Unionamerica ADSs were held. If the U.S. Holder has differing bases or holding periods in respect of its Unionamerica ADSs, it should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of MMI Common Stock received in the exchange.

    Cash received in exchange for a fractional share of MMI Common Stock will be treated as received in a sale of such fractional share, and gain or loss will be recognized equal to the difference between the amount of cash received and the portion of the basis of the Unionamerica ADS allocable to such fractional

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
interest. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holding period for such Unionamerica ADS was more than one year as of the date of the exchange. For individuals, gain on the exchange will be taxed at rates that vary depending upon whether the holding period was one year or less, more than one year but not more than 18 months, or more than 18 months.

    Further, Section 367(b)(1) of the IRC will apply to an exchange by a U.S. Holder of securities of Unionamerica (a foreign corporation) for those of MMI (a domestic corporation). Accordingly, each U.S. Holder that realizes gain or income in the Proposed Acquisition must notify the IRS on or before the due date for filing a U.S. federal income tax return (taking extensions into account) for its taxable year in which the income is realized. The notice is filed with the IRS office with which the U.S. Holder would be required to file a U.S. federal income tax return for the year. If a return is actually filed, the notice must be attached to the return. Treasury regulations under Section 367 of the IRC prescribe detailed information that must be included in the notice.

    Distributions, if any, paid with respect to MMI Common Stock to a former Unionamerica Securityholder will be treated as ordinary dividend income to the extent of MMI's current or accumulated earnings and profits, then as a return of capital to the extent of tax basis, and then as gain from the sale of stock. In the case of corporate holders, such distributions, to the extent they are treated as ordinary dividend income, will generally qualify for a dividends-received deduction of 70% of the amount of the dividend. Unlike distributions on Unionamerica ADSs, distributions on MMI Common Stock will not be subject to the provisions of the Treaty that address refunds of U.K. advance corporation tax.

    Unless a U.S. Holder complies with certain reporting or certification procedures or is an "exempt recipient" (i.e., in general, corporations and certain other entities), the U.S. Holder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Proposed Acquisition. A foreign holder should consult its tax advisor with respect to the application of withholding rules to it with respect to any cash payments received pursuant to the Proposed Acquisition.

MATERIAL CONTRACTS BETWEEN MMI AND UNIONAMERICA

    In each of the past three years, Unionamerica Insurance Company Limited, a Subsidiary of Unionamerica, has entered into reinsurance contracts with ACIC and ACLIC, Subsidiaries of MMI. Unionamerica is a participant on the first and second layers of MMI's Healthcare System Reinsurance Program and Physicians' Excess of Loss Reinsurance Program and MMI's Medical Expense Catastrophe Reinsurance Agreement.

    Premiums ceded to Unionamerica pursuant to these contracts were $2.6 million in 1996, $2.5 million in 1995 and $2.1 million in 1994. Reinsurance receivables from Unionamerica on case and incurred but not reported reserves were $5.6 million as of June 30, 1997.

    The Acquisition Agreement is the only other material agreement entered into between MMI and Unionamerica during the past three years.

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
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The unaudited pro forma condensed combined financial information for each of the years in the three year period ended December 31, 1996 and for each of the six month periods ended June 30, 1996 and 1997 is derived from the historical financial statements of MMI and Unionamerica incorporated by reference in this Prospectus. The accompanying unaudited condensed combined balance sheet combines the unaudited balance sheets of MMI and Unionamerica as of June 30, 1997. The unaudited condensed combined statements of income combine the audited statements of income for MMI and Unionamerica for each of the years in the three year period ended as of December 31, 1996 as well as the unaudited statements of income for the six month periods ended June 30, 1997 and 1996.

    The pro forma combined financial information does not purport to represent what the combined financial position or results of operations actually would have been if the Proposed Acquisition had been completed at the beginning of the periods presented or which may be obtained in the future. The information presented below should be read in conjunction with the historical financial statements of MMI and Unionamerica incorporated by reference in this Prospectus.

    The pro forma financial information has been prepared assuming the Proposed Acquisition is accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the historical financial statements of the combined companies are retroactively combined (after elimination of intercompany transactions) as if the companies had always operated as a single entity. The pro forma condensed combined statements of income are prepared assuming the pooling of interests transaction occurred at the beginning of the earliest period presented, and the pro forma condensed combined balance sheet is prepared assuming the transaction occurred on the balance sheet date. The unaudited pro forma condensed combined financial information has been included as required by the rules of the Commission and is provided for comparative purposes only.

                              MMI COMPANIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)
                                   UNAUDITED

                                             MMI      UNIONAMERICA     PRO FORMA
                                          COMPANIES,    HOLDINGS     ADJUSTMENTS &   PRO FORMA
                                             INC.         PLC        ELIMINATIONS     COMBINED
                                          ----------  ------------   -------------   ----------
                                            ASSETS
  Cash and investments
    Fixed maturities....................  $  683,211    $394,480        $            $1,077,691
    Equity securities...................      49,555       3,268                         52,823
    Cash and short-term investments.....      33,333      20,102                         53,435
                                          ----------  ------------   -------------   ----------
                                             766,099     417,850         --           1,183,949
  Other assets
    Premiums and fees receivable........      85,426     163,991                        249,417
    Reinsurance recoverable on unpaid
      losses............................     108,488     158,266         (5,569)(a)     261,185
    Accrued investment income...........      10,702       5,898                         16,600
    Deferred income taxes...............      48,166      --                             48,166
    Other...............................      69,170      36,976           (833)(b)     105,313
                                          ----------  ------------   -------------   ----------
                                          $1,088,051    $782,981        $(6,402)     $1,864,630
                                          ----------  ------------   -------------   ----------
                                          ----------  ------------   -------------   ----------

                                LIABILITIES, MINORITY INTERESTS
                                   AND STOCKHOLDERS' EQUITY
  Liabilities
    Policy liabilities
      Loss and loss adjustment expense
        reserves........................  $  631,928    $512,296        $(5,569)(a)  $1,138,655
      Unearned premium reserves.........      83,474      90,556           (833)(b)     173,197
      Future life policy benefits.......       8,569      --                              8,569
                                          ----------  ------------   -------------   ----------
                                             723,971     602,852         (6,402)      1,320,421
    Accrued expenses and other
      liabilities.......................      16,210      16,392                         32,602
    Insurance balances payable..........      26,671      16,578                         43,249
    Long term debt(d)...................      58,000      35,000                         93,000
                                          ----------  ------------   -------------   ----------
                                             824,852     670,822         (6,402)      1,489,272

  Minority interest.....................      --           1,277                          1,277

  Stockholders' equity
    Common Stock........................       1,165         378            328(c)        1,871
    Other...............................     262,034     110,504           (328)(c)     372,210
                                          ----------  ------------   -------------   ----------
                                             263,199     110,882         --             374,081
                                          ----------  ------------   -------------   ----------
                                          $1,088,051    $782,981        $(6,402)     $1,864,630
                                          ----------  ------------   -------------   ----------
                                          ----------  ------------   -------------   ----------

       See notes to unaudited pro forma condensed financial information.

                              MMI COMPANIES, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                               MMI      UNIONAMERICA     PRO FORMA
                                                           COMPANIES,     HOLDINGS     ADJUSTMENTS &    PRO FORMA
                                                              INC.           PLC        ELIMINATIONS    COMBINED
                                                           -----------  -------------  --------------  -----------
Revenues
  Insurance premiums earned..............................   $  78,311     $  64,448      $              $ 142,759
  Consulting and fee income..............................      25,308        --                            25,308
  Net investment income..................................      23,288        13,692                        36,980
  Realized gains (losses) on investments.................       1,630          (660)                          970
                                                           -----------  -------------       -------    -----------
    Total revenues.......................................     128,537        77,480          --           206,017

Losses and expenses
  Losses and loss adjustment expenses....................      64,358        39,409                       103,767
  Insurance and administrative expenses..................      47,555        24,458                        72,013
  Interest expense.......................................       1,778         1,138                         2,916
                                                           -----------  -------------       -------    -----------
    Total losses and expenses............................     113,691        65,005          --           178,696
                                                           -----------  -------------       -------    -----------
    Income from continuing operations before income taxes
      and extraordinary loss.............................      14,846        12,475          --            27,321
Income taxes.............................................       1,326         4,288                         5,614
                                                           -----------  -------------       -------    -----------
    Income from continuing operations before
      extraordinary loss.................................      13,520         8,187          --            21,707
Extraordinary loss, net of income taxes..................      --               267                           267
                                                           -----------  -------------       -------    -----------
  Income from continuing operations......................   $  13,520     $   7,920      $   --         $  21,440
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------
Income from continuing operations before extraordinary
  loss per common
  and common equivalent share............................   $    1.13     $    0.93                     $    1.12
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Income from continuing operations per common and common
  equivalent share.......................................   $    1.13     $    0.90                     $    1.11
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Weighted average number of common and common
  equivalent shares outstanding..........................      12,007         8,838          (1,449)       19,396
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------

       See notes to unaudited pro forma condensed financial information.

                              MMI COMPANIES, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                               MMI      UNIONAMERICA     PRO FORMA
                                                           COMPANIES,     HOLDINGS     ADJUSTMENTS &    PRO FORMA
                                                              INC.           PLC        ELIMINATIONS    COMBINED
                                                           -----------  -------------  --------------  -----------
Revenues
  Insurance premiums earned..............................   $  81,824     $  67,230      $              $ 149,054
  Consulting and fee income..............................      15,628        --                            15,628
  Net investment income..................................      21,653        13,863                        35,516
  Realized gains on investments..........................       1,002           186                         1,188
                                                           -----------  -------------       -------    -----------
    Total revenues.......................................     120,107        81,279          --           201,386
Losses and expenses
  Losses and loss adjustment expenses....................      67,725        43,106                       110,831
  Insurance and administrative expenses..................      35,786        22,416                        58,202
  Interest expense.......................................       1,602         1,392                         2,994
                                                           -----------  -------------       -------    -----------
    Total losses and expenses............................     105,113        66,914          --           172,027
                                                           -----------  -------------       -------    -----------
    Income from continuing operations before income
      taxes..............................................      14,994        14,365          --            29,359
Income taxes.............................................       1,235         4,803                         6,038
                                                           -----------  -------------       -------    -----------
    Income from continuing operations....................   $  13,759     $   9,562      $   --         $  23,321
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------
Income from continuing operations per common
  and common equivalent share............................   $    1.34     $    1.10                     $    1.33
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Weighted average number of common and common
  equivalent shares outstanding..........................      10,276         8,725          (1,431)       17,570
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------

       See notes to unaudited pro forma condensed financial information.

                              MMI COMPANIES, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                               MMI      UNIONAMERICA     PRO FORMA
                                                           COMPANIES,     HOLDINGS     ADJUSTMENTS &    PRO FORMA
                                                              INC.           PLC        ELIMINATIONS    COMBINED
                                                           -----------  -------------  --------------  -----------
Revenues
  Insurance premiums earned..............................   $ 164,409    $   116,982     $              $ 281,391
  Consulting and fee income..............................      34,535        --                            34,535
  Net investment income..................................      44,274         29,407                       73,681
  Realized losses on investments.........................         (40)          (850)                        (890)
                                                           -----------  -------------       -------    -----------
    Total revenues.......................................     243,178        145,539         --           388,717

Losses and expenses
  Losses and loss adjustment expenses....................     135,786         72,990                      208,776
  Insurance and administrative expenses..................      77,026         41,383                      118,409
  Interest expense.......................................       3,397          2,686                        6,083
                                                           -----------  -------------       -------    -----------
    Total losses and expenses............................     216,209        117,059         --           333,268
                                                           -----------  -------------       -------    -----------
    Income from continuing operations before income
      taxes..............................................      26,969         28,480         --            55,449
Income taxes.............................................         854          9,375                       10,229
                                                           -----------  -------------       -------    -----------
    Income from continuing operations....................   $  26,115    $    19,105     $   --         $  45,220
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------
Income from continuing operations per common
  and common equivalent share............................   $    2.42    $      2.18                    $    2.50
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Weighted average number of common and common
  equivalent shares outstanding..........................      10,770          8,754         (1,436)       18,088
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------

       See notes to unaudited pro forma condensed financial information.

                              MMI COMPANIES, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                               MMI      UNIONAMERICA     PRO FORMA
                                                           COMPANIES,     HOLDINGS     ADJUSTMENTS &    PRO FORMA
                                                              INC.           PLC        ELIMINATIONS    COMBINED
                                                           -----------  -------------  --------------  -----------
Revenues
  Insurance premiums earned..............................   $ 155,191    $   117,712     $              $ 272,903
  Consulting and fee income..............................      22,336        --                            22,336
  Net investment income..................................      39,850         23,086                       62,936
  Realized gains on investments..........................       1,367            325                        1,692
                                                           -----------  -------------       -------    -----------
    Total revenues.......................................     218,744        141,123         --           359,867
Losses and expenses
  Losses and loss adjustment expenses....................     130,088         76,220                      206,308
  Insurance and administrative expenses..................      61,055         39,402                      100,457
  Interest expense.......................................       2,767          6,605                        9,372
                                                           -----------  -------------       -------    -----------
    Total losses and expenses............................     193,910        122,227         --           316,137
                                                           -----------  -------------       -------    -----------

    Income from continuing operations before income taxes
      and extraordinary loss.............................      24,834         18,896         --            43,730
Income taxes.............................................       2,139          5,943                        8,082
                                                           -----------  -------------       -------    -----------
    Income from continuing operations before
      extraordinary loss.................................      22,695         12,953         --            35,648
Extraordinary loss, net of income taxes..................      --              4,737                        4,737
                                                           -----------  -------------       -------    -----------
  Income from continuing operations......................   $  22,695    $     8,216     $   --         $  30,911
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------
Income from continuing operations before extraordinary
  loss per common
  and common equivalent share............................   $    2.34    $      2.28                    $    2.46
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Income from continuing operations per common and common
  equivalent share.......................................   $    2.34    $      1.34                    $    2.12
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Weighted average number of common and common
  equivalent shares outstanding..........................       9,683          5,018           (823)       13,878
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------

       See notes to unaudited pro forma condensed financial information.

                              MMI COMPANIES, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                               MMI      UNIONAMERICA     PRO FORMA
                                                           COMPANIES,     HOLDINGS     ADJUSTMENTS &    PRO FORMA
                                                              INC.           PLC        ELIMINATIONS    COMBINED
                                                           -----------  -------------  --------------  -----------
Revenues
  Insurance premiums earned..............................   $ 132,389    $   135,587     $              $ 267,976
  Consulting and fee income..............................      18,602        --                            18,602
  Net investment income..................................      29,067         22,083                       51,150
  Realized losses on investments.........................      (2,853)       (32,408)                     (35,261)
                                                           -----------  -------------       -------    -----------
    Total revenues.......................................     177,205        125,262         --           302,467

Losses and expenses
  Losses and loss adjustment expenses....................     112,711         87,743                      200,454
  Insurance and administrative expenses..................      47,286         40,775                       88,061
  Interest expense.......................................       1,619          7,003                        8,622
                                                           -----------  -------------       -------    -----------
    Total losses and expenses............................     161,616        135,521         --           297,137
                                                           -----------  -------------       -------    -----------
    Income (loss) from continuing operations
      before income taxes................................      15,589        (10,259)        --             5,330
Income taxes (credit)....................................         538         (3,468)                      (2,930)
                                                           -----------  -------------       -------    -----------
    Income (loss) from continuing operations.............   $  15,051    $    (6,791)    $   --         $   8,260
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------
Income (loss) from continuing operations per
  common and common equivalent share.....................   $    1.72    $     (1.85)                   $    0.54
                                                           -----------  -------------                  -----------
                                                           -----------  -------------                  -----------
Weighted average number of common and common
  equivalent shares outstanding..........................       8,763          4,464           (732)       12,495
                                                           -----------  -------------       -------    -----------
                                                           -----------  -------------       -------    -----------

       See notes to unaudited pro forma condensed financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(a) To eliminate loss and loss adjustment expense reserves ceded to Unionamerica Insurance Company Limited by ACIC, a Subsidiary of MMI. Pro forma adjustments to the income statement to eliminate the effect of reinsurance of ACIC by Unionamerica are not necessary because the income statement is presented net of reinsurance and there is no material difference in the carrying values of reinsurance balances between ACIC and Unionamerica.

(b) To eliminate the effect of unearned premium reserves ceded by ACIC to Unionamerica Insurance Company Limited.

(c) To adjust the pro forma aggregate par value of outstanding MMI Common Stock to reflect the conversion of Unionamerica ADSs to 0.836 shares of MMI Common Stock per Unionamerica ADS.


(d) In July 1997, Unionamerica made a $7.5 million investment in Jago Managing Agency Limited that was financed with bank debt and seller notes. Following the closing of the Proposed Acquisition, MMI may retire both its own and Unionamerica's bank debt, which totalled $93 million as of June 30, 1997, with approximately $100 million of proceeds from a preferred trust securities offering.

                                 LEGAL MATTERS

    The validity of the shares of MMI Common Stock to be issued in connection with the Offer will be passed upon for MMI by Wildman, Harrold, Allen & Dixon, Chicago, Illinois. In addition, certain U.S. income tax matters will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, special U.S. tax counsel to Unionamerica, and certain U.K. income tax matters will be passed upon by Lovell White Durrant, London, England, U.K. counsel to Unionamerica.

                                    EXPERTS

    The consolidated financial statements and schedules of MMI Companies, Inc. and Subsidiaries at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and schedules of Unionamerica Holdings plc and Subsidiaries at December 31, 1996, and for the year ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement have been audited by KPMG Audit Plc, Chartered Accountants and Registered Auditors, as set forth in their reports thereon. The consolidated financial statements and schedules of Unionamerica Holdings plc and Subsidiaries at December 31, 1995, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by KPMG, Chartered Accountants and Registered Auditors, as set forth in their reports thereon. Such consolidated financial statements and schedules are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                   APPENDIX A

                             ACQUISITION AGREEMENT
                           DATED AS OF JUNE 25, 1997
                                 BY AND BETWEEN
                              MMI COMPANIES, INC.
                                      AND
                           UNIONAMERICA HOLDINGS PLC

                             ACQUISITION AGREEMENT
                           DATED AS OF JUNE 25, 1997
                                 BY AND BETWEEN
                              MMI COMPANIES, INC.
                                      AND
                           UNIONAMERICA HOLDINGS PLC

                               TABLE OF CONTENTS

    This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                       PAGE NO.
                                                                                                      -----------

ARTICLE I
COMPANY AUTHORIZATIONS AND GOVERNANCE

1.01         Company Actions........................................................................      APP-A-1
1.02         Company Board Representation; Section 14(f)............................................      APP-A-1

ARTICLE II
CLOSING
2.01         Closing................................................................................      APP-A-2

ARTICLE III
EXCHANGE OF SHARES
3.01         Exchange of Company Common Stock.......................................................      APP-A-2
3.02         Acquisition of Remaining Company Capital Stock.........................................      APP-A-3

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.01         Organization and Qualification.........................................................      APP-A-4
4.02         Capital Stock..........................................................................      APP-A-4
4.03         Authority Relative to this Agreement...................................................      APP-A-5
4.04         Non-Contravention; Approvals and Consents..............................................      APP-A-5
4.05         SEC Reports and Financial Statements...................................................      APP-A-6
4.06         Absence of Certain Changes or Events...................................................      APP-A-6
4.07         Absence of Undisclosed Liabilities.....................................................      APP-A-7
4.08         Legal Proceedings......................................................................      APP-A-7
4.09         Information Supplied...................................................................      APP-A-7
4.10         Compliance with Laws and Orders........................................................      APP-A-8
4.11         Compliance with Agreements; Certain Agreements.........................................      APP-A-8
4.12         Taxes..................................................................................      APP-A-9
4.13         Employee Benefit Plans.................................................................     APP-A-14
4.14         Labor Matters..........................................................................     APP-A-15
4.15         Opinion of Financial Advisor...........................................................     APP-A-15
4.16         Related Party Transactions.............................................................     APP-A-16
4.17         Assets; Real Property..................................................................     APP-A-16
4.18         Intellectual Property..................................................................     APP-A-16
4.19         Material Contracts and Relationships...................................................     APP-A-17
4.20         Absence of Certain Business Practices..................................................     APP-A-18
4.21         Books and Records......................................................................     APP-A-18
4.22         Information Regarding Acquisitions.....................................................     APP-A-18

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
5.01         Organization and Qualification.........................................................     APP-A-19
5.02         Capital Stock..........................................................................     APP-A-19
5.03         Authority Relative to this Agreement...................................................     APP-A-20

                                                                                                       PAGE NO.
                                                                                                      -----------
5.04         Non-Contravention; Approvals and Consents..............................................     APP-A-20
5.05         SEC Reports and Financial Statements...................................................     APP-A-21
5.06         Absence of Certain Changes or Events...................................................     APP-A-21
5.07         Absence of Undisclosed Liabilities.....................................................     APP-A-21
5.08         Legal Proceedings......................................................................     APP-A-21
5.09         Information Supplied...................................................................     APP-A-22
5.10         Compliance with Laws and Orders........................................................     APP-A-22
5.11         Compliance with Agreements; Certain Agreements.........................................     APP-A-23
5.12         Taxes..................................................................................     APP-A-23
5.13         Employee Benefit Plans; ERISA..........................................................     APP-A-25
5.14         Labor Matters..........................................................................     APP-A-25
5.15         Vote Required..........................................................................     APP-A-25
5.16         Ownership of Company Common Stock......................................................     APP-A-25

ARTICLE VI
COVENANTS OF THE COMPANY
6.01         Covenants of the Company...............................................................     APP-A-26
6.02         No Solicitations.......................................................................     APP-A-28
6.03         Tax Covenants of the Company...........................................................     APP-A-28
6.04         Approval of Company Stockholders.......................................................     APP-A-28

ARTICLE VII
COVENANTS OF BUYER
7.01         Covenants of Buyer.....................................................................     APP-A-29
7.02         Tax Covenants of Buyer.................................................................     APP-A-30

ARTICLE VIII
ADDITIONAL AGREEMENTS
8.01         Access to Information; Confidentiality.................................................     APP-A-30
8.02         Preparation of Proxy Statement and Registration Statement by Buyer.....................     APP-A-30
8.03         Approval of Stockholders...............................................................     APP-A-31
8.04         Regulatory and Other Approvals.........................................................     APP-A-31
8.05         Employment and Severance Agreement.....................................................     APP-A-31
8.06         Directors' and Officers' Indemnification and Insurance.................................     APP-A-31
8.07         Fees and Expenses......................................................................     APP-A-32
8.08         Brokers or Finders.....................................................................     APP-A-32
8.09         Takeover Statutes......................................................................     APP-A-32
8.10         Conveyance Taxes.......................................................................     APP-A-32
8.11         Notice.................................................................................     APP-A-33
8.12         Fulfillment of Conditions..............................................................     APP-A-33
8.13         Representation on Buyer's Board of Directors...........................................     APP-A-33
8.14         Selling Stockholders Undertaking.......................................................     APP-A-33
8.15         Affiliates Agreement...................................................................     APP-A-33

ARTICLE IX
CONDITIONS
9.01         Mutual Conditions to Closing...........................................................     APP-A-34
9.02         Conditions to Buyer's Obligation.......................................................     APP-A-35
9.03         Additional Conditions to Closing.......................................................     APP-A-37

                                                                                                       PAGE NO.
                                                                                                      -----------

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER
10.01        Termination............................................................................     APP-A-37
10.02        Effect of Termination..................................................................     APP-A-38
10.03        Amendment..............................................................................     APP-A-38
10.04        Waiver.................................................................................     APP-A-38

ARTICLE XI
THE OFFER
11.01        The Offer..............................................................................     APP-A-39
11.02        Company Actions........................................................................     APP-A-40

ARTICLE XII
GENERAL PROVISIONS
12.01        Non-Survival of Representations, Warranties, Covenants and Agreements..................     APP-A-41
12.02        Notices................................................................................     APP-A-41
12.03        Entire Agreement; Incorporation of Exhibits............................................     APP-A-42
12.04        Public Announcements...................................................................     APP-A-43
12.05        No Third Party Beneficiary.............................................................     APP-A-43
12.06        No Assignment; Binding Effect..........................................................     APP-A-43
12.07        Headings...............................................................................     APP-A-43
12.08        Invalid Provisions.....................................................................     APP-A-43
12.09        Governing Law..........................................................................     APP-A-43
12.10        Enforcement of Agreement...............................................................     APP-A-43
12.11        Certain Definitions....................................................................     APP-A-43
12.12        Counterparts...........................................................................     APP-A-47
Exhibit A    Form of Undertaking
Exhibit B    Form of Affiliates Agreement

                             ACQUISITION AGREEMENT

    This ACQUISITION AGREEMENT dated as of June 25, 1997 (this "Agreement") is made and entered into by and between MMI COMPANIES, INC., a corporation organized under the laws of Delaware ("Buyer"), and UNIONAMERICA HOLDINGS PLC, a corporation organized under the laws of England and Wales (the "Company").

    WHEREAS, the Boards of Directors of Buyer and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transactions provided for herein whereby the Company shall become a wholly owned subsidiary of Buyer pursuant to the acquisition by Buyer, solely for voting common stock of Buyer, of all of the American Depository Shares ("ADSs"), representing all of the ordinary shares, nominal value $0.0448 per share, of the Company (such ADSs being referred to as "Company Common Stock"), and all of the deferred stock of the Company, par value L1 per share (the "Company Deferred Stock"), through (i) the Offer and (ii) the subsequent compulsory acquisition of any remaining shares of Company Common Stock solely for voting common stock of Buyer (collectively, the "Transaction");

    WHEREAS, the parties intend that the exchange of shares of Company Common Stock and Company Deferred Stock for shares of common stock, par value $0.10 per share, of Buyer ("Common Stock") pursuant to the Offer will be treated as a transaction described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, Buyer and the Company desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the consummation of such transactions.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                     COMPANY AUTHORIZATIONS AND GOVERNANCE

    1.01. COMPANY ACTIONS. The Company hereby approves and consents to the Offer and the other transactions contemplated by this Agreement and represents that the Board of Directors of the Company, at a meeting duly called and held, has unanimously:

        (a) determined that this Agreement and the transactions contemplated hereby, including the Offer, are fair to and in the best interests of the holders of shares of Company Common Stock; and

        (b) agreed to recommend that the stockholders of the Company accept the Offer, if commenced, and tender their shares of Company Common Stock and Company Deferred Stock thereunder to Buyer, subject to the conditions and exceptions set forth herein.

    1.02.  COMPANY BOARD REPRESENTATION; SECTION 14(F).

        (a) Subject to compliance with the laws of England and Wales, the Company's Memorandum and Articles of Association and other applicable law, promptly upon the exchange by Buyer of Common Stock for shares of Company Common Stock and Company Deferred Stock pursuant to the Offer, and from time to time thereafter, (i) Buyer shall be entitled to designate four persons ("Buyer's Designees") to be included on the Board of Directors of the Company and (ii) the Company shall, upon request by Buyer, promptly satisfy the foregoing entitlement by using its best efforts to cause Buyer's Designees promptly to be so elected or appointed.

        (b) The Company's obligations to appoint Buyer's Designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (such

                                    APP-A-1

    Act and the rules and regulations promulgated thereunder being referred to herein as the "Exchange Act") and Rule 14f-1 promulgated thereunder, if applicable. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule to fulfill such obligations. Buyer shall supply to the Company and be solely responsible for any information with respect to either of them and their designees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

                                   ARTICLE II
                                    CLOSING

    2.01 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, the closing of the Offer, including the prior declaration that the Offer has become unconditional (the "Closing"), will take place at the offices of Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Chicago, Illinois 60606 on a date to be specified by Buyer, which shall be no later than the fifth business day following the date on which all the conditions set forth in Article IX have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

                                  ARTICLE III
                               EXCHANGE OF SHARES

    3.01  EXCHANGE OF COMPANY COMMON STOCK.

        (a) EXCHANGE AGENT. As of the Closing, Buyer shall deposit with ChaseMellon Shareholder Services L.L.C. or such other bank or trust company designated by Buyer (and reasonably acceptable to the Company) (the "Exchange Agent"), for delivery to the former holders of shares of Company Common Stock and Company Deferred Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the shares of Common Stock issuable in exchange for outstanding shares of Company Common Stock and Company Deferred Stock tendered and not properly withdrawn pursuant to the Offer (such shares of Common Stock being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall agree to deliver such shares as contemplated by this Section 3.01 and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Buyer. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

        (b) EXCHANGE PROCEDURES. At the same time as and with the mailing of Offer Documents pursuant to Section 11.01, the Exchange Agent shall cause to be mailed to each holder of record of an American Depositary Receipt or Receipts which represent outstanding shares of Company Common Stock (the "Company Certificates") whose shares will be exchanged solely for shares of Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent and shall be in such form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Common Stock. Upon Closing, the holder of such Company Certificate who has properly tendered shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such holder has the right to receive pursuant to this Section 3.01. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company and the Depositary, a certificate representing the proper number of shares of Common Stock may be issued to a transferee if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, in

                                    APP-A-2
    form and substance satisfactory to Buyer, and by evidence that any applicable stock transfer taxes and fees have been paid.

        (c)  NO FRACTIONAL SHARES.

           (i) No certificates or scrip representing fractional shares of Common Stock shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer.

           (ii) As promptly as practicable following the Closing, the Exchange Agent shall determine the excess of (x) the number of full shares of Common Stock delivered to the Exchange Agent by Buyer pursuant to Section 3.01(a) over (y) the aggregate number of full shares of Common Stock to be distributed to holders of Company Common Stock pursuant to Section 3.01(b) (such excess being herein called the "Excess Shares"). As soon after the Closing as practicable, the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section 3.01.

           (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the former holders of Company Common Stock (the "Excess Shares Trust"). All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares, shall be paid out of the Excess Shares Trust. The Exchange Agent shall determine the portion of the Excess Shares Trust to which each former holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

           (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Common Stock in respect of any fractional share interests of Common Stock, the Exchange Agent shall make available such amounts to such former holders of Company Common Stock.

        (d) NO LIABILITY. Neither Buyer nor the Company shall be liable to any holder of shares of Company Common Stock, Company Deferred Stock or Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Excess Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    3.02  ACQUISITION OF REMAINING COMPANY CAPITAL STOCK.

        (a) COMPANY COMMON STOCK. Following the Closing, if sufficient acceptances have been received, Buyer shall be entitled to apply the provisions of Sections 428 to 430F of the United Kingdom Companies Act 1985 to acquire compulsorily any outstanding shares of Company Common Stock.

        (b) COMPANY DEFERRED STOCK. At the Closing, the Company shall, in accordance with Article 5 of the Articles of Association of the Company, cause all of the issued and outstanding shares of Company Deferred Stock to be transferred to such Person other than Buyer as Buyer may designate to hold such shares as nominee for Buyer in exchange for one share of Common Stock for each 25,000 shares of Company Deferred Stock.

                                    APP-A-3

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Buyer as follows:

    4.01 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and validly existing under the laws of England and Wales. Each of the Company's Subsidiaries is listed on Schedule 4.01 to this Agreement. Each such Subsidiary is duly incorporated and validly existing under the laws of England and Wales and each of the Company and its Subsidiaries has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, created and existing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except for beneficial interests in the Subsidiaries of the Company and as disclosed in Schedule 4.01 to this Agreement, the Company and the Subsidiaries do not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture, business trust or other business association or Person. The Company has previously delivered to Buyer correct and complete copies of the memorandum and articles of association (or other comparable charter documents) of the Company and each of its Subsidiaries.

    4.02  CAPITAL STOCK.

        (a) The authorized capital stock of the Company consists solely of 20,000,000 shares of Company Common Stock and 50,000 shares of Company Deferred Stock. As of the date hereof and as of the Closing (except as otherwise permitted in Section 6.01(b)(ii)(C)), 8,443,969 shares of Company Common Stock were, and will be, issued and outstanding, and no shares were reserved for issuance except as set forth in Schedule 4.02 to this Agreement. Prior to the Closing, except as set forth in Schedule 4.02 to this Agreement, there will be no change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock reserved for issuance. As of the date hereof and as of the Closing, 50,000 shares of Company Deferred Stock were, and will be, issued and outstanding and no shares were reserved for issuance. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote ("Company Voting Debt") are issued or outstanding. All of the issued and outstanding shares of Company Common Stock and Company Deferred Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in
    Schedule 4.02 to this Agreement, there are no outstanding subscriptions, options, warrants, calls, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any Company Voting Debt or shares of capital stock or other securities of the Company or to grant, extend or enter into any Option with respect thereto.

        (b) Except as disclosed in Schedule 4.02 to this Agreement, all of the outstanding beneficial interests of each Subsidiary of the Company are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, as described on Schedule 4.01 to

                                    APP-A-4
    this Agreement, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Schedule 4.02 to this Agreement, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any beneficial or other ownership interest of any Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any beneficial or other ownership interest of any Subsidiary of the Company.

        (c) Except as disclosed in Schedule 4.02 to this Agreement, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, Company Deferred Stock or any beneficial or other ownership interest of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person.

    4.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    4.04.  NON-CONTRAVENTION; APPROVALS AND CONSENTS.

        (a) Except as disclosed in Schedule 4.04(a) to this Agreement, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the loss of a material benefit under, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the memorandum and articles of association (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, the United Kingdom, or any state, county, city or other political subdivision thereof, or the NYSE (a "Governmental or Regulatory Authority") applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (iii) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound (together, "Contracts"), or (iv) the Disclosed Scheme, excluding from the foregoing clauses (ii) and (iii) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its

                                    APP-A-5

    Subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement.

        (b) Except (i) for the filing of the Schedule 14D-9 with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, (ii) the filing, if applicable, of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) the consents set forth in Section 9.01(e), and (iv) as disclosed in Schedule 4.04(b) to this Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement.

    4.05 SEC REPORTS AND FINANCIAL STATEMENTS. The Company delivered to Buyer prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date, and all such filings have been timely made. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q or the SEC) and fairly and accurately present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse in amount or effect to the Company and its Subsidiaries taken as a whole)) the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in
Schedule 4.05 to this Agreement, each Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

    4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (a) other than a reasonably foreseeable change, event or development affecting the Company resulting from the execution of this Agreement or the transactions contemplated hereby, since December 31, 1996 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the

                                    APP-A-6

Company and its Subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement, and (b) except as disclosed in Schedule 4.06 to this Agreement, since such date (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 6.01(b).

    4.07 ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1996 included in the Company Financial Statements or as disclosed in Schedule 4.07 to this Agreement, neither the Company nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the Ordinary Course of Business and (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

    4.08 LEGAL PROCEEDINGS. Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Schedule 4.08 to this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of the Company or any of its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement and (ii) neither the Company nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement.

    4.09  INFORMATION SUPPLIED.

        (a) The Schedule 14D-9 and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement will not, on the date of its filing or, with respect to the Schedule 14D-9, at the date it is filed with the SEC and first published, sent or given to the Company's stockholders, or, in the case of any document mailed to the Company's stockholders by the Company, at the date it is mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Buyer expressly for inclusion therein and information incorporated by reference therein from documents filed by Buyer or any of its Subsidiaries with the SEC. The Schedule 14D-9 and any such other documents filed by the Company with the SEC under the Exchange Act in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the requirements of the Exchange Act.

        (b) Neither the information supplied or to be supplied in writing by or on behalf of the Company or any of its Subsidiaries for inclusion, nor the information incorporated by reference from documents filed by the Company or any of its Subsidiaries with the SEC, in the Offer Documents or any other documents to be filed by Buyer with the SEC or any other Governmental or Regulatory Authority or

                                    APP-A-7
    delivered to Buyer's stockholders in connection with the transactions contemplated by this Agreement will on the date of its filing or, with respect to the Offer Documents or any other documents published and/or delivered to the Company's stockholders by the Company or the Buyer's stockholders by the Buyer, on the date they are filed with the SEC and first published, sent or given to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    4.10 COMPLIANCE WITH LAWS AND ORDERS. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), and all material Company Permits are listed on Schedule 4.10 to this Agreement, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries are in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement. For purposes of this
Section 4.10 and Schedule 4.10 to this Agreement, Company Permits shall not include the permits, licenses, variances, exemptions, orders and approvals referred to in Article IX.

    4.11  COMPLIANCE WITH AGREEMENTS; CERTAIN AGREEMENTS.

        (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or any of its Subsidiaries, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the memorandum and articles of association (or other comparable charter documents) of the Company or any of its Subsidiaries or
    (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

        (b) Except as disclosed in Schedule 4.11 to this Agreement or in the Company SEC Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee, (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the

                                    APP-A-8
    benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (vi) Contract which is material to any of their operations taken as a whole or could have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or could reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries after the consummation of the transactions contemplated by this Agreement.

    4.12  TAXES.  The representations and warranties contained in this Section
4.12 are given subject to the matters disclosed in Schedule 4.12 to this Agreement.

        (a) DEFINITIONS. The following terms shall have the following meanings for purposes of this Section 4.12 and Schedule 4.12 to this Agreement:

            (i) "Balance Sheet Date" means December 31, 1996.

            (ii) "Event" means the winding up or dissolution of any Person, and any act, transaction or omission whatsoever, and any reference to an event occurring on or before a particular date shall include events which for Tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date.

           (iii) "Group Relief" means Relief surrendered or claimed pursuant to Chapter IV of Part X of the Taxes Act.

            (iv) "Relief" means, unless the context otherwise requires, any allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax; and (A) any reference to the "use" or "set off" of Relief shall be construed accordingly and shall include use or set off in part; and (B) any reference to the "loss" of a Relief shall include the absence or non-existence of any such Relief, or to such Relief being available only in a reduced amount.

            (v) "Tax" means corporation tax, advance corporation tax, income tax (including income tax or amounts on account of income tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, payroll tax, development land tax, inheritance tax, VAT, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, duties of customs and excise, petroleum revenue tax, local authority rates and charges, all taxes, duties or charges replaced by or replacing any of them, and all other taxes or similar impost on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added and personal property, taxes on premiums (whether calculated on the gross or net amount thereof), and all levies, imposts, duties, charges or withholdings of any nature whatsoever chargeable by any Tax Authority, and any payment whatsoever which the Company may be or become bound to make to any Person as a result of the discharge by that Person of any Tax which the Company has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return (or failure to file such return or other form or statement) in respect of any of them, and regardless of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the Company or any other Person and of whether any amount in respect of any of them is recoverable from any other Person.

            (vi) "Tax Authority" means any taxing or other authority (whether within or outside the United Kingdom, including the United States or any State) competent to impose any Tax liability.

           (vii) "Taxes Act" means the Income and Corporation Taxes Act 1988 of the United Kingdom.

          (viii) "VAT" means value added tax, being the Tax created and administered by and according to the VAT Legislation.

                                    APP-A-9

            (ix) "VAT Legislation" shall include the Value Added Tax Act 1994 and all other enactments in relation to VAT and all notices, provisions and conditions made or issued thereunder, including the terms of any written agreement reached with HM Customs & Excise or any concession disclosed to Buyer in writing prior to the date of this Agreement.

            (x) Any reference to income, profits or gains "earned", "accrued" or "received" on or before a particular date or in respect of a particular period shall include income, profits or gains which for Tax purposes are deemed to have been or are treated or regarded as earned, accrued or received on or before that date or in respect of that period.

            (xi) Any reference to something occurring (including a Tax liability arising) "in the ordinary course of business" shall, without prejudice to the generality thereof, be deemed not to include:

               (A) anything which results in the Company receiving a valid Tax claim in respect of any liability to Tax of, or properly attributable to, another Person (other than the Company);

               (B) anything which relates to or involves the acquisition or disposal of an asset or the supply of services (including the lending of money, or the hiring or licensing of tangible or intangible property) in a transaction which is not entered into on arm's length terms;

               (C) anything which relates to or involves the making of a distribution for Tax purposes, the creation, cancellation or reorganization of share or loan capital, the creation, cancellation or repayment of any intra-group debt or any company becoming or ceasing or being treated as ceasing to be a member of a group of companies or as becoming or ceasing to be associated or connected with any other company for any Tax purposes; or

               (D) anything which relates to a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the reduction, avoidance or deferral of a Tax liability.

           (xii) Persons shall be treated as "connected" for the purposes of this Section 4.12 if they are connected within the meaning of Section 839 of the Taxes Act.

          (xiii) References to any provision of an enactment include any provision re-enacted by such provision.

        (b)  GENERAL/COMPLIANCE.

            (i) All material liabilities, whether actual, current, deferred, contingent or disputed, of the Company for Tax measured by reference to income, profits or gains earned, accrued or received (or premiums earned, accrued or received) on or before the Balance Sheet Date, or arising in respect of an Event occurring or deemed to occur on or before the Balance Sheet Date, are, where required, provided for or (as appropriate) disclosed or have otherwise been taken into account in (A) the Company Financials for the year ended December 31, 1996 (the "1996 Company Financials") in accordance with UK Accounting Standards and the accounting policies set out in the 1996 Company Financials and (B) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 in accordance with United States generally accepted accounting principles and the accounting policies set out in the Company's financial statements ("U.S. Company Financials"). Taxes which may arise from held over gains from intragroup transactions under Section 171 of the Taxation and Chargeable Gains Act of 1992 of the United Kingdom (the "Act of 1992"), which may become due under Section 179 of the Act of 1992 as a result of the transaction contemplated in this Agreement or otherwise, have either been provided for or will be provided for in the 1996 Company Financials or the U.S. Company Financials, or do not exist. All other warranties relating to specific Tax matters set out in this Section 4.12 are made without prejudice to the generality of the foregoing.

                                    APP-A-10

            (ii) Since the Balance Sheet Date:

               (A) the Company has not been involved in any transaction which has given or may give rise to a liability to Tax on the Company (or would have given or might give rise to such a liability but for the availability of any Relief) other than Tax in respect of transactions entered into by it in the ordinary course of business; and

               (B) no accounting period (as defined in Section 12 of the Taxes
           Act) of the Company has ended as referred to in Section 12(3) of the Taxes Act.

           (iii) The Company has duly, and within any appropriate time limits, made all returns, given all notices and supplied all other forms, statements and information (each, a "Return") required to be supplied to all relevant Tax Authorities. All such Returns were and remain, to the knowledge of the Company, true, complete and correct in all material respects and were made on a proper basis and do not, and to the knowledge of the Company are not likely to, reveal any transactions which may be the subject of any dispute with any Tax Authority. The Company is neither involved in any current dispute with any Tax Authority nor is it (nor has it in the last seven (7) years been) the subject of any formal investigation, formal audit or non-routine visit by any Tax Authority. The Company has not been informed in writing of any planned formal investigation, formal audit or non-routine visit by any Tax Authority and, to the knowledge of the Company, there are no facts which are likely to cause such an investigation, audit or non-routine visit to be instituted in respect of the Company. Within the past seven (7) years, neither the Company nor, to the knowledge of the Company, any director or officer of the Company (in his/ her capacity as such) has paid or become liable to pay, and to the knowledge of the Company there are no circumstances by reason of which it or they may become liable to pay, to any Tax Authority, any penalty, fine, surcharge or interest in respect of any Tax (including in respect of any failure to make, give or supply any Return to any relevant Tax Authority, or any failure to pay Tax on the due date for payment).

            (iv) No Tax Authority has operated or agreed to operate any special arrangement (being an arrangement which departs from any relevant legislation or any published practice or concession) in relation to the Company's affairs.

            (v) The Company has not made, nor is there in effect with respect to the Company, an election pursuant to sections 953(c)(3)(C) or 953(d) of the Code. The Company has not been, and has no reason to believe that it will be, characterized as a "passive foreign investment corporation" (as defined in Section 1291 et seq. of the Code).

            (vi) Prior to the date of this Agreement, the Company has disclosed to Buyer material details of all computations and Reliefs which were taken into account in preparing the provisions for Tax or deferred Tax in the 1996 Company Financials. No Relief has been claimed by and/or surrendered or given to the Company and/or taken into account in determining or eliminating any provision for Tax or deferred Tax in the 1996 Company Financials, which, to the knowledge of the Company, is not validly available to the Company and the Company is not aware of (or, if it is aware of, has fully disclosed to Buyer) any challenge made by, or grounds for a challenge available to, a Tax Authority in relation thereto.

           (vii) Except as disclosed in Schedules 4.12(b) and 4.12(c) to this Agreement, the Company has made all deductions and retentions of or on account of Tax as it was or is obliged or entitled to make, and all such payments of or on account of Tax as should have been made to any Tax Authority in respect of such deductions or retentions have been made.

          (viii) Except for payment of dividends and payments of or on account of Taxes, capital payments, fees paid in connection with the transactions contemplated by this Agreement and revenue payments made in accordance with the Company's 1997 Business Plan and recognized as

                                    APP-A-11
       falling into a category which are not so deductible, the Company is not obliged to make nor has it since the Balance Sheet Date made a payment which will not be deductible for the purposes of calculating its liability to corporation tax.

            (ix) Except as disclosed on Schedule 4.12(c) to this Agreement, no event has occurred which could result in the Company becoming liable for Tax which is primarily or directly chargeable against or attributable to a person other than the Company or which is charged by reference to the income, profits or gains of another Person.

        (c) EMPLOYEES/PENSIONS. All United Kingdom National Insurance contributions and sums payable to the Inland Revenue under the P.A.Y.E. system and any amounts of a corresponding nature payable to any foreign Tax Authority due and payable by the Company up to the date hereof have been paid, and, to the knowledge of the Company, the Company has made all such deductions and retentions as should have been made under section 203 of the Taxes Act and all regulations made thereunder or under any comparable laws or regulations of any relevant foreign jurisdiction, including United States Federal and State wage withholding, Social Security and other similar systems.

        (d)  GROUP RELIEF.

            (i) The Company has disclosed to Buyer in writing prior to the date of this Agreement full, accurate and complete details of all arrangements or agreements to which the Company is a party or which in any way affect the Company and which relate to Group Relief and of any such arrangements or agreements under which any claim could be made by any Person either for the surrender to it or by it to the Company of Group Relief or for the making or repayment of any payment in relation to Group Relief.

            (ii) The Company is not a dual resident investing company within the meaning of Section 404 of the Taxes Act. The Company is not, and at no time within the seven (7) years immediately preceding the date of this Agreement has been, a close company as defined in Section 414 of the Taxes Act.

        (e) CONTROLLED FOREIGN COMPANIES. The Company has not received any notice of the making of a direction under Section 747 of the Taxes Act and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion to the Company any profits of a controlled foreign company pursuant to Section 752 of the Taxes Act.

        (f) COMPANY RESIDENCE, TREASURY CONSENTS AND MIGRATION. The Company is and has at all times in the seven (7) years immediately preceding the date of this Agreement been accepted by the UK Inland Revenue as resident in the United Kingdom for Tax purposes and is not and has not been treated for the purposes of any double taxation arrangements having effect by virtue of
    Section 788 of the Taxes Act or for any other Tax purpose as resident in any other jurisdiction (including the conduct of the affairs of the Company so as to be engaged in a United States trade or business through a permanent establishment within the meaning of Article 5 of the Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains), nor is the Company nor has it been directly subject to Tax in any other jurisdiction, except for United States Federal excise taxes imposed under Section 4371 et seq. of the Code in the circumstances described in Schedule 4.12 to this Agreement. The Company has not carried out or caused or permitted to be carried out any of the transactions specified at the relevant time in Section 765(1) of the Taxes Act otherwise than with the prior consent of HM Treasury (and, in the case of a special consent, full particulars of which have been disclosed to Buyer in writing prior to the date hereof; and any conditions subject to which such consent was given have been complied with in full) or specified at the relevant time in Section 765A of the Taxes Act without having duly provided the required information to the Inland Revenue.

                                    APP-A-12

        (g)  VALUE ADDED TAX.

            (i) This Section 4.12(g) shall apply, with appropriate modifications, to any equivalent sales or turnover tax in any jurisdiction other than the United Kingdom to which the Company is subject.

            (ii) The Company:

               (A) is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT Legislation, and such registration is not subject to any conditions imposed by or agreed with HM Customs & Excise; and has complied fully with and observed in all material respects the terms of VAT Legislation;

               (B) has maintained and obtained all the records, invoices and other documents (as the case may be) required by the VAT Legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT Legislation;

               (C) is a member of a group for VAT purposes but is not the representative member of that group;

               (D) is not and has not been subject under VAT Legislation to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

           (iii) In respect of each of the assets of the Company (if any) which is a capital item for the purpose of Part XV of the Value Added Tax Regulations 1995, the Company has disclosed to Buyer in writing, prior to the date of this Agreement, full details of the capital item affected, the amount of the total input tax (within the meaning of such Regulations) which is subject to adjustment, the percentage of the total input tax which was reclaimable on the capital item in the first interval applicable to it and any adjustments made or to be made having regard to Events occurred up to the date of this Agreement, the date of acquisition of the capital item and the number of intervals in the adjustment period remaining from the date of this Agreement, and full details of all matters to date relevant in determining any adjustments.

        (h) STAMP DUTIES. All documents in the possession or under the control of the Company or to the production of which the Company is entitled which establish or are necessary to establish the title of the Company to any asset have been duly stamped and any applicable stamp duties or charges in respect of such documents have been duly accounted for and paid, and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom. The Company has no unsatisfied liability to stamp duty reserve tax or interest or penalties on stamp duty reserve tax.

        (i)  REORGANIZATION REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            (i) There is no plan or intention by the stockholders of the Company who own five percent or more of the Company Common Stock, and to the best of the knowledge of the Company, there is no plan or intention on the part of the remaining stockholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Common Stock received in the Transaction that would reduce the Company stockholders' ownership of Common Stock to a number of shares having a value, as of the date of the Closing, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company Common Stock surrendered by Company stockholders entitled to dissenters rights, if any, or exchanged for cash in respect of fractional shares of Common Stock will be treated as outstanding Company Common Stock on the date of the Closing. Moreover, shares of Company Common Stock and shares of Common Stock held by the

                                    APP-A-13

       Company stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Closing will be considered in making this representation.

            (ii) The Company has no plan or intention to issue additional shares of its stock that would result in Buyer losing control of the Company within the meaning of Section 368(c) of the Code.

           (iii) At the time of the Closing, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that if exercised or converted, would affect Buyer's acquisition or retention or control of the Company, as defined in Section 368(c) of the Code.

            (iv) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (v) The Company will pay any of its stockholders, if any, entitled to dissenters rights the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Buyer, nor will Buyer directly or indirectly reimburse the Company for any payments to dissenters.

            (vi) On the date of the Closing, the fair market value of the assets of the Company will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

           (vii) None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the Company Common Stock; none of the shares of Common Stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (viii) The payment of cash in respect of fractional shares of Common Stock is solely for the purpose of avoiding the expense and inconvenience to Buyer of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Transaction to the former Company stockholders instead of issuing fractional shares of Common Stock will not exceed one percent of the total consideration that will be issued in the Transaction to the Company stockholders in exchange for their shares of the Company Common Stock. The fractional share interest of each former Company stockholder will be aggregated and no former Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Common Stock.

    4.13  EMPLOYEE BENEFIT PLANS.

        (a) For the purposes of Section 4.13:

            (i) "Disclosed Schemes" means each of The Unionamerica (1993) Pension Scheme, The Unionamerica (1993) Death Benefit Scheme and The Unionamerica (1993) Supplementary Death Benefit Scheme and the Personal Pension Schemes approved or provisionally approved for the purposes of either Chapter I or Chapter IV of Part XIV of the UK Income and Corporation Taxes Act 1988 to which contributions have been made or are intended to be made in respect of Hugh C. Evans, Philip M. Marcell and Ian G. Sinclair; and

            (ii) "Employee" means a director or employee or former director or employee of the Company or any of its Subsidiaries.

        (b) Complete, accurate and full particulars of each of the Disclosed Schemes have been given to Buyer. Except as provided for under each of the Disclosed Schemes, neither the Company nor any of its Subsidiaries has any obligation (whether legally enforceable or not) to provide or contribute to the provision of any "relevant benefit" (as defined in Section 612 of the UK Income and Corporation

                                    APP-A-14

    Taxes Act 1988) or like benefit for or in respect of any Employee or an Employee's dependants and no such obligation has been announced, nor has the Company or any of its Subsidiaries any liability (actual or contingent) to contribute to the Continental Reinsurance London Pension Plan.

        (c) No plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to any of the Disclosed Schemes has been communicated to an Employee who is a member of any of the Disclosed Schemes.

        (d) All amounts due in respect of each of the Disclosed Schemes have been paid.

        (e) Each of the Disclosed Schemes has assets sufficient to discharge all benefits (whether or not yet payable) to its beneficiaries at the date of this Agreement.

        (f) Each of the Disclosed Schemes has at all times been operated in accordance with its governing documentation and in accordance with all applicable legal and regulatory requirements.

        (g) So far as the Company is aware there are no actions, claims or suits (other than routine claims for benefits) in progress, outstanding, pending or threatened against the trustees or administrators of any of the Disclosed Schemes or against the Company or any of its Subsidiaries in respect of any act, event or omission or other circumstance or matter arising out of or in connection with the Disclosed Schemes and so far as the Company is aware there is no circumstance or matter which may give rise to such a claim or dispute.

        (h) None of the Disclosed Schemes is a contracted-out scheme for the purposes of the Pension Schemes Act 1993.

        (i) None of the assets of the Disclosed Schemes are invested (directly or indirectly) in or loaned (directly or indirectly) to the Company or any of its Subsidiaries.

        (j) No payment or repayment of an asset of any of the Disclosed Schemes has been made to the Company or any of its Subsidiaries since the date of the most recent actuarial valuation.

        (k) In relation to each of the Disclosed Schemes, no relevant insolvency event (as defined for the purposes of the Pension Schemes Act 1993) has occurred in relation to any employer or former employer which participated in the relevant scheme on or after 1 July 1992. None of the Disclosed Schemes are in the process of being wound-up nor have any of the Disclosed Schemes been closed to new entrants.

        (l) No company or other legal entity currently participates in any of the Disclosed Schemes other than those listed in Schedule 4.13 to this Agreement.

    4.14 LABOR MATTERS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Schedule 4.14 to this Agreement, there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, and, to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the employees of the Company or any of its Subsidiaries. There has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries in the ten years prior to the date hereof except as have not, individually or in the aggregate, had a material adverse effect on the Company and its Subsidiaries taken as a whole.

    4.15 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio to be offered to the stockholders of the Company is fair from a financial point of view to the stockholders of the Company, a true and complete copy of such opinion has been delivered to Buyer prior to the execution of this Agreement and such opinion has not been withdrawn.

                                    APP-A-15

    4.16 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 4.16 to this Agreement, there are no transactions, commitments or obligations between the Company or any of its Subsidiaries and any holder of five percent or more of the Company's outstanding Company Common Stock or any of such holder's affiliates which will continue after the Closing. In addition, except as set forth on Schedule 4.16 to this Agreement, none of the matters listed on Schedule
4.16 to this Agreement will provide to the Company assets, income, financing or business on a basis significantly more or less favorable than that available from unaffiliated Persons. Schedule 4.16 to this Agreement also (i) states the amounts due from the Company or any of its Subsidiaries to any holder of five percent or more of the Company's outstanding Company Common Stock or any of such holder's affiliates, (ii) describes the transactions out of which such amounts due arose and (iii) describes any interest of any holder of five percent or more of the Company's outstanding Company Common Stock or any of such holder's affiliates in any supplier or customer of, or any other entity that will have business dealings with the Company or any of its Subsidiaries after the Closing. Except as set forth on Schedule 4.16 to this Agreement, to the knowledge of the Company neither any holder of five percent or more of the Company's outstanding Company Common Stock or any of such holder's affiliates, nor any officer, director or key employee (each key employee being listed on Schedule 4.16 to this Agreement) of the Company or any of its Subsidiaries possesses, directly or indirectly, any ownership interest in, or is a director, officer, employee or consultant to, any corporation or other business which is a client, supplier, customer, lessor or competitor of the Company or any of its Subsidiaries.

    4.17  ASSETS; REAL PROPERTY.

        (a) Except as set forth on Schedule 4.17 to this Agreement, the Company and its Subsidiaries own or have rights to use all assets (other than real property) necessary to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted except where the failure to own or have the right to use such assets would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole.

        (b) Schedule 4.17 to this Agreement identifies all the real property owned, leased, licensed or occupied by the Company or its Subsidiaries (the "Properties"). Except as set forth in Schedule 4.17 to this Agreement, (i) the Company is, either directly or through its Subsidiaries, the legal and beneficial owner of the Properties and is in sole and undisputed occupation of the Properties and the Properties are free from any Lien, sublease, tenancy or right of occupation, (ii) the Properties are not subject to any outgoings, other than general rates, water rates and insurance premiums and, in the case of leasehold properties, rent and service charges, (iii) the Properties are free from any local land charge, land charge, caution, inhibition or notice which might be regarded as materially affecting the value or curtailing the use of the Properties and no matter exists which is capable of registration against any of the Properties, (iv) the title deeds of the Company and each of its Subsidiaries are free from Lien and (v) the Company (or the relevant Subsidiary) has paid the rent and has not been notified of any breach of the covenants on the part of the tenant and the conditions contained in any leases (which expression includes underleases) under which the Properties are held and the Company is not aware of any such breach of covenant.

        (c) Except in relation to the interest in each Property identified in
    Schedule 4.17 to this Agreement, the Company and each Subsidiary has no liability (actual or contingent) arising out of a conveyance, transfer, lease, tenancy, license, agreement or other document relating to land, premises or an interest in land or premises.

        (d) No other Person has any interest in the Property except in the case of any leasehold property, any landlord holding a reversionary interest.

    4.18  INTELLECTUAL PROPERTY.

        (a) All material Intellectual Property owned or licensed by the Company or any of its Subsidiaries and all material licenses or similar agreements or arrangements to which the Company or any of its

                                    APP-A-16

    Subsidiaries is a party (either as licensee or licensor) for each such item of Intellectual Property have been disclosed to Buyer.

        (b) Except as set forth on Schedule 4.18(b) to this Agreement:

            (i) The Company (or a Subsidiary of the Company as described on Schedule 4.18(b) to this Agreement) owns or otherwise has the right to use the Intellectual Property described in Section 4.18(a);

            (ii) There have been no actions or other judicial or adversary proceedings involving the Company or any or its Subsidiaries concerning any item of Intellectual Property, and no such action or proceeding is threatened;

           (iii) The Company (or a Subsidiary of the Company, as described on Schedule 4.18(b) to this Agreement) has the right and authority to use each item of Intellectual Property in connection with the conduct of the Company's (or such Subsidiary's) business in the manner presently conducted and such use, to the knowledge of the Company does not conflict with, infringe upon or violate any Intellectual Property of any other Person, except for insignificant matters;

            (iv) The Company (or such Subsidiary, as applicable) has taken measures it believes are adequate to protect all Confidential Information and proprietary information (e.g., trade secrets, including, without limitation, source and object codes for software); and

            (v) The conduct by the Company and its Subsidiaries of their respective businesses does not conflict, to the knowledge of the Company and each of its Subsidiaries with the valid patents, trademarks, service marks, trade secrets or trade names of others, except for insignificant matters.

    4.19  MATERIAL CONTRACTS AND RELATIONSHIPS.

        (a) Except for this Agreement and agreements specifically identified on other Schedules hereto, Schedule 4.19 to this Agreement sets forth a complete and correct list of the following:

            (i) All agreements (or groups of agreements with one or more related entities) between (x) the Company or any of its Subsidiaries and any customer (or groups of agreements with one or more related entities), and
       (y) the Company or any of its Subsidiaries and any supplier (or groups of agreements with one or more related entities) involving payments in excess of $250,000 per annum;

            (ii) All agreements that relate to the borrowing or lending by the Company or any of its Subsidiaries of any money in excess of $250,000;

           (iii) All agreements to which the Company or any of its Subsidiaries is a party that extend for a period of 30 days or more and involve amounts in excess of $250,000;

            (iv) All agreements that create or continue any material Security Interest against, or right of any third party with respect to, any material asset of the Company or any of its Subsidiaries;

            (v) All agreements by which the Company or any of its Subsidiaries leases or has the right to lease capital equipment and other personal property involving the Company or any of its Subsidiaries, in all such cases either as lessee or lessor and which require payments in excess of $250,000;

            (vi) All license agreements, whether as licensor or licensee and which require payments in excess of $250,000;

           (vii) All agreements between the Company or any of its Subsidiaries and any of their respective subcontractors which require payments in excess of $250,000; and

                                    APP-A-17

          (viii) All other agreements to which the Company or any of its Subsidiaries is a party or by which any of them are bound and that require payment in excess of $250,000 in any twelve-month period or that are or may be material to the financial condition, results of operations or business of the Company or any of its Subsidiaries.

    As used in this Section 4.19, the word "agreement" includes both oral and written contracts, leases, understandings, arrangements and all other agreements but does not include agreements providing insurance or reinsurance coverage, agreements under which investments or cash are held in trust funds or escrow accounts to provide collateral for holders of insurance policies or issuers of letters of credit on behalf of the Company to such holders (as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996), agreements with accounting, financial and legal advisors made in connection with the transactions contemplated by this Agreement or employee service agreements. The term "Material Contracts" means the agreements of the Company or any of its Subsidiaries required to be disclosed on Schedule 4.19 to this Agreement, including agreements specifically identified in other Schedules hereto.

        (b) All of the Material Contracts are in full force and effect, are valid and binding and are enforceable in accordance with their terms in favor of the Company or such Subsidiary of the Company, as applicable, (assuming they have been duly authorized, executed and delivered by the other parties thereto), except as may be limited by applicable bankruptcy or insolvency laws. There are no material liabilities of any party to any Material Contract arising from any breach or default of any provision thereof and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a breach or default by any party thereto.

        (c) The Company (or its Subsidiary, as applicable) has fulfilled all material obligations required pursuant to each Material Contract to have been performed by the Company or such Subsidiary prior to the date hereof, and the Company and its Subsidiaries have no reason to believe that the Company (or its Subsidiary, as applicable) will not be able to fulfill, when due, all of its obligations under the Material Contracts that remain to be performed after the date hereof.

    4.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company or any Subsidiary, any employee or agent of the Company or any of its Subsidiaries or other Person acting on the Company's or any Subsidiary's behalf, has directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) (i) that could reasonably be expected to subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) that, if not given in the past, would have had a material adverse effect on the Company or any of its Subsidiaries.

    4.21 BOOKS AND RECORDS. The books of account, stock record books, minutes books and other corporate records of the Company and each of its Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business practices.

    4.22 INFORMATION REGARDING ACQUISITIONS. The Company has communicated to Buyer information regarding (i) the acquisition by the Company (directly or indirectly through an intermediate holding company jointly owned with another strategic investor) of an interest in the holding company of Jago Managing Agency Limited, or the reorganization of its interest in the holding company of Jago Capital Limited to combine it with the interest acquired in the holding company of Jago Managing Agency Limited and (ii) the acquisition by the Company of a 49% shareholding in ATD Specialties Management Limited, as such transactions are described on Schedule 6.01 to this Agreement. Such information includes, without limitation, all material legal, business, financial and accounting due diligence obtained by the Company with respect to the acquisitions set forth in clause (i) and (ii) above (collectively, the "Acquisition Information"), and, to the knowledge of the Company, the Acquisition Information is complete and accurate in all material respects. The Company has also provided to Buyer true and correct copies of the shareholders agreement and coinsurance agreement with respect to the Polis Direct U.K. Limited venture formed in 1996.

                                    APP-A-18

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to the Company as follows:

    5.01 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole. Buyer has previously delivered to the Company correct and complete copies of its certificate of incorporation and bylaws (or other comparable charter documents).

    5.02  CAPITAL STOCK.

        (a) The authorized capital stock of Buyer consists solely of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $20.00 per share ("Preferred Stock"). As of the opening of trading on the NYSE on the date hereof, 11,641,977 shares of Common Stock were issued and outstanding, 120,700 shares were held in treasury and no shares were reserved for issuance except as set forth in Schedule 5.02 to this Agreement. Prior to the Closing, except as set forth in Schedule 5.02 to this Agreement, there will be no change in the number of issued and outstanding shares of Common Stock or shares of Common Stock held in treasury or reserved for issuance. As of the date hereof and as of the Closing, and except as set forth in Schedule 5.02 to this Agreement, no shares of Preferred Stock were, and will be, issued and outstanding, no shares were held in treasury and no shares were reserved for issuance. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which Buyer's stockholders may vote ("Voting Debt") are issued or outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Schedule 5.02 to this Agreement, there are no outstanding Options obligating Buyer or any of its Subsidiaries to issue or sell any Voting Debt or shares of capital stock or other securities of Buyer or to grant, extend or enter into any Option with respect thereto.

        (b) Except as disclosed in Schedule 5.02 to this Agreement, all of the outstanding beneficial interests of each Subsidiary of Buyer are owned, beneficially and of record, by Buyer or a Subsidiary wholly owned, directly or indirectly, by Buyer, free and clear of any Liens. Except as disclosed in
    Schedule 5.02 to this Agreement, there are no (i) outstanding Options obligating Buyer or any of its Subsidiaries to issue or sell any beneficial or other ownership interest of any Subsidiary of Buyer or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than Buyer or a Subsidiary wholly owned, directly or indirectly, by Buyer with respect to the voting of or the right to participate in dividends or other earnings on any beneficial or other ownership interest of any Subsidiary of Buyer.

        (c) Except as disclosed in Schedule 5.02 to this Agreement or as contemplated by this Agreement, there are no outstanding contractual obligations of Buyer or any Subsidiary of Buyer to repurchase, redeem or otherwise acquire any shares of Common Stock or any beneficial or other ownership interest of any Subsidiary of Buyer or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Buyer or any other Person which would have a material adverse effect on the Buyer and its Subsidiaries taken as a whole.

                                    APP-A-19

        (d) All shares of Common Stock to be issued to consummate the Transaction will, when issued, be duly authorized, validly issued, fully paid and nonassessable and will rank pari passu in all respects with the existing issued and outstanding shares of Common Stock, including the right to participate in Buyer's shareholder's rights plan adopted pursuant to that certain Rights Agreement dated as of June 14, 1997 and the right to receive in full all dividends or other distributions to be declared by reference to a record date on or after the Closing.

    5.03 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly approved by its Board of Directors, and except for approval by the stockholders of Buyer, no other corporate proceedings on the part of Buyer or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    5.04  NON-CONTRAVENTION; APPROVALS AND CONSENTS.

        (a) The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Buyer or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Buyer or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

        (b) Except (i) for the filing of a premerger notification report by Buyer under the HSR Act, (ii) for the filing of the Offer Documents with the SEC, (iii) for the filing with the SEC of a Registration Statement on Form S-4 with respect to the issuance of Common Stock contemplated by this Agreement (the "Registration Statement"), and such Registration Statement is declared effective by the SEC and remains effective at the Closing and (iv) as disclosed in Schedule 5.04 to this Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could

                                    APP-A-20
    not be reasonably expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

    5.05 SEC REPORTS AND FINANCIAL STATEMENTS. Buyer has made available to the Company prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Buyer or any of its Subsidiaries with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended or supplemented, the "Buyer SEC Reports"), which are all the documents (other than preliminary material) that Buyer and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Buyer SEC Reports (the "Buyer Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q or the SEC) and fairly and accurately present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Buyer and its Subsidiaries taken as a whole)) the consolidated financial position of Buyer and its consolidated subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in
Schedule 5.05 to this Agreement, each Subsidiary of Buyer is treated as a consolidated subsidiary of Buyer in the Buyer Financial Statements for all periods covered thereby.

    5.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, (a) other than a reasonably foreseeable change, event or development affecting Buyer resulting from the execution of this Agreement or the transactions contemplated hereby, since December 31, 1996 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Buyer and its Subsidiaries taken as a whole or on the ability of Buyer to consummate the transactions contemplated by this Agreement, and (b) except as disclosed in Schedule 5.06 to this Agreement, since such date (i) Buyer and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (ii) neither Buyer nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 7.01(b).

    5.07 ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1996 included in the Buyer Financial Statements or as disclosed in Schedule 5.07 to this Agreement, neither Buyer nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Buyer and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the Ordinary Course of Business and (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Buyer and its Subsidiaries taken as a whole.

    5.08 LEGAL PROCEEDINGS. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Buyer, threatened against, relating to or affecting, nor to the knowledge of Buyer are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating

                                    APP-A-21
to or affecting, Buyer or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and (ii) neither Buyer nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

    5.09  INFORMATION SUPPLIED.

        (a) The Offer Documents, any proxy statement or information statement, as the case may be, relating to the Buyer Stockholders' Meeting, as amended and supplemented from time to time (as so amended and supplemented, the "Buyer Proxy Statement"), any registration statement, and any other documents to be filed by Buyer with the SEC or any other Governmental or Regulatory Authority in connection with the transactions contemplated hereby will not, on the date of its filing or, with respect to the Offer Documents and any registration statement, on the date they are filed with the SEC and, with respect to the Offer Documents first published, sent or given to stockholders of the Company, as the case may be, or, in the case of the Buyer Proxy Statement or any other document mailed to Buyer's stockholders by Buyer, at the date it is mailed to stockholders of Buyer and (with respect to the Buyer Proxy Statement) at the date of the Buyer Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Buyer with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by the Company or any of its Subsidiaries with the SEC. The Offer Documents, the Buyer Proxy Statement, any registration statement and any other such documents filed by Buyer with the SEC under the Exchange Act in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the requirements of the Exchange Act.

        (b) Neither the information supplied or to be supplied in writing by or on behalf of Buyer for inclusion, nor the information incorporated by reference from documents filed by Buyer or any of its Subsidiaries with the SEC, in the Schedule 14D-9, the Buyer Proxy Statement or any other documents to be filed by Buyer or the Company with the SEC or any other Governmental or Regulatory Authority in connection with the other transactions contemplated by this Agreement will on the date of its filing or, with respect to the Schedule 14D-9, on the date it is filed with the SEC and first published, sent or given to stockholders of the Company, or, in the case of the Buyer Proxy Statement or any other document mailed to Buyer's stockholders by Buyer, at the date it is mailed to stockholders of Buyer and at the date of the Buyer Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    5.10 COMPLIANCE WITH LAWS AND ORDERS. Buyer and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Buyer Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole. Buyer and its Subsidiaries are in compliance with the terms of the Buyer Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole. Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, neither Buyer nor any of its Subsidiaries are in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not

                                    APP-A-22
having and could not be reasonably expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole.

    5.11  COMPLIANCE WITH AGREEMENTS; CERTAIN AGREEMENTS.

        (a) Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificate or articles of incorporation (or other comparable charter documents) of Buyer or any of its Subsidiaries or (ii) any Contract to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole.

        (b) Except as disclosed in Schedule 5.11 to this Agreement or in the Buyer SEC Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Buyer nor any of its Subsidiaries is a party to any oral or written (i) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (ii) Contract which could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement or could reasonably be expected to result in a material adverse effect on Buyer and its Subsidiaries after the consummation of the transactions contemplated by this Agreement.

    5.12  TAXES.

        (a) Each of Buyer and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Buyer and its Subsidiaries taken as a whole. Buyer and each of its Subsidiaries has paid (or Buyer has paid on its behalf) all taxes shown as due for such tax returns and reports. The most recent financial statements contained in the Buyer SEC Reports filed prior to the date hereof reflect an adequate reserve for all taxes payable by Buyer and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Buyer or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Buyer and its Subsidiaries taken as a whole. No requests for waivers of the time to assess any taxes against Buyer or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent Buyer Financial Statements contained in the Buyer SEC Reports filed prior to the date hereof, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Buyer and its Subsidiaries taken as a whole. There are no material liens for taxes (other than for current taxes not yet due and payable) on the assets of Buyer or its Subsidiaries. Buyer has made available to the Company true and complete copies of its federal income tax returns for the fiscal year ended December 31, 1995. Except as set forth in Schedule 5.12 to this Agreement, neither Buyer nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes with any entity which is not, either directly or indirectly, a wholly owned

                                    APP-A-23

    Subsidiary of Buyer. Neither Buyer nor any of its Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code. Buyer is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (b) As used in this Section 5.12, "taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other Person and any interest, penalties or additions to tax.

        (c)  REORGANIZATION REPRESENTATIONS AND WARRANTIES OF BUYER.

            (i) Except as set forth on Schedule 5.02 to this Agreement, Buyer has no plan or intention to liquidate the Company, to merge the Company into another corporation, to cause the Company to sell or otherwise dispose of any of its assets, except for dispositions made in the Ordinary Course of Business, or to sell or otherwise dispose of any of the Company Common Stock acquired pursuant to the Offer.

            (ii) Buyer publicly announced on March 3, 1997 that its Board of Directors authorized the repurchase of up to $15,000,000 of its Common Stock through open market purchases (the "Buy Back"). Pursuant to the Buy Back, (a) the Common Stock repurchases will be made for a valid business purpose unrelated to the Transaction, (b) the Common Stock to be repurchased will be widely held, and (c) the Common Stock repurchases will be made in the open market. Although Buyer is authorized to repurchase some of its Common Stock from time to time pursuant to the Buy Back, Buyer has no plan or intention to reacquire any of its Common Stock issued in the exchange.

           (iii) Buyer will acquire Company Common Stock solely in exchange for Common Stock. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by Buyer will be considered as acquired by Buyer. Further, no liabilities of the Company or the stockholders of the Company will be assumed by Buyer, nor will any of the Company Common Stock be subject to any liabilities.

            (iv) Buyer does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of the Company.

            (v) Buyer is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (vi) None of the compensation received (or to be received) by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of his shares of Company Common Stock. None of the Common Stock received by any stockholder-employees of the Company in connection with this Agreement will be separate consideration for, or allocable to, any employment agreement or arrangement. The compensation paid to any stockholder-employee of the Company will be commensurate with amounts that would be paid to a third party bargaining at arm's length of similar services.

           (vii) The payment of cash in respect of fractional shares of Common Stock is solely for the purpose of avoiding the expense and inconvenience to Buyer of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Transaction to the former Company stockholders instead of issuing fractional shares of Common Stock will not exceed one percent of the total consideration that will be issued in the Transaction to the Company stockholders in exchange for their shares of the Company Common Stock. The fractional share interest of each former Company stockholder will be aggregated and no former Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Common Stock.

                                    APP-A-24

          (viii) Buyer has no plan or intention to allow the Company, following the Closing, to issue additional shares of its stock that would result in Buyer losing control of the Company within the meaning of Section 368(c) of the Code.

    5.13  EMPLOYEE BENEFIT PLANS; ERISA.

        (a) Except as described in the Buyer SEC Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Buyer and its Subsidiaries taken as a whole, (i) all Buyer Employee Benefit Plans are in compliance with all applicable requirements of law, including the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA") and the Code, and (ii) neither Buyer nor any of its Subsidiaries has any liabilities or obligations with respect to any such Buyer Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Buyer are any such liabilities or obligations expected to be incurred. Except as described in
    Schedule 5.13 to this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Buyer Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Buyer or any of its Subsidiaries are the agreements and policies specifically referred to in Schedule 5.13 to this Agreement.

        (b)  As used herein:

            (i) "Buyer Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Buyer or any of its Subsidiaries for the benefit of the current or former employees or directors of Buyer or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Closing and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time since January 1, 1990.

            (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

    5.14 LABOR MATTERS. Except as disclosed in Buyer SEC Reports filed prior to the date of this Agreement or in Schedule 5.14 to this Agreement, there are no controversies pending or, to the knowledge of Buyer, threatened between Buyer or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Buyer and its Subsidiaries taken as a whole, and, to the knowledge of Buyer, there are no material organizational efforts presently being made involving any of the employees of Buyer or any of its Subsidiaries. Since December 31, 1996, there has been no work stoppage, strike or other concerted action by employees of Buyer or any of its Subsidiaries except as have not, individually or in the aggregate, had a material adverse effect on Buyer and its Subsidiaries taken as a whole.

    5.15 VOTE REQUIRED. The affirmative vote of the holders of record of at least a majority of the shares of Common Stock voting at a duly constituted meeting of Buyer's stockholders with respect to the adoption of this Agreement, if required by applicable law, is the only vote of the holders of any class or series of the capital stock of Buyer required to adopt this Agreement and the transactions contemplated hereby.

    5.16  OWNERSHIP OF COMPANY COMMON STOCK.  Except as disclosed in Schedule
5.16 to this Agreement, neither Buyer nor any of its Subsidiaries or other affiliates beneficially owns any shares of Company Common Stock.

                                    APP-A-25

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

    6.01. COVENANTS OF THE COMPANY. At all times from and after the date hereof until the Closing, the Company covenants and agrees as to itself and its Subsidiaries that (except as expressly permitted by this Agreement, or to the extent that Buyer shall otherwise previously consent in writing):

        (a) ORDINARY COURSE. Subject to the limitations set forth in Section 6.01(b), the Company and its Subsidiaries shall conduct their respective businesses only in, and neither the Company nor any such Subsidiary shall take any action except in, the Ordinary Course of Business.

        (b) SPECIFIC ACTIONS. Without limiting the generality of paragraph (a) of this Section 6.01, (i) the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with significant customers and suppliers and others having significant business dealings with them and to comply in all material respects with all contracts and laws and orders of all Governmental or Regulatory Authorities applicable to them, and (ii) the Company shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement or in Schedule 6.01 to this
    Agreement:

               (A) amend or propose to amend its memorandum and articles of association (or other comparable corporate charter documents);

               (B) (w) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, except for the declaration and payment of dividends by the Company at rates and times and otherwise consistent with past practice or by a wholly owned Subsidiary of the Company solely to the Company or another wholly owned Subsidiary of the Company, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

               (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or other securities or Company Voting Debt or any Option with respect thereto (other than (x) the issuance of Company Common Stock upon the exercise of Company Stock Options and outstanding on the date of this Agreement and in accordance with their present terms or (y) the issuance by a wholly owned Subsidiary of its capital stock to its parent corporation);

               (D) directly or indirectly acquire, or agree to acquire, (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in an amount which exceeds, individually or in the aggregate, $250,000 other than in the Ordinary Course of Business;

               (E) other than in the Ordinary Course of Business, and other than sales by the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, sell, lease,

                                    APP-A-26
           grant any Security Interest in or otherwise dispose of or encumber any of its assets or properties, including the capital stock of its Subsidiaries;

               (F) except to the extent required by applicable law, (x) permit any material change in (1) any marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice, policy or procedure or (2) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

               (G) except for borrowings under existing credit facilities of up to $10,000,000 in the aggregate in connection with the acquisition by the Company of an interest in the holding company of Jago Managing Agency Limited and the purchase of additional capacity for Jago Capital Limited (as disclosed in Schedule 6.01 to this Agreement),
           (x) assume or incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) other than in the Ordinary Course of Business, (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the Ordinary Course of Business, or (z) enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another Person;

               (H) except as disclosed in Schedule 4.04(a), enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate the Disclosed Scheme, or other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the Ordinary Course of Business that, in the aggregate, do not result in a material increase in benefits or compensation expense to either the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of December 31, 1996;

               (I) except as to insurance and reinsurance Contracts and as to Contracts or transactions entered or to be entered into in the Ordinary Course of Business which do not obligate the Company or any of its Subsidiaries (either in a single Contract or transaction or a series of related Contracts or transactions) to pay in excess of $500,000: (x) enter into any Contract; or (y) amend, waive, modify or terminate any existing Contract, or (z) engage in any new transaction outside the Ordinary Course of Business or not on an arm's length basis, with any third party, including but not limited to, any affiliate of the Company or any of its Subsidiaries;

               (J) make any capital expenditures or commitments in excess of 100,000 for additions to plant, property or equipment constituting capital assets except in the Ordinary Course of Business; or

               (K) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing, except as otherwise permitted in this
           Section 6.01(b).

Nothing in this Section 6.01 shall prevent the Company from continuing to negotiate with respect to or consummating the acquisition by the Company (directly or indirectly through an intermediate holding company jointly owned with another strategic investor) of an interest in the holding company of Jago Managing Agency Limited, or from reorganizing its interest in the holding company of Jago Capital Limited to combine it in with the interest acquired in the holding company of Jago Managing Agency Limited or the acquisition by the Company of a 49% shareholding in ATD Specialties Management

                                    APP-A-27

Limited, as such transactions are described on Schedule 6.01 to this Agreement; provided, however, that the Company shall keep Buyer informed of the status of and all material information with respect to such transactions and shall, from the date hereof until Closing, obtain the consent of Buyer prior to taking any action which would materially change the terms of such transactions.

        (c) ADVICE. The Company shall confer on a regular and frequent basis with Buyer with respect to its business and operations and other matters relevant to the transactions contemplated by this Agreement, and shall promptly advise Buyer, orally and in writing, of any change or event, including, without limitation, any complaint, investigation, hearing by or notice or communication from any Governmental or Regulatory Authority or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement or of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; provided that the Company shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

    6.02 NO SOLICITATIONS. Prior to the Closing, the Company agrees (a) that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries permit their respective Representatives to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving an Alternative Proposal, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or enter into any agreement or understanding with, any Person or group relating to, an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify Buyer immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such Persons or groups and will identify the party making such inquiry, proposal, offer or request, except to the extent such notification would, in the written opinion of the Company's outside counsel (a copy of which shall be delivered to Buyer), cause the Company or its Board of Directors to be in violation of any applicable law, regulation or governmental order; provided, however, that prior to acquisition of shares of Company Common Stock pursuant to the Offer, nothing contained in this Section 6.02 shall prohibit the Board of Directors of the Company from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act, or the UK City Code on Takeovers and Mergers (the "City Code"), with regard to an Alternative Proposal. "Alternative Proposal" shall mean any of the following (other than the transactions between the Company and Buyer contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for or other purchase of 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing. Nothing in this Section 6.02 shall permit the Company to terminate this Agreement except as specifically permitted by
Article X of this Agreement.

    6.03 TAX COVENANTS OF THE COMPANY. Subject to the provisions of Section 10.02, the Company will pay its own expenses incurred in connection with the transactions contemplated by this Agreement.

    6.04 APPROVAL OF COMPANY STOCKHOLDERS. The Company shall, through its Board of Directors, duly call, give notice of, convene and hold an extraordinary general meeting of the Company (the "Company Stockholders' Meeting"), for the purposes of adopting a special resolution to amend, subject to and

                                    APP-A-28
conditioned upon the Closing, the Company's Articles of Association by the deletion of the existing Articles 75, 76 and 87 (and of references thereto), and by the deletion of the definition of "Designated Shareholders" in Article 2 (the "Company Amendment").

                                  ARTICLE VII
                               COVENANTS OF BUYER

    7.01 COVENANTS OF BUYER. At all times from and after the date hereof until the Closing, Buyer covenants and agrees as to itself and its Subsidiaries that (except as expressly permitted by this Agreement, or to the extent that the Company shall otherwise previously consent in writing):

        (a) ORDINARY COURSE. Subject to the limitations set forth in Section 7.01(b), Buyer and its Subsidiaries shall conduct their respective businesses only in, and neither Buyer nor any such Subsidiary shall take any action except in, the Ordinary Course of Business.

        (b) SPECIFIC ACTIONS. Without limiting the generality of paragraph (a) of this Section 7.01, (i) Buyer and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with significant customers and suppliers and others having significant business dealings with them and to comply in all material respects with all contracts and laws and orders of all Governmental or Regulatory Authorities applicable to them, and (ii) Buyer shall not, except as otherwise expressly provided for in this Agreement or in Schedule
    7.01 to this Agreement:

               (A) except as set forth on Schedule 5.02 to this Agreement, (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by Buyer at rates and times and otherwise consistent with past practice or by a wholly owned Subsidiary of Buyer solely to Buyer or another wholly owned Subsidiary of Buyer, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, sale of all or substantially all of its assets, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

               (B) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing, except as otherwise permitted in this
           Section 7.01(b).

        (c) ADVICE. Buyer shall confer on a regular and frequent basis with the Company with respect to substantial matters involving its business and operations and with respect to all matters relevant to the transactions contemplated by this Agreement, and shall promptly advise the Company, orally and in writing, of any change or event, including, without limitation, any complaint, investigation, hearing by or notice or communication from any Governmental or Regulatory Authority or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on Buyer and its Subsidiaries taken as a whole or on the ability of Buyer to consummate the transactions contemplated by this Agreement or of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; provided that Buyer shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

                                    APP-A-29

    7.02  TAX COVENANTS OF BUYER.

        (a) Subject to the provisions of Section 10.02, Buyer will pay its own expenses incurred in connection with the transactions contemplated by this Agreement.

        (b) Following the Closing, Buyer will cause the Company to continue its historic business or use a significant portion of its historic business assets in a business.

        (c) Buyer shall use its best efforts to take all steps to ensure that the Transaction qualifies as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and shall not take (or, to the extent it is able, permit any other Person to take) any steps that prevent such qualification.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

    8.01 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) The Company shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Closing, (i) provide Buyer and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents, attorneys and accountants of the Company and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries, and (ii) furnish promptly to such Persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, the Disclosed Scheme or other similar arrangement and other books and records) concerning the business and operations of the Company and its Subsidiaries as Buyer, or any of such other Persons reasonably may request.

        (b) Buyer shall, throughout the period from the date hereof to the Closing, provide the Company and its Representatives with full access, upon reasonable prior notice and during normal business hours, to the executive officers of Buyer, but only to the extent that such access does not unreasonably interfere with the business and operations of the Buyer and its Subsidiaries.

    8.02  PREPARATION OF PROXY STATEMENT AND REGISTRATION STATEMENT BY
BUYER. Buyer shall prepare and file with the SEC the Registration Statement containing the Buyer Proxy Statement and the prospectus contained in the Registration Statement of Buyer and the offer documents required pursuant to the City Code and the Exchange Act as soon as reasonably practicable after the date hereof, and shall use their respective best efforts to have the Buyer Proxy Statement cleared and the Registration Statement declared effective by the SEC. If at any time prior to the Closing any event shall occur that should be set forth in an amendment of or a supplement to the Buyer Proxy Statement or the Registration Statement, Buyer shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Buyer and the Company shall cooperate with each other in the preparation of the Buyer Proxy Statement and the Registration Statement, and Buyer shall notify the Company of the receipt of any comments of the SEC with respect to the Buyer Proxy Statement or the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the Company promptly copies of all correspondence between Buyer or any representative of Buyer and the SEC with respect to the Buyer Proxy Statement or the Registration Statement. Buyer shall give the Company and its counsel the opportunity to review the Buyer Proxy Statement and the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company and Buyer agrees to use its best efforts, after consultation with the other party, to respond promptly to all such

                                    APP-A-30
comments of and requests by the SEC and to cause the Buyer Proxy Statement to be mailed to the holders of Common Stock entitled to vote at the Buyer Stockholders' Meeting at the earliest practicable time.

    8.03 APPROVAL OF STOCKHOLDERS. Buyer shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Buyer Stockholders' Meeting") for the purpose of approving the issuance of Common Stock contemplated by this Agreement (the "Stockholders' Approval") as soon as reasonably practicable after the date hereof.

    8.04 REGULATORY AND OTHER APPROVALS. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 8.02 and 8.03, each of the Company and Buyer will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required by this Agreement of Buyer, the Company or any of their respective Subsidiaries to consummate the transactions and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Buyer and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and
(z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Offer or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

    8.05 EMPLOYMENT AND SEVERANCE AGREEMENT. From and after the Closing, the Company will honor without modification and in accordance with their respective terms each of the employment and severance agreements of the Company and its Subsidiaries listed in Schedule 4.11 to this Agreement, as such agreements are in effect on the date hereof except for, and giving effect to, any and all amendments, modifications, restatements and other changes to the terms of any such employment and severance agreements which are agreed to by the Company, Buyer and the other party or parties to such agreements on or after the date hereof.

    8.06  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

        (a) Except to the extent required by law, Buyer will not take any action so as to amend, modify or repeal the provisions for indemnification of any directors or officers of the Company or any of its Subsidiaries (the "Indemnified Parties") contained in the memorandum and articles of association (or other comparable charter documents) of the Company and its Subsidiaries (which as of the Closing shall be no more favorable to such individuals than those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director or officer of the Company or any of its Subsidiaries prior to the Closing to be indemnified by such corporations in respect of their serving in such capacities prior to the Closing.

        (b) Buyer and the Company shall, until the fourth anniversary of the Closing Date and for so long thereafter as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Closing; provided, however, that Buyer shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of one and one-half times the current

                                    APP-A-31
    annual premium paid by the Company and each of its Subsidiaries for its existing coverage (the "Cap") (which aggregate current annual premium the Company represents and warrants to be approximately $251,000); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Buyer shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. Nothing in this Section 8.06(b) shall prevent Buyer, following the Closing, from replacing the policies contemplated by this Section 8.06(b) with the policies of directors' and officers' liability insurance maintained by Buyer for the benefit of the officers and directors of Buyer; provided that such coverage must otherwise satisfy this Section 8.06(b).

        (c) The provisions of this Section 8.06 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (b) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association (or other comparable charter documents) of the Company or any of its Subsidiaries, under the law of England and Wales or otherwise, but in relation to the obligations of the Company shall be subject to, and shall not be more extensive than permitted under, the law of England and Wales.

    8.07 FEES AND EXPENSES. Subject to the provisions of Section 10.02, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

    8.08 BROKERS OR FINDERS. Each of Buyer and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been delivered by the Company to Buyer prior to the execution of this Agreement), and Smith Barney Inc., whose fees and expenses will be paid by Buyer in accordance with Buyer's agreement with such firm (a true and complete copy of which has been delivered by Buyer to the Company prior to the execution of this Agreement), and each of Buyer and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any Person on the basis of any act or statement alleged to have been made by such party or its affiliate.

    8.09 TAKEOVER STATUTES. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, Buyer and the Company and the members of the Board of Directors of each of Buyer and the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement. Nothing in this Section 8.09 shall require (i) Buyer to take any action which would materially and adversely affect the business of the Buyer and its Subsidiaries, taken as a whole, or (ii) the Company to take any action which would materially and adversely affect the business of the Company and its Subsidiaries, taken as a whole.

    8.10 CONVEYANCE TAXES. The Company and Buyer shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable, if any, in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Closing.

                                    APP-A-32

    8.11 NOTICE. Each of Buyer and the Company will notify the other of any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Buyer or the Company under this Agreement to be breached or any of the conditions to the consummation of the transactions contemplated hereby not to be satisfied or that renders or will render untrue any representation or warranty of Buyer or the Company contained in this Agreement. Each of Buyer and the Company also will notify the others in writing of any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Buyer or the Company. No notice given pursuant to this
Section 8.11 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    8.12 FULFILLMENT OF CONDITIONS. Subject to the terms and conditions of this Agreement, each of Buyer and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Buyer nor the Company will, nor will they permit any of their Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition; provided that, neither Buyer nor any of its Subsidiaries shall be required to take any action, or refrain from taking any action, which by so doing could reasonably be expected prior to or after the Closing to have a material adverse effect on either Buyer and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Buyer.

    8.13 REPRESENTATION ON BUYER'S BOARD OF DIRECTORS. At or prior to Closing, Buyer shall increase the size of its Board of Directors by two members to 14 members. At Closing, Buyer shall use its best efforts to nominate the following individuals to Buyer's Board of Directors: Ian G. Sinclair and Robert A. Spass. At Buyer's 1998 Annual Meeting of stockholders, Buyer shall use its best efforts to nominate the aforesaid individuals to Buyer's Board of Directors and cause them to be elected to one full three-year term.

    8.14 SELLING STOCKHOLDERS UNDERTAKING. The Company shall use its best efforts to cause each of the stockholders listed on Schedules 8.14(a) and (b) to this Agreement (collectively, the "Selling Stockholders") to execute and deliver to Buyer an irrevocable undertaking (the "Undertaking") with respect to the Offer substantially in the form of Exhibit A to this Agreement and, where so indicated on Schedules 8.14(a) and 8.14(b) to this Agreement, accompanied by letters of direction and an opinion of counsel with respect to such letters. Simultaneous with the execution of this Agreement, the stockholders of the Company listed on Schedule 8.14(a) to this Agreement shall have executed and delivered to Buyer the Undertaking and any such letters and opinions. The Company shall continue to use its best efforts to cause each of the Selling Stockholders listed on Schedule 8.14(b) to this Agreement to execute and deliver the Undertaking and any such letters and opinions. Notwithstanding the foregoing, Buyer and the Company agree that the Undertaking to be executed by J.P. Morgan Capital Corp. shall contain such additional terms as Buyer, the Company and J.P. Morgan Capital Corp. shall agree upon.

    8.15 AFFILIATES AGREEMENT. The Company shall use its best efforts to cause each of the Persons listed on Schedule 8.15 to this Agreement (collectively, the "Designated Affiliates") to execute and deliver to Buyer, as soon as possible but in any event not later than 30 days prior to the Closing, an affiliates agreement substantially in the form of Exhibit B to this Agreement (the "Affiliates Agreement").

                                    APP-A-33

                                   ARTICLE IX
                                   CONDITIONS

    9.01 MUTUAL CONDITIONS TO CLOSING. Prior to and as of the Closing, each of the following conditions shall have been fulfilled (other than conditions which have been waived or modified upon the written consent of both Buyer and the Company):

        (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been adopted by the requisite vote of the stockholders of Buyer under the General Corporation Law of the State of Delaware (the "DGCL").

        (b) MINIMUM CONDITION. Shares of Company Common Stock representing at least ninety percent on a fully diluted basis in nominal value of voting shares of Company Common Stock, and all of the non-voting shares of Company Common Stock, outstanding and not previously tendered to Buyer by agreement shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition"); provided, however, that Buyer and the Company hereby agree that any waiver of the terms and conditions of this subparagraph (b) shall not reduce the ninety percent threshold of this subparagraph (b) to an amount which is fifty percent or less.

        (c) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

        (d) GOVERNMENTAL AND REGULATORY AND OTHER CONSENTS AND APPROVALS. All authorizations, orders, grants, recognitions, confirmations, permits, consents, clearances, permissions, approvals, waivers and actions of, filings with and notices to, any Governmental or Regulatory Authority or any other public or private third parties required of Buyer, the Company or any of their Subsidiaries to consummate the transactions contemplated by this Agreement, other than those the failure of which to be obtained or taken could not be reasonably expected to have a material adverse effect on Buyer and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, or on the ability of Buyer and the Company to consummate the transactions contemplated by this Agreement shall have been obtained or taken; provided that no such permit, consent, approval, waiver or action shall be subject to any condition which could reasonably be expected prior to or following the Closing to have a material adverse effect on Buyer and its Subsidiaries taken as a whole, or on the Company and its Subsidiaries taken as a whole, or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Buyer.

        (e)  CERTAIN U.K. CONSENTS AND APPROVALS.

        (i) the UK Office of Fair Trading shall have indicated, in terms reasonably satisfactory to Buyer, that the Secretary of State for Trade and Industry does not intend to refer the proposed acquisition of the Company Common Stock or any matter relating thereto to the Monopolies and Mergers Commission;

        (ii) the UK Secretary of State for Trade and Industry shall have confirmed, in terms reasonably satisfactory to Buyer, in accordance with
    Section 61 of the UK Insurance Companies Act 1982 that there is no objection to Buyer and any relevant stockholders or officers of Buyer becoming controllers of the Company or, in the absence of such confirmation in relation to any such person, the period during which the Secretary of State may serve a notice of objection pursuant to Section 61 of the UK Insurance Companies Act 1982 in relation to such person not having elapsed without the Secretary of State having served any such notice of objection;

                                    APP-A-34

       (iii) the Council of Lloyd's shall have approved, in terms reasonably satisfactory to Buyer, Buyer and any relevant stockholders of Buyer as controllers of Jago Capital Limited (a Lloyd's corporate member) and of Jago Managing Agency Limited (a Lloyd's managing agency); and

        (iv) the UK Inland Revenue shall have issued notification pursuant to
    Section 138 of the Taxation of Chargeable Gains Act 1992 that it is satisfied that the transactions contemplated by this Agreement will be effected for bona fide commercial reasons and will not form part of any such scheme or arrangements as are mentioned in Section 137 of the Taxation and Chargeable Gains Act of 1992.

        (f) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective and shall be effective at the Closing, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of Buyer or the Company, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Common Stock to be issued to the stockholders of the Company in connection with the Offer shall have been received.

        (g) NYSE LISTING. The shares of Common Stock to be issued pursuant to this Agreement and such other shares required to be reserved for issuance pursuant to this Agreement, if any, shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (h) COMPANY FAIRNESS OPINION. The Company shall have received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio to be offered to the stockholders of the Company is fair from a financial point of view to the stockholders of the Company, a true and complete copy of such opinion has been delivered to Buyer prior to the execution of this Agreement and such opinion has not been withdrawn.

        (i) TAX OPINION. The Company shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison with respect to the qualification of the Transaction under Section 368(a)(1)(B) of the Code; a true and complete copy of such opinion will have been provided to Buyer prior to the Closing, and such opinion shall not have been withdrawn.

    9.02 CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the fulfillment, or waiver by Buyer, at or prior to the Closing, of each of the following conditions:

        (a) NO INJUNCTIONS OR RESTRAINTS. There shall not have been any law or order promulgated, entered, enforced, enacted, issued or deemed applicable to the transactions contemplated by this Agreement by any court of competent jurisdiction or other competent Governmental or Regulatory Authority which, directly or indirectly, (1) prohibits, or imposes any material limitations on, Buyer's ownership or operation (or that of any of its Subsidiaries or affiliates) of any portion of its or the Company's or any of the Company's Subsidiaries' businesses or assets which is material to the business of the Company and its Subsidiaries taken as a whole, or material to the business of Buyer and its Subsidiaries taken as a whole, or compels Buyer (or its Subsidiaries or affiliates) to dispose of or hold separate any portion of its or the Company's or any of the Company's Subsidiaries' business or assets which is material to the business of the Company and its Subsidiaries taken as a whole, or material to the business of Buyer and its Subsidiaries taken as a whole, or otherwise results in a material diminution of the benefits of the transactions contemplated by this Agreement to Buyer, (2) prohibits, restrains or makes illegal any of the transactions contemplated by this Agreement, (3) imposes material limitations on the ability of Buyer (or any of its Subsidiaries or affiliates) effectively to acquire or to hold or to exercise full rights of ownership of the shares of Company Common Stock including, without limitation, the right to vote such shares of Company Common Stock on all matters properly presented to the Company's stockholders, (4) imposes limitations on the ability of Buyer (or

                                    APP-A-35
    any of its Subsidiaries or affiliates) effectively to control in any material respect any material portion of the business or assets of the Company and its Subsidiaries taken as a whole, or any material portion of the business or assets of Buyer and its Subsidiaries taken as a whole, or
    (5) has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

        (b) LITIGATION. There shall be no instituted or pending action or proceeding (whether civil or criminal) before any Person or Governmental or Regulatory Authority (or any such action threatened by any Person or Governmental or Regulatory Authority) which (x) in the case of any such action or proceeding brought by any Governmental or Regulatory Authority, seeks any order, decree or injunction having any effect set forth in (a) above or (y) in the case of any such action or proceeding brought by any other Person, could reasonably be expected to result in any order, decree or injunction having any effect set forth in (a) above.

        (c)  MARKET CONDITIONS.  There shall not have occurred and be continuing
    (1) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the United Kingdom (whether or not mandatory), (3) any limitation (whether or not mandatory) by any Governmental or Regulatory Authority on the extension of credit by banks or other financial institutions, (4) a commencement of a war or armed hostilities or other national or international crisis directly or indirectly involving the United States having a significant adverse effect on the functionality of the financial markets in the United States or
    (5) in the case of any of the foregoing existing on the date of this Agreement, in the good faith judgment of Buyer a material acceleration or worsening thereof.

        (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement that are subject to, or qualified by, "material adverse effect," "material adverse change" or other materiality qualification shall be true and correct, and the representations and warranties made by the Company in this Agreement that are not so qualified shall be true and correct except in any respect which could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, in each case when made and as of the Closing.

        (e) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed and complied with in all material respects (without any reference to any materiality qualification contained therein) all obligations and covenants required to be performed or complied with by it under this Agreement on or before the Closing.

        (f) BUYER FAIRNESS OPINION. Buyer shall have received the opinion of Smith Barney Inc., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio offered by Buyer pursuant to the Offer is fair to Buyer from a financial point of view, a true and complete copy of such opinion has been delivered to the Company prior to the execution of this Agreement and such opinion has not been withdrawn.

        (g) SELLING STOCKHOLDER UNDERTAKING. Each of the Selling Stockholders shall have executed and delivered to Buyer an Undertaking along with the letters of direction and opinions of counsel referred to in Section 8.14, and all such Undertakings, letters of direction and opinions shall be in full force and effect and shall not have been withdrawn.

        (h)  [INTENTIONALLY OMITTED]

        (i) POOLING TREATMENT. Neither the Company nor its affiliates shall have taken any action which has prevented or would prevent Buyer from treating the acquisition of the Company as a pooling-of-interests in accordance with United States generally accepted accounting principles.

                                    APP-A-36

        (j) ACQUISITION AGREEMENT. This Agreement shall not have been terminated in accordance with its terms, and shall remain in full force and effect.

        (k) COMPANY AMENDMENT. The stockholders of the Company shall have approved and adopted the Company Amendment at the Company Stockholders' Meeting, and such Company Amendment shall take effect as of the Closing.

        (l) AFFILIATES AGREEMENT. Each of the Designated Affiliates shall have executed and delivered to Buyer an Affiliates Agreement; there shall have been no breaches of any of the terms of the Affiliates Agreements by any Designated Affiliate prior to the Closing; and the Affiliates Agreements shall be in full force and effect.

    9.03 ADDITIONAL CONDITIONS TO CLOSING. Prior to and as of the Closing, each of the following conditions shall have been fulfilled (unless waived by the Company):

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in this Agreement that are subject to, or qualified by, "material adverse effect," "material adverse change" or other materiality qualification shall be true and correct, and the representations and warranties made by Buyer in this Agreement that are not so qualified shall be true and correct except in any respect which could not reasonably be expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole, in each case when made and as of the Closing.

        (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed and complied with in all material respects (without any reference to any materiality qualification contained therein) all obligations and covenants required to be performed or complied with by it under this Agreement on or before the Closing.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    10.01 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, subject to obtaining any necessary consent from the Panel on Takeovers and Mergers in the United Kingdom (the "Takeover Panel"):

        (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

        (b) By either the Company or Buyer upon notification to the non-terminating party by the terminating party:

            (i) at any time after December 31, 1997 if the transactions contemplated by this Agreement have not been consummated and the failure to consummate the foregoing is not caused by a breach of this Agreement by the terminating party;

            (ii) if the Offer is commenced and shall have terminated or expired in accordance with its terms without Buyer having accepted for exchange and having exchanged any shares of Company Common Stock pursuant to the Offer; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 10.01(b)(ii) if Buyer's termination of, or failure to accept for exchange or to exchange any shares of Company Common Stock tendered pursuant to, the Offer does not follow the occurrence, or failure to occur, as the case may be, of any condition set forth in Sections 9.01 or 9.02 or if Buyer is otherwise in breach of the terms of the Offer or this Agreement;

           (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or

                                    APP-A-37
       prohibiting any of the transactions contemplated by this Agreement and such order shall have become final and nonappealable; or

            (iv) if a Higher Competing Offer is made or a firm intention to make a Higher Competing Offer is publicly announced and Buyer has not announced a Higher Revised Offer before the Revision Deadline (as such terms are defined in the Undertaking), and the payment of the $5,000,000 referenced in paragraph 18.4 of the Undertaking has been made to Buyer; or

        (c) By the Company if (i) there has been a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by Buyer of notice of such breach from the Company; (ii) the Offer has not been timely commenced in accordance with Section 11.01(a); or (iii) all of the conditions in Article IX have been satisfied or, if applicable, waived and the Closing has not occurred substantially in accordance with Section 2.01; or

        (d) By Buyer, prior to Closing, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which breach is not curable or, if curable, has not been cured within 30 days following receipt by the Company of notice of such breach from Buyer.

    10.02 EFFECT OF TERMINATION. If this Agreement is validly terminated by either the Company or Buyer pursuant to Section 10.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Company or Buyer (or any of their respective Representatives or affiliates), except that the provisions of Sections 8.07, 8.08, this Section 10.02, and paragraphs 7 and 18 of the Undertakings will continue to apply following any such termination. Notwithstanding the foregoing, if this Agreement is validly terminated by the Company pursuant to Section 10.01(c) due to a breach by Buyer of Sections 5.12(c), 7.01(b)(ii)(A) or (B), 7.02(c), 8.03, 8.04,
8.12 or 8.13, Buyer shall be responsible for and shall pay promptly the Company's Transaction Expenses and any damages it has suffered, and if this Agreement is validly terminated by Buyer pursuant to Section 10.01(d) due to a breach by the Company of Sections 8.04 or 8.12, the Company shall be responsible for and shall pay promptly Buyer's Transaction Expenses and any damages it has suffered.

    10.03 AMENDMENT. This Agreement may be amended, supplemented or modified by action taken by or on behalf of each of the respective Boards of Directors of the parties hereto at any time prior to the Closing. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

    10.04 WAIVER. At any time prior to the Closing any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law and pursuant to this Agreement (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                    APP-A-38

                                   ARTICLE XI
                                   THE OFFER

    11.01  THE OFFER.

        (a) TERMS OF THE OFFER. No later than five business days after the date of exercise by the Company of the Tender Option (as defined in Section 11.01(c)), Buyer shall commence (within the meaning of Rule 14d-2 under the Exchange Act), a tender offer (the "Offer") to acquire all of the issued and outstanding shares of Company Common Stock in exchange for 0.836 shares of Common Stock per share of Company Common Stock issued and outstanding (the "Exchange Ratio"); provided, however, that Buyer shall not be obligated to commence the Offer if, on the date Buyer would otherwise be obligated to commence the Offer, any of the conditions set forth in Sections 9.01(c), (f) or (h) or Sections 9.02(a), (b), (c), (d), (e), (f), (g), (h) or (i) are not
    then satisfied. If Buyer does not commence the Offer in reliance on the proviso in the preceding sentence, the Company shall have the right to reexercise the Tender Option in accordance with Section 11.01(c). The obligation of Buyer to consummate the Offer once it is commenced and to accept for exchange and to exchange shares of Company Common Stock tendered pursuant to the Offer shall be subject only to the conditions set forth in
    Article IX. Buyer expressly reserves the right to waive any such condition (other than the conditions specified in Section 9.01, the waiver of which must be consented to by the Company, and in Section 9.03, which may only be waived by the Company), to increase the Exchange Ratio and to make any other changes in the terms and conditions of the Offer. Notwithstanding the foregoing, no change may be made which (i) decreases the number of shares of Common Stock to be given in exchange per share of Company Common Stock, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the number of shares of Company Common Stock sought to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Article IX, except those required by the City Code, the Exchange Act, the NYSE or any other applicable laws, rules or regulations, (v) extends the expiration date of the Offer or (vi) otherwise alters or amends any term of the Offer in any manner materially adverse to the holders of shares of Company Common Stock; provided, however, that subject to the right of the parties to terminate this Agreement pursuant to Section 10.01, the Offer may be extended (1) for any period to the extent required by law or by any rule, regulation, interpretation or position of the SEC or the staff thereof or the Takeover Panel applicable to the Offer, (2) for one or more periods of not more than ten business days, but in no event for more than a total of 60 calendar days from the commencement of the Offer and (3) notwithstanding the limitation in the previous clause (2), if a Higher Competing Offer is made or a firm intention to make a Higher Competing Offer is publicly announced as contemplated by paragraph 18 of the Undertaking, for such period or periods as may be required to extend the Offer to the date such Higher Competing Offer expires or is terminated; provided, however, that in no event shall the Offer extend beyond December 31, 1997. Assuming the prior satisfaction or waiver of the conditions of the Offer and subject to the foregoing right to extend the Offer, Buyer shall deliver shares of Common Stock in exchange for shares of Company Common Stock tendered pursuant to
    Article III as soon as practicable in accordance therewith and as may be required by the City Code, the Exchange Act, the NYSE or any other applicable laws, rules or regulations.

        (b) OFFER DOCUMENTS. As soon as practicable on the date of commencement of the Offer, Buyer shall file with the SEC a Tender Offer Statement on Schedule 14D-1 promulgated under the Exchange Act (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer, and take such steps as are reasonably necessary to cause the Offer to Exchange to be disseminated to the holders of shares of Company Common Stock as and to the extent required by applicable federal securities laws. The Schedule 14D-1 shall contain an offer to exchange (the "Offer to Exchange") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Exchange and such other documents as may be required by the City Code, the Exchange Act, the NYSE or any other applicable laws, rules or regulations, together with all

                                    APP-A-39
    amendments and supplements thereto, the "Offer Documents"). Buyer shall use its best efforts to distribute such Offer Documents and any other documents required by law or this Agreement to all holders of shares of Company Common Stock. Buyer and the Company shall correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Buyer shall take all steps necessary to cause the
    Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC, and Buyer will provide the Company and its counsel in writing with any comments that Buyer receives from the SEC or its staff with respect to the Offer Documents promptly after receipt of any such comments.

        (c) TENDER OPTION. At any time after the SEC declares the Registration Statement effective, and prior to December 31, 1997, the Company shall have the right to require that Buyer commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer (the "Tender Option"). The Tender Option shall be exercised by written notice to Buyer.

        (d) STOCK OPTIONS. The Offer will extend to all shares of Company Common Stock which may be issued as a result of the exercise of outstanding options with respect to Company Common Stock under the Company's existing stock option plans ("Company Stock Options"). Except as provided pursuant to Affiliate Agreements executed and delivered pursuant to Section 9.02(l), any holder of Company Stock Options who (i) exercises his Company Stock Options in whole or in part, (ii) receives Company Common Stock in connection with such exercise, and (iii) receives Common Stock pursuant to the Offer in exchange for that Company Common Stock shall be under no restriction from the Buyer as to his ability to sell such Common Stock.

    11.02  COMPANY ACTIONS.

        (a) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 promulgated under the Exchange Act (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Board of Directors of the Company described in Section 1.01, except to the extent the Board of Directors is legally obligated in the opinion of counsel (which opinion shall be communicated to Buyer), to alter such recommendation, and shall take such steps as are necessary to cause the
    Schedule 14D-9 to be disseminated to the holders of shares of Company Common Stock as and to the extent required by the City Code, the NYSE or any other applicable laws, rules and regulations, including, without limitation, applicable federal securities laws. The Company and Buyer shall amend or correct promptly any information provided by any of them for use in the
    Schedule 14D-9 which shall have become false or misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so amended or corrected to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC, and the Company will provide Buyer and its counsel in writing with any comments that the Company receives from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of any such comments.

        (b) In connection with the Offer, the Company shall cause the Depositary to furnish Buyer promptly with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock. The Company shall furnish Buyer with such additional information, including, without limitation, updated listings and files of stockholders,

                                    APP-A-40
    mailing labels and security position listings and such other assistance as Buyer or its agents may reasonably request in communicating the Offer to record and beneficial holders of shares of Company Common Stock. Subject to the requirements of the City Code, the Securities Act, the Exchange Act, the NYSE and any other applicable laws, rules or regulations, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Buyer shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the transactions contemplated by this Agreement, and, if this Agreement shall be terminated in accordance with Section 10.01, shall deliver to the Company all copies of, and any extracts or summaries from, such information then in their possession or control.

        (c) In connection with the Offer, the Company will furnish Buyer with such information (which will be treated and held in confidence by Buyer except to the extent required to be disclosed pursuant to the Offer or this Agreement) and assistance as Buyer or its Representatives may reasonably request in connection with the preparation of the Offer and communicating the Offer to the record and beneficial holders of shares of Company Common Stock and Company Deferred Stock.

                                  ARTICLE XII
                               GENERAL PROVISIONS

    12.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the consummation of the transactions contemplated hereby but shall terminate at the Closing, except for the agreements contained in Article III, Sections 4.12(i), 5.12(c), 6.03, 7.02, 8.06, 8.07 and 8.08 and this Article
XII of this Agreement, and in paragraphs 3, 4.3, 4.4, 15 and 19 of the Undertakings, which shall survive the Closing.

    12.02 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or delivered by a nationally recognized overnight delivery service to the parties at the following addresses or facsimile numbers:

                   If to Buyer, to:

                   MMI Companies, Inc.
                   540 Lake Cook Road
                   Deerfield, Illinois 60015-5290
                   Facsimile: (847) 940-2372
                   Attn: Wayne A. Sinclair

                   with a copy to:

                   Wildman, Harrold, Allen & Dixon
                   225 West Wacker Drive
                   Chicago, Illinois 60606
                   Facsimile No.: (312) 201-2555
                   Attn: Jerald P. Esrick

                   and to:

                   Clifford Chance
                   200 Aldersgate Street
                   London EC1A 4JJ England
                   Facsimile No.: +44 171 600 5555
                   Attn: Jeremy Brownlow

                                    APP-A-41

                   If to the Company, to:

                   Unionamerica Holdings plc
                   London Underwriting Centre
                   3 Minster Court, Mincing Lane
                   London EC3R 7DD
                   Facsimile No.: +44 171 617 5993
                   Attn: Trevor R. Smith

                   with a copy to:

                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   125 West 55th Street
                   New York, New York 10019
                   Facsimile No.: (212) 424-8500
                   Attn: Joseph L. Seiler III

                   and to:

                   Lovell White Durrant
                   65 Holborn Viaduct
                   London, England EC1A 2DY
                   Facsimile No.: +44 171 248 4212
                   Attn: John Davidson

                   and to:

                   Paul, Weiss, Rifkind, Wharton & Garrison
                   1285 Avenue of the Americas
                   New York, New York 10019-6064
                   Facsimile No.: (212) 757-3990
                   Attn: David R. Sicular

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 12.02, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.02, be deemed given upon receipt, and
(iii) if delivered by mail or overnight delivery service in the manner described above to the address as provided in this Section 12.02, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 12.02). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

    12.03 ENTIRE AGREEMENT; INCORPORATION OF EXHIBITS. This Agreement (together with all Exhibits and Schedules hereto which are incorporated herein by this reference) supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                                    APP-A-42

    12.04 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect: (i) the Company will not, and will not permit any of its Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of Buyer, which shall not be unreasonably withheld or delayed; and (ii) Buyer will not, and will not permit any of its Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without consulting the Company prior thereto. Buyer and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the others with drafts of any such releases and announcements as far in advance as practicable. Buyer and the Company agree that all such announcements shall be made in compliance, where appropriate, with the City Code, the Securities Act, the Exchange Act, the rules of the NYSE and any other applicable laws, rules or regulations.

    12.05 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other Person; except that the holders of Company Common Stock shall be third-party beneficiaries of Sections 4.12(i), 5.12(c), 6.03 and 7.02.

    12.06 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

    12.07 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

    12.08 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

    12.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. Notwithstanding the foregoing, the mandatory provisions of English law and the provisions of the City Code affecting or defining the obligations of Buyer, the Company, their stockholders or their directors in connection with the transactions contemplated by this Agreement shall apply.

    12.10 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    12.11  CERTAIN DEFINITIONS.  As used in this Agreement:

        "Act of 1992" has the meaning set forth in Section 4.12(b)(i).

                                    APP-A-43

        "Acquisition Information" has the meaning set forth in Section 4.22.

        "ADSs" has the meaning set forth in the first recital to this Agreement.

        "affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        "Affiliates Agreement" has the meaning set forth in Section 8.15.

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "Alternative Proposal" has the meaning set forth in Section 6.02.

        "Antitrust Division" has the meaning set forth in Section 8.04.

        "Balance Sheet Date" has the meaning set forth in Section 4.12(a).

        To "beneficially" own securities means such Person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time).

        "business day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York, the State of Illinois or London, England are authorized or obligated to close.

        "Buy Back" has the meaning set forth in Section 5.12(c)(ii).

        "Buyer" has the meaning set forth in the preamble to this Agreement.

        "Buyer Employee Benefit Plan" has the meaning set forth in Section 5.13(b)(i).

        "Buyer Financial Statements" has the meaning set forth in Section 5.05.

        "Buyer Permits" has the meaning set forth in Section 5.10.

        "Buyer Proxy Statement" has the meaning set forth in Section 5.09(a).

        "Buyer SEC Reports" has the meaning set forth in Section 5.05.

        "Buyer Stockholders' Meeting" has the meaning set forth in Section 8.03.

        "Buyer's Designees" has the meaning set forth in Section 1.02(a).

        "Cap" has the meaning set forth in Section 8.06(b).

        "City Code" has the meaning set forth in Section 6.02.

        "Closing" has the meaning set forth in Section 2.01.

        "Closing Date" has the meaning set forth in Section 2.01.

        "Code" has the meaning set forth in the second recital to this Agreement.

        "Common Stock" has the meaning set forth in the second recital to this Agreement.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Amendment" has the meaning set forth in Section 6.04.

        "Company Certificates" has the meaning set forth in Section 3.01(b).

        "Company Common Stock" has the meaning set forth in the first recital to this Agreement.

                                    APP-A-44

        "Company Deferred Stock" has the meaning set forth in the first recital to this Agreement.

        "Company Financial Statements" has the meaning set forth in Section
    4.05.

        "Company Permits" has the meaning set forth in Section 4.10.

        "Company SEC Reports" has the meaning set forth in Section 4.05.

        "Company Stock Options" has the meaning set forth in Section 11.01(d).

        "Company Stockholders Meeting" has the meaning set forth in Section
    6.04.

        "Company Voting Debt" has the meaning set forth in Section 4.02(a).

        "Confidential Information" means any information concerning the businesses and affairs of Buyer, the Company or any of their respective Subsidiaries, as appropriate, that is not already generally available to the public.

        "Contracts" has the meaning set forth in Section 4.04(a).

        "Designated Affiliate" has the meaning set forth in Section 8.15.

        "Depositary" means Morgan Guaranty Trust Company of New York, as Depositary under the Deposit Agreement dated as of December 1, 1995, by and among the Company, Morgan Guaranty Trust Company of New York, as Depositary, and holders of American Depositary Receipts (as defined therein), as such agreement is amended or restated from time to time.

        "DGCL" has the meaning set forth in Section 9.01(a).

        "Disclosed Schemes" has the meaning set forth in Section 4.13(a).

        "Employee" has the meaning set forth in Section 4.13(a).

        "ERISA" has the meaning set forth in Section 5.13(a).

        "Event" has the meaning set forth in Section 4.12(a).

        "Excess Shares" has the meaning set forth in Section 3.01(c).

        "Excess Shares Trust" has the meaning set forth in Section 3.01(c).

        "Exchange Act" has the meaning set forth in Section 1.02(b).

        "Exchange Agent" has the meaning set forth in Section 3.01(a).

        "Exchange Fund" has the meaning set forth in Section 3.01(a).

        "Exchange Ratio" has the meaning set forth in Section 11.01(a).

        "FTC" has the meaning set forth in Section 8.04.

        "Governmental or Regulatory Authority" has the meaning set forth in
    Section 4.04(a).

        "Group Relief" has the meaning set forth in Section 4.12(a).

        "HSR Act" has the meaning set forth in Section 4.04(b).

        "Indemnified Parties" has the meaning set forth in Section 8.06(a).

        "Intellectual Property" means patents, patent applications, trademarks, trade names, trademark registrations, service marks, service names, logos, copyrights, copyright registrations and applications therefor, and licenses or other rights in respect thereof.

        "knowledge" means actual knowledge of executive officers of the Company or Buyer or, where appropriate, certain officers of their respective Subsidiaries.

                                    APP-A-45

        "laws" has the meaning set forth in Section 4.04(b).

        "Lien" has the meaning set forth in Section 4.02(b).

        Any reference to any event, change, breach or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition or results of operations of such entity (or of such group of entities taken as a whole).

        "Material Contracts" has the meaning set forth in Section 4.19.

        "Minimum Condition" has the meaning set forth in Section 9.01(b).

        "NYSE" has the meaning set forth in Section 3.01(c).

        "Offer" has the meaning set forth in Section 11.01(a).

        "Offer Consideration" has the meaning set forth in Section 11.01(a).

        "Offer Documents" has the meaning set forth in Section 11.01(b).

        "Offer to Exchange" has the meaning set forth in Section 11.01(b).

        "Options" has the meaning set forth in Section 4.02(a).

        "orders" has the meaning set forth in Section 4.04(a).

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

        "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated association, or governmental entity (or any department, agency or political subdivision thereof) or any other entity.

        "Plan" has the meaning set forth in Section 5.13(b)(ii).

        "Preferred Stock" has the meaning set forth in Section 5.02(a).

        "Properties" has the meaning set forth in Section 4.17(b).

        "Registration Statement" has the meaning set forth in Section 5.04(b).

        "Relief" has the meaning set forth in Section 4.12(a).

        "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives.

        "Return" has the meaning set forth in Section 4.12(b).

        "Schedule 14D-1" has the meaning set forth in Section 11.01(b).

        "Schedule 14D-9" has the meaning set forth in Section 11.02(a).

        "SEC" has the meaning set forth in Section 4.04(b).

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                                    APP-A-46

        "Securities Act" has the meaning set forth in Section 4.05.

        "Selling Stockholders" has the meaning set forth in Section 8.14.

        "Stockholders' Approval" has the meaning set forth in Section 8.03.

        "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

        "Takeover Panel" has the meaning set forth in Section 10.01.

        "Tax" has the meaning set forth in Section 4.12(a).

        "Tax Authority" has the meaning set forth in Section 4.12(a).

        "taxes" has the meaning set forth in Section 5.12(b).

        "Taxes Act" has the meaning set forth in Section 4.12(a).

        "Tender Option" has the meaning set forth in Section 11.01(c).

        "Transaction" has the meaning set forth in the first recital to this Agreement.

        "Transaction Expenses" means the total amount actually paid by a Person for accounting, legal, actuarial, due diligence, financial and other advisors services, and Governmental or Regulatory Authority filing fees, each in connection with the transactions contemplated by this Agreement.

        "Undertaking" has the meaning set forth in Section 8.14.

        "VAT" has the meaning set forth in Section 4.12(a).

        "VAT Legislation" has the meaning set forth in Section 4.12(a).

        "Voting Debt" has the meaning set forth in Section 5.02(a).

    12.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or other authorized persons, all as of the date first above written.

                                     MMI COMPANIES, INC.

                                By:  /s/ B. FREDERICK BECKER
                                     -----------------------------------------
                                     Name: B. Frederick Becker
                                     Title: Chairman and Chief Executive
                                     Officer

                                     UNIONAMERICA HOLDINGS PLC

                                By:  /s/ PETER J. COOPER
                                     -----------------------------------------
                                     Name: Peter J. Cooper
                                     Title: Chief Financial Officer

                                    APP-A-47

                                   APPENDIX B
             OPINION OF SMITH BARNEY INC., FINANCIAL ADVISOR TO MMI

CONFIDENTIAL

June 24, 1997
The Board of Directors
MMI Companies, Inc.
540 Lake Cook Road
Deerfield, Illinois 60015

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to MMI Companies, Inc. ("MMI") of the consideration proposed to be paid by MMI pursuant to the terms and subject to the conditions set forth in an Acquisition Agreement (the "Acquisition Agreement") to be entered into by and among MMI and Unionamerica Holdings plc ("Unionamerica"). As more fully described in the Acquisition Agreement, (i) MMI would acquire all of the American Depository Shares, representing all of the ordinary shares, nominal value $0.0448 per share, of Unionamerica (the "Unionamerica Common Stock") through (x) an offer to purchase all of such shares of Unionamerica Common Stock (the "Offer") and (y) the subsequent compulsory acquisition of any remaining shares of Unionamerica Common Stock and (ii) pursuant to the Offer each outstanding share of Unionamerica Common Stock would be exchanged for the right to receive 0.836 shares (the "Exchange Ratio") of the common stock, par value $0.10 per share, of MMI (the "MMI Common Stock")(collectively, the "Proposed Transaction").

In arriving at our opinion, we reviewed a draft of the Acquisition Agreement and held discussions with certain senior officers, directors and other representatives and advisors of MMI and certain senior officers and other representatives and advisors of Unionamerica concerning the businesses, operations and prospects of MMI and Unionamerica. We examined certain publicly available business and financial information relating to MMI and Unionamerica as well as certain financial forecasts and other information and data for MMI and Unionamerica which were provided to or otherwise discussed with us by the respective managements of MMI and Unionamerica, including information relating to certain strategic implications and operational benefits anticipated to result from the Proposed Transaction. We reviewed the financial terms of the Proposed Transaction as set forth in the Acquisition Agreement in relation to, among other things: current and historical market prices and trading volumes of MMI Common Stock and Unionamerica Common Stock; the historical and projected earnings and other operating data of MMI and Unionamerica; and the capitalization and financial condition of MMI and Unionamerica. We considered, to the extent publicly available, the financial terms of similar transactions recently effected which we considered relevant in evaluating the Proposed Transaction and analyzed certain financial, stock market and other publicly available information relating to the business of other companies whose operations we considered relevant in evaluating those of MMI and Unionamerica. We also evaluated the potential pro forma financial impact of the Proposed Transaction on MMI. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. We also have assumed, with your consent, that the final terms of the Acquisition Agreement reviewed by us in draft form will not vary materially from the draft reviewed by us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of MMI and Unionamerica that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently

                                    APP-B-1
available estimates and judgments of the respective managements of MMI and Unionamerica as to the future financial performance of MMI and Unionamerica and the strategic implications and operational benefits anticipated to result from the Proposed Transaction. We have assumed, with your consent, that the Proposed Transaction will be treated as a pooling of interests in accordance with GAAP and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of MMI and Unionamerica. We are not expressing any opinion as to what the value of the MMI Common Stock actually will be when issued pursuant to the Proposed Transaction or the price at which the MMI Common Stock will trade subsequent to the Proposed Transaction. We have not made or, with the exception of certain reserve reports relating to Unionamerica, been provided with an independent evaluation or appraisal of the assets, liabilities (contingent or otherwise) or reserves of MMI or Unionamerica nor have we made any physical inspection of the properties or assets of MMI or Unionamerica. We have not been asked to consider, and our opinion does not address, the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for MMI or the effect of any other transaction in which MMI might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to MMI in connection with the Proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Proposed Transaction. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of MMI and Unionamerica for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided financial advisory and investment banking services to MMI unrelated to the Proposed Transaction, including serving as a managing underwriter in the initial public offering of MMI Common Stock in June 1993 and the subsequent public offering of MMI Common Stock in September 1996, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with MMI and Unionamerica.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of MMI in its evaluation of the Proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matter relating to the Proposed Transaction. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to MMI.

                                          Very truly yours,

                                          SMITH BARNEY INC.

                                            By:        /s/ SMITH BARNEY INC.
                                                       -----------------------------------------

                                    APP-B-2

                                   APPENDIX C
        OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                       FINANCIAL ADVISOR TO UNIONAMERICA

June 25, 1997
Board of Directors
Unionamerica Holdings plc
3 Minster Court
Mincing Lane
London EC3R 7DD

Dear Sirs:

You have requested our opinion as to the fairness from a financial point of view to the stockholders of Unionamerica Holdings plc (the "Company") of the consideration to be received by such stockholders pursuant to the terms of the Acquisition Agreement, dated as of June 25, 1997 (the "Agreement"), by and between MMI Companies, Inc., a Delaware corporation ("MMI"), and the Company.

    Pursuant to the Agreement, MMI will commence a tender offer (the "Offer") to acquire all of the issued and outstanding American Depositary Shares ("ADSs"), representing all of the ordinary shares, nominal value $0.0448 per share, of the Company (such ADSs, "Company Common Stock") for 0.836 shares (the "Exchange Ratio") of common stock, par value $0.10 per share ("MMI Common Stock") of MMI, per share of Company Common Stock.

    In arriving at our opinion, we have reviewed the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and MMI including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the years ending December 31, 1997 and December 31, 1998 prepared by the management of the Company and certain financial projections of MMI for the years ending December 31, 1997 and December 31, 1998 prepared by the management of MMI. In addition, we have compared certain financial and securities data of the Company and MMI with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and MMI Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and MMI or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and MMI as to the future operating and financial performance of the Company and MMI, respectively. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the proposed Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address

                                    APP-C-1
the Board's decision to proceed with the proposed Transaction. Our opinion does not constitute a recommendation to any holder of Company Common Stock as to whether such holder should tender into the proposed Transaction or as to the position of any holder who does not tender shares pursuant to the Offer.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio to be offered to the holders of Company Common Stock is fair to such stockholders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                            By:        /s/ MARK K. GORMLEY
                                                       -----------------------------------------
                                                       Mark K. Gormley
                                                       MANAGING DIRECTOR

                                    APP-C-2

                                   APPENDIX D
             CERTAIN MARKET, DIVIDEND AND EXCHANGE RATE INFORMATION

1.  MARKET AND PRICE DATA


       The following table sets forth the closing price for a Unionamerica ADS and a share of MMI Common Stock on the NYSE for the first dealing day that the NYSE was open for business in each month from May 1997 to October 1997, for June 24, 1997 (being the last trading day prior to the announcement that MMI and Unionamerica had entered into the Acquisition Agreement), and for October 31, 1997 (being the latest practicable trading day prior to the filing of this Prospectus with the Commission):



                                                       UNIONAMERICA ADSS    MMI COMMON STOCK
                        DATE                             PRICE ($)(1)         PRICE ($)(1)
----------------------------------------------------  -------------------  -------------------
May 1, 1997.........................................           16.75                21.88
June 2, 1997........................................           16.75                23.00
July 1, 1997........................................           20.75                26.38
August 1, 1997......................................           22.25                27.69
September 2, 1997...................................           20.00                24.75
October 1, 1997.....................................           21.38                26.50
June 24, 1997.......................................           19.50                26.50
October 31, 1997....................................           19.88                24.94


------------------------

(1) Rounded up to the nearest cent.

2.  DIVIDEND POLICY

       The policy of the MMI Board is to pay regular quarterly cash dividends. The declaration and payment of dividends is subject to the discretion of the MMI Board and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that the MMI Board deems relevant.

       As an insurance holding company, MMI depends in large part on dividends and other payments from its Subsidiaries for the payment of cash dividends to MMI stockholders. In the case of MMI's insurance Subsidiaries, such payments are restricted by insurance laws, and insurance regulators have authority in certain circumstances to prohibit payments of dividends and other amounts by MMI's insurance Subsidiaries that would otherwise be permitted without regulatory approval. MMI's bank credit agreement also restricts the payment of dividends.


       As described under "Prospectus Summary--Proposed Refinancing of Bank Debt," MMI presently is considering, subject to market conditions, to issue in November or December 1997, in a private placement to institutional investors, approximately $100 million of preferred trust securities, which will not be registered under the Securities Act and may not be offered and sold in the U.S. absent registration or an applicable exemption from registration requirements. There is no assurance that MMI will decide to proceed with such issuance. The offering will be made through the issuance of the Refinancing Securities. So long as no event of default under the subordinated debentures has occurred and is continuing, MMI will have the right to defer payment of interest on the subordinated debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods for each extension period. At the end of any such extension period, MMI will be required to pay all accrued and unpaid interest together with additional interest thereon. During any such extension period, among other things, MMI may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of,


                                    APP-D-1
       or options, warrants or rights to subscribe for or purchase shares of, MMI Common Stock. MMI has no present intention to elect to defer payment of interest on the subordinated debentures.

3.  EXCHANGE RATE INFORMATION

       The following table shows, for the periods and dates indicated, certain information regarding the exchange rate for pounds sterling, expressed in dollars per L1.00:

                                                                      DAILY
                                                                     AVERAGE      AVERAGE
          FINANCIAL YEAR ENDED DECEMBER 31            PERIOD END      RATE*       RATE**       HIGH        LOW
----------------------------------------------------  -----------  -----------  -----------  ---------  ---------
1992................................................        1.51         1.77         1.76        2.00       1.51
1993................................................        1.48         1.50         1.50        1.59       1.42
1994................................................        1.57         1.53         1.54        1.64       1.46
1995................................................        1.55         1.58         1.58        1.64       1.53
1996................................................        1.71         1.56         1.57        1.71       1.49

------------------------

*   The daily average of the Noon Buying Rates.

** The average of the Noon Buying Rates on the last day of each month during the period.

                                    APP-D-2

                                   APPENDIX E
          CERTAIN ADDITIONAL INFORMATION REQUIRED UNDER THE CITY CODE

1.  RESPONSIBILITY

    (a) MMI

       The Directors of MMI (whose names are set forth in paragraph 2(a) below) accept responsibility for the information contained in this Prospectus, except for the information in this Prospectus concerning Unionamerica, the Directors of Unionamerica and their immediate families, for which the Directors of Unionamerica accept responsibility.

       Subject as aforesaid, to the best of the knowledge and belief of the Directors of MMI (who have taken all reasonable care to ensure that such is the case), the information contained in this Prospectus for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

    (b) UNIONAMERICA

       The Directors of Unionamerica (whose names are set forth in paragraph 2(b) below) accept responsibility for the information contained in this Prospectus relating to Unionamerica and its Subsidiaries, themselves and their immediate families. To the best of the knowledge and belief of the Directors of Unionamerica (who have taken all reasonable care to ensure that such is the case), the information contained in this Prospectus for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

       The foregoing statements are included solely to comply with the requirements of Rule 19.2 of the City Code and shall not be deemed to establish or expand any liability under the Securities Act, under which the Directors of MMI may have liability for the Registration Statement, or any other U.S. securities laws, beyond that imposed by the Securities Act or such other laws, nor shall they be deemed to establish liability under the laws of any state of the U.S.

2.  DIRECTORS

    (a) The Directors of MMI and their respective functions are as follows:

        CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR

           B. Frederick Becker

        DIRECTORS

          Richard R. Barr
           George B. Caldwell
           K. James Ehlen
           F. Laird Facey
           William M. Kelley
           Andrew D. Kennedy
           Timothy R. McCormick
           Gerald L. McManis
           Scott S. Parker
           Edward C. Peddie
           Joseph D. Sargent

        The business address of all the MMI Directors and the principal head office of MMI is 540 Lake Cook Road, Deerfield, Illinois 60015-5290 U.S.A.

                                    APP-E-1

    (b) The Directors of Unionamerica and their respective functions are as follows:

        EXECUTIVE DIRECTORS

          Ian G. Sinclair
           Peter J. Cooper

        NON-EXECUTIVE DIRECTORS

          Sir Christopher Leaver
           Stanislas M. Yassukovich

        INVESTOR DIRECTORS

          Steven B. Gruber
           Robert A. Spass
           Paul H. Warren

    The business address of all the Unionamerica Directors and the head office of Unionamerica is 3 Minster Court, Mincing Lane, London EC3R 7DD, England.

3.  DISCLOSURES OF INTERESTS AND DEALINGS


    (a) The following persons, all being employees of Unionamerica (Ian G. Sinclair and Peter J. Cooper also being Directors of Unionamerica), have irrevocably undertaken to accept, or procure the acceptance of, the Offer in respect of not less than the following Unionamerica ADSs representing 3.7% of the issued share capital of Unionamerica as of October 31, 1997. The irrevocable Undertakings also provide that the Directors shall accept
       (i) the Offer in respect of the following number of Options upon the exercise (if any) of such Options; or (ii) the proposals being made to Option holders under the Unionamerica Share Option Schemes in respect of such Options.


                                                                           UNIONAMERICA ADSS
NAME                                                   UNIONAMERICA ADSS      UNDER OPTION
-----------------------------------------------------  ------------------  ------------------
Ian G. Sinclair......................................         120,977             215,930
Peter J. Cooper......................................          52,902             116,926
Hugh B. Jago.........................................          37,200              80,092
Andrew E. Marks......................................          25,476              38,931
Timothy P. Open......................................          15,882              43,853
Hugh C. Evans........................................          15,782              43,853
Howard G. Eyre.......................................          12,750              26,326
Alasdair G. Bishop...................................          11,048              33,743
Anthony B. Withersby.................................           6,313              17,923
Roland J. James......................................           6,250              14,278
Stuart C. Willoughby.................................           3,995              12,867
Trevor R. Smith......................................           2,354               5,711

                                    APP-E-2

       Irrevocable Undertakings have also been given by the following to accept the offer in respect of not less than the following Unionamerica ADSs representing 46.6% of the issued share capital of Unionamerica as of October 31, 1997.


NAME                                                                        UNIONAMERICA ADSS
--------------------------------------------------------------------------  ------------------
International Insurance Investors, L.P....................................        1,806,920
IIA Management............................................................          133,929
UA Partners, L.P..........................................................        1,147,355
UA Partners II, L.P.......................................................          498,850
Acadia Partners, L.P......................................................          375,000

       All of the irrevocable Undertakings referred to above cease to be binding in the event that a third party makes, or publicly announces a firm intention to make, a higher competing offer for Unionamerica and MMI does not prior to midnight on the tenth business day after the day on which such higher competing offer is made or, if earlier, publicly announced, announce a revised offer on terms which provide, in the reasonable opinion of DLJ, a substantially equivalent or greater consideration than the higher competing offer, and a $5,000,000 fee is paid to MMI.


    (b) The interests of the Directors of Unionamerica and their immediate families, all of which are beneficial, in Unionamerica ADSs as shown on October 31, 1997 (the latest practicable date prior to the filing of this Prospectus with the Commission), in the register of Unionamerica Directors' interests maintained under the provisions of Sections 324 to 328 of the Companies Act were as follows:


                                                                OPTIONS OVER UNIONAMERICA ADSS
                                                                -------------------------------
                                                                                 EXERCISE
                                                                           --------------------
NAME                                        UNIONAMERICA ADSS    NUMBER     PERIOD      PRICE
------------------------------------------  ------------------  ---------  ---------  ---------
Ian G. Sinclair...........................         120,977        100,840    9/09/03  $    4.48
                                                                  115,090    7/23/06      15.50
Peter J. Cooper...........................          52,902         54,622    9/09/03       4.48
                                                                   62,304    7/23/06      15.50
Robert A. Spass...........................          46,189         --         --         --
Steven B. Gruber..........................          --             --         --         --
Paul H. Warren............................          27,234         --         --         --
Sir Christopher Leaver....................          --             --         --         --
Stanislas M. Yassukovich..................          --             --         --         --


       As at October 31, 1997, none of the Directors of Unionamerica had reported any non-beneficial interests (as such term is used under the City Code) in the share capital of Unionamerica, other than Stanislas M. Yassukovich who had a non-beneficial interest in 2,000 Unionamerica ADSs held in a trust for which he serves as the executor.


    (c) There have been no dealings for value by current Directors of Unionamerica in Unionamerica ADSs during the disclosure period. Philip Marcell, a former Director of Unionamerica, sold 67,131 Unionamerica ADSs on June 27, 1997.

                                    APP-E-3

    (d) The interests of Directors of MMI and their immediate families, all of which are beneficial (save where indicated), in MMI Common Stock as shown on October 31, 1997 (the latest practicable trading day prior to the filing of this Prospectus with the Commission) were as follows:


                                                                            OPTIONS OVER MMI COMMON STOCK
                                                                  -------------------------------------------------
                                                                                              END OF
                                                   MMI COMMON                                EXERCISE
NAME                                                 STOCK        DATE OF GRANT    NUMBER     PERIOD     PRICE ($)
----------------------------------------------  ----------------  -------------  ----------  ---------  -----------
B. Frederick Becker...........................  100,874.16            06/24/93   106,875     6/23/03         13.50
                                                                      04/21/94   143,000     4/20/04        13.125
                                                                      02/26/97   25,000      2/25/07         29.25
Richard R. Barr...............................  --                    06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04         13.13
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
George B. Caldwell............................  18,557                06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04        13.125
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
K. James Ehlen................................  --                    01/01/97   4,125       12/31/06        32.25
F. Laird Facey................................  24,592                06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04        13.125
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
William M. Kelley.............................  300                   01/07/94   4,125       1/06/04         13.50
                                                                      04/21/94   1,375       4/20/04        13.125
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
Andrew D. Kennedy.............................  459                   04/18/96   4,125       4/17/06         27.75
                                                                      04/17/97   1,375       4/16/07         22.75
Timothy R. McCormick..........................  2,076                 06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04        13.125
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
Gerald L. McManis.............................  189,278.42(1)         02/22/95   5,000       2/21/05         15.50
                                                                      02/28/96   8,000       2/27/06         24.25
                                                                      02/26/97   2,000       2/25/07         22.75

                                    APP-E-4

                                                                            OPTIONS OVER MMI COMMON STOCK
                                                                  -------------------------------------------------
                                                                                              END OF
                                                   MMI COMMON                                EXERCISE
NAME                                                 STOCK        DATE OF GRANT    NUMBER     PERIOD     PRICE ($)
----------------------------------------------  ----------------  -------------  ----------  ---------  -----------
Scott S. Parker...............................  --                    06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04         13.13
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
Edward C. Peddie..............................  2,310                 06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04        13.125
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75
Joseph D. Sargent.............................  4,420                 06/24/93   4,125       6/23/03         13.50
                                                                      04/21/94   1,375       4/20/04         13.13
                                                                      04/19/95   1,375       4/18/05        18.625
                                                                      04/18/96   1,375       4/17/06         27.44
                                                                      04/17/97   1,375       4/16/07         22.75

(1) This shareholding includes 3,500 shares held by a closely-held corporation to which Gerald L. McManis disclaims beneficial ownership.


     Other than as set forth in this Appendix E, as at October 31, 1997, none of the Directors of MMI had any non-beneficial interests in the share capital of MMI.


    (e) There have been no dealings for value by Directors of MMI in MMI Common Stock during the disclosure period save as follows:


                                                     NUMBER OF
                                                   SHARES OF MMI
                                                       COMMON
DIRECTOR                                               STOCK          PRICE          DATE
-----------------------------                      --------------  -----------  ---------------

B. Frederick Becker..........  Purchase            100                  30.75          10/18/96
                               Option Grant         25,000              29.25           2/26/97
                               Purchase             1,000              22.625           5/15/97
                               Disposition(1)       50,000                 --            6/5/97
                               Purchase(2)          759.94                 --    as of 12/31/96
                               Disposition(3)       884.49                 --    as of 12/31/96
Richard R. Barr..............  Option Grant        1,375                22.75           4/17/97
                               Issuance(4)          1,105.23               --    as of 10/31/97
George B. Caldwell...........  Purchase            3,000               24.625           3/11/97
                               Option Grant         1,375               22.75           4/17/97
                               Issuance(4)          1,212.52               --    as of 10/31/97
K. James Ehlen...............  Option Grant        4,125                32.25            1/1/97
F. Laird Facey...............  Option Grant        1,375                22.75           4/17/97
                               Purchase             1,000               25.00            3/7/97
                               Purchase             1,000               22.00            5/9/97


                                    APP-E-5

                                                     NUMBER OF
                                                   SHARES OF MMI
                                                       COMMON
DIRECTOR                                               STOCK          PRICE          DATE
-----------------------------                      --------------  -----------  ---------------
William M. Kelley............  Option Grant        1,375                22.75           4/17/97
                               Issuance(4)          547.48                 --    as of 10/31/97
Andrew D. Kennedy............  Purchase            390                 30.875           10/9/96
                               Purchase             36                 31.125          12/17/96
                               Purchase             33                 32.125           1/17/97
                               Option Grant         1,375               22.75           4/17/97
                               Issuance(4)          1,072.08               --    as of 10/31/97
Timothy R. McCormick.........  Option Grant        1,375                22.75           4/17/97
Gerald L. McManis............  Option Grant        2,000                22.75           2/26/97
                               Purchase(2)          12.51                  --    as of 12/31/96
                               Purchase(3)          391.99                 --     as of 12/1/96
Scott S. Parker..............  Option Grant        1,375                22.75           4/17/97
                               Issuance(4)          1,018.43               --    as of 10/31/97
Edward C. Peddie.............  Option Grant        1,375                22.75           4/17/97
                               Issuance(4)          1,212.52               --    as of 10/31/97
Joseph D. Sargent............  Option Grant        1,375                22.75           4/17/97


------------------------

(1) Non-taxable transfer for estate planning purposes.

(2) Aggregate acquisitions of MMI Common Stock during calendar year 1996 under MMI's Employee Stock Investment Plan.

(3) Aggregate of acquisitions and/or dispositions of MMI Common Stock during calendar year 1996 under the MMI Companies, Inc. Savings and Profit Sharing Plan (401(k)).

(4) Issued in lieu of director's fees for the first three quarters of fiscal
    1997.

    (f) Save as otherwise disclosed in this Appendix E:

            (i) MMI owns no Unionamerica Securities;

            (ii) no Director of MMI or Unionamerica is interested (as defined in Parts VI and X of the Companies Act) in relevant securities (as defined below);

           (iii) no Person acting in concert with MMI or Unionamerica (as defined in the City Code) owns or controls any relevant securities;

            (iv) no Person who has irrevocably committed himself to accept the Offer owns or controls any relevant securities;

            (v) Unionamerica owns no shares of MMI Common Stock;

            (vi) save as disclosed below, no Subsidiary of Unionamerica, nor any pension fund of Unionamerica or of any of its Subsidiaries, nor any bank, stockbroker, financial or other professional advisor (excluding exempt market-makers) to Unionamerica or its Subsidiaries or any Persons controlling, controlled by, or under the same control as, any such bank, stockbroker, financial or other professional advisor, owns or controls relevant securities; and

           (vii) no Person mentioned in subparagraphs (i) to (v) above has dealt for value in relevant securities during the disclosure period and no Person mentioned in subparagraph (vi) has dealt

                                    APP-E-6
       for value in relevant securities between June 25, 1996 and October 31, 1997 (the latest practicable trading day prior to the filing of this Prospectus with the Commission).


    (g) For the purposes of the above:

            (i) "relevant securities" include:

               (A) Unionamerica Securities;

               (B) securities convertible into Unionamerica Securities, rights to subscribe for Unionamerica Securities and options for Unionamerica Securities;

               (C) equity share capital of MMI;

               (D) securities of MMI which carry substantially the same rights as those to be issued under the Offer;

               (E) securities convertible into the securities referred to in clauses (C) or (D) above, rights to subscribe for securities referred to in clauses (C) or (D) above and options (including traded options) in respect of the securities referred to in clauses (C) or (D) above; and

               (F) derivatives in respect of any of the forgoing.

            (ii) "bank" means any bank whose relationship to any relevant party is not solely the provision of normal commercial banking services or such services in connection with the Offer as handling acceptances and other registration work; and


           (iii) "disclosure period" means the period commencing on June 25, 1996 and ending on October 31, 1997 being respectively the date 12 months preceding the announcement that MMI and Unionamerica had entered into the Acquisition Agreement and the latest practicable trading day prior to the filing of this Prospectus with the Commission.


            (iv) "derivatives" include any financial product whose value in whole or in part is determined directly or indirectly by reference to the price of an underlying security but which does not include the possibility of delivery of such underlying security.

                                    APP-E-7

    (h) In the ordinary course of business, Smith Barney actively trades the equity securities of Unionamerica and MMI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. These dealings are set out below:

                                                                      NUMBER OF SHARES OF MMI
TYPE OF DEALING                                                            COMMON STOCK         PRICE ($)    DATE
-------------------------------------------------------------------  -------------------------  ---------  ---------
Sale...............................................................                  2              28.87  06/26/96
Purchase...........................................................                500              32.37  08/08/96
Sale...............................................................                500              32.62  08/08/96
Purchase...........................................................              5,600              30.75  09/20/96
Sale...............................................................              5,000              31.00  09/20/96
Sale...............................................................              5,600              30.62  09/20/96
Purchase...........................................................              5,000              30.50  09/23/96
Purchase...........................................................                200              30.25  09/25/96
Sale...............................................................                200              30.00  09/26/96
Purchase...........................................................              9,500              30.00  09/26/96
Purchase...........................................................             11,600              30.00  09/26/96
Purchase...........................................................                800              30.00  09/26/96
Purchase...........................................................              6,200              30.00  09/27/96
Sale...............................................................              7,400              30.12  09/27/96
Purchase...........................................................              3,700              30.00  09/30/96
Sale...............................................................             20,600              30.12  09/30/96
Purchase...........................................................                400              30.00  10/01/96
Purchase...........................................................              7,800              29.87  10/01/96
Sale...............................................................              3,800              30.00  10/01/96
Purchase...........................................................             10,000              29.87  10/02/96
Sale...............................................................              8,200              30.25  10/02/96
Sale...............................................................              7,000              30.25  10/02/96
Sale...............................................................              3,000              30.25  10/03/96
Sale...............................................................                  1              30.63  10/10/96
Sale...............................................................                  1              30.12  11/07/96
Purchase...........................................................                200              29.25  11/08/96
Sale...............................................................                500              30.62  11/25/96
Purchase...........................................................                500              30.12  11/26/96
Purchase...........................................................                  3              23.62  03/14/97
Sale...............................................................                  3              23.12  03/14/97

    (i) Wellington Management Company, LLP has a beneficial interest in 1,185,940 shares of MMI Common Stock, representing 10.10% of the issued share capital of MMI.

4.  SERVICE CONTRACTS OF UNIONAMERICA DIRECTORS

    (a) Details of the service contracts of Unionamerica Executive Directors with Unionamerica are as follows:

        UA Management Company, a Subsidiary of Unionamerica which manages the operations of Unionamerica, has entered into a separate service contract (each, a "Service Contract" and collectively, the "Service Contracts") with each of Peter J. Cooper and Ian G. Sinclair, pursuant to which Mr. Cooper is employed as Managing Director--Finance and Administration and Mr. Sinclair as Chief Executive Officer. UA Management Company has agreed to employ each of Mr. Cooper and Mr. Sinclair until the earlier to occur (i) of the termination of his employment by UA Management Company upon not less than three months' written notice or (ii) the day upon which he attains the age of 65 years or such other age as may be determined by the Unionamerica Board as his retirement age.

                                    APP-E-8

        The base salaries of Messrs. Cooper and Sinclair for the years ended March 31, 1997 and March 31, 1998 are set forth in the table below. Messrs. Cooper and Sinclair are also entitled to participate in Unionamerica's pension, health insurance, profit sharing and incentive plans from time to time, to be reimbursed for out of pocket expenses incurred in the course of their employment, and to receive the use of company automobiles. Bonuses paid to Messrs. Cooper and Sinclair under Unionamerica's profit sharing and incentive plans for the year ended March 31, 1997 are set forth in the table below.

        Each of Mr. Cooper and Mr. Sinclair can terminate his employment upon not less than two months' written notice to UA Management Company. UA Management Company can terminate his employment at any time with or without cause. If UA Management Company terminates his employment with cause, he is entitled to receive only accrued but unpaid salary as of the date of termination. If UA Management Company terminates his employment without cause, he is entitled to receive a payment in lieu of salary and other benefits for three months. In addition, each of Mr. Sinclair and Mr. Cooper has agreed (i) for the period of six months after termination of his employment, not to entice certain employees of Unionamerica away from Unionamerica and not to solicit certain clients of Unionamerica and (ii) for the period of four months after termination of employment, not to engage in any competing business in the London market.

                                                               PRESENT       PREVIOUS
                                                               ANNUAL         ANNUAL        BONUS FOR
                                                            REMUNERATION   REMUNERATION    FISCAL 1996
                                                              (YEAR TO       (YEAR TO       (YEAR TO
                                                 DATE OF      MARCH 31,      MARCH 31,      MARCH 31,
DIRECTOR                                        CONTRACT        1998)          1997)          1997)
---------------------------------------------  -----------  -------------  -------------  -------------
Peter J. Cooper..............................    09/10/93      L119,300       L114,700       L172,970
Ian G. Sinclair..............................    09/10/93      L257,920       L248,000       L298,600

    (b) The non-Executive Directors, Sir Christopher Leaver and Stanislas Yassukovich, have no special arrangements with Unionamerica.

    (c) Peter J. Cooper and Ian G. Sinclair, in common with all other employees of Unionamerica, are employed by UA Management Company, a wholly-owned subsidiary of Unionamerica. No Director of Unionamerica has any other service contract or other arrangement with any Subsidiary of Unionamerica.

    (d) Save as disclosed above or in paragraph (e) below, there are no contracts of service between any Director of Unionamerica and Unionamerica or any of its Subsidiaries having more than 12 months to run, and no such contract has been entered into or amended or replaced within the six months preceding the date of this Prospectus.

    (e) The current Non-Executive Directors of Unionamerica (Stanislas Yassukovich and Sir Christopher Leaver) intend to resign their directorships as soon as practicable following successful completion of the Offer. In addition, the Investor Directors (Robert A. Spass and Paul
       H. Warren) will upon completion of the Offer cease automatically to be directors of Unionamerica as a result of the operation of the provisions of Article 87 of the Unionamerica Articles, and Steven B. Gruber intends to resign his directorship as soon as practicable following successful completion of the Offer.

5.  MANAGEMENT AND EMPLOYEES

    It is MMI's present intention to continue the existing management and business plans of Unionamerica after the Proposed Acquisition, and to continue to operate Unionamerica as a distinct business entity at its present location in London. MMI intends to honor the laws of the U.K. with respect to employment rights.

                                    APP-E-9

6.  MATERIAL CONTRACTS

    (a) The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Unionamerica or its Subsidiaries within the two years immediately preceding June 25, 1997, and since June 25, 1997, up to the date hereof and are or may be material:

            (i) The Acquisition Agreement.

            (ii) Agreement for the sale and purchase of shares in JMA Holdings Limited ("JMAHL") dated July 23, 1997, between various individuals named in the Agreement, UA Combined Investment Company Limited ("UACIC"') and Unionamerica Acquisition Company Limited ("UAC")(the "Share Purchase Agreement."). UACIC is a joint venture vehicle of which 80% of its share capital (conferring 80% of the economic interest and 67% of the voting rights) is owned by UAC and 20% of its share capital (representing 20% of the economic interest and 33% of the voting rights) is owned by Aon Specialty Group Limited, a subsidiary of Aon Holdings Limited, itself a subsidiary of Aon Corporation, a Delaware corporation. UACIC has agreed to acquire 49% of the economic interest and 33% of the voting interest in JMAHL. UAC has also agreed to acquire 16% of the voting interest in JMAHL. JMAHL is the holding company of Jago Managing Agency Limited ("JMAL"), a Lloyd's managing agency. The consideration was L6,250,000 of which L3,789,945 was paid in cash; L1,060,055 by the issue of Series "A" Loan Notes and L1,400,000 by the issue of Series "B" Loan Notes issued by UACIC.

           (iii) Shareholders and Subscription Agreement dated July 23, 1997, between UACIC, Aon Specialty Group Limited and UAC which contains provisions regulating their participation in UACIC.

            (iv) Shareholders' Agreement dated July 23, 1997, between UACIC, Jago Group Limited, the shareholders of Jago Group Limited and JMAHL which contains provisions regulating their participation in JMAHL.

            (v) Shareholders Agreement dated July 23, 1997, between UACIC, Jago Holdings Limited and the various individuals listed in the agreement which contains provisions regulating their participation in Jago Dedicated Limited.

            (vi) Loan Agreement dated April 29, 1997, between UAC as borrower,
       (1) UA Management Company as original guarantor, (2) Chase Investment Bank Limited as arranger, (3) the financial institutions named therein as banks, (4) Chase Manhattan International Limited as facility agent (5) and as security agent (6) pursuant to which the banks agreed to make available to the borrower a term loan facility in the principal amount of US$35,000,000 in one drawdown to refinance existing bank facilities and a revolving loan of up to US$20,000,000 for general standby financing requirements. The revolving facility may be drawn in minimum amounts of US$5,000,000 and integral multiples of US$1,000,000. The margin payable in respect of each facility is 9/16ths per annum and the borrower pays a commitment of 28 basis points per annum on the undrawn amount of the revolving facility from time to time. The borrower paid an arrangement fee of US$350,000 in respect of the facilities and pays an annual agency fee to the facility agent of US$15,000. The facilities are secured by a guarantee from UA Management Company of the borrower's obligations under the Loan Agreement and by debentures executed by each of the borrower and the original guarantor in favor of the security agent on behalf of the banks creating fixed and floating charges over their respective assets. The facilities are subject to representations, covenants (including financial condition covenants) and events of default usual in the market for facilities of this nature.

           (vii) On December 31, 1996, UAC acquired a 51% shareholding in Jago Dedicated Limited. UAC paid L1,119,909 for such shares.

                                    APP-E-10

          (viii) Subscription and Shareholders Agreement dated July 16, 1996, between Unionamerica Holdings plc and Minova Enterprises Limited. The agreement governs the joint venture between the two parties in relation to each party's 50% interest in Polis UK Direct Limited which in turn holds shares in Polis Direct B.V., a company registered in the Netherlands. The agreement determines the terms under which the business of Polis UK is conducted and which imposes certain joint restrictions and obligations on Unionamerica and Minova.

            (ix) Underwriting Agreement between Unionamerica, DLJ, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and other underwriters named in the Agreement ("Underwriters") dated December 5, 1995, whereby Unionamerica agreed to issue and sell to the Underwriters a specified number of Unionamerica ADSs to be represented by American Depository Receipts ("ADRs"') on the basis that the Underwriters would undertake an initial public offering of those shares. The price was $15.84 per ADS. The Agreement contained various warranties and indemnities given by Unionamerica and the Underwriters.

            (x) A Deposit Agreement dated December 1, 1995, between Unionamerica, Morgan Guaranty Trust Company of New York, as depository and the owners from time to time of ADRs issued pursuant to the terms of the Agreement. The Agreement governs the terms and conditions under which ADSs are deposited and ADRs are issued by the depository.

            (xi) Shareholders Agreement dated December 4, 1995, between Unionamerica, International Insurance Advisers, Inc. ("IIA") and other individuals named in the Agreement. The Agreement replaced an earlier Shareholders Agreement and contains certain restrictions on the transfer of Unionamerica Securities by the parties thereto, as well as certain voting agreement provisions.

    (b) The following contracts (not being entered into in the ordinary course of business) have been entered into by MMI within the two years prior to execution of the Acquisition Agreement and are or may be material:

            (i) Rights Agreement dated as of June 14, 1997 by and between the Registrant and ChaseMellon Shareholder Services L.L.C., as Rights Agent.

            (ii) Amended and Restated Credit Agreement dated as of January 18, 1996 among the Registrant, Various Lenders and Bank of America National Trust and Savings Association, as Agent for the Lenders.

           (iii) Waiver of Right to Elect Director dated October 21, 1996, between the Registrant and each of Conning Insurance Capital Limited Partnership, Conning Insurance Capital International Partnership, Conning Insurance Capital Limited Partnership II and Conning Insurance Capital International Partnership II.

            (iv) Third Amendment to Lease, effective February 1, 1996 between the Registrant and MATAS Corporation.

            (v) Fourth and Fifth Amendments to Lease, effective July 1996 between the Registrant and MATAS Corporation.

            (vi) Sixth Amendment to Lease, effective as of the 1st day of March, 1997 between the Registrant and American National Bank and Trust Company of Chicago, not individually, but solely as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110.

           (vii) Seventh Amendment to Lease, effective as of the 12th day of June, 1997 between the Registrant and MATAS Corporation.

                                    APP-E-11

7.  THE COMPULSORY ACQUISITION


    If, on or before, March 6, 1998 as a result of the Offer or otherwise, MMI acquires or contracts to acquire shares of Unionamerica Common Stock (including those represented by Unionamerica ADSs) representing at least 90% of the outstanding Unionamerica ADSs to which the Offer relates, then (i) MMI will be entitled and intends to effect a compulsory acquisition to compel the purchase of the remainder of the outstanding Unionamerica Common Stock (including those represented by Unionamerica ADSs) on the same terms as those offered in the Offer in accordance with Sections 428 to 430F of the Companies Act; and/or (ii) a holder of Unionamerica Common Stock (including those represented by Unionamerica ADSs) may require MMI to purchase his Unionamerica Common Stock (including those represented by Unionamerica ADSs) on the same terms as those offered in the Offer in accordance with Sections 430A and 430B of the Companies Act. See Appendix F to this Prospectus-- "Certain Provisions of the Companies Act".


8.  CERTAIN LEGAL AND REGULATORY MATTERS

    Except as set out herein, and other than in compliance with the Panel's requirements in relation to the City Code and with U.S. securities laws, MMI is not aware of (i) any license or regulatory permit that appears to be material to the business of Unionamerica and its Subsidiaries taken as a whole which might be adversely affected by MMI's acquisition of Unionamerica as contemplated herein or (ii) any approval or other action by any domestic or foreign governmental, administrative or regulatory agency or authority that appears to be material to Unionamerica and its Subsidiaries taken as a whole and required for the acquisition or ownership of Unionamerica ADSs by MMI as contemplated herein. Should any such approval or other action be required, MMI currently contemplates that such approval or other action will be sought. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions attached thereto or that failure to obtain any such approval or other action might not result in consequences adverse to the business of Unionamerica.


    U.K. ANTITRUST LAWS. The Offer will lapse if it is referred to the MMC before 12 midnight, New York City time, on the Expiration Date, including any extension thereof, or prior to the date on which the Offer becomes unconditional in all respects, whichever is the later. In such a case, the Offer shall cease to be capable of acceptance and MMI and Unionamerica Securityholders shall cease to be bound by prior tenders.


    U.S. ANTITRUST LAWS. On September 15, 1997, the Federal Trade Commission granted the request of MMI for early termination of the waiting period under the HSR Act.

    U.K. INSURANCE LAWS

    U.K. DEPARTMENT OF TRADE AND INDUSTRY

    One of Unionamerica's Subsidiaries, Unionamerica Insurance Company Limited, is a U.K. authorized insurance company. In the U.K. the DTI is responsible for the authorization and for the ongoing supervision of U.K. insurance companies and under U.K. law consent is required from the DTI prior to any Person becoming a controller (as defined in the Insurance Companies Act
    1982) of such a company. The definition of controller will include MMI, any managing directors of MMI and any Persons holding an interest of more than ten percent in MMI. The Offer is conditional upon the obtaining of DTI consent to the proposed new controllers on terms acceptable to MMI. MMI applied for such consents on July 28, 1997, and on September 12, 1997, the DTI advised MMI that it had no objection to the proposed new controllers becoming controllers of Unionamerica.

                                    APP-E-12

    LLOYD'S OF LONDON

    Unionamerica also holds an interest through its Subsidiaries in a corporate capital vehicle at Lloyd's, Jago Capital Limited ("Jago Capital"). The consent of Lloyd's is required to any Person becoming a controller of a Lloyd's corporate member, which will include MMI and any other Person who will hold 10% or more of the economic or voting rights in the corporate member whether directly or indirectly. Again, the Offer is conditional on these being obtained on terms acceptable to MMI. MMI applied for the necessary consents on August 27, 1997, and on September 19, 1997, Lloyd's advised MMI that it had no objection to the proposed new controllers of Unionamerica becoming controllers of Jago Capital.


    Unionamerica also holds, through its Subsidiaries, an effective equity interest of approximately 39% in Jago Managing Agency Limited ("Jago Managing Agency"), a Lloyd's managing agency. The consent of Lloyd's is also required to a Person becoming a controller of a managing agency. A controller in this context means a Person who has a voting or economic interest equal to or greater than 10% in the managing agency whether held directly or indirectly. The Offer is therefore conditional on the obtaining of these consents from Lloyd's on terms acceptable to MMI. Once again, MMI applied for the necessary consents on September 26, 1997, and on October 29, 1997, Lloyd's advised MMI that it had no objection to MMI becoming a controller of Jago Managing Agency.


    U.S. INSURANCE LAWS.

    MMI's insurance Subsidiaries (ACIC, HPIC and ACLIC), are subject to supervision and regulation of their businesses and financial condition by the jurisdictions in which they transact business. Such supervision and regulation generally derives from statutes which delegate broad regulatory, supervisory and administrative authority to insurance departments and other governmental entities.

    In addition to state-imposed insurance laws and regulations, MMI is subject to statutory accounting practices and the reporting format of the NAIC. The NAIC and many states have adopted risk-based capital formulas to establish minimum capital and surplus requirements for insurance companies and a model act for regulation of such companies. The risk-based capital formula measures a company's asset risk, insurance risk, interest rate risk and business risk. As of December 31, 1996, the surplus of each of MMI's U.S. insurance Subsidiaries exceeded the minimum requirements under the NAIC formula.

    It is the intention of MMI to comply with all insurance regulations imposed on it and its insurance Subsidiaries as a result of the Proposed Acquisition.

    U.S. STATE TAKEOVER LAWS

    A number of states of the U.S. have adopted takeover laws and regulations which purport, in varying degrees, to be applicable to attempts to acquire securities of corporations which have substantial assets, security holders, principal executive offices or principal places of business in such states. MMI believes that no state takeover statutes apply to the Offer and MMI has not attempted to comply with any state takeover statutes in connection with the Offer.

    U.S. STATE BLUE SKY LAWS

    The Offer is being made to all Unionamerica Securityholders provided, however, that Unionamerica Securityholders in any jurisdiction in the U.S. in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction should not accept or purport to accept the Offer. MMI is not presently aware of any jurisdiction in the U.S. that prohibits the making of the Offer. MMI will take all necessary or appropriate action for the purpose of making the Offer available to all Unionamerica Securityholders. In any jurisdiction the securities laws or blue sky laws of which require the Offer to be made by a registered broker or dealer, the Offer is being made on

                                    APP-E-13
    behalf of MMI by one or more registered broker or dealers that are licensed under the laws of such jurisdiction.

9.  EXPERTS

    The consolidated financial statements and schedules of MMI Companies, Inc. and Subsidiaries at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and schedules of Unionamerica Holdings plc and Subsidiaries at December 31, 1996, and for the year ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement have been audited by KPMG Audit Plc, Chartered Accountants and Registered Auditors, as set forth in their reports thereon. The consolidated financial statements and schedules of Unionamerica Holdings plc and Subsidiaries at December 31, 1995, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by KPMG, Chartered Accountants and Registered Auditors, as set forth in their reports thereon. Such consolidated financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

10. GENERAL

    (a) KPMG Audit Plc, KPMG and Ernst & Young LLP have given and not withdrawn their written consents to the inclusion of their respective reports. Wildman, Harrold, Allen & Dixon, Paul, Weiss, Rifkind, Wharton & Garrison and Lovell White Durrant have given and have not withdrawn their consent to the inclusion of their respective opinions, and DLJ has given and not withdrawn its consent to the inclusion of its recommendations and opinion, each in the form and context in which they are included. Smith Barney has given and not withdrawn its written consent to the issuance of this Prospectus with the references to its name, and has not withdrawn its consent to the inclusion of its opinion, in the form and context in which it is included.

    (b) Except as disclosed in this Appendix E, no agreement, arrangement or understanding (including any compensation arrangements) exists between MMI or any party acting in concert with MMI for the purposes of the Offer and any of the Directors or recent Directors, Unionamerica
       Securityholders or recent stockholders of Unionamerica, having any connection with or dependence on the Offer.

    (c) There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the Unionamerica Securities to be acquired by MMI pursuant to the Offer will be transferred to any other Person, except that MMI reserves the right to transfer any Unionamerica Securities to any of its Subsidiaries.

    (d) Save as disclosed in paragraph 3(a) above, neither MMI nor any Person acting in concert with MMI nor Unionamerica nor any associate (as defined in the City Code) of Unionamerica has any arrangement (including indemnity or option arrangement, agreement or understanding (formal or informal)) of whatever nature relating to relevant securities (as defined in paragraph 3(g) above), which may be an inducement to deal or refrain from dealing.

       In this subparagraph (d):

            (i) references to an "associate" are to:

               (A) Subsidiaries and associated companies of MMI and Unionamerica respectively and companies of which any such Subsidiaries or associated companies are associated companies;

                                    APP-E-14

               (B) banks, financial and other professional advisors (including stockbrokers) to MMI and Unionamerica respectively or a company covered in clause (A) above, including Persons controlling, controlled by or under the same control as such banks, financial or other professional advisors;

               (C) the Directors (together with their close relatives and related trusts) of MMI or Unionamerica respectively or a company covered in clause (A) above; and

               (D) the pension funds of MMI or Unionamerica respectively or a company covered in clause (A) above;

            (ii) references to a "bank" do not apply to a bank whose sole relationship with MMI or Unionamerica respectively or a company covered in clause (A) above is the provision of normal commercial banking services or such activities in connection with the Offer as handling acceptances and other registration work; and

           (iii) ownership or control of 20% or more of the equity share capital of a company is regarded as the test of associated status and "control" means a holding, or aggregate holdings, of shares carrying 30% or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether the holding or aggregate holding gives DE FACTO control.

    (e) No proposal exists in connection with the Offer that any payment or other benefit shall be made or given to any Director of Unionamerica as compensation for loss of office or as consideration for or in connection with his retirement from office.

    (f) The total emoluments receivable by the Directors of MMI will not be varied as a result of the Proposed Acquisition or by any other associated transactions.

    (g) (i) So far as the directors of MMI are aware, and save as disclosed in this Prospectus, there have been no material changes in the financial or trading position of MMI since December 31, 1996; and

       (ii) So far as the Directors of Unionamerica are aware, and save as disclosed in this Prospectus, there have been no material changes in the financial or trading position of Unionamerica since December 31, 1996.

    (h) Smith Barney Europe, Ltd., which is regulated in the U.K. by The Securities and Futures Authority Limited, has approved the contents of this Prospectus solely for the purposes of Section 57 of the Financial Services Act 1986.

    (i) DLJ, which is regulated in the U.K. by The Securities and Futures Authority Limited, is acting on behalf of Unionamerica and no one else in connection with the matters described herein and will not be responsible to anyone other than Unionamerica for providing the protections afforded to customers of DLJ or for providing advice in relation to the matters described herein.

11. AVAILABILITY OF CERTAIN DOCUMENTS

    MMI and Unionamerica are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy statements (in the case of MMI) and other information with the Commission. Such reports, proxy statements, other information and the Registration Statement, including all exhibits thereto and all exhibits to prior registration statements filed by MMI and Unionamerica (including the service contracts and the material contracts referred to in paragraph 6 of this Appendix E) may be inspected without charge and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington DC 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, NY 10048. Any interested party may obtain copies of all or any portion of the Registration Statement

                                    APP-E-15
    and its exhibits at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington DC, 20549. In addition, reports, proxy statements, other information, this Registration Statement and prior registration statements of MMI and Unionamerica may be inspected at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, NY 10005. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as MMI, that file electronically with the Commission.

                                    APP-E-16

                                   APPENDIX F
                  CERTAIN PROVISIONS OF THE COMPANIES ACT 1985
                                   PART XIIIA
                                TAKEOVER OFFERS

428.       TAKEOVER OFFERS

(1)        In this Part of this Act "a takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

(2)        In subsection (1) "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

(3)        The terms offered in relation to any shares shall for the purposes of this section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offer relates notwithstanding any variation permitted by subsection (4).

(4)        A variation is permitted by this subsection where:

           (a)  the law of a country or territory outside the United Kingdom precludes an offer of consideration in the form or any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

           (b)  the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

(5)        The reference in subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

(6)        In the application of subsection (5) to Scotland, the words "and under seal" shall be omitted.

(7)        Where the terms of an offer make provision for their revision and for acceptance on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this act to the date of the offer shall accordingly be construed as references to the date on which the original offer was made.

(8)        In this Part of this Act "the offeror" means, subject to section 430D, the person making a takeover offer and "the company" means the company whose shares are the subject of the offer.

429.       RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

(1)        If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptance of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates he may give notice to the holder of any

                                    APP-F-1

           shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(2)        If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(3)        No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer; and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

(4)        Any notice under this section shall be given in the prescribed manner, and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

(5)        Where the offeror is a company (whether or not a company within the meaning of this
           Act) the statutory declaration shall be signed by a director.

(6)        Any person who fails to send a copy of a notice or statutory declaration as required by subsection (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy of declaration, to a daily default fine.

(7)        If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that subsection.

(8)        When during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptance of the offer, then, if:

           (a)  the value of the consideration for which they are acquired or contracted to be acquired ("the acquisition consideration") does not at that time exceed the value of the consideration specified in the terms of the offer; or

           (b)  those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a)
                above, no longer exceeds the value of the consideration specified in those terms,

           the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.

430.       EFFECT OF NOTICE UNDER SECTION 429

(1)        The following provisions shall, subject to section 430C, have effect where a notice is given in respect to any shares under section 429.

(2)        The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

(3)        Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state:

                                    APP-F-2

           (a)  that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

           (b)  which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid;

           and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4)        Subsection (3) applies whether or not any time limit or the other conditions applicable to the choice under the terms of the offer can still be complied with, and if the consideration chosen by the holders of the shares:

           (a)  is not cash and the offeror is no longer able to provide it; or

           (b)  was to have been provided by a third party who is no longer bound or able to provide it, the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

(5)        At the end of six weeks from the date of the notice the offeror shall forthwith:

           (a)  send a copy of the notice to the company; and

           (b)  pay or transfer to the company the consideration for the shares to which the notice relates.

(6)        If the shares to which the notice relates are registered, the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

(7)        If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect; and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

(8)        Where the consideration referred to in paragraph (b) of subsection (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer of the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

(9)        Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

(10)       Any sum received by a company under paragraph (b) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

(11)       Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

(12)       In relation to a company registered in Scotland, subsections (13) and (14) shall apply in place of subsection (11).

                                    APP-F-3

(13)       Where after reasonable inquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up:

           (a)  the trust shall terminate;

           (b)  the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

           (c)  a sum representing:

                (i)  the consideration so far as it is cash;

                (ii)  the proceeds of any sale under paragraph (b) above; and

               (iii)  any interest, dividend or other benefit that has accrued from the consideration,

           shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Accountant of Court.

(14)       Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this
           Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1)(a) of that Act.

(15)       The expenses of any such inquiry as is mentioned in subsection (11) or (13) may be defrayed out of the money or other property held on trust for the person or persons to whom the inquiry relates.

430A.      RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

(1)        If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted:

           (a)  the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

           (b)  those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all of the shares in the company,

           the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(2)        If takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted:

           (a)  the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

           (b)  those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class,

           the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(3)        Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given

                                    APP-F-4

           before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

(4)        A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

(5)        Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

(6)        If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and, for continued
           contravention, to a daily default fine.

(7)        If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that subsection.

430B.      EFFECT OF REQUIREMENT UNDER SECTION 430A

(1)        The following provisions shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

(2)        The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

(3)        Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3):

           (a)  shall give particulars of the choice and the rights conferred by this subsection; and

           (b)  may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice;

           and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4)        Subsection (3) applies whether or not any time limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares:

           (a)  is not cash and the offeror is no longer able to provide it; or

           (b)  was to have been provided by a third party who is no longer bound or able to provide it,

           the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.

430C.      APPLICATIONS TO THE COURT

(1)        Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given:

           (a)  order that the offeror shall not be entitled and bound to acquire the shares;
                or

           (b)  specify terms of acquisition different from those of the offer.

                                    APP-F-5

(2)        If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

(3)        Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

(4)        No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers:

           (a)  that the application was unnecessary, improper or vexatious; or

           (b)  that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

(5)        Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorizing him to give notices under that subsection if satisfied:

           (a)  that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

           (b)  that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

           (c)  that the consideration offered is fair and reasonable;

           but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

430D.      JOINT OFFERS

(1)        A takeover offer may be made by two or more persons jointly and in that event this
           Part of this Act has effect with the following modifications.

(2)        The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and subject to the following provisions, the rights and obligations of the offeror under those sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

(3)        It shall be a sufficient compliance with any provision of those sections requiring or authorizing a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

(4)        In sections 428, 430(8) and 430E references to the offeror shall be construed as references to the joint offerors or any of them.

(5)        In section 430(6) and (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

(6)        In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

                                    APP-F-6

(7)        In section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection (3) or (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

430E.      ASSOCIATES

(1)        The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any references in this Part of this Act to the shares to which a takeover offer relates.

(2)        Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection (8)(a) or (b) of section 429 is satisfied as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

(3)        In section 430A(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

(4)        In this section "associate," in relation to an offeror, means:

           (a)  a nominee of the offeror;

           (b)  a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

           (c)  a body corporate in which the offeror is substantially interested; or

           (d)  any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section
                204(2)(a).

(5)        For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

(6)        For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if:

           (a)  that body or its directors are accustomed to act in accordance with his directions or instructions; or

           (b)  he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

(7)        Subsections (5) and (6) of section 204 shall apply to subsection (4)(d) above as they apply to that section and subsections (3) and (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

(8)        Where the offeror is an individual his associates shall also include his spouse and any minor child or stepchild of his.

                                    APP-F-7

430F.      CONVERTIBLE SECURITIES

(1)        For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

(2)        Subsection (1) shall not be construed as requiring any securities to be treated:

           (a)  as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

           (b)  as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class.

                                    APP-F-8

                                   APPENDIX G
                                KEY DEFINITIONS

    In this Prospectus and the accompanying Letter of Transmittal the following definitions apply, unless the context requires otherwise:


Acquisition           The Acquisition Agreement dated as of June 25, 1997
  Agreement           entered into between MMI and Unionamerica.

business day          Any day other than a Saturday, Sunday or a U.S. federal
                      holiday and consists of the time period from 12:01 a.m.
                      through 12:00 midnight, New York City time.

City Code             The City Code on Takeovers and Mergers of the U.K.

Commission            The U.S. Securities and Exchange Commission.

Companies Act         The Companies Act 1985 of Great Britain, as amended.

Compulsory            A compulsory exchange, pursuant to Sections 428 to 430F of
  Acquisition         the Companies Act on the same terms as the Offer, of all
                      outstanding shares of Unionamerica Common Stock (including those represented by Unionamerica ADSs) to which the Offer relates.

Conditions            The conditions to the Offer set out in "The Offer--Terms
                      of the Offer and Proposed Acquisition--Conditions of the Offer".

Designated            UA Partners, L.P., Peter J. Cooper, Ian G. Sinclair,
  Affiliates          Robert A. Spass, Steven B. Gruber, Paul H. Warren, Hugh B.
                      Jago, Timothy P. Open, Andrew E. Marks and Alisdair G.
                      Bishop.

DGCL The General Corporation Law of the State of Delaware, as amended.

Dollars or $          U.S. dollars.

Exchange Act          The U.S. Securities Exchange Act of 1934, as amended, and
                      the rules and regulations promulgated thereunder.

Exchange Agent        ChaseMellon Shareholder Services L.L.C., in its capacity
                      as the Exchange Agent.

Exchange Ratio        The 0.836 shares of MMI Common Stock to be exchanged for
                      each Unionamerica ADS pursuant to the terms of the Offer.

Expiration Date       12 midnight, New York City time, on December 5, 1997,
                      unless and until MMI shall have extended the Expiration
                      Date in accordance with the terms of the Acquisition
                      Agreement, in which event, the term Expiration Date shall mean the latest time and date on which the Offer, as so extended by MMI, shall be terminated or expire.

Governmental or       Any court, tribunal, arbitrator, authority, agency,
  Regulatory          commission, official or other instrumentality of the U.S.,
  Authority           the U.K., or any state, county, city or other political
                      subdivision thereof, or the NYSE.

HSR Act The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

IRC                   The U.S. Internal Revenue Code of 1986, as amended.

                                    APP-G-1

Information Agent     ChaseMellon Shareholder Services L.L.C., in its capacity
                      as the Information Agent.

Letter of             The Letter of Transmittal relating to the Offer to be sent
  Transmittal         to Unionamerica Securityholders along with this
                      Prospectus.

Minimum Acceptance    The Condition to the Offer relating to the minimum number
  Condition           of acceptances set out in "The Offer--Terms of the Offer
                      and Proposed Acquisition--Conditions of the Offer".

MMC                   The Monopolies and Mergers Commission of the U.K.

MMI MMI Companies, Inc., a Delaware corporation, including, if the context requires, its Subsidiaries.

MMI Board             The Board of Directors of MMI.

MMI Bylaws            The Amended and Restated Bylaws of MMI.

MMI Certificate       The Restated Certificate of Incorporation of MMI.

MMI Common Stock      The $0.10 par value common stock of MMI.

MMI stockholders      Holders of MMI Common Stock.

Noon Buying Rate      The exchange rate of pounds sterling, based on the noon
                      buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal
                      Reserve Bank of New York, expressed in dollars per L1.

NYSE                  The New York Stock Exchange, Inc.

Office of Fair        The Office of Fair Trading of the U.K.
  Trading

Offer                 The recommended offer by MMI to acquire the Unionamerica
                      Common Stock (including any stock represented by Unionamerica ADSs) on the terms and subject to the conditions set out in this Prospectus and the Letter of Transmittal including, where the context so permits, any subsequent revision, variation, extension or renewal of such offer.

Option holders        Holders of options under the Unionamerica Share Option
                      Schemes.

Panel                 The Panel on Takeovers and Mergers of the U.K.

Person An individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated association or governmental entity
                      (or any department, agency or political subdivision thereof) and any other entity.

Pounds sterling or L  U.K. pounds sterling.

Prospectus            This document, including the Appendices hereto, as it may
                      from time to time be amended or supplemented and the
                      Letter of Transmittal.

Securities Act        The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    APP-G-2

Selling Stockholders  Those Persons who have executed irrevocable Undertakings to accept the Offer as detailed in paragraph 3(a) of Appendix E-- "Certain Additional Information Required
                      Under the City Code".

Subsidiary            With respect to either Unionamerica or MMI, any
                      corporation or other organization, whether incorporated or unincorporated, of which more than 50% of either the
                      equity interests in, or the voting control of, such
                      corporation or other organization is, directly or
                      indirectly through subsidiaries or otherwise, beneficially owned by it.

Unionamerica          Unionamerica Holdings plc, a public limited company
                      registered in England and Wales with registered number
                      2822469, including, if the context requires, its
                      Subsidiaries.

Unionamerica ADSs     The American Depositary Shares of Unionamerica
                      representing shares of Unionamerica Common Stock now in
                      issue and any further such securities which are issued
                      after the date of this Prospectus and while the Offer
                      remains open (or such earlier date as MMI may determine,
                      subject to the City Code and the terms of the Acquisition
                      Agreement) and including the underlying shares of
                      Unionamerica Common Stock represented by such American
                      Depositary Shares.

Unionamerica          The Articles of Association of Unionamerica.
  Articles

Unionamerica Board    The Board of Directors of Unionamerica.

Unionamerica Common   The ordinary shares of $0.0448 each of Unionamerica now in
  Stock               issue and any further such shares which are
                      unconditionally allotted or issued fully paid after the
                      date of this Prospectus and while the Offer remains open
                      for acceptance (or such earlier date as MMI may, subject
                      to the City Code and the terms of the Acquisition
                      Agreement, determine), whether pursuant to the exercise of options under the Unionamerica Share Option Schemes or
                      otherwise.

Unionamerica          Unionamerica Common Stock together with Unionamerica ADSs.
  Securities

Unionamerica          A holder of Unionamerica ADSs.
  Securityholder

Unionamerica Share    The Unionamerica Holdings plc Unapproved Executive Share
  Option Schemes      Option Scheme and The Unionamerica Holdings plc 1996
                      Executive Share Option Scheme.

U.K.                  United Kingdom of Great Britain and Northern Ireland.

U.S. United States of America, its territories and possessions, any State of the United States and the District of Columbia.


                                    APP-G-3

    Questions and requests for assistance and additional copies of this Prospectus, the Letter of Transmittal, and other enclosures may be directed to:


The Information Agent:                    ChaseMellon Shareholder Services L.L.C.
                                          450 West 33rd Street
                                          New York, NY 10001
                                          1-800-549-9249

The Exchange Agent:                       ChaseMellon Shareholder Services L.L.C.
                                          P.O. Box 3300
                                          South Hackensack, NJ 07606
                                          1-800-777-3674

or to

The Dealer Manager:                       Smith Barney Inc.
                                          388 Greenwich Street
                                          New York, NY 10013
                                          1-212-816-8541

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant, being incorporated under the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), is empowered by
Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("Corporate Persons").
Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    Article XIII of the Registrant's by-laws provides for indemnification and insurance on behalf of the Corporate Persons. Article XIII provides that the Registrant will indemnify any Corporate Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an "Action") by reason of the fact that he or she is or was a Corporate Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. With respect to an Action by or in the right of the Registrant, Article XIII also provides that no indemnification shall be made in respect of any claim, issue or matter as to which the Corporate Person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, except to the extent that, the court in which the Action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a Corporate Person has been successful in the defense of any Action, or in the defense of any claim, issue or matter therein, Article XIII provides that he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification under Article XIII (unless ordered by a court) will be made only as authorized in the specific case, upon a determination, reasonably made, that indemnification is proper in the circumstances because the Corporate Person has met the applicable standards of conduct. Such determination may be made (i) by the board of directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to such Action, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders of the Registrant by a majority vote of a quorum consisting of stockholders who were not parties to such action. Also, Article XIII provides that the Registrant will pay the expenses incurred in defending an Action in advance of the final disposition of such Action as authorized by the board of directors of the Registrant in the specific case upon receipt of an undertaking by or on behalf of the Corporate Person to repay such amount. The indemnification provided by Article XIII is not exclusive of any other rights of indemnification to which Corporate Persons may be entitled. Article XIII also authorizes the Registrant to purchase insurance on behalf of any Corporate Person against any liability incurred by him or her in, or arising out of, his or her status as a Corporate Person, whether or not the Registrant would have the power to indemnify him or her against such liability.

    Article Ninth of the Registrant's certificate of incorporation eliminates, to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended or supplemented, or any corresponding provision of the DGCL, the personal liability of directors. That paragraph allows corporations incorporated under the DGCL to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. However, that paragraph does not allow corporations to limit the liability of a director (i) for any breach of his or her duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction for which the director derived an improper personal benefit.

    MMI maintains liability insurance for its directors and officers.

ITEM 21.  EXHIBITS

    a)  Exhibits:


  2.1 Acquisition Agreement dated as of June 25, 1997, by and between the Registrant and Unionamerica Holdings plc. (1)

  3.1  Certificate of Incorporation of the Registrant. (2)

  3.2  Bylaws of the Registrant. (3)

  4.1  Revised Specimen stock certificate representing Common Stock**.

  4.2 Rights Agreement dated as of June 14, 1997 by and between the Registrant and ChaseMellon Shareholder Services L.L.C., as Rights Agent.**

  5.1  Opinion of Wildman, Harrold, Allen & Dixon.

  8.1  Tax Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.**

  8.2  Tax Opinion of Lovell White Durrant.**

 10.1 Amended and Restated Credit Agreement dated as of January 18, 1996 among the Registrant, Various Lenders and Bank of America National Trust and
         Savings Association, as Agent for the Lenders. (5)

 10.2  Waiver of Right to Elect Director dated October 21, 1996, between the
         Registrant and each of Conning Insurance Capital Limited Partnership,
         Conning Insurance Capital International Partnership, Conning Insurance
         Capital Limited Partnership II and Conning Insurance Capital
         International Partnership II. (6)

 10.3  Agreement for the Sale and Purchase of Shares in Ludgate Insurance Company
         Limited dated June 30, 1992, between the Registrant and Ken Randall
         Associates Limited. (4)

 10.4 Lease dated July 1, 1991, between the Registrant and MATAS Corporation for the Registrant's principal executive offices and First Amendment to Lease dated August 1, 1992. (4)

 10.5  Second Amendment to Lease, effective January 1, 1995 between the
         Registrant and MATAS Corporation. (3)

 10.6  Third Amendment to Lease, effective February 1, 1996 between the
         Registrant and MATAS Corporation. (5)

 10.7  Fourth and Fifth Amendments to Lease, effective July 1996 between the
         Registrant and MATAS Corporation. (6)

 10.8 Sixth Amendment to Lease, effective as of the 1st day of March, 1997 between the Registrant and American National Bank and Trust Company of
         Chicago, not individually, but solely as Trustee under a certain Trust
         Agreement dated the 30th day of July, 1985, and known as Trust Number
         65110.**

 10.9 Seventh Amendment to Lease, effective as of the 12th day of June, 1997 between the Registrant and MATAS Corporation.**

 10.10 Retirement Equity Plan.**

 10.11 Amended and Restated Return on Equity Incentive Plan, effective January 1,
         1990. (6) #

 10.12 Amended 1993 Employee Stock Plan, effective January 15, 1993.** #

 10.13 Employment Agreement, dated as of September 17, 1988 and amended as of December 1, 1992, between the Registrant and its Chief Executive
         Officer, Mr. B. Frederick Becker. (4) #

 10.14 Second Amendment to Employment Agreement, dated as of April 19, 1995 between the Registrant and its Chief Executive Officer, Mr. B. Frederick
         Becker. (5) #

 10.15 Employment Agreement dated as of October 9, 1995 between the Registrant and Mr. Steve A. Schleisman. (5) #

 10.16 Employment Agreements dated as of April 17, 1996 between the Registrant and Ms. Anna Marie Hajek, Mr. Gerald L. McManis and Mr. Paul M. Orzech.
         (2) #

 10.17 Description of Employment Arrangement between the Registrant and Mr. Steve
         A. Schleisman. (6)

 10.18 1993 Non-Employee Directors' Formula Stock Option Plan, effective January
         15, 1993.** #

 10.19 Certificates of Insurance for Directors' Life Insurance Program. (4) #

 10.20 Amended Board of Directors Retirement Plan, effective January 1, 1993. (6)
         #

 10.21 Amended 1996 Non-Employee Director Stock and Deferred Cash Compensation
         Plan. (6) #

 10.22 Merger Agreement and Plan of Reorganization dated as of December 30, 1993 among the Registrant, McManis Associates, Inc. and the stockholders of McManis Associates, Inc. (7)

 10.23 Transfer and Forbearance Agreement dated as of December 30, 1993 among the
         Registrant and Gerald L. McManis. (7)

 10.24 Stock Purchase Agreement dated February 2, 1995 between the Registrant and
         American Hospital Association Services, Inc. (3)

 11.1  Statement re computation of per share earnings. (6) (8)

 13.1  MMI Companies Inc. 1996 Annual Report to Stockholders (6)

 21.1  Subsidiaries of the registrant. (6)

 23.1  Consent of Ernst & Young LLP.

 23.2  Consent of KPMG Audit Plc.

 23.3  Consent of KPMG.

 23.4  Consent of Wildman Harrold Allen & Dixon (contained in Exhibit 5.1).

 23.5  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in Exhibit
         8.1).**

 23.6  Consent of Lovell White Durrant (contained in Exhibit 8.2).**

 23.7  Consent of Smith Barney Inc.**

 23.8  Consent of Donaldson, Lufkin & Jenrette Securities Corporation.**

 24.1  Powers of Attorney.**

------------------------

(1) Incorporated herein by reference to Appendix A of the Prospectus.

(2) Incorporated herein by reference to Report on Form 10-Q dated June 30, 1996, Commission File No. 1-11920.

(3) Incorporated herein by reference to Report on Form 10-K dated December 31, 1994, Commission File No. 1-11920.

(4) Incorporated herein by reference to Registration Statement No. 33-59464 on Form S-1.

(5) Incorporated herein by reference to Report on Form 10-K dated December 31, 1995, Commission File No. 1-11920.

(6) Incorporated herein by reference to Report on Form 10-K dated December 31, 1996, as amended, Commission File No. 1-11920.

(7) Incorporated herein by reference to Report on Form 10-K dated December 31, 1993, Commission File No. 1-11920.

(8) Incorporated herein by reference to Report on Form 10-Q dated June 30, 1997, as amended, Commission File No. 1-11920.

 # Compensatory plans or arrangements.

 *  To be filed by amendment.

**  Previously filed.

ITEM 22.  UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (8) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.


        (9) That every prospectus (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on November 4, 1997.


                                MMI COMPANIES, INC.

                                By:           /s/ B. FREDERICK BECKER
                                     -----------------------------------------
                                                B. Frederick Becker
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: November 4,    By:    /s/ B. FREDERICK
1997                             BECKER
                          ---------------------
                           B. Frederick Becker
                             CHAIRMAN, CHIEF
                          EXECUTIVE OFFICER AND
                                DIRECTOR

Date: November 4,    By:   /s/ PAUL M. ORZECH
1997                      ---------------------
                             Paul M. Orzech
                             EXECUTIVE VICE
                           PRESIDENT AND CHIEF
                            FINANCIAL OFFICER

Date: November 4,    By:      /s/ JOSEPH R.
1997                             HERMAN
                          ---------------------
                            Joseph R. Herman
                          SENIOR VICE PRESIDENT
                             AND CONTROLLER

Date: November 4,    By:            *
1997                      ---------------------
                             Richard R. Barr
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                           George B. Caldwell
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                          K. James Ehlen, M.D.
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                          F. Laird Facey, M.D.
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                            William M. Kelley
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                            Andrew D. Kennedy
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                          Timothy R. McCormick
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                            Gerald L. McManis
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                             Scott S. Parker
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                            Edward C. Peddie
                                DIRECTOR

Date: November 4,    By:            *
1997                      ---------------------
                            Joseph D. Sargent
                                DIRECTOR



 * By his signature below, B. Frederick Becker, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 3 to the Registration Statement on behalf of the above listed persons designated by asterisks, in the capacities set forth below their respective names.


                                                By:                /s/ B. FREDERICK BECKER
                                                           ---------------------------------------
                                                                     B. Frederick Becker
                                                                       ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


  EXHIBIT
    NO.
-----------

       2.1   Acquisition Agreement dated as of June 25, 1997, by and between the Registrant and Unionamerica Holdings plc. (1)

       3.1   Certificate of Incorporation of the Registrant. (2)

       3.2   Bylaws of the Registrant. (3)

       4.1   Revised Specimen stock certificate representing Common Stock.**

       4.2   Rights Agreement dated as of June 14, 1997 by and between the Registrant and ChaseMellon Shareholder
               Services L.L.C., as Rights Agent.**

       5.1   Opinion of Wildman, Harrold, Allen & Dixon.

       8.1   Tax Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.**

       8.2   Tax Opinion of Lovell White Durrant.**

      10.1   Amended and Restated Credit Agreement dated as of January 18, 1996 among the Registrant, Various Lenders and Bank of America National Trust and Savings Association, as Agent for the Lenders. (5)

      10.2   Waiver of Right to Elect Director dated October 21, 1996, between the Registrant and each of Conning
               Insurance Capital Limited Partnership, Conning Insurance Capital International Partnership, Conning
               Insurance Capital Limited Partnership II and Conning Insurance Capital International Partnership II.
               (6)

      10.3   Agreement for the Sale and Purchase of Shares in Ludgate Insurance Company Limited dated June 30, 1992, between the Registrant and Ken Randall Associates Limited. (4)

      10.4   Lease dated July 1, 1991, between the Registrant and MATAS Corporation for the Registrant's principal executive offices and First Amendment to Lease dated August 1, 1992. (4)

      10.5   Second Amendment to Lease, effective January 1, 1995 between the Registrant and MATAS Corporation. (3)

      10.6   Third Amendment to Lease, effective February 1, 1996 between the Registrant and MATAS Corporation. (5)

      10.7   Fourth and Fifth Amendments to Lease, effective July 1996 between the Registrant and MATAS Corporation.
               (6)

      10.8   Sixth Amendment to Lease, effective as of the 1st day of March, 1997 between the Registrant and American
               National Bank and Trust Company of Chicago, not individually, but solely as Trustee under a certain
               Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110.**

      10.9   Seventh Amendment to Lease, effective as of the 12th day of June, 1997 between the Registrant and MATAS
               Corporation.**

      10.10  Retirement Equity Plan.**

      10.11  Amended and Restated Return on Equity Incentive Plan, effective January 1, 1990. (6) #

      10.12  Amended 1993 Employee Stock Plan, effective January 15, 1993.** #

      10.13  Employment Agreement, dated as of September 17, 1988 and amended as of December 1, 1992, between the
               Registrant and its Chief Executive Officer, Mr. B. Frederick Becker. (4) #

      10.14  Second Amendment to Employment Agreement, dated as of April 19, 1995 between the Registrant and its Chief
               Executive Officer, Mr. B. Frederick Becker. (5) #

      10.15  Employment Agreement dated as of October 9, 1995 between the Registrant and Mr. Steve A. Schleisman. (5)
               #

      10.16  Employment Agreements dated as of April 17, 1996 between the Registrant and Ms. Anna Marie Hajek, Mr.
               Gerald L. McManis and Mr. Paul M. Orzech. (2) #

  EXHIBIT
    NO.
-----------
      10.17  Description of Employment Arrangement between the Registrant and Mr. Steve A. Schleisman. (6)

      10.18  1993 Non-Employee Directors' Formula Stock Option Plan, effective January 15, 1993.** #

      10.19  Certificates of Insurance for Directors' Life Insurance Program. (4) #

      10.20  Amended Board of Directors Retirement Plan, effective January 1, 1993. (6) #

      10.21  Amended 1996 Non-Employee Director Stock and Deferred Cash Compensation Plan. (6) #

      10.22  Merger Agreement and Plan of Reorganization dated as of December 30, 1993 among the Registrant, McManis
               Associates, Inc. and the stockholders of McManis Associates, Inc. (7)

      10.23  Transfer and Forbearance Agreement dated as of December 30, 1993 among the Registrant and Gerald L.
               McManis. (7)

      10.24  Stock Purchase Agreement dated February 2, 1995 between the Registrant and American Hospital Association
               Services, Inc. (3)

      11.1   Statement re computation of per share earnings. (6) (8)

      13.1   MMI Companies Inc. 1996 Annual Report to Stockholders (6)

      21.1   Subsidiaries of the registrant. (6)

      23.1   Consent of Ernst & Young LLP.

      23.2   Consent of KPMG Audit Plc.

      23.3   Consent of KPMG.

      23.4   Consent of Wildman Harrold Allen & Dixon (contained in Exhibit 5.1).

      23.5   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in Exhibit 8.1).**

      23.6   Consent of Lovell White Durrant (contained in Exhibit 8.2).**

      23.7   Consent of Smith Barney Inc.**

      23.8   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.**

      24.1   Powers of Attorney.**


------------------------

(1) Incorporated herein by reference to Appendix A of the Prospectus.

(2) Incorporated herein by reference to Report on Form 10-Q dated June 30, 1996, Commission File No. 1-11920.

(3) Incorporated herein by reference to Report on Form 10-K dated December 31, 1994, Commission File No. 1-11920.

(4) Incorporated herein by reference to Registration Statement No. 33-59464 on Form S-1.

(5) Incorporated herein by reference to Report on Form 10-K dated December 31, 1995, Commission File No. 1-11920.

(6) Incorporated herein by reference to Report on Form 10-K dated December 31, 1996, as amended, Commission File No. 1-11920.

(7) Incorporated herein by reference to Report on Form 10-K dated December 31, 1993, Commission File No. 1-11920.

(8) Incorporated herein by reference to Report on Form 10-Q dated June 30, 1997, as amended, Commission File No. 1-11920.

 # Compensatory plans or arrangements.

 *  To be filed by amendment.

**  Previously filed.